As filed with the Securities and Exchange Commission on April 5, 2011
Registration No. 333-169867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM F-1 TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOKFIELD RESIDENTIAL PROPERTIES INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	1520 (Primary Standard Industrial Classification Number)	Not applicable (I.R.S. Employer Identification Number)
4906 Richard Road, S.W.
Calgary, Alberta T3E 6L1
(403) 231-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brookfield Residential Properties Inc.
Attention: Craig Laurie
3 World Financial Center
200 Vesey Street
New York, NY 10281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lawrence Chernin, Esq. Goodmans LLP 333 Bay Street, Suite 3400 Toronto, Ontario, Canada M5H 2S7 (416) 979-2211	Alan Norris President and CEO Brookfield Residential Properties Inc. 4906 Richard Road, S.W. Calgary, Alberta T3E 6L1 (403) 231-8900	Richard B. Raymer, Esq. Hodgson Russ LLP 150 King St. West, Suite 2309 P.O. Box 205 Toronto, Ontario, Canada M5H 1J9 (416) 595-5021

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this post-effective amendment to registration statement
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this post-effective amendment to registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this post-effective amendment to registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the post-effective amendment to registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
The prospectus contained in this Post-Effective Amendment on Form F-1 will be used in connection with the completion of the offering of 51,500,000 common shares issued by Brookfield Residential Properties Inc., referred to as Brookfield Residential, to Brookfield Properties Corporation, referred to as Brookfield Office Properties, through (1) a distribution of transferable rights to purchase up to 25,235,000 of the Brookfield Residential common shares that will be made by Brookfield Office Properties to the common shareholders of Brookfield Office Properties other than Brookfield Asset Management Inc., referred to as Brookfield Asset Management, and (2) a sale to Brookfield Asset Management under a standby commitment agreement of the number of Brookfield Residential common shares that it would have been entitled to purchase if it had received its pro rata share of rights as a shareholder under the rights distribution plus any of such shares not purchased by the other shareholders under their rights.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED APRIL 5, 2011

BROOKFIELD RESIDENTIAL PROPERTIES INC.

51,500,000 Common Shares at $10 Per Share

Brookfield Properties Corporation, referred to as Brookfield Office Properties, is offering 51,500,000 common shares issued to it by Brookfield Residential Properties Inc., referred to as Brookfield Residential. Acting as an underwriter, Brookfield Office Properties is offering 25,235,000 of the Brookfield Residential common shares it owns under the terms of transferable rights that it expects to distribute to the shareholders of record of its common shares as of 5:00 pm (Toronto time) on [          ], 2011, referred to as the record date, other than its majority shareholder, Brookfield Asset Management Inc., referred to as Brookfield Asset Management. Brookfield Office Properties has entered into a standby commitment agreement with Brookfield Asset Management under which Brookfield Asset Management has agreed to purchase the remaining 26,265,000 of the shares, which it would have been entitled to purchase if it had received its pro rata share of rights as a shareholder under the rights distribution, together with any shares not purchased by the other shareholders under the rights.

Brookfield Office Properties will distribute to each of its shareholders, other than Brookfield Asset Management, one right for each Brookfield Office Properties common share owned by the shareholder. Based on the number of Brookfield Office Properties common shares outstanding on the date of this prospectus, Brookfield Office Properties expects that each right will entitle the holder to purchase [          ] common shares of Brookfield Residential at a price of U.S. $10.00 per share until the expiry time, which, subject to extension, is expected to be 4:00 p.m. (Toronto time) on [          ], 2011. The actual number of shares that will be purchasable on exercise of a right will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties common shares outstanding at 5:00 p.m. on the record date for the rights distribution. The rights will be in fully transferable form.

On March 31, 2011, Brookfield Homes Corporation, referred to as Brookfield Homes, and Brookfield Office Properties completed a business combination and contribution, referred to as the transactions, with Brookfield Residential. Brookfield Office Properties received the Brookfield Residential common shares as consideration for its contribution of its residential land and housing division, referred to as BPO Residential, in the transactions.

Brookfield Residential common shares are listed on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol “BRP.” Brookfield Office Properties intends to list the rights under the symbol “BPO.RT” on the Toronto Stock Exchange and under the symbol “BPO RT” on the New York Stock Exchange. On April 4, 2011, the last reported sale price of Brookfield Residential common shares on the New York Stock Exchange was $12.27 per share and the last reported sale price on the Toronto Stock Exchange was CDN $11.88. Brookfield Office Properties urges you to obtain a current market price for Brookfield Residential’s common shares before making any determination with respect to the exercise of your rights. Brookfield Office Properties’ board of directors reserves the right to cancel the rights distribution at any time, for any reason. If the rights distribution is terminated, all subscription payments received by the subscription agent will be promptly returned, without interest or deduction.

Exercising the rights and investing in Brookfield Residential common shares or purchasing the rights in the secondary market involves a high degree of risk. Brookfield Residential urges you to carefully read the section entitled “Risk Factors” beginning on page 9 of this prospectus, and all other information included in this prospectus, before you decide to exercise your rights.

None of the Securities and Exchange Commission, any U.S. state securities commission, or Canadian provincial or territorial securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [          ], 2011

PROSPECTUS SUMMARY

This summary highlights important features of the offering of Brookfield Residential common shares and the distribution of rights by Brookfield Office Properties and of the other information included in this prospectus, and it should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. You should read this prospectus carefully. This prospectus contains important information that you should consider when making your investment decision.

Brookfield Residential

Brookfield Residential, an Ontario corporation, has combined the former businesses of Brookfield Homes and BPO Residential into a single residential land and housing company. Pursuant to a merger and contribution agreement, (a) Brookfield Acquisition Corp., a direct wholly-owned subsidiary of Brookfield Residential, merged with and into Brookfield Homes, with the result that Brookfield Homes became a wholly-owned subsidiary of Brookfield Residential, and (b) Brookfield Office Properties and certain of its subsidiaries contributed to Brookfield Residential equity interests in certain entities owning all or substantially all of the assets of BPO Residential. The parties completed the transactions on March 31, 2011.

Under the terms of the transactions, Brookfield Residential issued 51,500,000 of its common shares to Brookfield Office Properties. Brookfield Office Properties will act as an underwriter to offer those shares through the distribution of the rights and under the terms of its standby agreement with Brookfield Asset Management.

Brookfield Residential’s Business

Brookfield Residential will seek to integrate and continue the businesses and operations that were maintained by Brookfield Homes and BPO Residential prior to the completion of the transactions on March 31, 2011.

Prior to the completion of the transactions, Brookfield Homes operated as a land developer and home builder that operated through local business units responsible for projects in their geographic areas. Through the activities of its operating subsidiaries, Brookfield Homes entitled and developed land for its own communities and sold lots to third parties. Brookfield Homes also designed, constructed, and marketed single-family and multi-family homes primarily to move-up homebuyers. Brookfield Homes’ operations were focused primarily in the following markets: Northern California (San Francisco Bay Area and Sacramento); Southland/Los Angeles; San Diego/Riverside; and Washington, D.C.

Prior to the completion of the transactions, BPO Residential operated as a residential land developer and home builder in Alberta and Ontario in Canada, and Colorado and Texas in the United States. These business units primarily entitled and developed land in master-planned communities and then sold developed lots to other homebuilders. In addition, the Alberta and Ontario operations also designed, constructed and marketed single-family and multi-family homes primarily to first-time and move-up homebuyers.

Risk Factors Related to the Rights Distribution and the Offering

The value of the rights and of the Brookfield Residential common shares underlying the rights, and the future performance of the shares are subject to a number of material risks, some of which could be substantial and many of which are inherent in the former Brookfield Homes and BPO Residential businesses on a stand-alone basis. This prospectus contains a summary of some of these risks in the section entitled “Risk Factors,” and you should consider carefully consider these risks before you decide to invest.

Income Tax Considerations

The exercise, transfer, or termination of the rights, and the purchase of the shares, may have material U.S. federal or Canadian federal income tax consequences for you. Please carefully review the tax considerations described in the sections entitled “Material Canadian Federal Income Tax Considerations,” “Material United States Federal Income Tax Consequences for U.S. Holders of Brookfield Office Properties Common Shares,” and “Material United States Federal Income Tax Consequences for U.S. Holders of Brookfield Residential Common Shares” before determining whether to exercise, transfer, or allow your rights to expire.

Corporate Information

Brookfield Residential’s principal executive offices are located at 4906 Richard Road, S.W., Calgary, Alberta, T3E 6L1, telephone: (403) 231-8900. Brookfield Residential’s web site is www.brookfieldrp.com. Information on, or that can be accessed through, Brookfield Residential’s website is not incorporated in this prospectus and is not a part of this prospectus.

Summary of the Rights Distribution

The following is a summary of the principal features of the rights distribution and should be read together with, and is qualified in its entirety by, the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

Rights Distribution:	Brookfield Office Properties is offering 51,500,000 Brookfield Residential common shares that it received in exchange for its contribution of BPO Residential to Brookfield Residential. Brookfield Office Properties will distribute to each holder of its common shares on the record date other than Brookfield Asset Management, at no cost, one right for each Brookfield Office Properties share held by the shareholder. The number of Brookfield Residential common shares that will be purchasable on exercise of a right will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties common shares outstanding at 5:00 p.m. on the record date for the rights distribution. Brookfield Office Properties will act as an underwriter with respect to the offering of Brookfield Residential common shares under the terms of the rights.

Purpose of the Rights Distribution:	Brookfield Office Properties participated in the transactions in order to divest its residential and housing business and further its strategic repositioning as a global pure-play office property company. The rights distribution and sale of Brookfield Residential common shares is the final step in Brookfield Office Properties’ divestiture of BPO Residential.

Brookfield Office Properties has entered into an agreement with Brookfield Asset Management under which Brookfield Asset Management has agreed to purchase the number of Brookfield Residential common shares that it would have been entitled to purchase if it had received its pro rata share of rights as a shareholder under the rights distribution together with any shares not purchased under the rights distribution, in each case at the same price per share provided for under the rights, thereby providing certainty that Brookfield Office Properties will receive cash proceeds of approximately $515 million for its divestiture of BPO Residential. The distribution of rights will also give holders of Brookfield Office Properties’ common shares the opportunity to retain an ongoing stake in BPO Residential on the same terms as Brookfield Asset Management should they wish to do so.

See “Details of the Offering — Purpose of the Offering.”

Record Date:	[ ], 2011 (as at 5:00 p.m. (Toronto time)).

Expiry Date:	[ ], 2011.

Expiry Time:	4:00 p.m. (Toronto time) on the expiry date. Rights not exercised by the expiry time will be void, of no value and will cease to be exercisable for Brookfield Residential common shares.

Purchase Price:	$10.00 per Brookfield Residential common share.

Description of Rights:	Each right will entitle a holder thereof that is resident in (i) Canada or the United States, or (ii) provided certain conditions described in this prospectus are met, a jurisdiction outside of Canada and the United States, to purchase Brookfield Residential common shares at the purchase price until the expiry time. The actual number of Brookfield Residential common shares that will be purchasable on exercise of a right will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties shares outstanding at 5:00 p.m. on the record date for the rights distribution. Rights not exercised by the expiry time will be void, of no value and will cease to be exercisable for Brookfield Residential common shares. No fractional Brookfield Residential common shares will be sold.

CIBC Mellon Trust Company, as the subscription agent, will hold the gross proceeds from the offering in trust for the rights holders that have submitted payment for Brookfield Residential common shares under the terms of a rights agency agreement with Brookfield Office Properties. Brookfield Office Properties will have no proprietary interest in the proceeds or any interest earned on the proceeds unless and until the offering has closed. The subscription agent may, but is not required to, invest the proceeds from its deposit department, the deposit department of an affiliate, or a deposit department of a Canadian chartered bank. If the offering is terminated for any reason, the subscription agent will return to each purchaser an amount equal to the purchase price paid plus the purchaser’s pro rata share of any interest earned on the aggregate amount of funds deposited with the subscription agent pursuant to the offering, less any applicable withholding taxes; provided that each purchaser will only receive its pro rata share of interest earned on the aggregate amount of funds deposited with the subscription agent pursuant to the offering if such amount is greater than $10.00. Upon completion of the offering, the gross proceeds held in trust, together with any interest earned on the proceeds, less any applicable withholding taxes, will be released to Brookfield Office Properties as soon as is practicable. At that time, each exercised right will be exchanged for approximately [ ] Brookfield Residential common shares without payment of additional consideration and without any further action on the part of the holder of the right.

See “Details of the Offering — Issue of Rights.”

Exercise of Rights:	The subscription agent will mail a rights certificate evidencing the total number of rights to which a Brookfield Office Properties common shareholder is entitled, together with a copy of this prospectus, to each registered Brookfield Office Properties shareholder with an address of record in Canada or the United States. In order to exercise the rights represented by the rights certificate, the holder of the rights must complete and deliver the rights certificate, together with the purchase price for each Brookfield Residential common share that the holder wishes to purchase, to the subscription agent in accordance with the instructions set out under “General Purchase Information.”

Brookfield Office Properties shareholders who hold their shares through a participant in a book-based system administered by Clearing and Depository Services, referred to as CDS, or The Depository Trust Company, referred to as DTC, will not receive physical certificates evidencing their ownership of rights but may exercise their rights by: (i) instructing the participant holding such rights to exercise all or a specified number of such rights; and (ii) forwarding to the participant the purchase price for each Brookfield Residential common share that the holder wishes to purchase under the terms of the offering. Brookfield Office Properties common shareholders who hold their shares through a participant should contact their participant to determine how to exercise these rights. See “General Purchase Information — Beneficial Shareholders.”

Subject to certain statutory withdrawal and rescission rights available only to purchasers resident in Canada, purchasers may not revoke or change the exercise of rights after they send in their rights certificates, relevant purchase forms and payment. See “Purchasers’ Statutory Rights of Rescission and Withdrawal” and “Risk Factors.”

Listing and Trading:	The rights will be in fully transferable form.

Brookfield Office Properties intends to list the rights under the symbols “BPO.RT” and “BPO RT” on the Toronto Stock Exchange and on the New York Stock Exchange, respectively. The listing of the rights on each of the Toronto Stock Exchange and the New York Stock Exchange is subject to the fulfillment of all listing requirements of the Toronto Stock Exchange and New York Stock Exchange, respectively. If the respective listing requirements are fulfilled, Brookfield Office Properties expects that the rights will be listed on the Toronto Stock Exchange and the New York Stock Exchange on [ ], 2011. The rights will cease trading at noon (Toronto time) on the expiry date, in the case of the Toronto Stock Exchange, or at the close of trading (New York City time) on the day immediately preceding the expiry date, in the case of the New York Stock Exchange, unless Brookfield Office Properties terminates or extends the distribution.

See “Details of the Offering — Listing and Trading.”

Ineligible Holders:	The rights and the Brookfield Residential common shares underlying the rights are not qualified or registered under the securities laws of any jurisdiction outside of Canada and the United States. Rights certificates will not be sent to Brookfield Office Properties shareholders who reside neither in Canada nor the United States. Instead, such holders will be sent a copy of this prospectus with a letter advising them that their rights certificates will be issued to and held on their behalf by the subscription agent. Except as set out below, the subscription agent will, after [ ], 2011 and prior to the expiry time, attempt to sell such rights on the open market, on a best efforts basis, and the net proceeds thereof, if any, will be forwarded to such holders as described under “Details of the Offering — Ineligible Holders.”

Notwithstanding the preceding paragraph, Brookfield Office Properties shareholders who reside neither in Canada nor the United States and who have satisfactorily demonstrated to Brookfield Office Properties, in its sole discretion, by [ ], 2011, that the exercise of the rights and the purchase of the Brookfield Residential common shares upon the exercise of the rights: (i) are not prohibited by applicable securities laws; and (ii) do not require Brookfield Office Properties or Brookfield Residential to file any documents, make any application, or pay any amount in any jurisdiction outside of Canada and the United States, will be entitled to direct the subscription agent to exercise their rights on their behalf. Such shareholders will be required to submit by the expiry time payment in full for each Brookfield Residential common share purchased. See “Details of the Offering — Ineligible Holders.”

Brookfield Office Properties shareholders who reside neither in Canada nor the United States should be aware that the acquisition and disposition of rights and Brookfield Residential common shares may have tax consequences in jurisdictions other than Canada and the United States which are not described in this prospectus. Accordingly, such shareholders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of rights or Brookfield Residential common shares.

Standby Commitment:	Brookfield Asset Management has agreed to purchase, at the same price per share as under the rights distribution, the 26,265,000 Brookfield Residential common shares which it would have been entitled to purchase if it had received its pro rata share of rights as a shareholder under the rights distribution, together with any shares not purchased by the other shareholders under the rights. There is no fee payable to Brookfield Asset Management or any of its affiliates for the standby commitment. See “Standby Commitment.”

Share Ownership:	As a result of the transactions, Brookfield Office Properties currently holds 51,500,000 Brookfield Residential common shares, or approximately 50.7% of Brookfield Residential common shares on a fully-diluted basis, and Brookfield Asset Management and its affiliates other than Brookfield Office Properties hold approximately an additional 40.6% of the Brookfield Residential common shares. Brookfield Office Properties will dispose of all of its Brookfield Residential common shares as a result of the offering and Brookfield Asset Management’s standby commitment, and it will cease to be a shareholder of Brookfield Residential. Following completion of the offering, Brookfield Asset Management and its affiliates will own between 66% and 91% of the outstanding Brookfield Residential common shares on a fully-diluted basis, depending upon how many Brookfield Residential common shares are purchased under the rights.

Use of Proceeds:	Brookfield Residential will not receive any proceeds from the offering. Brookfield Office Properties expects to receive cash proceeds of approximately $515 million as a result of the offering and the standby commitment. Brookfield Office Properties intends to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds.”

Certain Risks Related to the Rights	See “Risk Factors” for a description of risks related to the offering of Brookfield Residential common shares under the rights and for a description of risks related to the rights distribution.

Material Canadian Federal Income Tax Considerations:	Each holder of Brookfield Office Properties common shares who receives rights from Brookfield Office Properties pursuant to the offering will be considered to have received a taxable shareholder benefit to the extent of the fair market value of such rights. In the case of holders who are residents of Canada, the benefit will be treated as ordinary income for purposes of the Income Tax Act (Canada). In the case of holders who are not residents of Canada, the benefit will be deemed to be a dividend and subject to Canadian withholding tax. The amount of the taxable shareholder benefit (and, in the case of Brookfield Office Properties common shareholders not resident in Canada, the amount of the dividend) will be equal to the fair market value of the rights at the time of the distribution of the rights.

Management of Brookfield Office Properties is of the opinion that the fair market value of the rights is nominal. However, this determination will not be binding on any holders of the rights or the Canada Revenue Agency.

The above discussion of material Canadian federal income tax consequences is qualified in its entirety by the discussion below under the heading “Material Canadian Federal Income Tax Considerations.” Holders of Brookfield Office Properties common shares should consult their own advisors to determine the particular tax consequences to them arising from the receipt, expiration, exercise, and disposition of rights in light of their particular circumstances, including the application and effect of federal, provincial, foreign, and other tax laws.

Material United States Federal Income Tax Consequences for U.S. Holders of Brookfield Office Properties Common Shares:	For a U.S. holder of Brookfield Office Properties common shares, (a) the receipt of a right will be treated as a taxable distribution; (b) the sale or other disposition of a right generally will give rise to a taxable gain or loss; (c) the exercise of a right will not be a taxable transaction; and (d) the lapse of a right without exercise may give rise to a loss for U.S. federal income tax purposes. The basis of a U.S. holder in a right will generally equal the fair market value of such right on the date of distribution.

Management of Brookfield Office Properties is of the opinion that the fair market value of the rights is nominal. However, this determination is not binding on any of the U.S. holders of Brookfield Office Properties common shares or the U.S. Internal Revenue Service.

The above discussion of material U.S. federal income tax consequences is qualified in its entirety by the discussion below under the heading “Material United States Federal Income Tax Consequences to U.S. Holders of Brookfield Office Properties Common Shares.” U.S. holders of Brookfield Office Properties common shares should consult their own tax advisors to determine the particular tax consequences to them arising from the receipt, expiry, exercise, and disposition of rights in light of their particular circumstances, including the application and effect of federal, state, local, foreign, and other tax laws.

Subscription Agent:	CIBC Mellon Trust Company. See “Details of the Offering — Subscription Agent.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and forward-looking information, within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are based upon Brookfield Residential’s current internal expectations, estimates, projections, assumptions and beliefs as at the date of those statements or that information, including, among other things, assumptions with respect to production, future capital expenditures and cash flows. In some cases, words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “may”, “will”, “potential”, “proposed” and other similar words, or statements that certain events or conditions “may” or “will” occur, are intended to identify forward-looking statements and forward-looking information. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in the forward-looking statements or information. In addition, this prospectus may contain forward-looking statements and information attributed to third party industry sources. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur. Such forward-looking statements and information in this prospectus speak only as of the date of this prospectus or as of the date specified in the documents incorporated by reference.

These statements relate to future events or Brookfield Residential’s future financial performance and only reflect management’s expectations and estimates. They are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments will be those that they have anticipated. These statements involve a number of risks, uncertainties (some of which are beyond Brookfield Residential’s control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading “Risk Factors.” Specifically, some factors that could cause actual results to differ include, without limitation:

•	the business and results of operations of Brookfield Residential will be materially and adversely affected by weakness in general economic, real estate and other conditions;

•	rising mortgage rates or decreases in the availability of mortgage financing will discourage people from buying new homes;

•	laws and regulations related to property development and related to the environment subject Brookfield Residential to additional costs and delays which could adversely affect its business and results of operations;

•	if Brookfield Residential is not able to develop and market its master-planned communities successfully, its business and results of operations will be adversely affected;

•	difficulty in retaining qualified trades workers, or obtaining required materials and supplies, will adversely affect the business and results of operations of Brookfield Residential;

•	homebuilding is subject to home warranty and construction defect claims in the ordinary course of business and furthermore Brookfield Residential will sometimes face liabilities when it acts as a general contractor, and Brookfield Residential will sometimes be responsible for losses when it hires general contractors;

•	if Brookfield Residential is not able to raise capital on favorable terms, its business and results of operations will be adversely affected;

•	Brookfield Residential’s debt and leverage could adversely affect its financial condition;

•	Brookfield Residential’s business and results of operations will be adversely affected if poor relations with the residents of its communities negatively impacts its sales;

•	increased insurance risk will adversely affect Brookfield Residential’s business;

•	tax law changes in the United States could make home ownership more expensive or less attractive;

•	Residential homebuilding is a competitive industry, and competitive conditions may adversely affect Brookfield Residential’s results of operations;

•	the integration of Brookfield Homes and BPO Residential following the transactions may be difficult and costly, which may result in Brookfield Residential not operating as effectively as expected or in a failure to achieve the anticipated benefits of the transactions;

•	the transaction and integration costs that will be incurred in connection with the transactions may result in Brookfield Residential failing to achieve the anticipated benefits of the transactions; and

•	the trading price of Brookfield Residential’s securities could fluctuate significantly and could be adversely affected because Brookfield Asset Management and its affiliates, upon completion of the rights distribution, will beneficially own between approximately 66% and 91% of the outstanding Brookfield Residential common shares on a fully diluted basis.

The forward-looking statements and the forward-looking information contained in this prospectus are expressly qualified by this cautionary statement. Neither Brookfield Residential nor Brookfield Office Properties are under any duty to update any of the forward-looking statements or information after the date of this prospectus to conform such statements or information to actual results or to changes in Brookfield Residential’s expectations, except as otherwise required by applicable securities laws.

RISK FACTORS

The exercise of the rights and investment in Brookfield Residential’s securities involve significant risks. You should carefully consider the following risks, as well as the other information contained in this prospectus, including Brookfield Residential’s financial statements and related notes included elsewhere in this prospectus, before investing. If any of the following risks actually occurs, Brookfield Residential’s business, business prospects, financial condition and results of operations could be materially and adversely affected. In this case, the trading price of Brookfield Residential’s securities could decline, and you might lose part or all of your investment.

Risks Related to the Rights

Once made, exercises of the rights may not be revoked.

Subject to certain statutory withdrawal and rescission rights available only to purchasers resident in Canada, purchasers may not revoke or change the exercise of rights after they send in their rights certificates, relevant purchase forms and payment.

The purchase price determined for the offering made under the rights is not an indication of the current value of Brookfield Residential’s common shares.

Brookfield Office Properties established the purchase price being used in the rights distribution on October 4, 2010. You should not consider this price to be an indication of the current value of the Brookfield Residential common shares offered under the rights.

A liquid and reliable market for the rights may not develop.

There is currently no market for the rights. Brookfield Residential intends to list the rights on each of the Toronto Stock Exchange and the New York Stock Exchange. The listing of the rights on each of the Toronto Stock Exchange and New York Stock Exchange will be subject to Brookfield Office Properties meeting the listing requirements of the Toronto Stock Exchange and the New York Stock Exchange, respectively. In the event that these listing approvals cannot be obtained, holders of rights will own unlisted securities and this may affect the pricing of the rights in the secondary market, the transparency and availability of trading prices, and the liquidity of the rights. Brookfield Office Properties cannot provide any assurance that an active or any trading market in the rights will develop or that rights will be able to be sold on the Toronto Stock Exchange or the New York Stock Exchange at any time.

The rights distribution may adversely affect the trading price for Brookfield Residential’s shares.

The purchase price, together with the number of shares to be sold in the rights distribution, may adversely affect the trading price of Brookfield Residential common shares and may continue to affect the trading price after the completion of the rights distribution. If that occurs, you may have committed to buy shares under the rights at a price greater than the prevailing market price. If the holders of a substantial number of shares purchased under the rights choose to sell some or all of their shares, the resulting sales could depress the market for Brookfield Residential common shares. Following the exercise of your rights you may not be able to sell your shares at a price equal to or greater than the purchase price under the rights.

You could be committed to buying shares at a price above the prevailing market price.

Once you exercise your rights, you may not revoke the exercise even if you later learn information that you consider to be unfavorable to the exercise of your rights. The market price for Brookfield Residential’s shares may decline prior to the expiration of the offering, or a subscribing rights holder may not be able to sell the shares purchased under the rights at a price equal to or greater than his or her purchase price. Until Brookfield Residential common shares are delivered at the expiration of the offering under the rights, you will not be able to sell or transfer any shares that you have purchased under the rights. Any delivery of shares purchased will occur as soon as practicable after the rights offering has expired and receipt of payment for the shares.

If the offering under the rights is completed, you will not receive interest on your subscription funds during the period pending the closing of the offering.

The subscription agent will hold the gross proceeds from the sale of shares under the rights in trust, and it will release the proceeds together with any interest earned on the proceeds, less any applicable withholding taxes, to Brookfield Office Properties as soon as is practicable after the expiry date.

If Brookfield Office Properties terminates the offering for any reason, it will have no obligation to you other than to return any subscription moneys received from you as soon as possible, and the rights will become void, have no value, and cease to be exercisable for Brookfield Residential common shares.

Brookfield Office Properties may, in its sole discretion, delay or terminate the offering at any time prior to the expiry time of the rights. If the offering is terminated, Brookfield Office Properties will have no obligation with respect to the rights that have been exercised except to return as soon as practicable, without interest, the payments deposited with the subscription agent. If Brookfield Office Properties terminates the offering and you have not exercised any rights, the rights will expire, have no value, and cease to be exercisable for Brookfield Residential common shares.

If you do not act on a timely basis and follow the purchase instructions, your rights may be rejected.

Holders of rights who desire to purchase shares in the offering must act on a timely basis to ensure that all of the required forms and payments are actually received by the subscription agent prior to 4:00 p.m. (Toronto time) on the expiry date. If you are a beneficial owner of Brookfield Office Properties common shares and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee holder acts for you and that all required forms and payments are actually received by your nominee holder in sufficient time to deliver the forms and payments to the subscription agent to exercise the subscription rights granted in the offering that you beneficially own prior to 4:00 p.m. (Toronto time) on the expiry date. Brookfield Office Properties will not be responsible if your nominee holder fails to ensure that all required forms and payments are actually received by the subscription agent prior to 4:00 p.m. (Toronto time) on the expiry date.

If you fail to complete and sign the required subscription forms, send in an incorrect payment amount, or otherwise fail to follow the purchase procedures that apply to your exercise of the rights, the subscription agent may, depending upon the circumstances, reject your purchase or accept it only to the extent of the payment received. Neither Brookfield Office Properties nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor is Brookfield Office Properties under any obligation to correct such forms or payment. Brookfield Office Properties has the sole discretion to determine whether the attempted exercise of a right properly follows the purchase procedures.

If you make payment of the purchase price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in the offering.

Any uncertified check used to pay for the Brookfield Residential common shares to be sold in the offering must clear prior to the expiry date of the offering, and the clearing process may require five or more business days. If you choose to exercise your rights, in whole or in part, and to pay for shares by uncertified check, and if your check has not cleared prior to the expiry date of the rights, then you will not have satisfied the conditions to exercise your rights and will not receive the Brookfield Residential common shares you wish to purchase.

If Brookfield Office Properties were determined to be a passive foreign investment company, the determination would result in certain potentially adverse U.S. federal income tax consequences to U.S. holders of Brookfield Office Properties common shares.

If Brookfield Office Properties were to constitute a passive foreign investment company for U.S. federal income tax purposes, referred to as a PFIC, for any year during which a U.S. person owns Brookfield Office Properties common shares, then the person could be subject to increased taxes and related interest charges on the receipt of certain distributions or constructive distributions, including the distribution of rights to subscribe for Brookfield Residential common shares in the offering. Based on current business plans and financial expectations,

Brookfield Office Properties does not believe that it will be a PFIC for the taxable year that includes the offering. Nevertheless, PFIC classification is based on an annual determination that is fundamentally factual in nature and cannot be determined until the close of the taxable year in question. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that Brookfield Office Properties has never been and will not be a PFIC for the current taxable year or any future taxable year. U.S. holders of Brookfield Office Properties common shares are urged to consult their own tax advisors regarding the consequences of the classification of Brookfield Office Properties as a PFIC in light of their particular circumstances.

Risks Related to Brookfield Residential’s Common Shares

Brookfield Asset Management’s status as the majority Brookfield Residential shareholder, and its representation on the Brookfield Residential board of directors, may create conflicts of interest with other Brookfield Residential shareholders and could cause Brookfield Residential to take actions that other Brookfield Residential shareholders do not support.

Brookfield Asset Management has agreed to purchase, at the same price per share as under the rights distribution, its pro rata share of Brookfield Residential common shares that it would have been entitled to purchase if it had received its pro rata share of rights as a shareholder under the rights distribution, together with any Brookfield Residential common shares that are not purchased under the rights. Therefore, depending on how many Brookfield Residential common shares are purchased under the rights, Brookfield Asset Management and its affiliates will own, on a fully diluted basis, between 66% and 91% of the outstanding Brookfield Residential common shares following the offering. Accordingly, Brookfield Asset Management will have influence on the strategic direction and significant corporate transactions of Brookfield Residential, and its interests in these matters may conflict with those of other Brookfield Residential shareholders. As a result, Brookfield Asset Management could cause Brookfield Residential to take actions that other Brookfield Residential shareholders do not support.

Brookfield Asset Management’s significant ownership interest in Brookfield Residential and other anti-takeover provisions could deter an acquisition proposal for Brookfield Residential that shareholders may consider favorable.

A third party will not be able to acquire control of Brookfield Residential without Brookfield Asset Management’s consent because Brookfield Asset Management will own a majority of the outstanding Brookfield Residential common shares, and it could vote its shares against any takeover proposal submitted for shareholder approval. Brookfield Asset Management’s ownership interest in Brookfield Residential could discourage potential acquisition proposals for Brookfield Residential and could delay or prevent a change of control of Brookfield Residential. These deterrents could adversely affect the price of Brookfield Residential common shares and make it very difficult for Brookfield Residential shareholders, other than Brookfield Asset Management, to remove or replace members of the board of directors or management of Brookfield Residential, which could be detrimental to Brookfield Residential’s other shareholders.

Brookfield Residential’s relationships with its affiliates may be on terms more or less favorable than those that could be obtained from third parties.

Brookfield Asset Management will beneficially own between approximately 66% and 91% of Brookfield Residential’s outstanding common shares and Brookfield Residential’s relationships with Brookfield Asset Management and its affiliates will include the two unsecured promissory notes payable to Brookfield Office Properties as a result of the transactions, two unsecured revolving credit facilities with subsidiaries of Brookfield Asset Management and the lease of an administrative office in Toronto with Brookfield Asset Management. Additionally, Brookfield Residential will have the right to use the names “Brookfield” and “Brookfield Residential” pursuant to a license agreement between Brookfield Office Properties and Brookfield Global Asset Management Limited, a subsidiary of Brookfield Asset Management. There can be no assurance that these arrangements are on terms at least as favorable to Brookfield Residential as those that could be negotiated with third parties, or that procedural protections to be put in place to simulate arm’s length negotiations, such as the prior approval of related party transactions by Brookfield Residential’s independent directors, will have such effect. Conversely, the terms of

Brookfield Residential’s agreements with affiliates could be more favorable to Brookfield Residential than would be available from a third party. In such event, should Brookfield Residential be required to replace these arrangements, there can be no assurance that it could obtain terms as least at favorable as those with affiliates.

Brookfield Residential is a “controlled company” within the meaning of the New York Stock Exchange rules and, as a result, may rely on exemptions from certain corporate governance requirements that are designed to provide protection to stockholders of companies that are not “controlled companies.”

Following the completion of the offering, Brookfield Asset Management and its affiliates will own between approximately 66% and 91% of the outstanding Brookfield Residential common shares on a fully diluted basis and, as a result, will be a “controlled company” under the New York Stock Exchange corporate governance standards. As a controlled company, Brookfield Residential will be exempt under the New York Stock Exchange standards from the obligation to comply with certain corporate governance requirements, including the requirements: that a majority of its board of directors consist of independent directors; that it have a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Brookfield Residential does not presently intend to elect to utilize any of the “controlled company” corporate governance exemptions available to it under the New York Stock Exchange rules. If Brookfield Residential makes use of the New York Stock Exchange’s “controlled company” exemptions, investors may not have the same protection afforded to stockholders of companies that are not “controlled companies.”

Although Brookfield Residential common shares are listed on the New York Stock Exchange, as a foreign private issuer Brookfield Residential may elect to rely on certain Canadian requirements concerning corporate governance, and there exists the possibility that Canadian securities law requirements will provide less protection than those required by the New York Stock Exchange.

Brookfield Residential’s common shares are listed on the New York Stock Exchange, and it will be subject to certain corporate governance and other requirements to maintain its listing. However, as a foreign private issuer, Brookfield Residential is permitted to elect to follow certain corporate governance rules that conform to Canadian requirements in lieu of most of the New York Stock Exchange corporate governance standards. Brookfield Residential has not yet determined the extent to which it may elect to rely on this exemption. To the extent that Brookfield Residential elects to rely on this exemption and adopt practices that comply with Canadian law rather than the New York Stock Exchange standards, investors may not have the same protections afforded to stockholders of companies that are not eligible for exemption from any of the New York Stock Exchange corporate governance requirements. The following is a summary of the significant ways in which Brookfield Residential’s corporate governance practices may differ from those required to be followed by U.S. domestic companies under the New York Stock Exchange’s corporate governance standards.

Requirement for Shareholder Approval

The shareholder approval requirements of the New York Stock Exchange differ from certain Canadian shareholder approval requirements such that if Brookfield Residential chooses to follow Canadian rules relating to shareholder approval, it may be able to complete certain transactions without shareholder approval or with a different level of shareholder support than would have been required under the applicable New York Stock Exchange rules. For example, Section 303A.08 of the NYSE Listed Company Manual requires shareholder approval of all equity compensation plans and material revisions to such plans. The definition of “equity compensation plans” covers plans that provide for the delivery of newly issued and treasury securities, as well as plans that rely on securities re-acquired in the open market by the issuing company for the purpose of redistribution to employees and directors. The Toronto Stock Exchange rules provide that only the creation of or material amendments to equity compensation plans, which provide for new issuances of securities, are subject to shareholder approval.

Corporate Governance Guidelines

Section 303A.09 of the NYSE Listed Company Manual requires a listed company to adopt and disclose a set of corporate governance guidelines with respect to specified topics. Such guidelines are required to be posted on the listed company’s website and are available at www.brookfieldrp.com. Brookfield Residential has not yet determined the extent to which it may rely on the foreign private issuer exemption to permit it to follow Canadian corporate governance guidelines. To the extent it chooses to rely on such exemption, its corporate governance guidelines in the future may differ from those set out in the NYSE Listed Company Manual and this could result in lesser governance standards being put in place.

Code of Ethics

Section 303A.10 of the NYSE Listed Company Manual requires a company to adopt and disclose a code of business conduct and ethics. Such code is required to be posted on the company’s website and is available at www.brookfieldrp.com. Brookfield Residential has adopted a code of business conduct which may not include all of the items required by the New York Stock Exchange rules.

Director Independence

While Brookfield Residential currently has a majority of directors who are independent as determined under the applicable rules of the New York Stock Exchange, on a go-forward basis the board of Brookfield Residential may decide to adopt the definition of “independent” as set out in Section 1.4 of National Instrument 52-110 — Audit Committees of the Canadian Securities Administrators, which contains independence standards that differ from those contained in Section 303A.02 of the NYSE Listed Company Manual.

Internal Audit Function

Section 303A.07(c) of the NYSE Listed Company Manual requires a listed company to have an internal audit function. Brookfield Residential currently has an internal audit function, but if, in the future, it chooses not to have an internal audit function, the absence of an internal audit function may result in a lesser standard of internal control and reporting as compared to a U.S. domestic company.

Membership on Multiple Audit Committees

Section 303A.07 of the NYSE Listed Company Manual requires that if an audit committee member simultaneously serves on the audit committees of more than three public companies, the board of directors of the listed company must determine that such simultaneous service would not impair the ability of the audit committee member to effectively serve on the listed company’s audit committee, and must publicly disclose such determination. While none of the directors of Brookfield Residential and members of its audit committee currently serve on the audit committees of more than three public companies, if this situation were to arise in the future, Brookfield Residential may not follow the New York Stock Exchange requirement in this regard and further, may make different disclosure than that prescribed by the New York Stock Exchange rules.

The trading price for Brookfield Residential’s shares could fluctuate significantly and the market for its shares could be particularly volatile because of Brookfield Asset Management’s significant ownership.

The trading prices of Brookfield Residential’s common shares could fluctuate significantly in response to factors such as: variations in Brookfield Residential’s quarterly or annual operating results and financial condition; changes in government regulations affecting its business; the announcement of significant events by it or its competitors; market conditions specific to the homebuilding industry; changes in general economic conditions; differences between its actual financial and operating results and those expected by investors and analysts; changes in analysts’ recommendations or projections; the depth and liquidity of the market for its common shares; investor perception of the homebuilding industry; events in the homebuilding industry; investment restrictions; and its dividend policy. In addition, securities markets have experienced significant price and volume fluctuations in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the trading price of Brookfield Residential’s common shares.

After the completion of the offering, Brookfield Asset Management and its affiliates will beneficially own between 66% and 91% of the outstanding Brookfield Residential common shares on a fully diluted basis. If Brookfield Asset Management should decide in the future to sell any of the Brookfield Residential securities owned beneficially by it, the sale (or the perception of the market that a sale may occur) could adversely affect the trading price of those securities.

Brookfield Residential does not expect to pay dividends on its common shares in the foreseeable future.

Brookfield Residential cannot predict at this time whether it will pay dividends on its common shares. Whether Brookfield Residential will pay dividends on its common shares, and the timing and amount of those dividends, will be subject to approval and declaration by the Brookfield Residential board of directors, and will depend on a variety of factors, including the earnings, cash requirements and financial condition of Brookfield Residential and other factors deemed relevant by the Brookfield Residential board of directors.

If Brookfield Residential were determined to be a passive foreign investment company, the determination would result in certain potentially adverse U.S. federal income tax consequences to U.S. holders of Brookfield Residential common shares.

The rules for determining whether an entity is a passive foreign investment company, referred to as a PFIC, are very complex, fact specific, and subject to interpretative differences, so that Brookfield Residential cannot give any assurance as to its status as a PFIC for the current or any future year, and offers no opinion or representation of any kind with respect to the PFIC status of Brookfield Residential. Based on current business plans and financial expectations, Brookfield Residential does not believe that it will be a PFIC for the taxable year that includes this offering.

If Brookfield Residential were to constitute a PFIC for any year during which a U.S. person owns Brookfield Residential common shares, then the owner could be subject to increased taxes and related interest charges on the receipt of certain distributions or constructive distributions and with respect to the sale or other disposition of Brookfield Residential common shares, unless certain elections were made. In addition, U.S. owners of a PFIC have certain IRS reporting obligations. U.S. holders of Brookfield Residential common shares should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation, including the application of the PFIC rules to the ownership of the Brookfield Residential common shares acquired by exercising the rights issued pursuant to this offering.

Risks Related to the Business of Brookfield Residential

The business and results of operations of Brookfield Residential will be materially and adversely affected by weakness in general economic, real estate and other conditions.

The land development and homebuilding industry is cyclical and is significantly affected by changes in general and local economic and industry conditions, such as employment levels, availability of financing for homebuyers, interest rates, consumer confidence, levels of new and existing homes for sale, demographic trends and housing demand. In addition, an oversupply of alternatives to new homes, such as resale homes, including homes held for sale by investors and speculators, foreclosed homes and rental properties may reduce Brookfield Residential’s ability to sell new homes, depress prices and reduce margins from the sale of new homes. The United States and Canadian homebuilding industry continues to face a number of challenges, with home foreclosures and tight credit standards continuing to have an effect on inventory and new home sale rates and prices.

Homebuilders are also subject to risks related to the availability and cost of materials and labor, and adverse weather conditions that can cause delays in construction schedules and cost overruns. Furthermore, the market value of undeveloped land, buildable lots and housing inventories held by Brookfield Residential can fluctuate significantly as a result of changing economic and real estate market conditions and may result in inventory impairment charges or putting deposits for lots controlled under option at risk. If there are significant adverse changes in economic or real estate market conditions, Brookfield Residential may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market. Brookfield Residential may be particularly affected by changes in local market conditions in California, and Alberta, Canada, where Brookfield Residential derives a large proportion of its revenue. If market conditions continue to deteriorate, some of Brookfield Residential’s assets may be subject to impairments and option write-off charges adversely affecting its operations and financial results.

Rising mortgage rates or decreases in the availability of mortgage financing will discourage people from buying new homes.

Virtually all of Brookfield Residential’s customers finance their home acquisitions through lenders providing mortgage financing. Prior to the recent volatility in the financial markets in the United States, a variety of mortgage products were available. As a result, more homebuyers were able to qualify for mortgage financing. Increases in mortgage rates or decreases in the availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential homebuyers. Even if potential customers do not need financing, changes in mortgage interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing, which would result in reduced demand for new homes. As a result, rising mortgage rates and reduced mortgage availability could adversely affect Brookfield Residential’s ability to sell new homes and the price at which it can sell them.

In the United States, since 2007, there has been a significant decrease in the type of mortgage products available and a general increase in the qualification requirements for mortgages. Fewer loan products and tighter loan qualifications make it more difficult for some borrowers to finance the purchase of new homes. This, coupled with higher mortgage interest rates for some mortgage products, has reduced demand for new homes. These reductions in demand could adversely affect Brookfield Residential’s operations and financial results, and the duration and severity of the effects are uncertain.

Laws and regulations related to property development and related to the environment subject Brookfield Residential to additional costs and delays which could adversely affect its business and results of operations.

Brookfield Residential must comply with extensive and complex regulations affecting the land development and homebuilding process. These regulations could impose on Brookfield Residential additional costs and delays, which will adversely affect its business and results of operations. In particular, Brookfield Residential is required to obtain the approval of numerous governmental authorities regulating matters such as permitted land uses, levels of density, the installation of utility services, zoning and building standards. These regulations often provide broad discretion to the administering governmental authorities as to the conditions Brookfield Residential must meet prior to being approved for a particular development or project, if approved at all. In addition, new development projects may be subject to various assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. When made, these assessments can have a negative impact on sales by raising the price that homebuyers must pay for Brookfield Residential’s homes. Brookfield Residential must also comply with a variety of local, state, provincial and federal laws and regulations concerning the protection of health and the environment, including with respect to hazardous or toxic substances. These environmental laws sometimes result in delays and could cause Brookfield Residential to incur additional costs, or severely restrict land development and homebuilding activity in environmentally sensitive regions or areas.

If Brookfield Residential is not able to develop and market its master-planned communities successfully, its business and results of operations will be adversely affected.

Before a master-planned community generates any revenues, material expenditures are incurred to acquire land, obtain development approvals and construct significant portions of project infrastructure, amenities, model homes and sales facilities. It generally takes several years for a master-planned community development to achieve cumulative positive cash flow. If Brookfield Residential is unable to develop and market its master-planned communities successfully and to generate positive cash flows from these operations in a timely manner, it will have a material adverse effect on the business and results of operations of Brookfield Residential.

Difficulty in retaining qualified trades workers, or obtaining required materials and supplies, will adversely affect the business and results of operations of Brookfield Residential.

The homebuilding industry has from time to time experienced significant difficulties in the supply of materials and services, including with respect to: shortages of qualified trades people; labor disputes; shortages of building materials; unforeseen environmental and engineering problems; and increases in the cost of certain materials (particularly increases in the price of lumber, wall board and cement, which are significant components of home construction costs). When any of these difficulties occur, it will cause delays and increase the cost of constructing Brookfield Residential’s homes.

Homebuilding is subject to home warranty and construction defect claims in the ordinary course of business and furthermore Brookfield Residential will sometimes face liabilities when it acts as a general contractor, and Brookfield Residential will sometimes be responsible for losses when it hires general contractors.

As a homebuilder, Brookfield Residential is subject to construction defect and home warranty claims arising in the ordinary course of its business. These claims are common in the homebuilding industry and can be costly. Further, where Brookfield Residential acts as the general contractor, it will be responsible for the performance of the entire contract, including work assigned to subcontractors. Claims may be asserted against Brookfield Residential for construction defects, personal injury or property damage caused by the subcontractors, and if successful these claims give rise to liability. Where Brookfield Residential hires general contractors, if there are unforeseen events like the bankruptcy of, or an uninsured or under-insured loss claimed against its general contractors, Brookfield Residential will sometimes become responsible for the losses or other obligations of the general contractors. The cost of insuring against construction defect and product liability claims are high, and the amount of coverage offered by insurance companies may be limited. There can be no assurance that this coverage will not be further restricted and become more costly. If Brookfield Residential is not able to obtain adequate insurance against these claims in the future, its business and results of operations will be adversely affected.

If Brookfield Residential is not able to raise capital on favorable terms or at all, its business and results of operations will be adversely affected.

Brookfield Residential operates in a capital intensive industry and requires capital to maintain its competitive position. The failure to secure additional debt or equity financing or the failure to do so on favorable terms will limit Brookfield Residential’s ability to grow its business, which in turn will adversely affect Brookfield Residential’s business and results of operations. Brookfield Residential expects to make significant capital expenditures in the future to enhance and maintain the operations of its properties and to expand and develop its real estate inventory. If Brookfield Residential’s plans or assumptions change or prove to be inaccurate, or if cash flow from operations proves to be insufficient due to unanticipated expenses or otherwise, Brookfield Residential will likely seek to minimize cash expenditures and/or obtain additional financing in order to support its plan of operations.

The availability of financing from banks and the public debt markets has declined significantly. Due to the deterioration of the credit markets and the uncertainties that exist in the economy and for homebuilders in general, Brookfield Residential cannot be certain that it will be able to replace existing financing or find additional sources of financing. If sufficient funding, whether obtained through public or private debt, equity financing or from strategic alliances is not available when needed or is not available on acceptable terms, Brookfield Residential’s business and results of operations will be adversely affected.

Brookfield Residential’s debt and leverage could adversely affect its financial condition.

Brookfield Residential’s total debt as of December 31, 2010 on a pro forma basis was $1,306 million. Brookfield Residential’s leverage could have important consequences, including the following: the ability to obtain additional financing for working capital, capital expenditures or acquisitions may be impaired in the future; a substantial portion of Brookfield Residential’s cash flow from operations must be dedicated to the payment of principal and interest on its debt, thereby reducing the funds available for other purposes; some of Brookfield Residential’s borrowings are and will continue to be at variable rates of interest, which will expose it to the risk of increased interest rates; and Brookfield Residential’s substantial leverage may limit its flexibility to adjust to changing economic or market conditions, reduce the ability to withstand competitive pressures and make Brookfield Residential more vulnerable to a general economic downturn.

If any of these conditions occur, or should Brookfield Residential be unable to repay these obligations as they become due, Brookfield Residential’s financial condition will be adversely affected. In addition, Brookfield Residential’s various debt instruments contain financial and other restrictive covenants that may limit its ability to, among other things, borrow additional funds that might be needed in the future. Brookfield Residential also guarantees shortfalls under some of its community bond debt, when the revenues, fees and assessments which are designed to cover principal and interest and other operating costs of the bonds are not paid.

Brookfield Residential finances many of its projects located in the United States individually. As a result, to the extent Brookfield Residential increases the number of projects and its related investment, its total debt obligations may increase. In general, Brookfield Residential repays the principal of its debt from the proceeds of home and lot closings.

Based on Brookfield Residential’s interest rate sensitive net debt levels, on a pro forma basis as of December 31, 2010, a 1% change up or down in interest rates could have either a negative or positive effect of approximately $5 million on its cash flows.

Brookfield Residential’s business and results of operations will be adversely affected if poor relations with the residents of its communities negatively impact its sales.

As a master-planned community developer, Brookfield Residential will sometimes be expected by community residents to resolve any issues or disputes that arise in connection with the development of its communities. Brookfield Residential’s sales may be negatively affected if any efforts made by it to resolve these issues or disputes are unsatisfactory to the affected residents, which in turn would adversely affect Brookfield Residential’s results of operations. In addition, Brookfield Residential’s business and results of operations would be adversely affected if it is required to make material expenditures related to the settlement of these issues or disputes, or to modify its community development plans.

Brookfield Residential’s business is susceptible to adverse weather conditions and natural disasters

Adverse weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, droughts, floods, fires and snow can have a significant effect on Brookfield Residential’s ability to develop its communities. These adverse weather conditions and natural disasters can cause delays and increased costs in the construction of new homes and the development of new communities. If insurance is unavailable to Brookfield Residential or is unavailable on acceptable terms, or if Brookfield Residential’s insurance is not adequate to cover business interruption or losses resulting from adverse weather or natural disasters, its business and results of operations will be adversely affected. In addition, damage to new homes caused by adverse weather or a natural disaster may cause Brookfield Residential’s insurance costs to increase.

Increased insurance risk will adversely affect Brookfield Residential’s business.

Brookfield Residential is confronting reduced insurance capacity, and generally lower limits for insurance against some of the risks associated with its business. Some of the actions that have been or could be taken by insurance companies include: increasing insurance premiums; requiring higher self-insured retention and deductibles; requiring collateral on surety bonds; imposing additional exclusions, such as with respect to sabotage and terrorism; and refusing to underwrite certain risks and classes of business. The imposition of any of the preceding actions will adversely affect Brookfield Residential’s ability to obtain appropriate insurance coverage at reasonable costs.

Tax law changes in the United States could make home ownership more expensive or less attractive.

Tax law changes in the United States could make home ownership more expensive or less attractive. In the United States, significant expenses of owning a home, including mortgage interest expense and real estate taxes, generally are deductible expenses for an individual’s federal and, in some cases, state income taxes subject to various limitations under current tax law and policy. If the federal government or a state government changes income tax laws to eliminate or substantially modify these income tax deductions, then the after-tax cost of owning a new home would increase substantially. This could adversely impact demand for, and/or sales prices of, new homes.

Residential homebuilding is a competitive industry, and competitive conditions may adversely affect Brookfield Residential’s results of operations.

The residential homebuilding industry is highly competitive. Residential homebuilders compete not only for homebuyers, but also for desirable properties, building materials, labor and capital. Brookfield Residential competes with other local, regional and national homebuilders, often within larger communities designed, planned and developed by such homebuilders. Any improvement in the cost structure or service of these competitors will increase the competition Brookfield Residential faces. Brookfield Residential also competes with the resale of existing homes including foreclosed homes, sales by housing speculators and investors and rental housing. Competitive conditions in the homebuilding industry could result in: difficulty in acquiring suitable land at acceptable prices; increased selling incentives; lower sales volumes and prices; lower profit margins; impairments in the value of Brookfield Residential’s inventory and other assets; increased construction costs; and delays in construction.

If Brookfield Residential is not able to retain its executive officers, the business and results of operations of Brookfield Residential could be adversely affected.

Brookfield Residential does not have employment agreements with any of its executive officers, which could affect Brookfield Residential’s ability to retain their services. Should Brookfield Residential lose the services of one or all of its executive officers and they cannot be adequately replaced, Brookfield Residential’s ability to accomplish the objectives set forth in its business plan could be adversely affected.

Risks Related to the Merger and Contribution Transactions

Brookfield Residential has only recently begun operations as a separate entity, and the integration of the operations of Brookfield Homes and BPO Residential may be difficult and costly, which may result in Brookfield Residential not operating as effectively as expected or in a failure to achieve the anticipated benefits of the transactions.

The success of the transactions will depend, in part, on the ability of Brookfield Residential to successfully integrate the businesses of Brookfield Homes and BPO Residential and, as a result, realize the anticipated benefits of the transactions. Brookfield Residential may face difficulties, added costs and delays in integrating the business of Brookfield Homes and BPO Residential, including:

•	costs and delays in implementing common systems and procedures;

•	diversion of management resources from the business of the combined company; and

•	retaining and integrating management and other key employees of the combined company.

Any one or all of these factors, or currently unanticipated factors, may cause increased operating costs, worse than anticipated financial performance or the loss of homebuyers, purchasers of lots and employees. The failure to timely and efficiently integrate the business of Brookfield Homes and BPO Residential could have a material adverse effect on the business, financial condition and operating results of Brookfield Residential.

USE OF PROCEEDS

Brookfield Residential will not receive any proceeds from the exercise of the rights or the sale of its common shares by Brookfield Office Properties. Brookfield Office Properties expects to receive cash proceeds of approximately $515 million as a result of the rights distribution and the standby commitment. All of the gross proceeds of the sale of Brookfield Residential common shares upon exercise of the rights, net of any selling expenses incurred by it, will be payable to and received by Brookfield Office Properties.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

Unaudited pro forma combined condensed financial statements have been prepared that combine the historical consolidated balance sheets and statements of operations of BPO Residential and Brookfield Homes, giving effect to the transactions using a method similar to a pooling of interests. The unaudited pro forma combined condensed financial statements and related notes thereto are included in “Unaudited Pro Forma Combined Condensed Financial Data” contained elsewhere in this prospectus.

The following selected unaudited pro forma combined condensed financial data summarizes selected information from such unaudited pro forma combined condensed financial statements and has been derived from, and please read it together with, the “Unaudited Pro Forma Combined Condensed Financial Data” and related notes thereto and the historical financial statements and related notes of Brookfield Homes and BPO Residential included or incorporated by reference in this document.

The unaudited pro forma combined statement of operations data assumes the transactions were effected on January 1, 2008. The unaudited pro forma combined condensed balance sheet data gives effect to the transactions as if they had occurred on December 31, 2010.

This unaudited pro forma combined condensed financial data is provided for illustrative purposes only. This unaudited pro forma combined condensed financial data is not necessarily indicative of the results of operations or financial position that would have been achieved if the businesses had been combined during the periods presented, or that Brookfield Residential will experience after the transactions are completed.

	Year Ended December 31
	2010	2009	2008
	($ millions, except per share amounts)

Pro Forma Statement of Operations Data
Total revenue	$954	$754	$1,027
Impairment of housing and land inventory and write-offs of option deposits	—	41	118
Impairment of investments in unconsolidated entities	—	13	38
Net income to Brookfield Residential	130	39	47
Diluted earnings per share	$1.27	$0.39	$0.46

As at
December 31,
2010

Pro Forma Balance Sheet Data
Housing and land inventory(1)	$2,331
Total assets	2,565
Total debt(2)	1,306
Total liabilities	1,637
Total equity	928

	Year Ended December 31
	2010	2009	2008

Pro Forma Operating Data
Home closings (units)	1,600	1,351	1,495
Lots sold to homebuilders (units)	2,312	1,682	2,422
Lots controlled	108,643	109,915	111,947

(1)	Housing and land inventory includes investment in unconsolidated entities.

(2)	Total debt at December 31, 2010 includes the addition of $481 million of transactional debt.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BROOKFIELD HOMES

The following annual historical financial information has been derived from the audited consolidated financial statements of Brookfield Homes as of and for each of the years ended December 31, 2006 through 2010.

The following table summarizes selected historical consolidated financial data of Brookfield Homes. Please read this information in conjunction with the “Brookfield Homes Corporation Consolidated Financial Statements” and notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Brookfield Homes” presented elsewhere in this prospectus. The historical results included below and elsewhere in this document are not indicative of the future performance of Brookfield Homes or Brookfield Residential.

United States GAAP

The statement of operations data, balance sheet data and supplementary financial data prepared in accordance with United States generally accepted accounting principles, referred to as U.S. GAAP, and the operating data are as follows:

	Year Ended December 31
	2010	2009	2008	2007	2006
	($ millions, except per share amounts)

Statement of Operations Data
Revenue(1)	$339	$376	$449	$583	$872
Impairment of housing and land inventory and write-offs of option deposits	—	24	115	88	10
Impairment of investments in unconsolidated entities	—	13	38	15	—
Net income / (loss)	3	(33)	(133)	23	167
Net income / (loss) attributable to Brookfield Homes Corporation	4	(28)	(116)	16	148
Diluted (loss) / earnings per share	(0.54)	(1.54)	(4.33)	0.58	5.45
Cash dividends per common share	—	—	0.20	0.40	0.40

	Year Ended December 31
	2010	2009	2008	2007	2006

Balance Sheet Data
Housing and land inventory(2)	$926	$928	$1,055	$1,236	$1,225
Total assets	991	1,037	1,207	1,351	1,401
Total debt(3)	332	382	749	735	618
Total liabilities(4)	510	551	944	969	1,030
Total equity(4)	481	486	263	382	371

	Year Ended December 31
	2010	2009	2008	2007	2006

Supplemental Financial Data
Cash provided by / (used in):
Operating activities	$89	$137	$66	$(44)	$26
Investing activities	(36)	(9)	(32)	(58)	(47)
Financing activities	(53)	(128)	(43)	24	(91)
Operating Data
Home closings (units)	575	703	750	839	1,181
Lots sold to homebuilders (units)	370	469	616	1,328	834
Lots controlled	26,817	24,245	24,109	25,371	27,616

(1)	To conform to the current year presentation, for years prior to 2007, revenue excludes other income.

(2)	Housing and land inventory includes investment in unconsolidated entities and consolidated land inventory not owned.

(3)	To conform to the current year presentation, for years prior to 2007, total debt excludes deferred compensation which is now shown as a component of accounts payable and other liabilities. Total debt is defined as project specific financings and revolving and other financings.

(4)	To conform to the current year presentation, for years prior to 2009, total liabilities exclude noncontrolling interest of unconsolidated entities which is now shown as a component of total equity.

SELECTED HISTORICAL CARVE-OUT FINANCIAL DATA OF BPO RESIDENTIAL

The following annual historical financial information has been derived from the audited carve-out financial statements of BPO Residential as of December 31, 2008 through 2010 and for each of the years ended December 31, 2007 through 2010 and from the unaudited carve-out financial statements of BPO Residential as of December 31, 2006 and 2007 and for the year ended December 31, 2006.

The following table summarizes selected historical carve-out financial data of BPO Residential. Please read this information in conjunction with the carve-out financial statements of BPO Residential and the notes thereto contained in this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BPO Residential” elsewhere in this prospectus. The historical results included below and elsewhere in this document are not indicative of the future performance of BPO Residential or Brookfield Residential. The selected financial data contained herein is prepared in accordance with U.S. GAAP and may differ materially from Brookfield Office Properties’ publicly disclosed information which has been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards.

United States GAAP

The statement of operations data, balance sheet data and supplementary financial data prepared in accordance with U.S. GAAP and the operating data are as follows:

	Year Ended December 31
	2010	2009	2008	2007	2006
	(US$ millions, except per share amounts)
Statement of Operations Data
Revenue	$632	$384	$588	$686	$414
Impairment of land inventory	—	17	3	—	—
Net income attributable to Equity Holders	128	67	162	151	70

	Year Ended December 31
	2010	2009	2008	2007	2006
Balance Sheet Data
Housing and land inventory(1)	$1,393	$1,379	$1,267	$1,304	$783
Total assets	1,645	1,619	1,749	1,772	973
Total debt	694	602	719	755	350
Total liabilities	847	808	892	1,005	509
Total equity	799	811	857	767	464

	Year Ended December 31
	2010	2009	2008	2007	2006
Supplemental Financial Data
Cash provided by / (used in):
Operating activities	$129	$118	$2	$(96)	$(138)
Investing activities	(1)	(5)	(1)	—	(10)
Financing activities	(132)	(107)	(6)	101	145

	Year Ended December 31
	2010	2009	2008	2007	2006
Operating Data
Home closings (units)	1,025	648	745	1,050	818
Lots sold (units)	1,942	1,213	1,806	2,722	2,882
Lots Controlled (units)(2)	81,826	85,670	87,838	85,438	65,504

(1)	Housing and land inventory includes land and housing inventory and investment in unconsolidated entity.
(2)	Lots controlled include multi-family, commercial, and industrial acres converted to lots based on a conversion factor of four to seven lots per acre depending on region.

BROOKFIELD RESIDENTIAL

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL DATA

The following unaudited pro forma combined condensed financial statements combine the historical consolidated balance sheets and statements of operations of BPO Residential and Brookfield Homes. U.S. GAAP requires that combinations of entities under common control be accounted for at the carrying amounts in the accounts of the combining entities, in a manner similar to a pooling of interests. Accordingly, BPO Residential’s and Brookfield Homes’ assets and liabilities have been combined at their respective carrying amounts.

Brookfield Residential is providing the following financial information to assist you in your analysis of its business and operations. The unaudited pro forma combined condensed statement of operations assumes the transactions were effected on January 1, 2008. The unaudited pro forma combined condensed balance sheet gives effect to the transactions as if they had occurred on December 31, 2010. BPO Residential’s financial data contained herein is prepared in accordance with U.S. GAAP and may differ materially from Brookfield Office Properties’ publicly disclosed information, which is prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards.

BPO Residential’s financial data contained herein represent a carve out of the residential development operations from the consolidated financial statements of Brookfield Office Properties and required management to make estimates and assumptions that affect carrying amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from these estimates.

Please read this information together with the historical financial statements and related notes of BPO Residential and Brookfield Homes included or incorporated by reference in this prospectus.

The pro forma financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of BPO Residential and Brookfield Homes.

The unaudited pro forma combined condensed financial information is provided for illustrative purposes only. The unaudited pro forma combined condensed financial statements do not reflect the effect of asset dispositions, if any, that may be required by order of regulatory authorities, restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently, or anticipated synergies resulting from the transactions. Because the plans for these activities have not yet been finalized, it is not possible to reasonably quantify the cost or impact of such activities. This unaudited pro forma combined condensed financial information is not necessarily indicative of the results of operations or financial position that would have been achieved if the businesses had been combined for the periods presented, or the results of operations or financial position that Brookfield Residential will experience after the transactions are completed.

Following the completion of the transactions on March 31, 2011, the business of Brookfield Homes and BPO Residential is now being continued by Brookfield Residential and its wholly-owned subsidiaries.

All financial data in these pro forma financial statements is prepared in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with U.S. GAAP.

BROOKFIELD RESIDENTIAL

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2010

						Brookfield
	Brookfield					Residential
	Homes	BPO	Reclassification	Pro Forma		Pro Forma
	Corporation	Residential	Adjustments(a)	Adjustment		Combined
	(All dollar amounts are in thousands of U.S. dollars)

	ASSETS
Housing and land inventory	$801,409	$1,392,538	$—	$—		$2,193,947
Investments in unconsolidated entities	124,369	12,834	—	—		137,203
Receivables and other assets	24,826	—	193,146	—		217,972
Receivables	—	139,425	(139,425)	—		—
Other assets	—	34,721	(34,721)	—		—
Due from affiliates	—	19,000	(19,000)	—		—
Deferred income taxes	32,631	42,594	—	(70,729	)(f)	4,496
Restricted cash	7,366	—	—	—		7,366
Cash	—	4,345	—	—		4,345

	$990,601	$1,645,457	$—	$(70,729)		$2,565,329

	LIABILITIES AND EQUITY
Project specific debt and other financings	$331,794	$—	$693,545	$280,817	(b)	$1,306,156
Secured debt	—	67,819	(67,819)	—		—
Bank indebtedness	—	421,686	(421,686)	—		—
Due to affiliates	—	204,040	(204,040)	—		—
Accounts payable and other liabilities	135,264	153,192	—	400	(c)	288,856
Other interests in consolidated subsidiaries	42,461	—	—	—		42,461
Total equity	481,082	798,720	—	(280,817	)(b)	927,856
				(400	)(c)
				(70,729	)(f)

	$990,601	$1,645,457	$—	$(70,729)		$2,565,329

See Notes to Unaudited Pro Forma Financial Statements

BROOKFIELD RESIDENTIAL

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

					Brookfield
	Brookfield				Residential
	Homes	BPO	Reclassification	Pro Forma	Pro Forma
	Corporation	Residential	Adjustments(a)	Adjustment	Combined
	(All dollar amounts are in thousands of U.S. dollars, except per share amounts)

Revenue
Housing	$292,095	$307,257	$—	$—	$599,352
Land	46,771	308,051	—	—	354,822
Interest and other	—	17,056	(17,056)	—	—

	338,866	632,364	(17,056)	—	954,174
Direct Cost of Sales
Housing	(243,301)	(251,617)	—	—	(494,918)
Land	(40,686)	(160,481)	—	—	(201,167)

	54,879	220,266	(17,056)	—	258,089
Selling, general and administrative expense	(55,585)	(34,817)	—	—	(90,402)
Equity in earnings from unconsolidated entities	(192)	(69)	—	—	(261)
Other income/(expense)	8,055	—	13,949	—	22,004
Depreciation	—	(3,107)	3,107	—	—

(Loss)/income before income taxes	7,157	182,273	—	—	189,430
Income tax expense	(3,706)	(54,709)	—	—	(58,415)

Net (loss)/income	3,451	127,564	—	—	131,015
Net loss attributable to noncontrolling interests	(976)	(488)	—	—	(1,464)

Net income to Brookfield Residential	$4,427	$128,052	$—	$—	$129,551

(Loss)/Earnings Per Share attributable to Brookfield Residential Common Shareholders
Basic(d)	$(0.54)	n/a	n/a		$1.28
Diluted(d)	$(0.54)	n/a	n/a		$1.27
Weighted Average Common Shares Outstanding
(in thousands)
Basic(d)	29,087	n/a	n/a		101,300
Diluted(d)	29,087	n/a	n/a		102,120

See Notes to Unaudited Pro Forma Financial Statements

BROOKFIELD RESIDENTIAL

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

					Brookfield
	Brookfield				Residential
	Homes	BPO	Reclassification	Pro Forma	Pro Forma
	Corporation	Residential	Adjustments(a)	Adjustment	Combined
	(All dollar amounts are in thousands of U.S. dollars, except per share amounts)

Revenue
Housing	$339,625	$150,937	$—	$—	$490,562
Land	36,355	227,187	—	—	263,542
Interest and other	—	5,862	(5,862)	—	—

	375,980	383,986	(5,862)	—	754,104
Direct Cost of Sales
Housing	(294,493)	(131,387)	—	—	(425,880)
Land	(59,308)	(118,274)	—	—	(177,582)
Impairments of housing and land inventory and write-off of option deposits	(23,963)	(17,075)	—	—	(41,038)

	(1,784)	117,250	(5,862)	—	109,604
Selling, general and administrative expense	(52,339)	(27,031)	—	—	(79,370)
Equity in earnings from unconsolidated entities	1,331	1,309	—	—	2,640
Impairment of investments in unconsolidated entities	(12,995)	—	—	—	(12,995)
Other income/(expense)	13,191	—	3,258	—	16,449
Depreciation	—	(2,604)	2,604	—	—

(Loss)/income before income taxes	(52,596)	88,924	—	—	36,328
Income tax recovery/(expense)	20,134	(22,593)	—	—	(2,459)

Net income/(loss)	(32,462)	66,331	—	—	33,869
Net loss attributable to noncontrolling interests	4,753	818	—	—	5,571

Net (loss)/income to Brookfield Residential	$(27,709)	$67,149	$—	$—	$39,440

(Loss)/Earnings Per Share attributable to Brookfield Residential Common Shareholders
Basic(d)	$(1.54)	n/a	n/a		$0.39
Diluted(d)	$(1.54)	n/a	n/a		$0.39
Weighted Average Common Shares Outstanding
(in thousands)
Basic(d)	26,838	n/a	n/a		101,300
Diluted(d)	26,838	n/a	n/a		101,874

See Notes to Unaudited Pro Forma Financial Statements

BROOKFIELD RESIDENTIAL

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

					Brookfield
	Brookfield				Residential
	Homes	BPO	Reclassification	Pro Forma	Pro Forma
	Corporation	Residential	Adjustments(a)	Adjustment	Combined
	(All dollar amounts are in thousands of U.S. dollars, except per share amounts)

Revenue
Housing	$415,311	$222,997	$—	$—	$638,308
Land	33,692	354,729	—	—	388,421
Interest and other	—	10,696	(10,696)	—	—

	449,003	588,422	(10,696)	—	1,026,729
Direct Cost of Sales
Housing	(363,038)	(180,012)	—	—	(543,050)
Land	(53,057)	(142,686)	—	—	(195,743)
Impairments of housing and land inventory and write-off of option deposits	(115,124)	(3,300)	—	—	(118,424)

	(82,216)	262,424	(10,696)	—	169,512
Selling, general and administrative expense	(69,498)	(36,632)	—	—	(106,130)
Equity in earnings from unconsolidated entities	3,302	1,229	—	—	4,531
Impairment of investments in unconsolidated entities	(37,863)	—	—	—	(37,863)
Other income/(expense)	(17,823)	—	8,435	—	(9,388)
Depreciation	—	(2,261)	2,261	—	—

(Loss)/income before income taxes	(204,098)	224,760	—	—	20,662
Income tax recovery/(expense)	70,861	(62,752)	—	—	8,109

Net (loss)/income	(133,237)	162,008	—	—	28,771
Net loss attributable to noncontrolling interests	17,622	303	—	—	17,925

Net (loss)/income to Brookfield Residential	$(115,615)	$162,311	$—	$—	$46,696

(Loss)/Earnings Per Share attributable to Brookfield Residential Common Shareholders
Basic(d)	$(4.33)	n/a	n/a		$0.46
Diluted(d)	$(4.33)	n/a	n/a		$0.46
Weighted Average Common Shares Outstanding
(in thousands)
Basic(d)	26,688	n/a	n/a		101,300
Diluted(d)	26,688	n/a	n/a		101,392

See Notes to Unaudited Pro Forma Financial Statements

BROOKFIELD RESIDENTIAL

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a)	Reclassification on the Pro Forma Combined Condensed Balance Sheet and Pro Forma Combined Statements of Operations

Certain financial statement line items included in BPO Residential’s historical presentation have been reclassified to corresponding line items as included in Brookfield Homes’ historical presentation.

(b) Promissory Notes

The pro forma adjustments include the addition of $280.8 million of project specific and other financings. Pursuant to the terms and conditions of the merger and contribution agreement, BPO Residential and a $200 million note receivable will be contributed by Brookfield Office Properties in exchange for an aggregate of CDN$480.0 million of promissory notes and 51.5 million shares of Brookfield Residential common stock. The promissory notes are unsecured obligations divided into two tranches, a CDN$265.0 million senior note and a CDN$215.0 million junior subordinated note. The senior note bears a fixed rate of interest of 6.5% and is payable in full on December 31, 2015 with CDN$50.0 million being paid on account of principal on the last business day of 2012, 2013 and 2014, with the balance of CDN$115.0 million paid on December 31, 2015. The CDN$215.0 million junior subordinated note bears a fixed rate of interest of 8.5% and is payable in full on December 31, 2020. In accordance with Brookfield Residential’s accounting policy, Brookfield Residential will capitalize the interest on the promissory notes to its housing and land investments.

(c) Brookfield Homes Transaction Costs

Brookfield Homes expects to incur fees and other expenses related to the transactions of approximately $2.0 million, including financial advisory fees, legal and accounting fees, filing fees, proxy soliciting fees and regulatory fees. As of December 31, 2010, $1.6 million had been incurred or accrued in the Brookfield Homes financial statements. The additional estimated expenses of Brookfield Homes of $0.4 million are reflected in the pro forma balance sheet as at December 31, 2010 as an increase to accounts payable and other liabilities and a charge to retained earnings.

(d) Earnings per Share attributable to Brookfield Residential Common Shareholders

The unaudited pro forma earnings per share attributable to Brookfield Residential common shareholders is calculated based on the assumed conversion of Brookfield Residential’s holdings of Brookfield Homes 8% convertible preferred stock to common stock prior to the merger, exchange of all outstanding Brookfield Homes common stock for Brookfield Residential common stock using a conversion factor of 0.764900530 and the exchange of 51.5 million shares of Brookfield Residential common stock for the contribution of BPO Residential. Brookfield Homes 8% convertible preferred stock is convertible into shares of Brookfield Homes common stock at a conversion rate of 3.571428571 shares of common stock per share of convertible preferred stock, which is equivalent to a conversion price of $7.00 per share, subject to future adjustment. Basic and diluted earnings per

BROOKFIELD RESIDENTIAL

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

share attributable to Brookfield Residential’s common shareholders for the years ended December 31, 2010, 2009 and 2008 were calculated as follows:

	Year Ended December 31
	2010	2009	2008

Numerator: (in thousands of U.S. dollars)
Income attributable to Brookfield Residential	$129,551	$39,440	$46,696
Less: Preferred stock dividends	(150)	(104)	—

Income attributable to common shareholders	$129,401	$39,336	$46,696

Denominator: (in thousands)
Basic average shares outstanding	101,300	101,300	101,300
Dilutive effect of stock options assumed to be exercised	820	574	92

Diluted average shares outstanding	102,120	101,874	101,392

Basic earnings per share	$1.28	$0.39	$0.46

Diluted earnings per share	$1.27	$0.39	$0.46

The basic average shares outstanding for the years ended December 31, 2010, 2009 and 2008 were calculated as follows:

In thousands

Brookfield Residential’s holdings of convertible preferred stock	9,922
Conversion factor	3.571428571

Brookfield Residential’s holdings converted to common stock	35,437
Brookfield Homes outstanding common stock	29,669

Brookfield Homes common stock after conversion of preferred stock	65,106
Conversion factor to Brookfield Residential	0.76490053

Brookfield Residential common shares	49,800
Contribution of BPO Residential	51,500

Brookfield Residential basic average shares outstanding	101,300

(e) Stock Options

Pursuant to the terms and conditions of the merger and contribution agreement, upon completion of the merger, the outstanding options and other awards under the Brookfield Homes stock plans will be exchanged for options or deferred share units under the Brookfield Residential stock plans exercisable or issuable upon the same terms and conditions as under the Brookfield Homes stock plans and the agreements relating thereto immediately prior to the completion of the merger, except that (1) upon the exercise or issuance of options, shares of Brookfield Residential common stock will be issuable in lieu of shares of Brookfield Homes common stock and (2) upon the redemption of the deferred share units, the value of the units will be based on the value of Brookfield Residential common stock. Appropriate adjustments will be made in the number of shares of Brookfield Residential common stock issuable upon the exercise of options after the completion of the merger and the exercise price of each option to preserve the economic value immediately prior to the transactions and to reflect the impact of the transactions. Appropriate adjustments also will be made in the number of units allocated to a participant under the Brookfield Residential Deferred Share Unit Plan to reflect the impact of the transactions. It is intended that new at-the-money options of Brookfield Residential will be granted with a value approximately equivalent to the Black-Scholes value of any

BROOKFIELD RESIDENTIAL

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

out-of-the-money options of Brookfield Homes being replaced. In accordance with the terms of the Brookfield Homes Deferred Share Unit Plan, Brookfield Homes directors who hold deferred share units may elect, as a result of their separation from service, to receive either cash or to replace their Brookfield Homes deferred share units with Brookfield Residential deferred shares units as described above.

(f) Under the more likely than not standard in Accounting Standards Codification Topic 740 “Income Taxes” and the weight of available evidence, Brookfield Homes determined that a valuation allowance was not necessary against its deferred tax asset based on an assessment of recent years’ profitability and losses, adjusted to reflect the effects of changes to Brookfield Homes’ capital structure that have resulted in a significant reduction in the amount of interest-bearing debt; Brookfield Homes’ expectation of profits based on margins and volumes expected to be realized and including the effects of reduced interest expense due to the reduction in the amount of interest-bearing debt; the long period of 10 to 20 years or more in all significant operating jurisdictions before the expiry of net operating losses, noting further that a substantial portion of the deferred tax asset is composed of deductible temporary differences that are not subject to an expiry period until realized under tax law. BPO Residential’s assessment of its need for a valuation allowance on its deferred tax asset was within the framework as a wholly owned subsidiary of a large and profitable commercial office property company.

Brookfield Residential is required on the consummation of the merger to review its ability as a combined entity to realize its deferred tax asset. In determining the need for a valuation allowance, the following significant factors as a combined entity were assessed: recent years’ profitability and losses when reviewed on a combined basis; its forecasts or expectation of profits based on margins and volumes expected to be realized, the duration in all significant operating jurisdictions before the expiry of net operating losses and the reversal of existing temporary differences.

This assessment of recent year’s losses on a combined basis and the resulting three-year cumulative loss of the combined company together with the continued uncertainty in the U.S. housing market is evidence of the need for a valuation allowance against its net U.S. deferred tax asset for the combined company. As a result, the pro forma adjustments include a valuation allowance of $70.7 million against its U.S. deferred tax assets. The valuation allowance arose on the completion of the merger and contribution transactions on March 31, 2011.

Brookfield Residential will be permitted to carry forward tax losses for 20 years and apply such tax losses against future years’ taxable income to reduce federal taxes otherwise payable. In addition, the Company will be able to reverse its previously recognized valuation allowance in any future period where a valuation allowance against its deferred tax asset is no longer deemed necessary. The Company will continue to review its deferred tax assets in future reporting periods.

(g) Inter-Entity Transactions

There were no inter-entity transactions during any period, and consequently, no pro forma adjustments were required to prepare the pro-forma statements of operations or the pro forma balance sheet.

(h) Carrying Amount Adjustments

There were no differences in any period between the carrying amounts of the net assets and liabilities in the books of Brookfield Homes or BPO Residential compared to the carrying amounts of those same net assets in the books of Brookfield Asset Management. Consequently, no pro forma adjustments were required to be made.

BROOKFIELD RESIDENTIAL’S BUSINESS

General

Brookfield Residential is an Ontario, Canada corporation that was incorporated under the Ontario Business Corporations Act. Brookfield Residential’s principal place of business is 4906 Richard Road S.W., Calgary, Alberta, T3E 6L1, Tel: (403) 231-8900. Prior to the completion of the transactions on March 31, 2011, Brookfield Residential was 100% owned by Brookfield Asset Management. Brookfield Residential common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange. Prior to the completion of the transactions, Brookfield Residential did not conduct any activities other than those incident to its formation, the holding of common shares and 8% convertible preferred shares of Brookfield Homes and the execution of the merger and contribution agreement related to the transactions.

Brookfield Residential will file or furnish annual reports on Form 20-F or 40-F, reports on Form 6-K and appropriate amendments to those reports. In addition, Brookfield Residential is a reporting issuer under Canadian securities laws and will also file reports and materials, as required by applicable securities laws in Canada. Those reports and materials will be available free of charge through Brookfield Residential’s website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC or Canadian regulators, as applicable. Brookfield Residential’s website is www.brookfieldrp.com.

The business of Brookfield Residential is comprised of Brookfield Homes’ business and the business of BPO Residential.

Overview of Brookfield Homes

Introduction

Brookfield Homes is a land developer and homebuilder that operates its business through local business units responsible for projects in their geographic area (unless the context requires otherwise, references in this subsection of the prospectus to “we,” “our,” “us” and “the Company” refer to Brookfield Homes and the subsidiaries through which it conducts all of its land development and homebuilding operations). Through the activities of our operating subsidiaries, we entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up homebuyers. Our operations are currently focused primarily in the following markets: Northern California (San Francisco Bay Area and Sacramento); Southland / Los Angeles; San Diego / Riverside; and the Washington D.C. Area. We target these markets as we believe over the longer term they offer the following positive characteristics: strong housing demand, a constrained supply of developable land and close proximity to areas where we expect strong employment growth. Our Washington D.C. Area operations commenced in the mid 1980s and our California operations commenced in 1996. We also own interests in unconsolidated entities that are not consolidated subsidiaries.

General Development of Our Business

Brookfield Homes Corporation was incorporated on August 28, 2002 in Delaware and thereafter we acquired all the California and Washington D.C. Area homebuilding and land development operations of Brookfield Properties Corporation. Our common stock began trading on the New York Stock Exchange on January 7, 2003, under the symbol “BHS.”

The following chart summarizes our principal operating subsidiaries and the year in which they commenced operations:

Principal Subsidiary	Market	Year of Entry

Brookfield Bay Area Holdings LLC	San Francisco Bay Area	1996
Brookfield Southland Holdings LLC	Southland / Los Angeles	1996
Brookfield San Diego Holdings LLC	San Diego / Riverside	1996
Brookfield Washington LLC	Washington D.C. Area	1984
Brookfield California Land Holdings LLC	California	1998

Current Business Environment

In the first quarter, we were encouraged by the improvement in sales and closings. However, since then, selling communities have seen a drop in the number of potential homebuyers, which we believe is a result of expired government stimulus programs, together with continued uncertain economic conditions, which have negatively impacted homebuyer confidence. The supply of finished lots has been depleted substantially over the last few years and negligible development has occurred since 2006. As a result, we believe our strong financial position and owning entitled and/or developed lots in supply-constrained markets places us in a solid position as the markets improve. The United States homebuilding industry continues to face a number of challenges with home foreclosures and tight credit standards continuing to have an effect on inventory and new home sale rates and prices. Despite these challenging conditions still faced by the homebuilding market, we believe the risk is mitigated by our assets, which are largely located in geographic areas with a constrained supply of lots and which have demonstrated strong economic characteristics over the long term. For additional information and analysis of the impact on our operations and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Brookfield Homes” elsewhere in this prospectus.

Overview of the Land Development and Homebuilding Industry

The residential land development and homebuilding industry involves converting raw or undeveloped land into residential housing. This process begins with the purchase or control of raw land and is followed by the entitlement and development of the land, and the marketing and sale of homes constructed on the land.

Raw Land

Raw land is usually unentitled property, without the regulatory approvals which allow the construction of residential, industrial, commercial or mixed-use buildings. Acquiring and developing raw land requires significant capital expenditures and has associated carrying costs, including property taxes and interest. The selection and purchase of raw land provides the inventory required for development purposes and is an important aspect of the real estate development process. Developers of land, from time to time, sell raw or partially approved land to other land developers and homebuilders as part of the normal course of their business.

Land Development

Land development involves the conversion of raw land to the stage where homes may be constructed on the land. Regulatory bodies at the various governmental levels must approve the proposed end use of the land and many of the details of the development process. The time required to obtain the necessary approvals varies. In most jurisdictions, development occurs on a contiguous basis to existing land services such as water and sanitation.

To shorten the development period, many developers purchase land that has been partially developed. This land is generally higher in value than raw land because a portion of the costs and risk associated with the development have been incurred.

Generally, the first significant step in developing a residential community is to complete a draft specific plan incorporating major street patterns and designating parcels of land for various uses, such as parks, schools, rights of way and residential and commercial uses that is consistent with the local city or county general plan. This plan is then submitted for approval to the governmental authority with principal jurisdiction in the area such as a city or county. The draft specific plan is then refined with the local, state and federal agencies designating main and side streets, lot sizes for residential use and the sizes and locations of parcels of land to be used for schools, parks, open space, commercial properties and multi-family dwellings. These refinements are usually made in consultation with local planning officials, state agencies and, if required, federal agencies. In most cases, this process takes several years to complete.

Once the plan has been approved, the developer generally commences negotiations with the local governmental authority on a formal development agreement, which governs the principal aspects of the construction of the community. These negotiations generally involve the review and approval of engineering designs pertaining to various aspects of the development, such as the construction and installation of sewer lines, water mains, utilities, roads and sidewalks. At the same time, the allocation of the costs of these items between the governmental authority and the developer, and the amount of fees which the developer will pay in order to obtain final approval of the plan, must be settled.

Upon execution of the development agreement and grading and improvement plans, the developer generally posts a bond with the local governmental authority to secure the developer’s obligations and the plan receives final approval. The developer is generally required to convey to the local municipality, for no consideration, the land upon which roads, sidewalks, rights of way and parks are constructed. Land for schools, if any, is sold to the local school district. The school district normally takes responsibility to construct the schools with developer fees and local and state bonds. The developer is usually responsible for the grading of the land and the installation of sewers, water mains, utilities, roads and sidewalks, while the municipality is usually responsible for the construction of recreational and community amenities such as libraries and community centers. The municipality funds its portion of these costs through fees charged to the developer in connection with plan approvals and through the collection of property taxes from local residents.

After a period of one to two years, following the completion by the developer of certain obligations under the development agreement, the municipality takes responsibility from the developer for the underground services, roads and sidewalks, and a portion of the improvement bond posted by the developer is released. The developer is generally required to maintain a minimum portion of the bond with the municipality after completion of the community to ensure performance by the developer of its remaining obligations under the development agreement.

Home Construction and Marketing

Residential home construction involves the actual construction of single-family houses and multi-family buildings such as townhouses and condominiums. Each dwelling is generally referred to as a “unit.” A planned community typically includes a number of “lots” on which single-family units will be situated and a smaller number of “pads” of land which have been designated for the construction of multi-family units, schools, parks and commercial buildings. The approved development plan specifically provides the total number of lots and pads in the project. The construction phase normally involves consulting, architectural, engineering, merchandising and marketing personnel who assist the homebuilder in planning the project. Residential home construction is usually performed by subcontractors under the supervision of the homebuilder’s construction management personnel. Marketing and sales of residential units are conducted by marketing sales staff employed by the homebuilder or by independent realtors. Pre-selling residential units before the commencement of their construction is a common sales practice that usually involves the creation of model homes or drawings of the proposed homes in a sales location close to or within the project.

Narrative Description of Our Business

Through the activities of our operating subsidiaries, we develop land for our own communities and sell lots to other homebuilders and third parties. In our own communities, we design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. In each of our markets, we operate through local business units which are involved in all phases of the planning and building of our master-planned communities and infill developments. These phases include sourcing and evaluating land acquisitions, site planning, obtaining entitlements, developing the land, product design, constructing, marketing and selling homes and homebuyer customer service. In the five year period ended December 31, 2010, we closed a total of 4,048 homes and sold 6,227 lots in various stages of development to other homebuilders and third parties. A home or lot is considered closed when title has passed to the homebuyer, and for a lot when a significant cash down payment or appropriate security has been received.

We believe we have developed a reputation for innovative planning of master-planned communities and infill developments. Master-planned communities are new home communities that typically feature community centers, parks, recreational areas, schools and other amenities. Within a master-planned community there may be smaller neighborhoods offering a variety of home styles and price levels from which homebuyers may choose. In an infill development, we construct homes in previously urbanized areas on under-utilized land. In connection with planning and building each of our master planned communities and infill developments, we consider, among other things, amenities, views, traffic flows, open space, schools and security.

In 2010, we closed a total of 575 homes, compared with 703 in 2009. The breakdown of our home closings by market in the last three years is as follows:

(Units)	2010	2009	2008

Northern California	66	121	139
Southland/Los Angeles	189	204	227
San Diego/Riverside	100	136	128
Washington D.C. Area	210	232	245
Corporate and Other	8	6	6

	573	699	745
Unconsolidated Entities	2	4	5

Total	575	703	750

At December 31, 2010, we had in backlog 85 homes, a decrease of 102 homes when compared to 2009. Backlog represents the number of homes subject to pending sales contracts. We believe $44 million of our backlog to be firm as of December 31, 2010, subject to future cancellations, which for 2010 were 21%. This compares to $88 million believed to be firm at December 31, 2009.

We also sell serviced and unserviced lots to other homebuilders, generally on an opportunistic basis where we can enhance our returns, reduce our risk in a market or re-deploy our capital to an asset providing higher returns. In 2010, we sold 370 lots to other homebuilders compared to 469 lots in 2009.

Our average home price in 2010 from directly owned projects was $510,000, an increase of $24,000 or 5% when compared to our average home price in 2009 of $486,000. The breakdown of the average home prices on our closings in the last three years follows:

	2010		2009		2008
		Average		Average		Average
	Sales	Price	Sales	Price	Sales	Price
	(Millions)		(Millions)		(Millions)

Northern California	$71	$1,084,000	$102	$845,000	$127	$913,000
Southland/Los Angeles	83	437,000	79	388,000	94	413,000
San Diego/Riverside	54	543,000	69	507,000	68	533,000
Washington D.C. Area	80	381,000	86	369,000	122	499,000
Corporate and Other	4	440,000	4	635,000	4	689,000

Consolidated Average	$292	$510,000	$340	$486,000	$415	$557,000

For more detailed financial information with respect to our revenues, earnings and assets, please see the accompanying Brookfield Homes Corporation Consolidated Financial Statements and related notes included elsewhere in this prospectus.

Business Strategy

Our goal is to maximize the total return on our common equity over the long term. The key elements of our strategy to achieve this goal are as follows:

Selective Acquisition Policies

We selectively acquire land that provides us with attractive residential projects that are consistent with our overall strategy and management expertise. We acquire land only if we believe that it will provide us with a minimum return on our invested capital. We also acquire options to purchase land rather than purchasing the land outright, in order to reduce our capital at risk in controlling land. In determining the minimum return we will accept, we take into account the risk inherent in increasing our land inventory and the specific development project. In making additional land acquisitions in one of our current markets, we consider our recent financial returns achieved in that market. In order to expand our market presence, we selectively pursue jointly owned projects with landowners and other homebuilders.

During 2010, we acquired 946 lots and obtained control of a further 1,103 lots through options. All of the acquired lots were obtained through foreclosure sales.

Decentralized Operating Structure

We operate our homebuilding business through local business units responsible for projects in their geographic area. Each of our business units has significant experience in the land development and homebuilding industry in the market in which it operates. We believe that in-depth knowledge of a local market enables our business units to better meet the needs of our customers and to more effectively address the issues that arise on each project. Our business units are responsible for all elements of the land development and homebuilding process, including sourcing and evaluating land acquisitions, site planning and entitlements, developing the land, product design, constructing, marketing and selling homes, customer service and management reporting. Given the nature of their responsibilities, the compensation of each of the management teams in our business units is directly related to the business units’ results. Each business unit operates as a fully integrated profit center and the senior management of each business unit is compensated through a combination of base salary, a participation in his or her business unit’s profits and for 2010, participations were objective based. Furthermore, each of our business unit presidents own a minority equity interest in their business unit.

The corporate team sets our strategic goals and overall strategy. The corporate team approves all acquisitions, allocates capital to the business units based on expected returns and levels of risk, establishes succession plans, ensures operations maintain a consistent level of quality, evaluates and manages risk and holds management of the business units accountable for the performance of their business unit.

Proactive Asset Management

Our business generally comprises four stages where we make strategic decisions to deploy capital: entitling the raw land that we control; acquiring land; the development of the land; and the construction of homes on the land. As our assets evolve through these stages, we continually assess our ability to maximize returns on our capital, while attempting to minimize our risks. The decision to invest in or dispose of an asset at each stage of development is based on a number of factors, including the amount of capital to be deployed, the level of incremental returns at each stage and returns on other investment opportunities.

Creating Communities

We seek to acquire land that allows us to create communities that include recreational amenities such as parks, biking and walking trails, efficient traffic flows, schools and public service facilities. We integrate land planning and development with housing product design in order to deliver lifestyle, comfort and value. We cooperate with local and regulatory authorities in order to be responsive to community conditions, and we attempt to balance our goal of maximizing the value of our land with the impact of development on the community and the environment. We encourage our employees to actively participate in local community activities and associations.

Risk Management

We focus on managing risk in each stage of the land development and homebuilding process. In the land acquisition phase, we use options to mitigate the risk that we are unable to obtain approval for development of a proposed community and/or land values decline due to poor economic or real estate market conditions. We attempt to limit development approval risk by conducting significant due diligence before we close land acquisitions. We sell lots and parcels when we believe we can redeploy capital to an asset providing higher returns or reduce risk in a market.

When constructing homes, we strive to satisfy our customers and limit our product liability risk by:

•	selecting carefully the building materials that we use;

•	emphasizing to our employees and subcontractors that our homes be built to meet a high standard of quality and workmanship;

•	using only insured subcontractors to perform construction activities;

•	providing on-site quality control; and

•	providing after-sales service.

Finally, we limit the risk of overbuilding by attempting to match our construction starts to our sales rates. We generally do not begin selling homes until a significant portion of the homes’ construction costs have been established through firm subcontractor bids.

Asset Profile

Our assets are focused on single family and multi-family homebuilding and land development in the markets in which we operate. They consist primarily of housing and land inventory and investments in unconsolidated entities. Our total assets, net of deferred income taxes as of December 31, 2010 were $958 million, with $658 million of these assets located in California, $239 million in the Washington D.C. Area and $61 million in other operations.

As of December 31, 2010, we controlled 26,817 lots. Controlled lots include those we directly own and our share of those owned by unconsolidated entities. Our controlled lots provide a strong foundation for our future homebuilding business and visibility on our future cash flow. Approximately 72% of our owned lots are entitled and ready for development and our optioned lots are mainly unentitled and require various regulatory approvals before development can commence. The number of residential building lots we control in each of our primary markets as of December 31, 2010 and 2009 is as follows:

			Unconsolidated		Total	Total
	Housing & Land		Entities		December 31,	December 31,
(Units)	Owned(1)	Options	Owned	Options	2010	2009

Northern California	3,273	4,950	—	—	8,223	6,951
Southland/Los Angeles	880	320	775	2,759	4,734	3,262
San Diego/Riverside	8,709	—	52	—	8,761	8,853
Washington D.C. Area	2,497	1,165	1,184	—	4,846	4,916
Corporate and Other	196	—	57	—	253	263

Total December 31, 2010	15,555	6,435	2,068	2,759	26,817

Total December 31, 2009	14,233	6,279	1,746	1,987		24,245

(1)	Includes consolidated options.

Our housing and land inventory includes homes completed or under construction, developed land, raw land and option deposits. The book value of our housing and land inventory in each of our primary markets as of the end of the last two years follows:

	December 31,	December 31,
(Book Value, $ Millions)	2010	2009

Northern California	$207	$201
Southland/Los Angeles	128	123
San Diego/Riverside	314	336
Washington D.C. Area	234	227
Corporate and Other	43	41

Total	$926	$928

Total Controlled Lots (units)	26,817	24,245

The book value of our investments in unconsolidated entities as of December 31, 2010 was $124 million. The total book value of the assets and liabilities of these unconsolidated entities and our share of the equity of the unconsolidated entities as of December 31, 2010 follows:

	December 31,	December 31,
(Book Value, $ Millions)	2010	2009

Assets	$303	$243
Liabilities	$56	$66
Brookfield Homes’ net investment	$124	$92

The book value of our investments in unconsolidated entities in each of our primary markets as of the end of the last two years follows:

	December 31,	December 31,
(Book Value, $ Millions)	2010	2009

Northern California	$—	$—
Southland/Los Angeles	65	48
San Diego/Riverside	2	3
Washington D.C. Area	46	34
Corporate and Other	11	7

Total	$124	$92

Property Acquisition and Sale

Before entering into an agreement to purchase land, we complete comparative studies and analyses that assist us in evaluating the acquisition. We manage our risk and attempt to maximize our return on invested capital on land acquisitions by either entering into option agreements or joint ownership arrangements. We attempt to limit our development approval risk by conducting significant due diligence before we close land acquisitions. We regularly evaluate our land inventory and strategically sell lots and parcels of land to third parties at various stages of the development process to increase our returns from a project.

Construction and Development

We attempt to match our construction starts to our sales rate. We control our construction starts by constructing and selling homes in phases. Generally, we will not start construction of a phase of homes until sales of homes to be built in the phase have met predetermined targets. The size of these phases depends upon factors such as current sales and cancellation rates, the type of buyer targeted for a particular project, the time of year and our assessment of prevailing and anticipated economic conditions. We generally do not begin selling homes until a significant portion of the homes’ construction costs are established through firm subcontractor bids.

We attempt to limit the number of unsold units under construction by limiting the size of each construction phase and closely monitoring sales activity. Building homes of a similar product type in phases also allows us to utilize production techniques that reduce our construction costs. The number of our unsold homes fluctuates depending upon the timing of completion of construction and absorption of home phases. As of December 31, 2010, we had 38 completed and unsold homes, excluding the model homes we currently maintain. We continue to match new home starts with our sales rate.

We function as a general contractor, subcontracting the construction activities for our projects. We manage these activities with on-site supervisory employees and informational and management control systems. We engage independent architectural, design, engineering and other consulting firms to assist in project planning. We do not have long-term contractual commitments with our subcontractors, consultants or suppliers of materials, who are generally selected on a competitive bid basis. We employ subcontractors for site improvement and for virtually all of the work involved in the construction of homes. It is our general practice to have our subcontractors commit to complete the specified work in accordance with written price schedules. These price schedules normally change to meet fluctuations in labor and material costs. We do not own heavy construction equipment and we have a relatively small labor force used to supervise development and construction, and to perform routine maintenance services. We generally have been able to obtain sufficient materials and subcontractors, even during times of high demand for new homes. We build a home in approximately five to eight months, depending upon design, the availability of raw materials and supplies, governmental approvals, local labor situation, time of year and other factors.

Sales and Marketing

We advertise in local newspapers and magazines and on billboards to assist us in selling our homes. We also utilize direct mailings, special promotional events, illustrated brochures and model homes in our marketing program. The internet is also an important source of information for our customers. Through the internet, potential buyers are able to search for their home, take a virtual video tour of selected homes, obtain general information about our projects and communicate directly with our personnel.

We sell our homes through our own sales representatives and through independent real estate brokers. Our in-house sales force typically works from sales offices located in model homes close to or in each community. Sales representatives assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, tours of model homes and the selection of options. Sales personnel are licensed by the applicable real estate bodies in their respective markets, are trained by us and generally have had prior experience selling new homes in the local market. Our personnel, along with subcontracted marketing and design consultants, carefully design exteriors and interiors of each home to coincide with the lifestyles of targeted buyers. We use various floor plan types and elevations to provide a more varied street scene and a sense of customization for buyers.

As of December 31, 2010, we owned 56 model homes and leased nine model homes from third parties, which are not generally available for sale until the final build-out of a project. Generally, two to four different model homes are built and decorated at each project to display design features. Model homes play a role in helping buyers understand the efficiencies and value provided by each floor plan type. In addition to model homes, customers can gain an understanding of the various design features and options available to them using our design centers. At each design center, customers can meet with a designer and are shown the standard and upgraded selections available to them, including professional interior design furnishings and accessories.

We typically sell homes using sales contracts that include cash deposits by the purchasers. Before entering into sales contracts, we pre-qualify our customers. However, purchasers can generally cancel sales contracts if they are unable to sell their existing homes, if they fail to qualify for financing, or under certain other circumstances. Although cancellations can delay the sale of our homes, they have historically not had a material impact on our operating results. During 2010, our cancellation rate of 21% was high relative to our historical average of 15%. We continue to closely monitor the progress of prospective buyers in obtaining financing. We also monitor and attempt to adjust our planned construction starts depending on the level of demand for our homes.

Customer Service and Quality Control

We pay particular attention to the product design process and carefully consider quality and choice of materials in order to attempt to eliminate building deficiencies. The quality and workmanship of the trade contractors we employ are monitored and we make regular inspections to ensure our standards are met.

We staff each business unit with quality control and customer service staff whose role includes providing a positive experience for each customer throughout the pre-sale, sale, building, closing and post-closing periods. These employees are also responsible for providing after sales customer service. Our quality and service initiatives include taking customers on a comprehensive tour of their home prior to closing and using customer survey results to improve our standards of quality and customer satisfaction.

Relationship with Affiliates

We are a land developer and homebuilder, developing land and building homes primarily in four markets in California and in the Washington D.C. Area. None of our affiliates, including Brookfield Asset Management and Brookfield Office Properties, operate in similar businesses in our markets. Nevertheless, there are agreements among our affiliates to which we are a party or subject relating to a name license, the lease of office space and two unsecured revolving credit facilities. In addition, on October 4, 2010, Brookfield Office Properties, Brookfield Homes and Brookfield Residential entered into a definitive agreement to combine Brookfield Homes and the North American residential land and housing division of Brookfield Properties into Brookfield Residential, which occurred on March 31, 2011.

Three of our directors serve as executive officers and/or directors of our affiliates.

Competition

The residential homebuilding industry is highly competitive. We compete against numerous local, regional and national homebuilders and others in the real estate business in and near the areas where our communities are located. We also compete with re-sales of existing homes, whether by a homeowner or by a financial institution that has acquired a home through foreclosure, and with the rental housing market. We may compete for investment opportunities, financing, available land, raw materials and skilled labor with entities that possess greater financial, marketing and other resources than us. We also compete for land buyers with third parties in our efforts to sell lots to other homebuilders. We compete primarily on the basis of community location and planning, design, customer service, quality control and price. Competition may increase if there is future consolidation in the land development and homebuilding industry.

Material Contracts

Except for the merger and contribution agreement with Brookfield Office Properties and Brookfield Residential and two unsecured revolving credit facilities with subsidiaries of Brookfield Asset Management, each described in this prospectus, we are not party or subject to any material contracts.

Regulation and Environment

We are subject to local and state laws and regulations concerning zoning, design, construction and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of homes that eventually can be built within the boundaries of a particular area. We are also subject to periodic delays in our homebuilding projects due to building moratoria. In addition, new development projects may be subject to various assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. When made, these assessments can have a negative impact on our sales by raising the price that homebuyers must pay for our homes.

We are also subject to local, state and federal laws and regulations concerning the protection of the environment. The environmental laws that apply to a given homebuilding site depend upon the site’s location, its environmental conditions and the present and former uses of the site and its adjoining properties. Environmental laws and conditions may result in delays, or cause us to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

We do not currently have any material estimated capital expenditures related to governmental assessments or environmental compliance costs for the remainder of fiscal 2011, fiscal 2012 or fiscal 2013.

In connection with our operations, some of our employees have general contractor and real estate sales licenses, which are subject to governmental regulations. Our employees holding those licenses are currently in material compliance with all such applicable regulations.

Seasonality

We have historically experienced variability in our results of operations from quarter to quarter due to the seasonal nature of the homebuilding business and the timing of new community openings and the closing out of projects. We typically experience the highest rate of orders for new homes in the first six months of the calendar year, although the rate of orders for new homes is highly dependent upon the number of active communities. Because new home deliveries trail orders for new homes by several months, we typically deliver a greater percentage of new homes in the second half of the year compared with the first half of the year. As a result, our revenues from sales of homes are generally higher in the second half of the year.

Employees

As of December 31, 2010, we had 271 employees. We consider our relations with our employees to be good. Our construction operations are conducted primarily through independent subcontractors, thereby limiting the number of our employees. None of our employees are currently represented by a union or covered by a collective bargaining agreement. We have not recently experienced any work stoppages.

Overview of BPO Residential

BPO Residential develops residential land and conducts homebuilding operations. Operations are currently focused in the following geographical regions: Alberta and Ontario in Canada, and Colorado and Texas in the U.S. These business units primarily entitle and develop land in master-planned communities to sell finished lots to homebuilders. These business units also sell acreage for the construction of or construct commercial shopping centers in its communities.

BPO Residential’s largest subsidiary, Carma Developers LP, was formed in 1958 in Calgary, Alberta to buy and develop lots. In 1972, Carma Developers LP became a public company listed for trading on the Toronto Stock Exchange. In 1987, Brookfield Properties acquired an interest in Carma Developers LP and ultimately purchased the remaining stock, taking the company private in 2000. Over the past 50 years, BPO Residential has expanded into Edmonton in Canada, and Denver and Austin in the United States, which it believed had future growth potential. Operations in these regions have since grown through the acquisition of land in high growth corridors.

General Development of the BPO Residential Business

BPO Residential has been in business for over fifty years. The following chart summarizes the principal operating subsidiaries and the year in which they commenced operations:

		Year of
Principal Subsidiary	Market	Commencement

Carma Developers LP	Alberta, Canada	1958
Brookfield Homes (Ontario) Limited	Ontario, Canada	1956
Carma Inc.	Colorado/Texas, USA	1997

Narrative Description of BPO Residential’s Business

Through the activities of operating subsidiaries, BPO Residential entitles and develops land for its own communities and sells lots to third party home builders. BPO Residential also designs, constructs and markets single and multi-family homes primarily in Alberta and Ontario. In each market, local business units are involved in all phases of the planning of master-planned communities and infill developments. These phases include sourcing and evaluating land acquisitions, site planning, obtaining entitlements and developing the land. In Alberta and Ontario, operations include home building, product design, constructing, marketing and selling homes. In the five year period ended December 31, 2010, BPO Residential closed a total of 4,286 homes and sold 10,565 lots and 940 acres in various stages of development to other homebuilders and third parties. A home or lot is considered closed when title has passed and for a lot when a significant cash down payment or appropriate security has been received. Master-planned communities are new home communities that typically feature community centers, parks, recreational areas, schools, commercial areas, and other amenities. Within a master-planned community there may be smaller neighborhoods offering a variety of home styles and price levels from which homebuyers may choose. In an infill development, BPO Residential develops land and constructs homes in previously urbanized areas on underutilized land. In the years ended December 31, 2010, 2009 and 2008, BPO Residential closed homes, sold lots, and sold acres of land as follows:

	Home Closings	Lots Sold	Acreage Sold

2010	1,025	1,942	38
2009	648	1,213	412
2008	745	1,806	342

The breakdown of home closings, lot sales and acre sales by market for the last three years is as follows:

	Years Ended December 31
	2010	2009	2008

Housing Closings (Units):
Alberta	778	522	440
Ontario	247	126	305

Total	1,025	648	745

Land Sales (Lots):
(Single family)
Alberta	1,754	1,154	1,580
Ontario	—	—	124
United States	188	59	102

Total	1,942	1,213	1,806

Land Sales (Acres):
(Multi-family, Commercial and Industrial)
Alberta	38	3	47
Ontario	—	404	295
United States	—	5	—

Total	38	412	342

At December 31, 2010, BPO Residential had in backlog 292 homes, a decrease of 133 when compared to December 31, 2009 and an increase of 179 homes when compared to December 31, 2008. Backlog represents the number of homes subject to pending sales contracts. BPO Residential believes $104 million of its backlog to be firm as of December 31, 2010.

The breakdown of the average home prices on BPO Residential’s closings, average lot sales price realized and average acre sales price realized in the last three years are as follows:

	Years Ended December 31
	2010	2009	2008

Average selling price per Housing unit: (US$ thousands)
Alberta	$292	$274	$306
Ontario	$323	$285	$290
Average selling price per Lot: (US$ thousands)
Alberta	$151	$158	$167
Ontario	$—	$—	$116
United States	$85	$73	$116
Average selling price per Acre: (US$ thousands)
Alberta	$245	$169	$209
Ontario	$—	$101	$64
United States	$—	$250	$—

For more detailed financial information with respect to BPO Residential’s revenues, earnings and assets, please see the accompanying carve-out financial statements and related notes included elsewhere in this prospectus.

BPO Residential Business Strategy

BPO Residential’s goal is to maximize the total return on assets over the long term while delivering first class master planned communities and homes. The key elements to achieve this goal are as follows:

•	Understand the market and where growth will take place — where will future buyers work and where growth can take place on an economic basis.

•	Purchase land at lower prices in advance of growth — hold and add value through the entitlement process.

•	Work in markets where BPO Residential has a competitive advantage and where there are barriers to entry.

•	Be leaders in introducing new concepts, living styles, community planning, and amenities.

•	Develop communities that provide a mix of housing choices and price points — this increases absorption and provides opportunities for residents to remain in the community and purchase new homes as their needs change.

•	Purchase land in growth corridors taking a long range view where master-planned opportunities exist.

•	Look for additional opportunities within current markets that exist through changes in land use — for example, infill land development.

•	Finance raw land with equity and vendor take back mortgages where possible; utilizing debt for servicing costs to create finished lots and in homebuilding. A vendor take back mortgage is a financing agreement between the vendor and the purchaser, in which title is transferred to the purchaser and the vendor takes back a registered mortgage.

•	Establish and maintain relationships with strong homebuilders in each market.

•	Be the industry leader in the development and construction of affordable housing product in markets where BPO Residential operates.

•	Provide acreage for the construction of or construct commercial shopping centers in BPO Residential communities allowing residents local access to these retail resources.

BPO Residential Asset Profile

As of December 31, 2010, assets totaled $1.6 billion, represented by approximately 82,000 lots. The owned lots provide a strong foundation for future sales and visibility on future cash flow. The number of residential building lots owned in each primary market as of December 31, 2010, December 31, 2009, and December 31, 2008 are as follows:

	December 31,	December 31,	December 31,
	2010	2009	2008

Alberta	45,808	49,388	48,548
Ontario	9,320	9,269	11,692
United States	26,698	27,013	27,598

Total	81,826	85,670	87,838

Land and housing inventory includes raw land, land under development, finished lots, and homes completed or under construction. The book value of BPO Residential’s land and housing inventory in each of its primary markets as of December 31, 2010, December 31, 2009, and December 31, 2008 are as follows:

	December 31,	December 31,	December 31,
	2010	2009	2008
	(US$ millions)

Alberta	$942	$944	$833
Ontario	113	106	94
United States	338	329	340

Total	$1,393	$1,379	$1,267

BPO Residential Property Acquisition

A disciplined approval process is employed to evaluate land purchases to limit the risk. An analysis of the market and future growth potential as well as discounted cash flows are used in evaluating acquisition decisions. A strategy of purchasing land with cash or taking vendor take back mortgages when available is used to maximize cash flow returns.

BPO Residential Construction and Development

Housing operations in Alberta are focused on the affordable market segment. Within the communities BPO Residential has been able to develop programs that produce strong annual sales performance.

Pre-sale programs account for approximately 60% of annual sales volume. Pre-sales are started once the contract is signed. Spec inventory levels are based on a three month rolling sales average to a predetermined maximum. Due to the nature of building size, multi-family programs will typically have more inventory than single-family.

BPO Residential functions as a general contractor, subcontracting the construction activities for its projects. These activities are managed with on-site supervisory employees. The sales function is performed largely through in-house sales teams with approximately 30% of annual sales through third party realtors. All procurement, estimating and sales contracts are done in house and title conveyance is done through contract lawyers. Single-family and semi-detached design is all completed in house and multi-family design work is done through consulting architects and engineers.

Lot supply is important to determining when to produce new residential lot inventory to meet anticipated demand. Disciplined forecasting manages the risk of under or oversupplying the market. Land production and cost control is monitored by dedicated project staff and consulting resources. Typically finished lot inventory would not exceed more than 75% to 100% of anticipated forthcoming annual sales depending on seasonality. Finished lots are produced by local contractors. Typical servicing contracts are annual but may extend as long as three years in order to secure best pricing in the supply, delivery, and installation through the entire supply chain.

BPO Residential Sales and Marketing

The method of marketing will vary by geographic location as well as by the type of housing product being built. Up to 20% of the homes sold in each of the communities in Calgary and Edmonton are built by BPO Residential. This has resulted in BPO Residential being a leader in the design, construction and marketing of affordable housing product that integrates well into the master-planned communities. The master-planned communities target a wide range of price points and housing product in order to maximize absorption and therefore recover front ending costs in an efficient manner.

BPO Residential finished lots are sold to builders through a variety of marketing and sales contracts. In Denver and Austin the typical lot sale is to national and large regional builders for cash or through rolling option agreements. There are no national builders in Canada and therefore lots are sold through either “bulk” sales contracts with a 20% deposit, required takedowns or through a specific performance contract. We also “pool” inventory and sell to a specific group of builders on a lot by lot basis.

Each community has its own Strategic Marketing Plan that outlines how the community will develop — its staging, required infrastructure, model home locations, product types and price points. This type of forward planning allows for reactions to quick changing market conditions and to have all required approvals in place when market demand exists. Community marketing is devoted to driving potential purchasers to homebuilders in BPO Residential communities. BPO Residential works with builders who demonstrate financial, design, construction, marketing and customer service proficiency. Each builder has their own design, sales and marketing teams and will build one or more model homes for each product price point and community they are involved in.

BPO Residential utilizes traditional media such as signage, newspaper and radio to drive potential purchasers to the model homes. In addition, BPO Residential utilizes the Internet and customer relationship tools. Customers can review each community for location, amenity, housing product and price point via the Internet. BPO Residential housing product tends to attract a younger buyer who is purchasing their first home. This buyer communicates through both BPO Residential’s website and through social media. These are marketing tools that are both cost effective and which link directly to the target buyer.

Dependent upon market conditions, housing operations and third party builders may construct a number of spec homes in addition to their model homes. The number is usually governed by their own financing and market conditions.

Many of the communities sell out over a 10 to 15 year time period. A customer who has purchased their first, affordable home in a community may continue to purchase in the same community as their financial and lifestyle requirements change. In the later years of development approximately 50% of buyers already live in the community. It is important to BPO Residential to maintain contact with all of its residents through involvement in the community amenity, home owner associations and through the proprietary resident only Intranet developed for each community.

BPO Residential Customer Service and Quality Control

It is a core value of BPO Residential to build the highest quality communities and homes. The development and home building operations contract with subcontractors to develop lots and construct homes. These contractors are carefully chosen based on their quality and ethics. The finished product of these subcontractors is monitored to ensure the highest quality product is delivered to consumers.

BPO Residential Relationship with Affiliates

In the ordinary course of business, BPO Residential enters into certain transactions with related parties which includes the other operations within Brookfield Office Properties. BPO Residential has amounts due to or owed from Brookfield Office Properties and other companies consolidated by Brookfield Office Properties not considered part of BPO Residential. Amounts due to affiliates are unsecured and are due on demand and bear interest at prime (Canadian or U.S. prime depending on the entity) to prime plus 1/2%.

BPO Residential Competition

The residential land and homebuilding industry is highly competitive. BPO Residential competes with other land development companies, land speculators, and numerous local and regional homebuilders in and near the areas where its communities are located. In the homebuilding operations, BPO Residential competes with resales of existing homes, whether by a homeowner or by financial institutions that have acquired a home through foreclosure, and with the rental housing market.

BPO Residential Material Contracts

BPO Residential is not party or subject to any material contracts other than in the ordinary course of business.

BPO Residential Regulation and Environment

BPO Residential is subject to local and state laws and regulations concerning zoning, design, construction and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of homes that eventually can be built within the boundaries of a particular area. In addition, new development projects may be subject to various assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. When made, these assessments can have a negative impact on sales by raising the price that homebuyers must pay for homes.

BPO Residential is also subject to local, state, provincial and federal laws and regulations concerning the protection of the environment. The environmental laws that apply to a given homebuilding site depend upon the site’s location, its environmental conditions and the present and former uses of the site and its adjoining properties. Environmental laws and conditions may result in delays, or cause us to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

Currently BPO Residential does not have any material estimated capital expenditures related to governmental assessments other than in the ordinary course of business or environmental compliance costs for fiscal 2011, fiscal 2012 or fiscal 2013.

BPO Residential Seasonality

Historically, BPO Residential has experienced variability in results of operations from quarter to quarter due to the seasonal nature of the land development and homebuilding business and the timing of new community openings and the closing out of projects. The highest rate of orders for new homes is typically in the first six months of the calendar year. New home deliveries trail new home orders and therefore normally have a greater percentage of new home deliveries in the second half of the fiscal year. As a result, revenues from deliveries of homes are generally higher in the second half of the year.

BPO Residential Employees

As of December 31, 2010, BPO Residential had approximately 400 employees. The relations with employees are considered to be strong. The development and construction operations are conducted primarily through independent subcontractors, thereby limiting the number of employees.

Brookfield Homes (Ontario) Limited is bound to both the Toronto and Durham Residential Construction Labour Bureau Collective agreements with LIUNA Local 183. They cover new low rise and high rise residential construction in the Ontario Labour Relations Board areas #8, #9 and Simcoe County. The terms and conditions of those agreements must be followed with respect to construction workers working directly for Brookfield Homes (Ontario) Limited as well as various sub-contracting obligations relating to the scope of work and sub-contracting to certain sub-trades identified in the agreements. The agreements are three years in duration and expire April 30, 2013. The re-negotiation or termination of the agreements is subject to statutory provisions outlined in the Labour Relations Act (Ontario).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF BROOKFIELD HOMES

The following discussion and analysis is from the perspective of Brookfield Homes and should be read with the “Brookfield Homes Financial Statements” and related notes and financial data contained elsewhere in this prospectus. References to “we” and “our” in this section refer to Brookfield Homes.

The following discussion and analysis should be read along with “Historical Consolidated Selected Financial Data of Brookfield Homes” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion includes forward-looking statements that reflect our current views with respect to future events and financial performance and that involve risks and uncertainties. Our actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those discussed below and the “Risk Factors” included elsewhere in this prospectus.

Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains “forward-looking statements” within the meaning of the United States federal securities laws. The words “may,” “believe,” “will,” “anticipate,” “expect,” “planned,” “estimate,” “project,” “future,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. The forward-looking statements in this prospectus include, among others, statements with respect to:

•	ability to create shareholder value;

•	business goals and strategy;

•	strategies for shareholder value creation;

•	the stability of home prices;

•	effect of challenging conditions on us;

•	financing sources;

•	ability to generate sufficient cash flow from our assets in 2011, 2012 and 2013 to repay maturing project specific financings;

•	the visibility of our future cash flow;

•	expected backlog and closings;

•	sufficiency of our access to capital resources;

•	supply and demand equilibrium;

•	the timing of the effect of interest rate changes on our cash flows;

•	the effect on our business of existing lawsuits; and

•	whether or not our letters of credit or performance bonds will be drawn upon.

Reliance should not be placed on forward-looking statements because they involve both known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to:

•	changes in general economic, real estate and other conditions;

•	mortgage rate and availability changes;

•	availability of suitable undeveloped land at acceptable prices;

•	adverse legislation or regulation;

•	ability to obtain necessary permits and approvals for the development of our land;

•	availability of labor or materials or increases in their costs;

•	ability to develop and market our master-planned communities successfully;

•	ability to obtain regulatory approvals;

•	confidence levels of consumers;

•	ability to raise capital on favorable terms;

•	our debt and leverage;

•	adverse weather conditions and natural disasters;

•	relations with the residents of our communities;

•	risks associated with increased insurance costs or unavailability of adequate coverage;

•	ability to obtain surety bonds;

•	competitive conditions in the homebuilding industry, including product and pricing pressures;

•	ability to retain our executive officers;

•	relationships with our affiliates; and

•	additional risks and uncertainties, many of which are beyond our control, referred to in this prospectus and our other SEC filings.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Subsequent Event

On October 4, 2010, Brookfield Office Properties, Brookfield Homes, and Brookfield Residential entered into a definitive agreement to relating to the transactions. The transactions were completed on March 31, 2011.

Overview

In the first quarter, we were encouraged by the improvement in sales and closings. However, since then, selling communities have seen a drop in the number of visits from potential homebuyers, which we believe is a result of expired government stimulus programs, together with continued uncertain economic conditions, which have negatively impacted homebuyer confidence. The United States homebuilding industry continues to face a number of challenges with home foreclosures and tight credit standards continuing to have an effect on inventory and new home sale rates and prices. Despite these challenging conditions, we believe the risk is mitigated by our assets which are largely located in geographic areas with a constrained supply of lots and which have demonstrated strong economic characteristics over the long term. The supply of finished lots has been depleted substantially over the last few years and negligible development has occurred since 2006. As a result, we believe our strong financial position and owning entitled and/or developed lots in supply-constrained markets places us in a solid position as the markets improve.

Through the activities of our operating subsidiaries, we entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single and multi-family homes primarily to move-up homebuyers.

We operate in the following geographic regions, which are presented as our reportable segments: Northern California (San Francisco Bay Area and Sacramento), Southland/Los Angeles, San Diego/Riverside and the Washington D.C. Area. Our other operations that do not meet the quantitative thresholds for separate segment disclosure are included in “Corporate and Other.”

For the five year period 2006 to 2010, cash provided from operations was $273 million, which was used primarily to repay debt. Despite the continuing challenges of the United States housing market, we believe our business is positioned to create further stockholder value over the long term through the selective control of a number of strategic projects and the overall level of lots controlled.

The 26,817 lots that we control provide a strong foundation for our future operations and visibility on our future cash flow. We believe we add value to the lots we control through entitlements, development and the construction of homes. In allocating capital to our operations, we generally limit our capital at risk on unentitled land by optioning such land positions. Option contracts for the purchase of land permit us to control lots for an extended period of time.

Operating in markets with higher price points, our average home selling price in 2010 of $511,000 was well in excess of the national average sales price. We also sell serviced and unserviced lots to other homebuilders, generally on an opportunistic basis where we can redeploy capital to an asset providing higher returns. In 2010, we sold 370 lots to homebuilders. The number of lots we sell may vary significantly from period to period due to the timing and nature of such sales which are also affected by local market conditions.

Our housing and land inventory and investments in unconsolidated entities together comprised 93% of our total assets of $991 million as of December 31, 2010. In addition, we had $65 million in other assets. Other assets consist of restricted cash of $7 million, deferred taxes of $33 million and receivables and other assets of $25 million.

As at December 31, 2010, the market capitalization of our common stock was $279 million, compared to our book value of $225 million. Market capitalization will vary depending on market sentiment and may not have a relationship to the underlying value of a share of our Company over the longer term.

Results of Operations

	Years Ended December 31
Selected Financial Information	2010	2009	2008
	($US Millions)

Revenue:
Housing	$292	$340	$415
Land	47	36	34

Total revenues	339	376	449
Direct cost of sales	(284)	(354)	(416)
Impairment of housing and land inventory and write-off of option deposits	—	(24)	(115)

Gross margin/(loss)	55	(2)	(82)
Selling, general and administrative expense	(56)	(52)	(69)
Equity in earnings from unconsolidated entities	—	1	3
Impairment of unconsolidated entities	—	(13)	(38)
Other income/(expense)	8	13	(18)

Income/(loss) before income taxes	7	(53)	(204)
Income tax (expense)/recovery	(4)	20	71

Net income/(loss)	3	(33)	(133)
Loss attributable to noncontrolling interests	1	5	17

Net income/(loss) attributable to Brookfield Homes Corporation	$4	$(28)	$(116)

	Years Ended December 31
Segment Information	2010	2009	2008

Housing revenue ($US millions):
Northern California	$71	$102	$127
Southland/Los Angeles	83	79	94
San Diego/Riverside	54	69	68
Washington D.C. Area	80	86	122
Corporate and Other	4	4	4

Total	$292	$340	$415

Land revenue ($US millions):
Northern California	$—	$—	$2
Southland/Los Angeles	4	—	—
San Diego/Riverside	27	20	19
Washington D.C. Area	16	8	13
Corporate and Other	—	8	—

Total	$47	$36	$34

Impairment of housing and land inventory and write-off of option deposits ($US millions):
Northern California	$—	$—	$21
Southland/Los Angeles	—	3	16
San Diego/Riverside	—	1	42
Washington D.C. Area	—	13	36
Corporate and Other	—	7	—

Total	$—	$24	$115

Gross margin/(loss) ($US millions):
Northern California	$12	$1	$(18)
Southland/Los Angeles	14	5	(3)
San Diego/Riverside	11	(4)	(42)
Washington D.C. Area	19	4	(17)
Corporate and Other	(1)	(8)	(2)

Total	$55	$(2)	$(82)

	Years Ended December 31
	2010	2009	2008

Home closings (units):
Northern California	66	121	139
Southland/Los Angeles	189	204	227
San Diego/Riverside	100	136	128
Washington D.C. Area	210	232	245
Corporate and Other	8	6	6

Consolidated Total	573	699	745
Unconsolidated Entities	2	4	5

Total	575	703	750

Average selling price ($US):
Northern California	$1,084,000	$845,000	$913,000
Southland/Los Angeles	437,000	388,000	413,000
San Diego/Riverside	543,000	507,000	533,000
Washington D.C. Area	381,000	369,000	499,000
Corporate and Other	440,000	635,000	689,000

Consolidated Average	510,000	486,000	557,000
Unconsolidated Entities	817,000	821,000	1,288,000

Average	$511,000	$488,000	$562,000

Lots controlled (units at end of year):
Northern California	3,273	2,001	1,108
Southland/Los Angeles	1,655	1,235	1,417
San Diego/Riverside	8,761	8,853	6,605
Washington D.C. Area	3,681	3,627	3,681
Corporate and Other	253	263	273

	17,623	15,979	13,084
Lots under option(1)	9,194	8,266	11,025

Total	26,817	24,245	24,109

(1)	Includes proportionate share of lots under option related to unconsolidated entities.

Year Ended December 31, 2010 Compared with Year Ended December 31, 2009

Net Income

Net income for the year ended December 31, 2010 was $3 million, an increase of $36 million when compared to net loss of $33 million for the year ended December 31, 2009. The increase primarily relates to a decrease of $37 million in impairments and write-offs on our housing and land assets and investments in unconsolidated entities. This is reflected as an increase in housing and land gross margin of $33 million, partially offset by an increase in tax expense of $24 million, selling, general and administrative costs of $4 million and a decrease in other income of $5 million.

Results of Operations

Company-wide:  Housing revenue was $292 million for the year ended December 31, 2010, a decrease of $48 million when compared to 2009. The decrease in housing revenue was primarily due to fewer home closings for

2010 of 575 units, a decrease of 128 units or 18% when compared to 2009, partially offset by a higher average selling price.

Housing revenues were net of incentives of $23 million for the year ended December 31, 2010, compared to $57 million for the same period in 2009. Our incentives on homes closed by reportable segment for the years ended December 31, 2010 and 2009 were as follows:

	Years Ended December 31
	2010		2009
	Incentives	% of Gross	Incentives	% of Gross
	Recognized	Revenues	Recognized	Revenues
	($ millions)

Northern California	$9	11%	$27	26%
Southland/Los Angeles	4	4%	5	7%
San Diego/Riverside	3	5%	4	6%
Washington D.C. Area	7	8%	21	24%
Corporate and Other	—	—	—	—

Total	$23	7%	$57	17%

Land revenue in 2010 totaled $47 million on the sale of 370 lots to homebuilders compared with $36 million in 2009 on the sale of 469 lots. Our land revenues may vary significantly from period to period due to the timing and nature of land sales, as they generally occur on an opportunistic basis and are affected by local market conditions.

Gross margin was $55 million compared with a loss of $2 million in 2009. The increase in gross margin was primarily a result of a decrease in impairment charges and other write-offs.

In 2010, we did not recognize any impairment charges or option write-offs on our housing and land inventory compared to impairment charges of $24 million in 2009. Forty-two projects were tested for impairment charges and option write-offs for the year ended December 31, 2010 and no impairment charges or option write-offs were required.

The number of projects where impairment charges and option write-offs were recognized and the fair value of the projects impaired for the years ended December 31, 2010 and 2009 were as follows:

	Years Ended December 31
	2010			2009
	Projects		Fair Value	Projects		Fair Value
	Tested for	Projects	of Projects	Tested for	Projects	of Projects
	Impairment	Impaired	Impaired	Impairment	Impaired	Impaired
	($ millions)

Northern California	7	—	$—	6	1	$—
Southland/Los Angeles	4	—	—	4	1	14
San Diego/Riverside	14	—	—	15	—	—
Washington D.C. Area	15	—	—	18	3	5
Corporate and Other	2	—	—	3	2	6

Total	42	—	$—	46	7	$25

Northern California:  Housing revenue was $71 million for the year ended December 31, 2010, a decrease of $31 million when compared to 2009. The gross margin on housing revenue was $12 million, or an increase of $2 million when compared to 2009. The increase was a result of higher average selling prices. Land revenue was nil in 2010 and 2009. The gross margin on land revenue was nil in 2010 compared to $(9) million in 2009. The negative gross margin on land revenue in 2009 comprised a loss on the disposal to another homebuilder of a to be constructed 120 unit senior living facility.

Southland / Los Angeles:  Housing revenue was $83 million for the year ended December 31, 2010, an increase of $4 million when compared to 2009. The increase for the year ended December 31, 2010 compared to

2009 was primarily attributable to higher average selling prices partially offset by a decrease in home closings of 15 units. Land revenue was $4 million for the year ended December 31, 2010 compared with nil in 2009. The gross margin for the year ended December 31, 2010 was $14 million compared with $5 million in 2009. The increase in the gross margin for the year ended December 31, 2010 compared to the same period in 2009 was primarily a result of no impairment charges in 2010 and higher average selling prices. Impairment charges for the year ended December 31, 2010 were nil compared to $3 million in 2009.

San Diego/Riverside:  Housing revenue was $54 million for the year ended December 31, 2010, a decrease of $15 million when compared to 2009. The decrease for the year ended December 31, 2010 compared to 2009 was primarily attributable to a decrease in home closings partially offset by higher average selling prices. Land revenue was $27 million for the year ended December 31, 2010, compared with $20 million for the same period in 2009. The gross margin for the year ended December 31, 2010 was $11 million compared with $(4) million in 2009. Impairment charges and option write-offs for the year ended December 31, 2010 were nil compared with $1 million in 2009.

Washington D.C. Area:  Housing revenue was $80 million for the year ended December 31, 2010, a decrease of $6 million when compared to 2009. The decrease for the year ended December 31, 2010 compared to 2009 was primarily due to a decrease in home closings, partially offset by higher selling prices. Land revenue was $16 million for the year ended December 31, 2010, compared with $8 million in 2009. The gross margin for the year ended December 31, 2010 was $19 million compared with $4 million in 2009. The increase in gross margin for the year ended December 31, 2010 compared to 2009 was primarily a result of no impairment charges and other write-offs. Impairment charges and other write-offs for the year ended December 31, 2010 were nil compared with $13 million in 2009.

Selling, general and administrative expense was $56 million in 2010, an increase of $4 million when compared to 2009. The components of the 2010 and 2009 expense are summarized as follows:

	Years Ended December 31
	2010	2009
	($ millions)

General and administrative expenses	$36	$30
Sales and marketing expenses	18	22
Stock compensation	3	4
Change in fair value of equity swap contracts	(1)	(4)

	$56	$52

Equity in earnings from investments in unconsolidated entities in 2010 totaled $(0.2) million, a decrease of $1 million when compared to 2009. The impairment of our investments in unconsolidated entities totaled nil in 2010 compared to $13 million in 2009.

Other income / (expense) in 2010 totaled $8 million, a decrease of $5 million when compared to 2009. The components of the 2010 and 2009 other income are summarized as follows:

	Years Ended December 31
	2010	2009
	($ millions)

Change in fair value of interest rate swap contracts	$(1)	$11
Other	9	2

	$8	$13

Sales Activity

Our net new home orders for the year ended December 31, 2010 were 473 units, a decrease of 283 units compared to 2009. Based on our average of 22 active selling communities during the year, our average sales rate during 2010 was approximately 0.4 sales per week per community, which is below what may be considered a normal housing market of one sale per week per active selling community. The net new home orders in units for 2010 and 2009 by reportable segment were as follows:

	Years Ended December 31
	2010	2009

Northern California	51	135
Southland/Los Angeles	140	218
San Diego/Riverside	94	151
Washington D.C. Area	176	263
Corporate and Other	10	(14)

Consolidated Total	471	753
Unconsolidated Entities	2	3

Total	473	756

Net new orders for any period represent the aggregate of all homes ordered by customers, net of cancellations.

Our backlog, which represents the number of new homes subject to pending sales contracts, at December 31, 2010 and 2009 by reportable segment was as follows:

	Backlog December 31
	2010		2009
	Units	$ millions	Units	$ millions

Northern California	9	$10	24	$24
Southland/Los Angeles	20	6	69	29
San Diego/Riverside	17	10	23	11
Washington D.C. Area	37	17	71	24
Corporate and Other	1	1	—	—

Consolidated Total	84	44	187	88
Unconsolidated Entities	1	1	—	—

Total	85	$45	187	$88

We expect 85 units of our backlog to close in 2010 subject to any future cancellations that may occur. The cancellation rates for 2010 and 2009 by reportable segment were as follows:

	Years Ended December 31
	2010		2009
	Units	%	Units	%

Northern California	14	22%	19	12%
Southland/Los Angeles	22	14%	49	18%
San Diego/Riverside	26	22%	30	16%
Washington D.C. Area	62	26%	62	19%
Corporate and Other	—	—	20	250%

Total	124	21%	180	19%

Year Ended December 31, 2009 Compared with Year Ended December 31, 2008

Net Income

Net loss for the year ended December 31, 2009 was $33 million, a decline in net loss of $101 million when compared to net loss of $133 million for the year ended December 31, 2008. The decrease in net loss primarily relates to a decrease of $116 million in impairments and write-offs on our housing and land assets and investments in unconsolidated entities, lower selling general and administrative costs of $17 million, and an increase in income from our interest rate swap contracts of $30 million, partially offset by a decrease in housing and land gross margin of $10 million and a reduction in tax recoveries of $51 million.

Results of Operations

Company-wide:  Housing revenue was $340 million for the year ended December 31, 2009, a decrease of $75 million when compared to the same period in 2008. The decrease in housing revenue was primarily due to fewer home closings for 2009 of 703 units, a decrease of 47 units or 6% when compared to 2008 as well as reduced average selling prices and product mix.

Housing revenues were net of incentives of $57 million for the year ended December 31, 2009, compared to $73 million for the same period in 2008. Our incentives on homes closed by reportable segment for the years ended December 31, 2009 and 2008 are as follows:

	Years Ended December 31
	2009		2008
	Incentives	% of Gross	Incentives	% of Gross
	Recognized	Revenues	Recognized	Revenues
	($ millions)

Northern California	$27	26%	$37	29%
Southland/Los Angeles	5	7%	8	8%
San Diego/Riverside	4	6%	4	5%
Washington D.C. Area	21	24%	24	20%
Corporate and Other	—	—	—	—

Total	$57	17%	$73	18%

Land revenue in 2009 totaled $36 million on the sale of 469 lots to homebuilders compared with $34 million in 2008 on the sale of 616 lots. Our land revenues may vary significantly from period to period due to the timing and nature of land sales, as they generally occur on an opportunistic basis and are affected by local market conditions.

Gross margin was a loss of $2 million compared with a loss of $82 million for the same period in 2008. The increase in gross margin was primarily a result of a decrease in impairment charges and other write-offs, partially offset by fewer home closings during the year ended December 31, 2009, as well as reduced average selling prices. Included in gross margin is a loss of $19 million on the abandonment of 2,610 lots which was offset in the same market area with the extension and renegotiation of a land option contract on 2,000 lots, which is included in consolidated land inventory not owned.

In 2009, we recognized impairment charges and option write-offs on our housing and land inventory of $24 million compared to $115 million in 2008. The impairment charges and option write-offs related primarily to lots located in the Southland, Washington D.C. Area and Corporate and Other reportable segments, optioned lots located primarily in California and the Washington D.C. Area, as well as a commercial site located in the Washington D.C. Area reportable segment.

The number of projects where impairment charges and option write-offs were recognized and the fair value of the projects impaired for the years ended December 31, 2009 and 2008 are as follows:

	Years Ended December 31
	2009			2008
	Projects		Fair Value	Projects		Fair Value
	Tested for	Projects	of Projects	Tested for	Projects	of Projects
	Impairment	Impaired	Impaired	Impairment	Impaired	Impaired
	($ millions)

Northern California	6	1	$—	9	3	$91
Southland/Los Angeles	4	1	14	6	3	49
San Diego/Riverside	15	—	—	14	3	91
Washington D.C. Area	18	3	5	22	13	79
Corporate and Other	3	2	6	2	—	—

Total	46	7	$25	53	22	$310

A summary of our gross margin/(loss) is as follows:

	Years Ended December 31
	2009	2008
	($ millions)

Housing	$45	$52
Land	(23)	(19)
Impairment charges/write-downs	(24)	(115)

	$(2)	$(82)

Northern California:  Housing revenue was $102 million for the year ended December 31, 2009, a decrease of $25 million when compared to the same period in 2008. The gross margin on housing was $10 million, consistent with the same period in 2008. While there were fewer option contract write-offs and impairment charges recorded in 2009, this was offset by lower average selling prices. Impairments and option contract write-offs for the year ended December 31, 2009 were nil compared with $21 million for the same period in 2008.

Land revenue was nil in 2009, compared with $2 million in 2008. The land revenue in 2008 comprised the sale of 78 raw lots. The gross margin on land revenue was $(9) million in 2009 compared to $(7) million in 2008. The negative gross margin on land revenue in 2009 comprised a loss on the disposal to another homebuilder of a 120 unit senior living facility site.

Southland/Los Angeles:  Housing revenue was $79 million for the year ended December 31, 2009, a decrease of $15 million when compared to the same period in 2008. The decrease for the year ended December 31, 2009 compared to the same period in 2008 was primarily attributable to a decrease in home closings of 23 units. The gross margin for the year ended December 31, 2009 was $5 million compared with $(3) million for the same period in 2008. The increase in the gross margin for the year ended December 31, 2009 compared to the same period in 2008 was primarily a result of fewer impairment charges partially offset by lower average selling prices. Impairment charges for the year ended December 31, 2009 were $3 million compared to $16 million for the same period in 2008.

San Diego/Riverside:  Housing revenue was $69 million for the year ended December 31, 2009, an increase of $1 million when compared to the same period in 2008. Land revenue was $20 million for the year ended December 31, 2009, compared with $19 million for the same period in 2008. During the year ended December 31, 2009, 60 lots located in the Carlsbad region, 150 lots located in the Imperial Valley region, as well as 71 lots located in the Inland Empire region were sold. The gross margin for the year ended December 31, 2009 was $(4) million compared with $(42) million for the same period in 2008. The increase in the gross margin was primarily a result of fewer impairment charges partially offset by reduced selling prices. Impairment charges and option write-offs for the year ended December 31, 2009 were $1 million compared with $42 million for the same period in 2008.

Washington D.C. Area:  Housing revenue was $86 million for the year ended December 31, 2009, a decrease of $36 million when compared to the same period in 2008 primarily due to a decrease in home closings and reduced selling prices. Land revenue was $8 million for the year ended December 31, 2009, compared with $13 million for the same period in 2008. The gross margin for the year ended December 31, 2009 was $4 million compared with $(17) million for the same period in 2008. The increase in gross margin for the year ended December 31, 2009 compared to the same period in 2008 was primarily a result of a decrease in impairment charges and other write-offs, partially offset by reduced selling prices. Impairment charges and other write-offs for the year ended December 31, 2009 were $13 million compared with $36 million for the same period in 2008.

Selling, general and administrative expense was $52 million in 2009, a decrease of $17 million when compared to 2008. The components of the 2009 and 2008 expense are summarized as follows:

	Years Ended December 31
	2009	2008
	($ millions)

General and administrative expenses	$30	$35
Sales and marketing expenses	22	30
Stock compensation	4	(7)
Change in fair value of equity swap contracts	(4)	11

	$52	$69

Equity in earnings from investments in unconsolidated entities in 2009 totaled $1 million, a decrease of $2 million when compared to 2008. The impairment of our investments in unconsolidated entities totaled $13 million in 2009 compared to $38 million in 2008. The impairment charges in 2009 primarily relate to 907 lots in the Inland Empire of California in one project and the write-off of costs related to a commercial site in the Washington D.C. Area.

Other income/(expense) in 2009 totaled $13 million, an increase of $31 million when compared to 2008. The components of the 2009 and 2008 other income are summarized as follows:

	Years Ended December 31
	2009	2008
	($ millions)

Change in fair value of interest rate swap contracts	$11	$(19)
Other	2	1

	$13	$(18)

Sales Activity

Our net new home orders for the year ended December 31, 2009 were 756 units, an increase of 27 units compared to 2008. Based on our average of 24 active selling communities during the year, our average sales rate during 2009 was approximately 0.6 sales per week per community, which is 50% higher per selling community than

2008 but below what may be considered a normal housing market of one sale per week per active selling community. The net new home orders in units for 2009 and 2008 by reportable segment are as follows:

	Years Ended December 31
	2009	2008

Northern California	135	122
Southland/Los Angeles	218	237
San Diego/Riverside	151	128
Washington D.C. Area	263	233
Corporate and Other	(14)	7

Consolidated Total	753	727
Unconsolidated Entities	3	2

Total	756	729

Net new orders for any period represent the aggregate of all homes ordered by customers, net of cancellations.

Our backlog, which represents the number of new homes subject to pending sales contracts, at December 31, 2009 and 2008 by reportable segment are as follows:

	Backlog December 31
	2009		2008
	Units	$ millions	Units	$ millions

Northern California	24	$24	10	$9
Southland/Los Angeles	69	29	55	23
San Diego/Riverside	23	11	8	4
Washington D.C. Area	71	24	40	35
Corporate and Other	—	—	20	14

Consolidated Total	187	88	133	85
Unconsolidated Entities	—	—	1	1

Total	187	$88	134	$86

We expect all units of our backlog to close in 2010, subject to future cancellations. The cancellation rates for 2009 and 2008 by reportable segment are as follows:

	Years Ended December 31
	2009		2008
	Units	%	Units	%

Northern California	19	12%	25	17%
Southland/Los Angeles	49	18%	45	16%
San Diego/Riverside	30	16%	28	18%
Washington D.C. Area	62	19%	88	27%
Corporate and Other	20	250%	7	44%

Total	180	19%	193	21%

The cancellation rate for 2009 in the Corporate and Other reportable segment results from deferral of the start of a project in Hawaii due to the market conditions in this location.

Liquidity and Capital Resources

Financial Position

Our assets as of December 31, 2010 totaled $991 million compared to $1,037 million as of December 31, 2009, a decrease of $46 million. The decrease in 2010 was due primarily to a decrease of $34 million in housing and land inventory and a decrease in receivables and other assets as a result of the cash tax refund of $43 million, partially offset by an increase of $32 million in our investments in unconsolidated entities. Our housing and land inventory and investments in unconsolidated entities are our most significant assets with a combined book value of $926 million or approximately 93% of our total assets. Our housing and land assets include homes completed and under construction and lots ready for construction, model homes and land under and held for development.

Our total debt as of December 31, 2010 was $332 million, a decrease of $50 million from December 31, 2009. Total debt as of December 31, 2010 consisted of $172 million of project specific financings and $160 million related to amounts drawn on facilities with subsidiaries of our largest stockholder, Brookfield Asset Management Inc. Our project specific financings represent construction and development loans that are used to fund the operations of our communities. Our major project specific lenders are Wells Fargo, Housing Capital Corporation, Bank of America and M&T. Interest charged under project specific financings include London Interbank Offered Rate, referred to as LIBOR, and prime rate pricing options. As of December 31, 2010, the average interest rate on our project specific and other financings was 3.8%, with stated maturities as follows:

	Maturities
	2011	2012	2013	Total

Northern California	$9	$—	$—	$9
Southland/Los Angeles	8	18	—	26
San Diego/Riverside	74	10	2	86
Washington D.C. Area	36	7	—	43
Corporate and Other	108	60	—	168

December 31, 2010	$235	$95	$2	$332

Our debt maturing in 2011, 2012 and 2013 is expected to be repaid from home and/or lot deliveries over this period or extended. During the year ended December 31, 2010, proceeds from housing and land deliveries exceeded the corresponding debt repayments made during the year. During the year ended December 31, 2010, in the normal course of operations, we extended repayment terms on $103 million of debt originally maturing in 2010 and now maturing in 2011. Additionally, as of December 31, 2010, we had project specific debt of $118 million that is available to complete land development and construction activities. The “Cash Flow” section below discloses our future available capital resources should proceeds from our future home closings not be sufficient to repay our debt obligations.

Other financings at December 31, 2010 included $100 million on an unsecured revolving operating facility and $60 million on an unsecured revolving acquisition and operating facility, both with subsidiaries of our largest stockholder, Brookfield Asset Management Inc. The revolving operating facility matures in December 2011, bears interest at LIBOR plus 3.50% and was fully drawn upon as of December 31, 2010. The revolving acquisition and operating facility is in a principal amount not to exceed $100 million. This facility matures in December 2012, currently bears interest at 14% and could be fully drawn upon without violation of any covenants.

Stockholders of our Company fully subscribed for 10,000,000 shares of 8% convertible preferred stock pursuant to our rights offering that expired on April 27, 2009. We received gross proceeds of approximately $250 million upon issuance of the shares of convertible preferred stock. The proceeds from the rights offering were used for general corporate purposes, including repayment on our revolving operating credit facility due to a subsidiary of our largest stockholder, Brookfield Asset Management Inc. Assuming the full conversion of the 8% convertible preferred stock held beneficially by it, Brookfield Asset Management Inc. will own approximately 82.6% of our common stock. Brookfield Asset Management has agreed to convert its shares of 8% convertible preferred stock to common stock prior to the merger transaction. Holders of the 8% convertible preferred stock issued in the rights offering are entitled to receive, when, as and if declared by our Board of Directors, dividends per year at the per share rate of 8%, representing annual dividends of $20 million. These declared dividends are payable semi-annually and may be paid, at the election of our board of directors, in cash or shares of common stock. During the year ended December 31, 2010, a $10 million dividend on June 30, 2010 was paid in the form of common stock and a $10 million cash dividend was payable on December 31, 2010. Please see Note 11 to our consolidated financial statements included elsewhere in this prospectus for additional information on the rights offering.

Cash Flow

Our principal uses of working capital include home construction, purchases of land and land development. Cash flows for each of our communities depend upon the applicable stage of the development cycle and can differ substantially from reported earnings. Early stages of development require significant cash outlays for land acquisitions, site approvals and entitlements, construction of model homes, roads, certain utilities and other amenities and general landscaping. As these costs are capitalized, earnings reported for financial statement purposes during such early stages may significantly exceed cash flows. Later, cash flows can exceed earnings reported for financial statement purposes, as cost of sales include charges for substantial amounts of previously expended costs.

We believe we currently have sufficient access to capital resources. Our future capital resources include cash flow from operations, borrowings under project and other credit facilities and proceeds from potential future debt issues or equity offerings, if required.

While we do not anticipate that equilibrium between the supply and demand for housing will be reached in 2011, we continue to work through the challenging market conditions and remain focused on proactively managing our balance sheet, placing a strong emphasis on liquidity. We are continuing to manage our inventory levels through matching homebuilding starts with net new orders.

Cash provided by our operating activities during the year ended December 31, 2010 totaled $89 million compared with $137 million in 2009. During the year ended December 31, 2010, our operating cash flow was positively impacted by the receipt of cash tax refunds of $43 million (December 31, 2009 — $63 million), the net asset reduction of our housing and land inventory and an increase in accounts payable and other liabilities.

During the year ended December 31, 2010, 575 homes closed and 370 lots were delivered to other homebuilders. As a result, cash flow from operations was positively affected by these home closings and lot sales. These deliveries were partially offset by land acquisitions made during the year ended December 31, 2010. We have limited our development of land while the demand for finished lots has decreased.

A summary of our lots owned, directly or through our share of unconsolidated entities excluding lot options, and their stage of development at December 31, 2010 compared with last year follows:

	December 31,	December 31,
	2010	2009

Housing units, including models	430	361
Finished lots	1,253	1,710
Lots commenced grading	2,290	1,991
Raw lots	13,650	8,685

	17,623	12,747

Cash used in our investing activities for the year ended December 31, 2010 was $36 million, an increase of $27 million when compared with $9 million in 2009. The increase was primarily a result of acquisition expenditures in unconsolidated entities partially offset by an increase in restricted cash in conjunction with entering into the total return swap contract in 2009.

Cash used in our financing activities for the year ended December 31, 2010 was $53 million compared with cash used of $128 million in 2009. The cash used in the current year was used primarily to repay project specific financings of $60 million offset by an increase in other financings of $10 million.

Contractual Obligations and Other Commitments

A total of $170 million of our project specific financings mature prior to the end of 2012. The debt maturing in 2011 and 2012 is expected to be repaid from home and/or lot deliveries over this period. Our net debt to total capitalization ratio as of December 31, 2010, which we define as total interest bearing debt less cash, divided by total interest bearing debt less cash plus total equity and other interests in consolidated subsidiaries, was 39%, compared to 42% at December 31, 2009.

Our project specific financings require Brookfield Homes Holdings Inc., a wholly-owned subsidiary of our Company, to maintain a tangible net worth of at least $325 million, a net indebtedness to capitalization ratio of no greater than 65% and a net indebtedness to tangible net worth ratio of no greater than 2.50 to 1.00. Indebtedness is defined as total interest bearing debt plus non-interest bearing liabilities less cash. At December 31, 2010, we were in compliance with all our project specific financing covenants. The following are computations of the most restrictive of Brookfield Homes Holdings Inc.’s tangible net worth, net indebtedness to capitalization ratio, and net indebtedness to tangible net worth debt ratio covenants:

		Actual as of
	Covenant	December 31, 2010

Tangible net worth ($US millions)	$325	$523
Net indebtedness to capitalization	65%	46%
Net indebtedness to tangible net worth	2.50 to 1	0.80 to 1

At December 31, 2010, our revolving operating facility with a subsidiary of Brookfield Asset Management Inc. required us to maintain minimum stockholders’ equity of $300 million and a consolidated net debt to book capitalization ratio of no greater than 70%. At December 31, 2010, we were in compliance with all our covenants. The following are computations of Brookfield Homes Corporation’s minimum stockholders’ equity and net debt to capitalization ratio covenants:

		Actual as of
	Covenant	December 31, 2010

Minimum stockholders’ equity ($US millions)	$300	$481
Net debt to capitalization	70%	39%

A summary of our contractual obligations and purchase agreements as of December 31, 2010 follows:

	Payment Due by Period
		Less than	1-3	3-5	More than
	Total	1 Year	Years	Years	5 Years
	($ millions)

Project specific and other financings(a)	$332	$235	$97	$—	$—
Operating lease obligations(b)	6	2	4	—	—
Purchase agreements(c)	151	27	20	104	—

Total(d)	$489	$264	$121	$104	$—

(a)	Amounts are included on the Consolidated Balance Sheets. See Note 6 of the Notes to our Consolidated Financial Statements included in this prospectus for additional information regarding project specific and other financings and related matters.

(b)	Amounts relate to non-cancelable operating leases involving office space, design centers and model homes.

(c)	Amounts represent our expected acquisition of land under options or purchase agreements. See Note 2 to our Consolidated Financial Statements included in this prospectus for additional information regarding purchase agreements.

(d)	Amounts do not include interest due to the floating nature of our debt. See Note 6 to our Consolidated Financial Statements included in this prospectus for additional information regarding our floating rate debt.

Off-Balance Sheet Arrangements

In the ordinary course of business, we use land and lot option contracts and unconsolidated entities to acquire control of land to mitigate the risk of declining land values. Option contracts for the purchase of land permit us to control the land for an extended period of time, until options expire and/or we are ready to develop the land for home construction. This reduces our financial risk associated with land holdings. As of December 31, 2010, we had $69 million of primarily non-refundable option deposits and advanced costs. The total exercise price of these options was $177 million including applicable deposits of $20 million. Pursuant to the guidance now incorporated in Accounting Standards Codification (“ASC”) Topic 810 (formerly Statement of Financial Accounting Standard (“SFAS”) 167), as described in Note 2 to our consolidated financial statements included elsewhere in this prospectus, we have consolidated $25 million of these option contracts. Please see Note 2 to our consolidated financial statements included in this prospectus for additional information on our lot options.

We also own 2,068 lots and control under option 2,759 lots through our proportionate share of unconsolidated entities. As of December 31, 2010, our investment in unconsolidated entities totaled $124 million. We have provided varying levels of guarantees of debt in our unconsolidated entities. As of December 31, 2010, we had completion guarantees of nil and limited maintenance guarantees of $14 million with respect to debt in our unconsolidated entities. During 2010, we did not make any loan re-margin repayments on our debt in our unconsolidated entities. Please see Note 3 to our consolidated financial statements included elsewhere in this prospectus for additional information about our investments in unconsolidated entities.

We obtain letters of credit, performance bonds and other bonds to support our obligations with respect to the development of our projects. The amount of these obligations outstanding at any time varies in accordance with our development activities. If these letters of credit or bonds are drawn upon, we will be obligated to reimburse the issuer of the letter of credit or bonds. As of December 31, 2010, we had $7 million in letters of credit outstanding and $140 million in performance bonds for these purposes. The costs to complete related to our letters of credit and performance bonds are $3 million and $66 million, respectively. We do not believe that any of these letters of credit or bonds are likely to be drawn upon.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon the consolidated financial statements of our Company, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make assumptions, estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the reported amount of revenues and expenses that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

Our most critical accounting policies are those that we believe are the most important in portraying our financial condition and results of operations, and require the most subjectivity and estimates by our management. A summary of our significant accounting policies, including the critical accounting policies discussed below, is provided in the notes to the consolidated financial statements of our Company included elsewhere in this prospectus.

Carrying Values

In accordance with the ASC Topic 360 “Property, Plant and Equipment” (formerly SFAS 144), housing and land assets we own directly and through unconsolidated entities are reviewed for recoverability on a regular basis and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. To arrive at the estimated fair value of housing and land inventory impaired, we estimate the cash flow for the life of each project. Specifically, on a housing project, we evaluate the margins on homes that have been closed, margins on sales contracts which are in backlog and estimated margins with regard to future home sales over the life of the project. On a land project, we estimate the timing of future land sales, the estimated revenue per lot, as well as estimated margins with respect to future land sales. For the housing and land inventory, we continuously evaluate projects where inventory is turning over slower than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, cost estimates and sales rates for short-term projects are consistent with recent sales activity. For longer-term projects, planned sales rates for 2011 and 2012 assume recent sales activity and normalized sales rates beyond 2012. We identify potentially impaired housing and land projects based on these quantitative factors as well as qualitative factors obtained from the local market areas. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs using a discounted cash flow methodology which incorporates market participant assumptions.

We have also entered into a number of option contracts to acquire land or lots in the future in accordance with specific terms and conditions. A majority of the option contracts require a non-refundable cash deposit based on a percentage of the purchase price of the property. The option contracts are recorded at cost. In determining whether to pursue an option contract, we estimate the option primarily based upon the expected cash flows from the optioned property. If the intent is to no longer pursue an option contract, we record a charge to earnings of the deposit amounts and any other related pre-acquisition entitlement costs in the period the decision is made.

Capitalized Costs

Our housing and land inventory on our consolidated balance sheet includes the costs of acquiring land, development and construction costs, interest, property taxes and overhead directly related to the development of the land and housing. Direct costs are capitalized to individual homes and lots and other costs are allocated to each lot in proportion to our anticipated revenue.

Estimates of costs to complete homes and lots sold are recorded at the time of closing. These estimates are prepared on an individual home and lot basis and take into account the specific cost components of each individual home and lot. The estimation process to allocate costs to homes and lots is dependent on project budgets that are based on various assumptions, including construction schedules and future costs to be incurred. These estimates are reviewed for accuracy based on actual payments made after closing and adjustments are made if necessary. If the estimates of costs are significantly different from our actual results, our housing and land inventory may be over-or under-stated on our balance sheet, and accordingly gross margins in a particular period may be over-or under-stated.

Revenue Recognition

Revenues from the sale of homes are recognized when title passes to the purchaser upon closing, wherein all proceeds are received or collectability is evident. Land sales are recognized when title passes to the purchaser upon closing, all material conditions of the sales contract have been met and a significant cash down payment or appropriate security is received, and collectability is evident.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740 “Income Taxes” (formerly SFAS 109). Under ASC Topic 740, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

In accordance with the provisions of ASC Topic 740, we assess, on a quarterly basis, our ability to realize our deferred tax asset. In determining the need for a valuation allowance, we consider the following significant factors: an assessment of recent years’ profitability and losses which considers the nature, frequency and severity of current and cumulative losses adjusted to reflect the effects of changes to our capital structure that have resulted in a significant reduction in the amount of interest bearing debt; our forecasts or expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends) and including the effects of reduced interest expense; the financial support of our largest stockholder as evidenced by the revolving credit facilities; the long duration of ten to twenty years or more in all significant operating jurisdictions before the expiry of net operating losses, and we take into consideration that a substantial portion of the deferred tax asset is composed of deductible temporary differences that are not subject to an expiry period until realized under tax law. However, the recognition of deferred tax assets is based upon assumptions about the future including an estimate of future results, and differences between the expected and actual financial performance could require all or a portion of the deferred tax assets to be expensed. We will continue to evaluate the need for a valuation allowance in future periods. At December 31, 2010 and 2009 our deferred tax asset was $33 million and $40 million, respectively. Based on the more likely than not standard in the guidance and the weight of available evidence, we do not believe a valuation allowance against the deferred tax asset at December 31, 2010 is necessary.

Recent Accounting

In June 2009, the FASB issued guidance now incorporated into ASC Topic 810 “Consolidation” (formerly SFAS 167) amending the consolidation guidance applicable to variable interest entities and the definition of a variable interest entity, and requiring enhanced disclosures to provide more information about a Company’s involvement in a variable interest entity. This guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance is effective for our fiscal year beginning January 1, 2010. We have adopted this guidance in our consolidated financial statements. See Notes 2 and 3 in our consolidated financial statements included elsewhere in this prospectus for disclosure regarding the impact on our consolidated financial statements.

In July 2009, the FASB’s ASC became the single official source of authoritative, nongovernmental generally accepted accounting principles (GAAP) in the United States. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the Securities and Exchange Commission. This guidance is effective for interim and annual periods ending after September 15, 2009. We adopted the provisions of this guidance for the year ended December 31, 2009. Our accounting policies were not affected by the conversion to the ASC. However, references to specific accounting standards have been changed to refer to the appropriate section of the ASC.

Seasonality and Quarterly Information

We have historically experienced variability in results of operations from quarter to quarter due to the seasonal nature of the homebuilding business and the timing of new community openings and the closing out of projects. We typically experience the highest rate of orders for new homes in the first six months of the calendar year. New home deliveries trail new home orders by several months, therefore we normally have a greater percentage of new home deliveries in the second half of our fiscal year. As a result, our revenues from deliveries of homes are generally higher in the second half of the year.

The following table presents a summary of our operating results for each of the last eight quarters:

	December 31		September 30		June 30		March 31
	2010	2009	2010	2009	2010	2009	2010	2009
	($ millions, except home closings and per share amounts)

Total revenue	$123	$145	$75	$99	95	$95	46	$37
Gross margin/(loss)	18	(12)	13	5	17	5	7	—
Net income/(loss)	5	(17)	(1)	(4)	3	—	(3)	(12)
Net income/(loss) attributable to Brookfield Homes Corporation	5	(17)	(1)	(1)	3	—	(3)	(10)
Diluted (loss)/earnings per share(1)	—	(0.81)	(0.19)	(0.22)	(0.08)	(0.12)	(0.27)	(0.39)
Home closings (units)(2)	186	268	98	192	210	169	81	74
Cash provided by/( used in) operating activities	55	68	(9)	28	21	16	21	25
Total assets	991	1,037	1,049	1,130	1,010	1,141	1,009	1,157
Total debt	332	382	392	471	353	490	365	725

(1)	Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year.

(2)	Includes unconsolidated entities.

Non-Arms’ Length Transactions

We are party to a license agreement with Brookfield Properties (US) Inc., an indirect wholly-owned subsidiary of Brookfield Office Properties, for the right to use the names “Brookfield” and “Brookfield Homes.” A subsidiary of Brookfield Asset Management has provided us with an unsecured revolving operating facility in the form of a promissory note that was amended most recently in April 2009. The facility bears interest at LIBOR plus 3.5% per year, matures December 2011 and, at December 31, 2010, there was $100 million outstanding under this facility. During 2009, we entered into a second unsecured credit facility that was amended most recently in July 2009. This operating and acquisition facility currently bears interest at 14% per year, matures December 2012 and, at December 31, 2010, there was $60 million outstanding under this facility. In addition, on October 4, 2010, Brookfield Office Properties, Brookfield Homes and Brookfield Residential, a wholly-owned subsidiary of Brookfield Asset Management, entered into an definitive agreement to combine Brookfield Homes and the North American residential land and housing division of Brookfield Office Properties into Brookfield Residential.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF BPO RESIDENTIAL

The following discussion and analysis is from the perspective of BPO Residential and should be read along with the “Selected Historical Carve-Out Financial Data of BPO Residential” and the “BPO Residential Carve-Out Financial Statements” and related notes contained elsewhere in this prospectus. This discussion includes forward-looking statements that reflect BPO Residential’s current views with respect to future events and financial performance and that involve risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks discussed in “Cautionary Statement Regarding Forward Looking Statements” in this prospectus as well as the notes to the carve-out financial statements included elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of BPO Residential assumes that the operations are carved-out as described in Note 1 of those carve-out financial statements. All dollar amounts are in United States (“US”) dollars unless otherwise stated.

Overview

BPO Residential, also referred to in this section as “we” or “our”, is comprised of the following operating entities: Carma Developers LP, Brookfield Homes (Ontario) Limited, and Carma Inc. The BPO Residential operations are in the following geographic regions, which are presented as our reportable segments: Alberta and Ontario in Canada, and in the United States.

Through the activities of our operating subsidiaries, we entitle and develop land for our own communities and sell lots to third party home builders. We also design, construct and market single and multi-family homes primarily to first time homebuyers in our Alberta operations and on a sales volume basis, we are the third largest builder in Alberta.

Our Canadian operations, which account for 76% of our total land and housing assets, have not experienced any impairments during the last five years as the sales activity for both finished lots and housing has continued to be strong in the Alberta and Ontario markets within which we operate. Alberta is largely driven by the oil sector, and oil prices have increased approximately 40% over the last five years, while natural gas prices have decreased by 46% over the last five years to record low prices. Ontario is driven by manufacturing and finance, which did not experience the same downturn as in the U.S. Lot sales prices and margins have increased more than 200% in Alberta due to a constrained finished lot supply over the last five years, more than offsetting the 56% decrease in volume over the same period. In both Alberta and Ontario, housing prices did not experience the same decrease as many U.S. markets experienced, and our sales prices and margins have been consistent since 2007.

As a homebuilder, we are also subject to risks related to the availability and cost of materials and labor, and adverse weather conditions that can cause delays in construction schedules and cost overruns. Furthermore, the market value of undeveloped land, buildable lots and housing inventories can fluctuate as a result of changing economic and real estate market conditions. After the increase in sales prices and margins over the last five years in Alberta, there is a risk that a reduction in economic growth, primarily in the oil and gas sector, would cause a reduction in sales prices on lots and homes in the Alberta market. In the Ontario market, similar reductions in sales prices on lots and homes would be experienced in the event of significant declines in the automotive and manufacturing sectors. Other significant risks and uncertainties in the Canadian market which could negatively impact operations include the risks of increasing mortgage rates, changes in the Canadian currency rate, and regulatory changes in the entitlement process. Rising mortgage rates or decreases in the availability of mortgage financing will discourage potential customers from buying new homes. A decline in the value of the Canadian dollar also presents a risk of foreign exchange losses in the Canadian market as the majority of our operations are based in Canada. In addition, there is a risk that we would be unable to obtain entitlement on land sales due to changes in the regulatory process or that the entitlement process would be delayed. Land margins over the last five years, were on average in excess of 40%, which we believe will enable the Alberta and Ontario operations to remain profitable should a reduction in sales prices occur.

Our U.S. operations have been impacted by the economic circumstances of the overall U.S. economy. This segment accounts for approximately 24% of our total land and housing assets. In 2008, management employed a strategy of monetizing some finished lot inventories in the Denver, Colorado area to minimize the carrying cost for these assets which resulted in impairments of these specific assets. The remaining U.S. assets consist primarily of raw land, which we are not currently developing and do not anticipate developing until the U.S. real estate market returns to a more normalized state. Our future anticipated cash flows exceed the current book value of these assets and we have sufficient cash flow to carry these assets until such time.

Our two main areas of operations in Alberta are Calgary and Edmonton. Calgary is home to our corporate office, is the location of our largest land and housing operations and we have operated here for 52 years. Calgary’s location, adjacent to the Rocky Mountains, its quality of life and its entrepreneurial spirit attracts young, educated workers from across the country. The population recently topped 1.2 million persons in the Calgary Metro area. Calgary is home to the second largest concentration of corporate head offices in Canada and is the headquarters for Canada’s energy sector. The city also attracts a growing technology employment base and is a distribution hub for western Canada. We have operated in Edmonton for approximately 40 years. Edmonton has seen significant population growth due to its location as the largest center in proximity to Alberta’s Oil Sands and is home to approximately 1.2 million persons. The city’s primary employers are the Provincial and Federal governments, companies involved in northern exploration and the oil and gas industry’s refinery and construction programs. Edmonton’s future growth prospects are very similar to Calgary’s — the two cities complement each other in the development of the Oil Sands.

In Ontario, we have been operating in the Greater Toronto Area, referred to as the GTA, for 54 years. The GTA encompasses a population of approximately 6 million. The GTA creates between 50,000 and 70,000 new jobs annually that sustain 30,000 to 40,000 housing starts on an annual basis. Opportunities for future master-planned communities will occur in emerging growth centers at the northern fringes of the GTA.

In the United States, we have operations in Colorado and Texas. We opened our first United States office in Denver, Colorado in 1997. We currently have three active master-planned communities in the Denver Metro area and are in various stages of obtaining entitlements on two additional communities. The Denver Metro population is approximately 2.9 million persons and the area is home to many of the largest high technology (computer and software) and telecommunications companies in the United States. Green (renewable) energy and healthcare are emerging fields for new employment growth. Denver’s location, adjacent to the Rocky Mountains, quality of life and education facilities, attract a young, vibrant population that is required to sustain the growing high tech businesses. Most of the national home builders have operations in Denver and they are responsible for approximately 65% of all single-family housing starts. We expanded into the Austin, Texas market in 2004 where we currently have one active master-planned community and expect entitlements for two additional communities by the end of 2012. Metro Austin’s population is approximately 1.7 million. Austin has been one of the “least impacted” cities during the recession and has had very little job loss while continuing to attract new employers. Texas and Austin are expected to see substantial growth over the next 20 years due to their quality of life, high quality education facilities, low cost of living and desirable weather.

For the three year period ended December 31, 2010, positive cashflows generated by operating activities totaled $249 million, including $91 million spent on land acquisitions and land deposits which are classified as operating items for the purposes of cashflows. For the year ended December 31, 2010, cash provided by operating activities was $129 million, including $18 million reinvested through land acquisitions and land deposits.

The 5,923 finished lots and 13,727 raw acres of land that we own directly at December 31, 2010 provide a strong foundation for our future land and homebuilding business and viability of our future cash flow. Value is added to the lots we control through entitlements, development and through the construction of homes. In allocating capital to our operations, risk on unentitled land is generally limited by buying such land positions in high growth markets and negotiating vendor take back mortgages for the purchase of land where possible or where advantageous to maximize cash flow efficiency.

Construction of quality master-planned communities is our primary source of revenue and land sales have represented approximately 57% of our total revenue since 2008. For the year ended December 31, 2010 we sold 1,942 lots and 38 acres compared to 1,213 lots and 412 acres in 2009. By fostering long term relationships with our building partners, we hope to minimize large fluctuations of lot sales from period to period. Economic conditions in the United States have decreased our lot sales; however, we continue to see activity in some of our established communities which can be attributed to the quality and location of these communities.

In Alberta, we have also established ourselves as a preeminent builder of affordable single family and multi-family product through our Heartland and Hawthorne products. Our sales price for these two product types averaged $292,000 for the year ended December 31, 2010 compared to $274,000 for the year ended December 31, 2009. We continue to see strong growth in this side of the business in Alberta.

Our land and housing inventory comprised 85% of our total assets as of December 31, 2010. Other assets, totaling $253 million as at December 31, 2010, consisted of receivables of $139 million, deferred taxes of $43 million, fixed and other assets of $35 million, amounts due from affiliates of $19 million, investments in unconsolidated entities of $13 million and cash of $4 million.

Results of Operations

BPO Residential, as part of Brookfield Office Properties, has historically reported results following Canadian Generally Accepted Accounting Principles, referred to as Canadian GAAP, and International Financial Reporting Standards, referred to as IFRS. The financial amounts shown throughout this document with respect to BPO Residential have been prepared in accordance with U.S. GAAP, which is intended to be the adopted policy for Brookfield Residential going forward. Due to this difference, amounts may vary from what has been previously reported by Brookfield Office Properties.

	Years Ended December 31
Selected Financial Information	2010	2009	2008	2007	2006
	(US$ millions)

Revenue:
Land	$308	$227	$355	$378	$230
Housing	307	151	223	296	173

Total Revenues	615	378	578	674	403
Direct cost of sales	412	250	323	432	292
Impairment of land inventory	—	17	3	—	—

Gross margin	203	111	252	242	111
Selling, general and administrative	35	27	37	37	24
Other Income	14	3	8	10	9
Equity in earnings of unconsolidated entity	—	2	1	2	3

Income Before Taxes	182	89	224	217	99
Income Tax Expense	55	23	63	66	29

Net Income	127	66	161	151	70
Non-Controlling Interest	1	1	1	—	—

Net Income attributable to Equity Holders	$128	$67	$162	$151	$70

	Years Ended December 31
Segment Information	2010	2009	2008	2007	2006
	(US$ millions)

Land Revenue (includes multi-family acre sales):
Alberta	$292	$184	$310	$343	$219
Ontario	—	38	33	18	—
United States	16	5	12	17	11

Total	$308	$227	$355	$378	$230

Housing Revenue:
Alberta	$227	$115	$135	$215	$100
Ontario	80	36	88	81	73

Total	$307	$151	$223	$296	$173

Impairment — land inventory:
United States	$—	$17	$3	$—	$—

Total	$—	$17	$3	$—	$—

Gross Margin/(loss):
Alberta	$204	$104	$231	$228	$99
Ontario	10	32	34	20	12
United States	(11)	(25)	(13)	(6)	—

Total	$203	$111	$252	$242	$111

	Years Ended December 31
	2010	2009	2008	2007	2006

Housing Closings (Units):
Alberta	778	522	440	773	538
Ontario	247	126	305	277	280

Total	1,025	648	745	1,050	818

Land Sales (Lots):
(Single family)
Alberta	1,754	1,154	1,580	2,344	2,667
Ontario	—	—	124	152	—
United States	188	59	102	226	215

Total	1,942	1,213	1,806	2,722	2,882

Land Sales (Acres):
(Multi-family, Commercial and Industrial)
Alberta	38	3	47	85	63
Ontario	—	404	295	—	—
United States	—	5	—	—	—

Total	38	412	342	85	63

Average selling price per Housing unit:
(US$ thousands)
Alberta	$292	$274	$306	$278	$186
Ontario	$323	$285	$290	$291	$261
Average selling price per Lot:
(US$ thousands)
Alberta	$151	$158	$167	$99	$70
Ontario	$—	$—	$116	$117	$—
United States	$85	$73	$116	$78	$47
Average selling price per Acre:
(US$ thousands)
Alberta	$245	$169	$209	$192	$131
Ontario	$—	$101	$64	$—	$—
United States	$—	$250	$—	$—	$—

	Years Ended December 31
Segment Information	2010	2009	2008	2007	2006
	(US$ millions)

Housing Inventory:
Alberta	$47	$54	$49	$57	$35
Ontario	39	48	40	28	23

Total	$86	$102	$89	$85	$58

Serviced Land:
Alberta	$417	$414	$377	$436	$284
Ontario	13	—	7	24	4
United States	67	67	76	47	34

Total	$497	$481	$460	$507	$322

Raw Land:
Alberta	$478	$477	$407	$424	$223
Ontario	61	57	46	65	52
United States	271	262	265	211	124

Total	$810	$796	$718	$700	$399

	Years Ended December 31
Segment Information	2010	2009	2008	2007	2006
	(US$ millions)

Housing Inventory (Units):
Alberta	314	430	259	398	566
Ontario	160	341	388	239	186

Total	474	771	647	637	752

Serviced Land (Lots):
Alberta	4,621	4,263	4,889	5,646	5,321
Ontario	188	—	180	330	350
United States	1,114	1,213	1,266	1,152	972

Total	5,923	5,476	6,335	7,128	6,643

Raw Land (Acres):
Alberta	5,839	6,385	6,200	5,955	4,913
Ontario	1,492	1,488	1,854	2,184	1,637
United States	6,396	6,450	6,583	5,721	3,474

Total	13,727	14,323	14,637	13,860	10,024

Year ended December 31, 2010 compared to year ended December 31, 2009:

Net Income

Net income for the year ended December 31, 2010 was $127 million compared to $66 million for the year ended December 31, 2009. The increase in net income primarily relates to an increase in sales volumes and higher selling prices, resulting in an increase in gross margin of $92 million.

Results of Operations

Company-wide:  Land revenue for the year ended December 31, 2010 was $308 million, compared with $227 million in 2009. The increase in land revenue primarily related to lot sales for 2010 of 1,942 lots, an increase of 729 lots or 60% when compared to 2009. The increase was partially offset by 2010 raw land sales of 38 acres, a decrease of 374 acres from 412 acres in 2009, as well as by 6% lower average lot selling prices. Land cost of sales was $160 million for the year ended December 31, 2010, an increase of $42 million compared to the year ended December 31, 2009. This increase related to increased lot sales partially offset by fewer raw land sales. The gross margin on land revenue was $148 million for the year ended December 31, 2010, compared to $92 million for the year ended December 31, 2009. The increase in gross margin was primarily a result of increased sales volumes, partially offset by lower average selling prices.

Housing revenue for the years ended December 31, 2010 and 2009 was $307 million and $151 million, respectively. The increase in housing revenue primarily related to home closings for 2010 of 1,025 units, an increase of 377 units or 58% when compared to 2009, as well as a 9% increase in average selling prices. Housing cost of sales was $252 million for the year ended December 31, 2010, an increase of $121 million compared with the year ended December 31, 2009. The increase in housing cost of sales primarily relates to increased home closings and product mix. The gross margin on housing revenue was $55 million for the year ended December 31, 2010, compared to $19 million the year ended December 31, 2009. The increase in gross margin was primarily a result of an increase in home closings and higher selling prices.

Housing revenues were net of incentives of $9 million for the year ended December 31, 2010, compared to $9 million in 2009. Our incentives on homes closed by reportable segment for the years ended December 31, 2010 and 2009 are as follows:

	Years Ended December 31
	2010		2009
	Incentives	% of Gross	Incentives	% of Gross
	Recognized	Revenues	Recognized	Revenues
	(US$ millions)

Alberta	$4	2%	$4	3%
Ontario	5	6%	5	11%
US	—	—	—	—

Total	$9	3%	$9	4%

Total land and housing gross margin was $203 million for the year ended December 31, 2010 compared with $111 million for the year ended December 31, 2009. The increase in gross margin was primarily a result of an increase in lot sales and home closings as well as increased average selling prices due to the economic recovery.

In 2010, no impairment charges were recognized on our land inventory while in 2009 we recognized impairment charges of $17 million on our land inventory. The impairment charges related entirely to finished lots located in the United States.

A summary of our gross margin is as follows:

	Years Ended December 31
	2010	2009
	(US$ millions)

Land	$148	$109
Housing	55	19
Impairment charges/write-offs	—	(17)

Total	$203	$111

Alberta:  Land revenue for the year ended December 31, 2010 was $292 million, compared with $184 million in 2009. Land revenue was comprised of the sale of 1,754 lots and 38 acres in 2010, compared to 1,154 lots and 3 acres in 2009. The gross margin on land revenue for the year ended December 31, 2010 was $159 million, compared to $88 million for the year ended December 31, 2009. The increase in gross margin was primarily a result of an increase in lot sales, partially offset by slightly decreased average selling prices. Impairment charges and other write-offs for the years ended December 31, 2010 and 2009 were nil.

Housing revenue for the year ended December 31, 2010 was $227 million, compared with $115 million in 2009. Housing revenue was comprised of 778 and 522 homes in 2010 and 2009, respectively. The gross margin on housing revenue was $45 million for the year ended December 31, 2010, compared to $16 million for the year ended December 31, 2009. The increase in gross margin was primarily a result of an increase in home sales and higher average selling prices. Impairment charges and other write-offs for the years ended December 31, 2010 and 2009 were nil.

Ontario:  Land revenue for the year ended December 31, 2010 was nil, compared with $38 million in 2009. Land revenue was comprised of the sale of nil lots and nil acres in 2010, compared to the sale of nil lots and 404 acres in 2009. The gross margin on land revenue for the year ended December 31, 2010 was nil, compared to $28 million for the year ended December 31, 2009. The decrease in gross margin was a result of no sales of lots or bulk sales in 2010. Impairment charges and other write-offs for the years ended December 31, 2010 and 2009 were nil.

Housing revenue for the year ended December 31, 2010 was $80 million, compared with $36 million in 2009. Housing revenue was comprised of the sale of 247 homes in 2010, compared to 126 in 2009. The gross margin on housing revenue was $10 million for the year ended December 31, 2010, compared to $4 million for the year ended December 31, 2009. The increase in gross margin was primarily a result of increased home sales and increased selling prices. Impairment charges and other write-offs for the years ended December 31, 2010 and 2009 were nil.

United States:  Land revenue for the year ended December 31, 2010 was $16 million, compared with $5 million in 2009. Land revenue was comprised of the sale of 188 lots and nil acres in 2010 and 59 lots and 5 acres in 2009. The negative gross margin on land revenue was $11 million for the year ended December 31, 2010, compared to a negative gross margin of $25 million in 2009. The increase in gross margin was primarily a result of nil impairment charges and other write-offs in 2010, increased lot sales and higher selling prices. Impairment charges and other write-offs for the year ended December 31, 2010 were nil, compared with $17 million in 2009.

The number of projects where impairment charges and option write-offs were recognized and the fair value of the projects impaired for the years ended December 31, 2010 and 2009 were as follows:

	Years Ended December 31
	2010				2009
		Projects		Fair Value		Projects		Fair Value of
	Total	Tested for	Projects	of Projects	Total	Tested for	Projects	Projects
	Projects	Impairment	Impaired	Impaired	Projects	Impairment	Impaired	Impaired
	(US$ millions)

Alberta	32	32	—	$—	32	32	—	$—
Ontario	8	8	—	—	8	8	—	—
US:
Denver	7	7	—	—	7	7	4	10
Austin	3	3	—	—	3	3	—	—

Total	50	50	—	$—	50	50	4	$10

Other than the amounts above, there are no material amounts of inventory that have estimated fair values that are not substantially in excess of the carrying value and which could materially negatively impact future operating results or shareholders’ equity.

Other Income and Expenses

Other income and expenses for the year ended December 31, 2010 totaled $14 million, compared to $3 million in 2009. The components of other income and expenses for the years ended December 31, 2010 and 2009 are summarized as follows:

	Years Ended
	December 31
	2010	2009
	(US$ millions)

Interest	$12	$5
Other	2	(2)

Total	$14	$3

Selling, general and administrative expense was $35 million for the year ended December 31, 2010, compared to $27 million for the year ended December 31, 2009. The increase in general and administrative expense is primarily due to higher general spending corresponding with the increase in sales activity in 2010. The components of selling, general and administrative expense for the years ended December 31, 2010 and 2009 are summarized as follows:

	Years Ended
	December 31
	2010	2009
	(US$ millions)

General and administrative expenses	$28	$23
Sales and marketing expenses	7	4

Total	$35	$27

Sales Activity

Lot sales for the year ended December 31, 2010 were $308 million compared to $227 million in 2009. The lot sales activity for the years ended December 31, 2010 and 2009 by reportable segment are as follows:

	Years Ended
	December 31
	2010	2009
	(US$ millions)

Alberta	$292	$184
Ontario	—	38
United States	16	5

Total	$308	$227

Our backlog is subject to future cancellations. Our backlogs as at December 31, 2010 and 2009 by reportable segment are as follows:

	Years Ended
	December 31
	2010	2009
	(US$ millions)

Alberta	$41	$78
Ontario	63	32
United States	—	—

Total	$104	$110

Foreign Exchange

The foreign exchange impact on the translation of net income to US dollars was an increase of $16 million for the year ended December 31, 2010 compared to 2009.

Liquidity and Capital Resources

Financial Position

Our assets as of December 31, 2010 totaled $1.65 billion, compared to $1.62 billion as of December 31, 2009. The increase was primarily due to an increase in land and housing inventory and investments in unconsolidated entities. Our housing and land inventories are our most significant assets with a combined book value of $1.39 billion at December 31, 2010, approximately 85% of our total assets, compared to $1.38 billion at December 31, 2009. Refer to “Investments in Unconsolidated Entities” in the notes to the BPO Residential Financial Statements included in this prospectus for more specific discussion of these investments.

Our total debt as of December 31, 2010 was $694 million, an increase of $92 million from $602 million as at December 31, 2009. Of our total debt as at December 31, 2010, $422 million related to amounts drawn on our syndicated facilities, $204 million related to unsecured lines of credit with various affiliates of Brookfield Office Properties, and $68 million related to secured debt project specific financings and negotiated vendor take back mortgages on land acquisitions.

Syndicate Facilities

Our syndicate facilities are utilized in Canada to fund both land development and home building operations. As new developments begin or new homes are constructed, loan facilities are drawn down. The Canadian operations of BPO Residential have four credit facilities, three of which relate to Carma Developers LP and one which relates to Brookfield Homes (Ontario) Ltd. These facilities are repayable in Canadian dollars (CDN) of $421 million (US $422 million) as at December 31, 2010 (December 31, 2009 — CDN$95 million (US $90 million)). These facilities allowed the Canadian operations to borrow up to approximately CDN$517 million (US $518 million) (December 31, 2009 CDN$463 million (US $440 million)). The credit facilities bear interest between Canadian prime plus 0.5% and prime plus 1.65% for any outstanding operating indebtedness and are repayable on demand. The bank indebtedness is secured by fixed and floating charges over the land and housing inventory assets of the Canadian operations, and a general charge over all Canadian assets.

The operations of BPO Residential also have unsecured lines of credit and advances with various affiliates of Brookfield Office Properties. As of December 31, 2010, the amount outstanding on these lines was $204 million, compared to $425 million at December 31, 2009. Refer to “Related Party Transactions” in the notes to the financial statements for more specific discussion of these lines.

	Balance	Credit
December 31, 2010	Outstanding	Available	Interest rate
	(US$ millions)

Syndicate Facilities:
Carma Developers LP:
TD Bank Financial Group	$233	$281	Prime + 1.65%
Bank of Nova Scotia	109	117	Prime + 1.25%
ATB Financial	51	53	Prime + 0.5%
Brookfield Homes (Ontario) Ltd:
Royal Bank of Canada	29	33	Prime + 0.75%
Unsecured Credit Facilities/Advances:
Carma Inc:
Brookfield Properties Inc.	202	250	Prime + 0.5%
Brookfield Homes (Ontario) Ltd:
Brookfield Properties Corporation	2	—	Prime

Secured Debt

BPO Residential’s Canadian operations’ secured debt is repayable in Canadian dollars of $19 million as at December 31, 2010 (December 31, 2009 — $21 million). This debt relates mainly to vendor take back mortgages for raw land purchases. The interest rate on secured debt related to land held for future development ranges from 3.25% to 6%.

In the current and prior years, the Canadian operations have not been subject to financial covenants pertaining to secured debt.

The majority of our U.S. Operations’ secured debt has floating interest rates ranging from the lower of U.S. prime less 0.5% to LIBOR plus 3.25%, with the majority having a floor of 4.45%. These debts are secured by the lands to which these borrowings relate, and a portion of the floating rate debt continues to be guaranteed by Brookfield Office Properties. The remainder of the secured debt bears a fixed interest rate ranging from 5.5% to 6% and is secured by lands and water rights to which the borrowings relate.

The stated maturities on our secured debt by reportable segment are as follows:

	Maturities
	2011	2012	2013	2014	2015
	(US$ millions)

Alberta	$2	$—	$—	$—	$—
Ontario	10	5	1	—	1
United States	34	14	1	—	—

Total	$46	$19	$2	$—	$1

Our secured debt maturing in 2011 is expected to be repaid from home and/or lot deliveries during the year and is secured by the housing and land inventory we own. During the year ended December 31, 2010, proceeds from the housing and land deliveries exceeded the corresponding debt repayments made during the year. Additionally, as of December 31, 2010, we had project specific debt of $48 million that is available to complete land development and construction activities. The “Cash Flow” section below discloses our future available capital resources should proceeds from our future lot sales and home closings not be sufficient to repay our debt obligations.

Receivables

Our receivables balance is comprised of development recovery receivables, real estate receivables and sundry and miscellaneous receivables. These balances do not significantly impact BPO Residential’s liquidity due to the long term nature of a majority of the balances.

The components of receivables are summarized as follows:

	December 31, 2010	December 31, 2009
	(US$ millions)

Development Recovery Receivables	$83	$82
Real Estate Receivables	35	40
Sundry and Miscellaneous Receivables	21	10

	$139	$132

In the United States, we have entered into development and cost sharing agreements for the recovery of development expenditures with certain Metro Districts and developers, whereby we have undertaken to put in place the infrastructure costs for certain communities. These receivables are not directly linked to revenues from the sale of lots in our U.S. communities, as they are recoveries of upfront infrastructure costs spent on behalf of the district. The Metro Districts are quasi-governmental agencies with the power to levy taxes. The districts have a mandatory obligation to repay advances made by developers for the funding of infrastructure improvements. This obligation is funded through the collection of property taxes which have a superior lien position to all other obligations. Because of this, the collectability of the development recovery receivables is secure and reasonably assured. The recoveries are collected using the proceeds from long-term bonds issued by the Metro District over the development life of the community and bear interest rates ranging from U.S. prime less 1% to 6%.

Real estate receivables relate primarily to vendor take back mortgages receivable outstanding in Ontario. These receivables will mainly be collected in the first quarter of 2011 and bear interest rates ranging from 7% to 8%.

Sundry and miscellaneous receivables are comprised of interest receivable, builder recoveries receivable, and sundry and miscellaneous receivables.

Inventory

BPO Residential primarily utilizes its credit facilities for the purposes of managing liquidity. In addition, the long-term land held which may be sold in parcels and lot sales to third party builders provides us with a portion of the liquidity to fund our operations. However, we typically do not finance raw land; rather we use our internal cash flows to finance land acquisitions. Raw land is held over the long-term, most often over a five to fifteen year period, and our holdings have increased over the past five years. These lands are in the pre-entitlement stage and are not currently generating revenues. We fully anticipate future revenues to be realized, but due to the long term nature of these lands, they will not be realized until future years.

Our serviced land inventory value has increased significantly as a result of development activities and higher servicing costs while volumes have remained relatively consistent. Revenue has increased by the same proportion and margins remain consistent with historical amounts. When market conditions dictate an oversupply of lots or homes we attempt to delay or cease development on those projects to manage liquidity. We also attempt to reduce the cash flows on projects to the minimum carry amount necessary to sustain the project until the market demand returns.

The turnover of housing inventory also provides us with the liquidity to fund our operations. The rising costs of materials and labor inputs have caused an increasing amount of housing inventory relative to housing revenues over the years presented. Housing inventory turnover has slowed to a more normalized rate with the slowdown of the economy in Alberta in the past two years. In order to manage liquidity through our housing inventory, we continually monitor market sales to market listing ratios to determine housing supply needs based on consumer demand. On an ongoing basis, we meet with our homebuilding customers to determine their specific needs and time our development of lots to meet those needs. Housing inventory turnover is summarized as follows:

	Years Ended December 31
	2010	2009

Housing Inventory Turnover	2.69	1.37

Land inventory turnover is not monitored by BPO Residential as land is held over a long-term period for the purposes of future development or sale.

Risks to our liquidity, as it related to inventory, include the inability or delay in securing future entitlements on our raw land holdings. Our strategy is to develop finished lots or build homes when we have a signed contract and sufficient deposits or an expectation of sales in the foreseeable future.

Cash Flow

Our principal uses of working capital include land development, home construction and purchases of land. Cash flows for each of our communities depend upon the applicable stage of the development cycle and can differ substantially from reported earnings. Early stages of development require significant cash outlays for land acquisitions, site approvals and entitlements, construction of model homes, roads, certain utilities and other amenities and general landscaping. Because these costs are capitalized, earnings reported for financial statement purposes during such early stages may significantly exceed cash flows. Later, cash flows can exceed earnings reported for financial statement purposes, as cost of sales includes charges for substantial amounts of previously expended costs.

We believe we currently have sufficient access to capital resources and will continue to use our available capital resources to fund our existing business plan. Our future capital resources include cash flow from operations, borrowings under project and other credit facilities, and proceeds from potential future equity offerings, if required.

We expect these sources of cash to be sufficient to meet the $467 million in debt obligations due in less than a year. Cash provided by our operating activities during the year ended December 31, 2010 totaled $129 million, compared with $118 million provided in 2009.

During the year ended December 31, 2010, 1,942 lots, 38 acres and 1,025 homes were delivered. As a result, cash flow from operations was positively affected by these lot sales and home closings. We have limited our development of land in the United States while the demand for finished lots continues to be low and the cost to develop in many cases exceeds the current market value for finished lots.

A summary of our lots owned and their stage of development at December 31, 2010, compared with 2009 follows:

	2010	2009

Completed homes, including models	104	75
Homes under construction	271	297
Homes with foundation/slabs	99	399

Total housing units	474	771

Lots ready for house construction	5,923	5,476

Undeveloped land (acres)	13,727	14,323

Cash used in our investing activities for the year ended December 31, 2010 was $1 million, a decrease of $4 million when compared with $5 million used in 2009. The decrease was primarily a result of reduced capital expenditures in 2010. Cash used in our financing activities for the year ended December 31, 2010 was $132 million compared with cash used of $107 million in 2009. Cash used in the current year was used to repay both project specific and affiliate borrowings.

Contractual Obligations and Other Commitments

A total of $46 million of our secured debt matures prior to the end of 2011. The debt maturing in 2011 is expected to be repaid from home and/or lot deliveries over the year and is secured by the housing and land inventory we own. Our net debt to total capitalization ratio, which we define as total interest-bearing debt plus debt due to affiliate less cash divided by total interest-bearing debt plus debt due to affiliate less cash plus total equity and other interests in consolidated subsidiaries, was 46% as of December 31, 2010.

Our syndicated facilities and project specific financing requirements vary by entity. The facilities relating to Carma Developers LP (Alberta) contain a net worth of not less than CDN$250 million and a debt to equity covenant of less than 1.75:1 that the partnership is subject to. The facility in Ontario relating to Brookfield Homes (Ontario) Ltd. contains three covenants: debt to tangible net worth ratio must be lower than 3.5:1, net worth must exceed CDN$50 million and a minimum interest coverage ratio of not less than 3:1. In our U.S. operations, Carma Inc. is required to maintain a net worth of not less than $80 million and a debt to equity covenant of less than 1.25:1. In both the current and prior years, BPO Residential has been in compliance with all such financial covenants. The following are computations of the most restrictive of the covenants:

		Actual as of
		December 31,
	Covenant	2010

Tangible net worth:
Alberta (CDN$ millions)	$250	$403
Ontario (CDN$ millions)	$50	$119
United States	$80	$215
Net debt to tangible net worth:
Alberta	1.75:1	0.98:1
Ontario	3.50:1	0.40:1
United States	1.25:1	0.27:1
Interest coverage ratio:
Ontario	3.00:1	4.60:1

A summary of our contractual obligations and purchase agreements as of December 31, 2010 follows:

	Payment Due by Period
		Less than	1-3	3-5	More than
	Total	1 Year	Years	Years	5 Years
	(US$ millions)

Project specific and revolving and other financings(a)	$489	$467	$21	$1	—
Operating lease obligations(b)	28	4	12	12	—
Purchase agreements(c)	56	56	—	—	—

Total(d)	$573	$527	$33	$13	—

(a)	Amounts are included on the Balance Sheets. See Note 7 and Note 8 of the Notes to the BPO Residential Financial Statements included in this prospectus for additional information regarding project specific and other financings and related matters.

(b)	Amounts relate to non-cancelable operating leases involving office space, design centers and model homes.

(c)	Amounts represent our expected acquisition of land under options or purchase agreements. See Note 12 to the Financial Statements included in this Form for additional information regarding purchase agreements.

(d)	Amounts do not include interest due to the floating nature of our debt. See Note 7 and Note 8 to the BPO Residential Financial Statements included in this prospectus for additional information regarding our floating rate debt.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon the carve-out financial statements of BPO Residential’s operations, which have been prepared in accordance with U.S. GAAP. The preparation of carve-out financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Our most critical accounting policies are those that we believe are the most important in portraying our financial condition and results of operations, and require the most subjectivity and estimates by our management. A summary of our significant accounting policies, including the critical accounting policies discussed below, is provided in the notes to the carve-out financial statements of the BPO Residential operations included elsewhere in this prospectus.

Land and Housing Inventory

Land and housing inventory is recorded at the lower of its cost and estimated recoverable amount. Capitalized costs include land and land acquisition costs, development costs, housing construction in progress, interest, property taxes, and general and administrative costs directly attributable to the development of inventory. Costs are allocated to the saleable acreage of each project or subdivision based on the front footage of the units or in proportion to the relative anticipated revenue of the units, as applicable.

In Alberta and Ontario, regulations have been put in place to address a shift in focus toward higher density and intensification of urban development to slow the outward spread of the major cities. Due to the increased restrictions, these markets are experiencing a constrained supply of lots and homes which keeps selling prices reasonably high and positively influences the recoverability of land and housing inventory.

The U.S. markets in which BPO Residential operates have not experienced the same level of government restrictions and regulations on development, and thus do not face a constrained lot supply. Rather, the environment is driven by economic conditions and affordability, influenced primarily by first-time homebuyers who are looking to enter the real estate market at an affordable price. Both the Austin and Denver regions have experienced an oversupply of lots and homes, especially in the face of the recent economic downturn. As a result, recoverability of land and housing inventory values has been hindered in these regions and management has undertaken a strategy to monetize the existing finished lot supply and has ceased development of future communities until the real estate markets recover.

Land and housing inventory is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Such events or changes in circumstances may include significant decreases in market prices, significant adverse changes in legal factors, regulations or in the business climate that could affect the value of inventory, an accumulation of costs significantly in excess of the amount originally budgeted, and a current-period operating or cash flow loss combined with a history of operating or cash flow losses demonstrating continuing losses. These impairment indicators are assessed at a project level.

In the Denver region in 2008 and 2009, as part of BPO Residential’s tests for recoverability of the projects in this region, impairments were identified and the affected projects were written down to their fair values.

Recoverability is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the assets in a project. To arrive at the estimated fair value of housing and land inventory impaired, we estimate the cash flow for the life of each project. Specifically, on a housing project, we evaluate the margins on homes that have been closed, margins on sales contracts which are in backlog and estimated margins with regard to future home sales over the life of the project. On a land project, we estimate the timing of future land sales and the estimated revenue per lot, as well as estimated margins with respect to future land sales. For the housing and land inventory, we continuously evaluate projects where inventory is turning over more slowly than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, cost estimates and sales rates for short-term projects are consistent with recent sales activity. For longer-term projects, planned sales rates for the short-term assume recent sales activity and normalized sales rates in the long-term. We identify potentially impaired housing and land projects based on these quantitative factors as well as qualitative factors obtained from the local market areas. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs using a discounted cash flow methodology which incorporates market participant assumptions.

A provision has been accrued for costs yet to be incurred within a subdivision where sales have taken place. The provision is based on the sold lots’ pro rata share of costs to be incurred for specified areas within each subdivision phase.

Brookfield Office Properties holds its own corporate debt facilities, a portion of which is used to fund its investment in BPO Residential. The leverage ratio maintained by Brookfield Office Properties is applied to the residential operations to determine the additional debt to be allocated to BPO Residential. The corresponding portion of the interest incurred on this debt is allocated to BPO Residential which is then capitalized to residential assets. Interest on these borrowings is calculated based on Canadian prime interest rates.

The allocated interest is capitalized proportionately based on the book value of active housing and land assets on a community basis. Land assets are deemed active when we have obtained entitlements from the municipality for a community. All housing assets are deemed active. Capitalized interest is relieved when land or housing assets are sold and are included in cost of sales.

Revenue Recognition

Land Sales:  Revenues are recognized when title is passed to the purchaser upon closing, all material conditions of the sales contract have been met, a significant cash down payment or appropriate security is received and collection of remaining proceeds is reasonably assured.

Housing Sales:  Revenues are recorded when funds have been transferred or are held in trust, possession of the completed housing unit has taken place and all risks and rewards of ownership, including title transfer have passed to the homeowner.

Commercial Property Sales:  Revenues are recorded when the purchase and sale agreement have been duly executed and delivered, funds have been collected or are held in trust and all risks and rewards of ownership, including title have transferred to the buyer.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board issued guidance now incorporated in ASC (Accounting Standards Codification) Topic 810 “Consolidation” (formerly SFAS (Statement of Financial Accounting Standards 167) amending the consolidation guidance applicable to variable interest entities and the definition of a variable interest entity, and requiring enhanced disclosures to provide more information about a company’s involvement in a variable interest entity. This guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance is effective for the fiscal year beginning January 1, 2010. This pronouncement does not have a material impact to the carve-out financial statements.

Seasonality and Quarterly Information

We have historically experienced variability in results of operations from quarter to quarter due to the seasonal nature of the land development and homebuilding business and the timing of new community openings and the closing out of projects. We typically experience the highest rate of orders for new homes in the first nine months of the calendar year. New home deliveries trail new home orders and, therefore, we normally have a greater percentage of new home deliveries in the second half of our fiscal year. As a result, our revenues from deliveries of homes are generally higher in the second half of the year.

The following table presents a summary of our operating results for each of the last eight quarters:

	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2010	2010	2010	2010	2009	2009	2009	2009
	(US$ millions)

Total Revenue	176	$165	$183	$91	$195	$80	$61	$42
Gross Margin	55	57	61	30	60	23	14	15
Net Income	37	34	39	18	44	9	6	8
Home Closings (Units)	460	151	270	144	326	116	121	85
Lot Sales (Units)	474	405	601	462	571	283	201	158
Cash from operating activities	53	28	64	(16)	89	31	25	(26)
Total Assets	1,645	1,874	1,650	1,657	1,619	1,609	1,871	1,736
Total Liabilities	847	881	772	811	808	876	907	872

Non-Arms’ Length Transactions

In the ordinary course of business, BPO Residential enters into certain transactions with related parties which includes the other operations within Brookfield Office Properties. The amounts shown relate to receivables and payables from Brookfield Office Properties and other companies consolidated by Brookfield Office Properties not considered part of BPO Residential.

Amounts due to affiliates are unsecured and are due on demand and bear interest at prime (Canadian or U.S. prime depending on the entity) plus 1/2 to 1%.

Quantitative and Qualitative Disclosures about Market Risk

Exchange Rates

We conduct business in both Canadian and US dollars; however, each operating entity is minimally exposed to currency risks as an immaterial amount of contracts are settled in a different currency.

Interest Rates

We are exposed to financial risks that arise from the fluctuations in interest rates. Our interest-bearing assets and liabilities are mainly at floating rates, so we would be negatively affected, on balance, if interest rates increase. Based on our net debt levels as of December 31, 2010, a 1% change up or down in interest rates would have either a negative or positive effect of approximately $5 million on our cash flows.

DIRECTORS AND MANAGEMENT OF BROOKFIELD RESIDENTIAL

Executive Officers and Directors

The following section sets forth information regarding Brookfield Residential’s executive officers and directors.

Name	Residence	Age	Position

Ian G. Cockwell	Oakville, Canada	63	Executive Vice Chairman, Director
Craig J. Laurie	Hoboken, NJ	39	Executive Vice President and Chief Financial Officer
Bruce T. Lehman	Newport Beach, CA	58	Director
Patricia M. Newson	Calgary, Canada	54	Director
Alan Norris	Calgary, Canada	54	President and Chief Executive Officer, Director
Timothy R. Price	Toronto, Canada	68	Director
David M. Sherman	New York, NY	53	Director
Robert L. Stelzl	Los Angeles, CA	65	Independent Chair, Director
Michael D. Young	Dallas, TX	66	Director

Ian G. Cockwell was appointed Executive Vice Chairman and a director of Brookfield Residential on March 31, 2011. Mr. Cockwell was President and Chief Executive Officer and a director of Brookfield Homes from 2002 until March 31, 2011 and served in various senior executive positions with Brookfield Homes from 1994 until 2002.

Craig J. Laurie was appointed Executive Vice President and Chief Financial Officer of Brookfield Residential on March 31, 2011. Mr. Laurie was Executive Vice President and Chief Financial Officer of Brookfield Homes from October 2008 until March 31, 2011. Mr. Laurie, prior to becoming an employee of Brookfield Homes, was employed by Brookfield Asset Management LLC, a subsidiary of Brookfield Asset Management, from April 2007. From June 2003 to March 2007, he served as the Chief Financial Officer of Brookfield Office Properties, and has held various other positions with Brookfield Asset Management and associated companies. Mr. Laurie joined Brookfield Asset Management in 1997 and holds a Chartered Accountant designation.

Bruce T. Lehman was appointed as a director of Brookfield Residential on March 31, 2011 and was a director of Brookfield Homes from 2002 until March 31, 2011. During this period, Mr. Lehman has invested and held principal positions with Armada, LLC and Summit Land Partners, LLC with a primary focus on residential land investments. Prior to this, Mr. Lehman was an independent consultant, providing strategic advice to clients in the homebuilding industry from 2000 to 2002. Mr. Lehman was President-Merchant Housing Division, of Catellus Residential Group, a wholly-owned subsidiary of Catellus Development Corp., a real estate development company, from 1996 until 2000. Mr. Lehman also held this position with Catellus Residential Group’s predecessor company, Akins Real Estate Group, from 1989 until 2000.

Patricia M. Newson was appointed as a director of Brookfield Residential on March 31, 2011. Ms. Newson is the President AltaGas Utility Group Inc., a subsidiary of AltaGas Ltd. From 2005 through 2009 she was the President and Chief Executive Officer of AltaGas Utility Group Inc. during the time it was listed on the Toronto Stock Exchange. In addition to leading AltaGas Utility Group, she currently represents AltaGas on the boards of its gas distribution utilities in Alberta, Nova Scotia and the Northwest Territories, is a director of the Canadian Gas Association and a member of the Alberta Securities Commission’s Financial Advisory Committee. Ms. Newson was a director and audit committee member of Brookfield Asset Management from 2008 to 2010. Ms. Newson originally joined AltaGas Income Trust in 1996 and was Senior Vice President, Finance and Chief Financial Officer to 2006 and then Senior Vice President through 2008. Prior to AltaGas, her experience included consulting to utility companies and crown corporations; and positions in financial reporting and merger and acquisition functions with private equity firms and with Olympia and York Enterprises, GW Utilities and Gulf Canada.

Alan Norris was appointed President and Chief Executive Officer and a director of Brookfield Residential on March 31, 2011. Mr. Norris was a director of Brookfield Homes from 2003 until March 31, 2011. Mr. Norris was President and Chief Executive Officer of BPO Residential, a developer of master-planned communities wholly-owned by Brookfield Office Properties. Mr. Norris joined BPO Residential in 1983 and assumed increasingly senior positions over the next 11 years when he was appointed President and Chief Executive Officer.

Timothy R. Price was appointed as a director of Brookfield Residential on March 31, 2011, and was a director of Brookfield Homes from 2009 until March 31, 2011. Mr. Price has served as Chairman of Brookfield Funds since 1996 and was also Chairman, Brookfield Financial Corporation until December 31, 2004. Mr. Price was previously a director of Brookfield Homes from 2004 to 2006.

David M. Sherman was appointed as a director of Brookfield Residential on March 31, 2011, and was a director of Brookfield Homes from 2003 until March 31, 2011. Mr. Sherman is a Co-Managing Member of Metropolitan Real Estate Equity Management, LLC, a real estate fund-of-funds manager, a position he has held since the firm’s inception in 2002. From 2002 to 2006, Mr. Sherman also served as an adjunct professor of real estate at Columbia University Graduate School of Business Administration. Mr. Sherman was the Managing Director, and head of REIT Equity Research at Salomon Smith Barney, Inc. from 1995 until 2000. Prior to this, Mr. Sherman held various positions in real estate investment banking and finance.

Robert L. Stelzl was appointed a director and Chair of Brookfield Residential on March 31, 2011. Mr. Stelzl was a director of Brookfield Homes from 2002 until March 31, 2011 and served as Chairman since May 2007. Mr. Stelzl is President of Rivas Capital, a private real estate investor and fund manager. Mr. Stelzl is retired from Colony Capital LLC, a global real estate private equity investor, where he was a Principal since 1995. Mr. Stelzl is currently a director of Brookfield Office Properties.

Michael D. Young was appointed as a director or Brookfield Residential on March 31, 2011, and was a director of Brookfield Homes from 2007 until March 31, 2011. Mr. Young is President of Quadrant Capital Partners, Inc., a private equity firm with offices in Dallas and Toronto. Mr. Young served as Managing Director of CIBC World Markets Inc., a financial services firm, from 1994 until 2003. Mr. Young has been a trustee of Calloway Real Estate Investment Trust since 2003.

Brookfield Residential Board of Directors

Size and Composition

The articles of amendment and the amended and restated bylaws of Brookfield Residential provide that the Brookfield Residential board of directors, referred to as the Board, will consist of a minimum of three and a maximum of nine members. The Board is currently comprised of eight directors. Brookfield Residential considers this to be an appropriate number of directors to provide for an effective and efficient Board given the nature of the business and operations of Brookfield Residential.

Mandate of the Board

The Board oversees the management of the corporation’s business and affairs and, in doing so, acts at all times with a view to the best interests of Brookfield Residential. The Board has adopted a written charter setting out its responsibilities, including, among other things:

•	overseeing long-term strategic planning and reviewing and approving the annual business plan of Brookfield Residential;

•	assessing the principal risks of Brookfield Residential’s business and reviewing, approving and monitoring the systems in place to manage these risks;

•	reviewing major strategic initiatives to determine whether Brookfield Residential’s proposed actions accord with long-term business strategies;

•	appointing the Chief Executive Officer, overseeing the selection of other members of senior management and reviewing succession planning;

•	assessing management’s performance against approved business plans;

•	reviewing and approving the reports issued to shareholders, including annual and interim financial statements;

•	promoting the effective operation of the Board; and

•	utilization of capital resources, including the issuance of debt and equity securities and setting an appropriate dividend policy.

Director Independence

A majority of the directors are independent, as determined under the applicable rules of the New York Stock Exchange. The following table describes the independence status of the individuals who serve as directors of Brookfield Residential.

Independence Status of the Director
	Independent	Related	Management	Reason for Related Status

Ian G. Cockwell		X	X	Executive Officer
Bruce T. Lehman	X			—
Patricia M. Newson	X			—
Alan Norris		X	X	Executive Officer
Timothy R. Price		X		Chairman, Brookfield Funds
David M. Sherman	X			—
Robert L. Stelzl	X			—
Michael D. Young	X			—

The Board intends to hold private sessions of the independent directors without management present after all regularly-scheduled Board meetings and after all special Board meetings if deemed necessary by the Independent Chair.

Committees of the Board of Directors

The Board has established:

•	an audit committee;

•	a governance and nominating committee; and

•	a management resources and compensation committee.

Each committee of the Board will comply with the rules and regulations of the New York Stock Exchange, the SEC and the relevant Canadian securities regulatory authorities and with the Sarbanes-Oxley Act of 2002, as amended, and any other applicable requirements of law. Each Board committee is guided by a written charter established by the Board.

Audit Committee

Brookfield Residential has established an audit committee comprised entirely of independent directors, all of whom satisfy the independence requirements of the New York Stock Exchange and Canadian securities laws applicable to audit committees and all of whom are financially literate (within the meaning of the applicable securities laws), as each has the ability to read and understand a set of financial statements that present a breadth and level of complexity of the issues that can reasonably be expected to be raised by Brookfield Residential’s financial statements. The members of the audit committee are Patricia M. Newson (Chair), Bruce T. Lehman and David M. Sherman.

The audit committee’s primary function is to assist the Board in its oversight of:

•	the integrity of Brookfield Residential’s financial statements;

•	Brookfield Residential’s independent auditor’s qualifications and independence;

•	the performance of Brookfield Residential’s independent auditors; and

•	compliance with the Brookfield Residential Code of Business Conduct and Ethics.

The audit committee’s responsibilities include monitoring Brookfield Residential’s systems and procedures for financial reporting, risk management and internal controls, reviewing certain public disclosure documents prior to their approval by the full Board and release to the public, recommending to the Board the firm of chartered accountants to be nominated for appointment as the independent auditor and approving the assignment of any non-audit work to be performed by the independent auditor.

Governance and Nominating Committee

Brookfield Residential has established a governance and nominating committee comprised entirely of independent directors, as determined under the applicable rules of the New York Stock Exchange. The members of the governance and nominating committee are David M. Sherman (Chair), Patricia M. Newson and Michael D. Young. The governance and nominating committee’s primary responsibilities are to:

•	develop, update as necessary and recommend to the Board corporate governance principles and policies;

•	monitor compliance with such principles and policies;

•	review the effectiveness of the Board’s operations and its relations with management;

•	evaluate the performance of the Board, its committees and individual directors;

•	identify individuals qualified to become members of the Board; and

•	approve and recommend director candidates to the Board.

As part of its responsibility to approve and recommend director candidates, the governance and nominating committee will assess candidates in relation to criteria established by the Board to ensure that it has an appropriate mix of talent, quality, skills and other requirements necessary to promote sound governance and Board effectiveness. The governance and nominating committee will also consider potential nominees recommended by Brookfield Residential security holders.

Management Resources and Compensation Committee

Brookfield Residential has established a management resources and compensation committee comprised entirely of independent directors, as determined under the applicable rules of the New York Stock Exchange. The members of the management resources and compensation committee are Bruce T. Lehman (Chair), Robert L. Stelzl and Michael D. Young. The management resources and compensation committee will carry out the responsibilities of the Board in respect of management resource planning, including succession planning, and executive compensation, and will make recommendations to the Board, relating to the:

•	appointment and compensation of Brookfield Residential’s executive officers;

•	job descriptions and annual objectives of Brookfield Residential’s executive officers;

•	performance of the President and Chief Executive Officer and other executive officers;

•	administration of Brookfield Residential’s equity incentive plans; and

•	review and recommend director compensation.

Position Descriptions

The Independent Chair of the Board and Committee Chairs

Brookfield Residential has adopted a written position description for the Independent Chair and Committee Chairs which sets out the key responsibilities of each position, as follows:

•	The position description for the Independent Chair includes, among other things, responsibility for preparing the agenda for each Board meeting in consultation with the Chief Executive Officer and Chief Financial Officer; ensuring directors receive the information required to perform their duties; ensuring an appropriate Board committee structure; ensuring that an appropriate system is in place to evaluate the performance of the Board as a whole, its committees and its individual directors; and, working with the Chief Executive Officer and senior management of Brookfield Residential to monitor progress on strategic planning, policy implementation and succession planning.

•	The position description for the Independent Chair also includes responsibility for presiding over all private sessions of the independent directors and ensuring that matters raised during such meetings are reviewed with management and acted upon in a timely fashion and acting as a liaison among the independent directors and the other directors.

•	The position description for each of the Board committee chairs includes, among other things, responsibility for setting committee meeting agendas; chairing committee meetings; and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

The Chief Executive Officer

Brookfield Residential has adopted a written position description for the Chief Executive Officer that sets out the Chief Executive Officer’s key responsibilities, including presenting to the Board for approval an annual strategic plan for Brookfield Residential; presenting to the Board for approval the capital and operating plans to implement approved strategies on an ongoing basis; acting as the primary spokesman for Brookfield Residential; presenting to the Board for approval an annual assessment of senior management and succession plans; recommending the appointment or termination of any senior executive of the Corporation; and, together with the Chief Financial Officer, ensuring that controls and procedures are in place to ensure the accuracy and integrity of Brookfield Residential’s financial reporting and public disclosures.

Director Orientation and Education

The initial directors who comprise the Board have been, and all new directors thereafter will be, provided with orientation information on their election or appointment to the Board. Time will be set aside at all regularly-scheduled Board meetings for presentations on different areas of Brookfield Residential’s business. Directors will be encouraged to suggest topics for discussion or special presentations at regularly-scheduled Board meetings. It is also expected that director dinners will be held prior to or immediately following most regularly-scheduled Board meetings with senior management present, providing an opportunity for informal discussion and management presentations on selected topics of interest.

Board Evaluation

Brookfield Residential intends to adopt, as soon as practicable, formal measures to evaluate the performance of the Board, its committees and individual directors.

Code of Business Conduct and Ethics

Brookfield Residential has adopted a Code of Business Conduct and Ethics for the directors, officers and employees of Brookfield Residential and its wholly-owned subsidiaries. The Code of Business Conduct and Ethics formally sets out standards for behavior and practice required of all directors, officers and employees and provides that it will be updated periodically as required to reflect changes in Brookfield Residential’s business activities and evolving standards and practices. The Code of Business Conduct and Ethics will be given to all directors, officers and employees when they join Brookfield Residential and will require them to indicate in writing their familiarity with this code and their agreement to comply with it.

The Code of Business Conduct and Ethics will be reviewed annually by the Board and updated as considered necessary. Compliance with the Code of Business Conduct and Ethics will be monitored by the Board through its audit committee. Brookfield Residential has posted this code on its website, www.brookfieldrp.com, and will file it on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Exemption from Certain New York Stock Exchange Corporate Governance Requirements

As a “controlled company” and a foreign private issuer, Brookfield Residential will be able to rely on exemptions from certain New York Stock Exchange corporate governance requirements, if it chooses to do so. As a “controlled company,” it may rely on exemptions from requirements that a majority of its board of directors consist of independent directors; that it have a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Brookfield Residential does not presently intend to elect to utilize any of the “controlled company” corporate governance exemptions available to it under the New York Stock Exchange rules. As a foreign private issuer, Brookfield Residential will be permitted to follow certain corporate governance rules that conform to Canadian requirements in lieu of most of the NYSE corporate governance rules. Brookfield Residential has not yet determined the extent to which it may elect to rely on this exemption.

Executive Officer Compensation

Prior to the completion of the transactions, no executive officer of Brookfield Residential received any compensation from Brookfield Residential in his capacity as an executive officer of Brookfield Residential. Subject to further review by its Board and its management resources and compensation committee, Brookfield Residential expects to approve compensation for each of its executive officers commensurate with such officer’s position and duties as an executive officer of Brookfield Residential. It is expected that the principal elements of executive compensation for Brookfield Residential will include short-term compensation (base salary and annual bonus award) and direct and indirect long-term ownership participation (stock options and deferred share units).

Other Compensation Arrangements

Alan Norris entered into an amended incentive plan agreement in July 2007 with Brookfield Office Properties, which Brookfield Residential assumed in connection with the transactions. The amended incentive plan agreement provides Mr. Norris with an entitlement to a future “at risk” payment of up to a maximum of CDN$15 million plus a further annual accrual of 10%, based on the value created within Brookfield Office Properties’ residential business, Carma Corporation, over the period 2007 to 2014. In the event that the value of Carma Corporation declines during this period, this future amount would decrease in accordance with a predetermined formula. It is expected that the Brookfield Residential board and/or a committee thereof will address this arrangement after closing of the transactions, which may include the payment of the amounts in cash, or replacing it with an incentive arrangement of Brookfield Residential.

Also in connection with the July 2007 amendments to Mr. Norris’ incentive arrangements, Mr. Norris was provided with a participating interest in Carma Corporation that was terminated in connection with the closing of the transactions.

Director Compensation

Subject to further review by the Board and/or a committee thereof, Brookfield Residential expects to reimburse each member of its Board for out-of-pocket expenses incurred in connection with attending board meetings. Subject to further review by the Brookfield Residential board and/or a committee thereof, the Board expects to approve a program compensating non-employee directors in cash, and/or deferred share units.

Limitation on Directors’ Liability and Indemnification

Under the Business Corporations Act (Ontario), referred to as the OBCA, Brookfield Residential may indemnify a present or former director or officer or an individual who acts or acted at Brookfield Residential’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity; provided that the director, officer or other individual acted honestly and in good faith with a view to the best interests of Brookfield Residential or such other entity, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made with court approval.

Brookfield Residential’s amended and restated bylaws provide that Brookfield Residential will indemnify each person who is or was a director or executive officer of Brookfield Residential and each person who serves or served at the request of Brookfield Residential as a director or executive officer of another entity to the fullest extent permitted under the OBCA. To the extent not prohibited by law, Brookfield Residential’s amended and restated bylaws permit it to pay the expenses incurred by an indemnified party in advance of the final settlement of an action or proceeding.

Brookfield Residential has purchased directors and officers insurance with such policy limit, deductible payment and other terms and conditions as is customary for comparable Canadian public companies and may also enter into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its bylaws. Brookfield Residential believes that these measures are necessary to attract and retain qualified persons as directors and executive officers.

Conflicts of Interest

Except as discussed in the section of this prospectus entitled “Certain Relationships and Related Party Transactions,” none of the directors or executive officers of Brookfield Residential has any existing or potential material conflict of interest with Brookfield Residential or its subsidiaries.

Indebtedness of Directors and Executive Officers

To the knowledge of Brookfield Residential, none of the persons who are directors or executive officers of Brookfield Residential are, as at the date hereof, or were, at any time during the past year, indebted to Brookfield Residential or its subsidiaries in connection with the purchase of securities of Brookfield Residential or its subsidiaries, excluding routine indebtedness or indebtedness that has been entirely repaid. There was no indebtedness as at the date hereof to Brookfield Residential or its subsidiaries, excluding routine indebtedness, owing by present and former officers, directors and employees of Brookfield Residential or its subsidiaries.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of Brookfield Residential, none of the persons who are directors or executive officers of Brookfield Residential are, as at the date hereof, or have been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company that: (a)(i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days, referred to as an Order, that was issued while the person was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the person ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) are, as at the date hereof, or have been within 10 years before the date hereof, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) have, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the person.

Penalties or Sanctions

To the knowledge of Brookfield Residential, none of the persons who are directors or executive officers of Brookfield Residential, and no personal holding company thereof owned or controlled by them: (i) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table also sets forth the beneficial ownership of Brookfield Residential common shares as of March 31, 2011, as it would be both before and after the completion of the offering, by:

•	each person who beneficially owns more than 5% of the outstanding shares of Brookfield Residential common stock;

•	each director of Brookfield Residential;

•	the chief executive officer of Brookfield Residential; and

•	the directors and executive officers of Brookfield Residential, as a group.

The address for each beneficial owner who is also a director or executive officer of Brookfield Residential is c/o Brookfield Residential Properties Inc., 4906 Richard Road S.W., Calgary, Alberta T3E 6L1. See “Directors and Management of Brookfield Residential” beginning on page 83 of this prospectus for a discussion regarding the directors and executive officers of Brookfield Residential.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As indicated below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of stock subject to options held by that person that are currently exercisable within 60 days of March 31, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated, and subject to the applicable community property laws, the shareholders named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Brookfield Residential Common			Brookfield Residential Common
	Shares Beneficially Owned			Shares Beneficially Owned
	Before The Offering(1)			After The Offering(1)
	Number of		Percentage of	Number of		Percentage
Name of Beneficial Owner	Shares		Class(2)	Shares		of Class

Brookfield Asset Management Inc.(3)	92,658,120	(4)(6)	91.43	[	](7)	[	](7)
Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario M5J 2T3
Brookfield Properties Corporation	51,500,000		50.82	—		—
Brookfield Place, 181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario M5J 2T3
Ian G. Cockwell	93,657,452	(5)(6)	92.42	[	](7)(9)	[	](7)(9)
Craig J. Laurie	2,363		*	2,363		*
Bruce T. Lehman	1,529		*	1,529		*
Patricia M. Newson	—		*	—		—
Alan Norris	2,294		*	[	](8)	*
Timothy R. Price	15,116		*	[	](8)	*
David M. Sherman	6,501		*	6,501		*
Robert L. Stelzl	2,753		*	[	](8)	*
Michael D. Young	6,501		*	6,501		*

All directors and officers as a group (9 persons)	93,694,509		92.45	[	]	[	]

*	Less than 1%.

(1)	Under the rules of the SEC governing the determination of beneficial ownership of securities, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which the person has no economic interest.

(2)	The percentages are calculated based on the 101,343,186 Brookfield Residential common shares that were outstanding as of March 31, 2011.

(3)	Brookfield Asset Management is an asset management company listed on the New York Stock Exchange, the Toronto Stock Exchange and the NYSE Euronext. Brookfield Residential has been advised by Brookfield Asset Management that its major shareholder is Partners Limited, referred to as Partners. Partners and its shareholders, collectively own, directly or indirectly, exercise control or direction over, have contractual arrangements, such as options, to acquire or otherwise hold beneficial or economic interests in approximately 127 million Class A Limited Voting Shares, representing approximately 19% of the outstanding Class A Limited Voting Shares of Brookfield Asset Management on a fully diluted basis, and 85,120 Class B Limited Voting Shares, representing 100% of the Class B Limited Voting Shares of Brookfield Asset Management. Messrs. Cockwell, Norris and Price, who are directors and/or officers of Brookfield Residential, are also shareholders of Partners and may be deemed to share beneficial ownership of Brookfield Residential common shares with Brookfield Asset Management. There are approximately 40 shareholders of Partners, none of whom hold more than a 20% effective equity interest. To the extent any of such shareholders is deemed to be a beneficial owner of Brookfield Residential common shares held by Brookfield Asset Management, such person disclaims beneficial ownership of those shares.

(4)	Beneficial ownership includes shares held indirectly through Partners, which is described in Note 3 above.

(5)	Includes 42,158,120 shares beneficially owned by Brookfield Asset Management. Mr. Cockwell disclaims beneficial ownership of common shares held beneficially by Brookfield Asset Management.

(6)	Includes 51,500,000 shares beneficially owned by Brookfield Office Properties. Brookfield Asset Management and Mr. Cockwell disclaim beneficial ownership of common shares beneficially owned by Brookfield Office Properties.

(7)	Brookfield Asset Management, which owns approximately 50.7% of the outstanding Brookfield Office Properties common shares, has agreed to purchase, at the same price per share as under the rights distribution, the number of Brookfield Residential common shares that it would have been entitled to purchase if it had received its pro rata portion of rights as a shareholder under the rights distribution and any Brookfield Residential common shares not purchased under the rights. As a result, following completion of the transactions and the offering, Brookfield Asset Management and its affiliates will own between 66% and 91% of the outstanding Brookfield Residential common shares on a fully-diluted basis, depending upon how many Brookfield Residential common shares are purchased under the rights.

(8)	The number of Brookfield Residential common shares beneficially owned assumes the exercise of all the rights received as shareholders of Brookfield Office Properties.

(9)	Includes [ ] shares beneficially owned by Brookfield Asset Management after the rights offering. Mr. Cockwell disclaims beneficial ownership of Brookfield Residential common shares owned beneficially by Brookfield Asset Management.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Non-Arm’s Length Transactions

At the closing of the transactions, Brookfield Residential issued a CDN$265 million senior unsecured promissory note and a CDN$215 million junior unsecured promissory note, both payable to Brookfield Office Properties. On January 1, 2016 and each anniversary thereafter, or at any time upon the occurrence of an event of default under the junior note or change of control of Brookfield Residential prior to the maturity of the junior note on December 31, 2020, Brookfield Office Properties will be entitled to sell the junior note to Brookfield Asset Management for the full amount of the principal and accrued and unpaid interest outstanding under the note at the time, for which Brookfield Asset Management will receive payment from Brookfield Office Properties of 200 bps per annum on the outstanding principal amount of the junior note, or CDN$4.3 million assuming an outstanding principal balance of CDN$215 million. Brookfield Asset Management will have the right to acquire the junior note for the full amount of the principal and accrued and unpaid interest outstanding under the note at any time. Additionally, Brookfield Residential has the right to use the names “Brookfield” and “Brookfield Residential” pursuant to a license agreement between Brookfield Office Properties and Brookfield Global Asset Management Limited, a subsidiary of Brookfield Asset Management, and has an agreement with Brookfield Asset Management for the lease of administrative office space in Toronto.

A subsidiary of Brookfield Asset Management has provided Brookfield Homes, a subsidiary of Brookfield Residential, with an unsecured revolving operating facility in the form of a promissory note in an aggregate principal amount of $100 million. The facility bears interest at LIBOR plus 3.5% per annum, matures December 2011 and, at December 31, 2010, there was $100 million outstanding under this facility. During 2009, Brookfield Homes entered into a second unsecured credit facility with Brookfield Asset Management. This operating and acquisition facility currently bears interest at 14% per annum, matures December 2012 and, at December 31, 2010, there was $60 million outstanding under this facility.

Brookfield Residential (US) Inc., a wholly-owned subsidiary of Brookfield Residential, has entered into an agreement with Brookfield Office Properties under which Brookfield Residential (US) Inc. has agreed to indemnify Brookfield Office Properties against all of its performance and payment obligations arising out of Brookfield Residential (US) Inc.’s performance and payment bonds. The parties have also entered into an agreement pursuant to which Brookfield Residential (US) Inc. has agreed to indemnify Brookfield Office Properties in connection with a guaranty obligation of Brookfield Residential (US) Inc. in respect of a debt obligation.

All material transactions between Brookfield Residential and any of its officers and directors or their respective affiliates, will require prior approval by a majority of Brookfield Residential’s uninterested “independent” directors or the members of its board who do not have an interest in the transaction.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of the share capital of Brookfield Residential includes a summary of specified provisions of Brookfield Residential’s articles of incorporation, articles of amendment and amended and restated bylaws. This description also summarizes relevant provisions of the OBCA. The terms of Brookfield Residential’s articles of incorporation, articles of amendment and amended and restated bylaws, as well as the terms of the OBCA, are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents and the OBCA.

Authorized Capital

Brookfield Residential authorized share capital consists of:

•	an unlimited number of shares, without par value; and

•	an unlimited number of preferred shares of preferred shares, without par value (which are referred to as the Brookfield Residential preferred shares), of which 76,945 shares are designated as Brookfield Residential 8% convertible preferred shares, series A. Brookfield Residential has no present plans to designate or issue any other preferred shares.

Outstanding Share Capital

As of March 31, 2011, the following Brookfield Residential shares were issued and outstanding:

•	approximately 101.5 million Brookfield Residential common shares on an as-converted basis; and

•	70,002 Brookfield Residential 8% convertible preferred shares, series A.

Rights and Preferences of Brookfield Residential Shares

Brookfield Residential Common Shares

Voting Rights.  All Brookfield Residential common shares have identical rights and privileges. The holders of Brookfield Residential common shares are entitled to vote on all matters submitted to a vote of the Brookfield Residential shareholders, including the election of directors; provided, however, that holders of Brookfield Residential common shares will not be entitled to vote for any amendments to Brookfield Residential’s articles of incorporation that relate only to an outstanding series of preferred shares. On all matters to be voted on by holders of Brookfield Residential common shares, the holders will be entitled to one vote for each Brookfield Residential common share held of record, and will have no cumulative voting rights.

Dividend Rights.  Holders of Brookfield Residential common shares are entitled to receive dividends or other distributions when and if declared by the Brookfield Residential board of directors. The right of the Brookfield Residential board of directors to declare dividends, however, will be subject to the rights of any holders of outstanding Brookfield Residential preferred shares and the availability of sufficient funds under the OBCA to pay dividends. For a more complete description of the dividend rights of holders of Brookfield Residential preferred shares, see “— Brookfield Residential 8% Convertible Preferred Shares” and “— Preferred Shares Issuable in Series” below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding-up of Brookfield Residential, after the payment in full of all amounts owed to holders of any outstanding shares of Brookfield Residential preferred stock, the remaining assets of Brookfield Residential will be distributed ratably to the holders of shares of Brookfield Residential common stock, in proportion to the number of shares held by such holders.

Other Rights.  Holders of Brookfield Residential common shares have no preemptive rights and no right to convert their Brookfield Residential common shares into any other securities. There are no redemption or sinking fund provisions applicable to Brookfield Residential common shares. The rights, preferences and privileges of holders of Brookfield Residential common shares will be subject to, and may be adversely affected by, the rights of holders of Brookfield Residential 8% convertible preferred shares, series A and shares of any other series of Brookfield Residential preferred shares which Brookfield Residential may designate and issue in the future without further shareholder approval.

Brookfield Residential 8% Convertible Preferred Shares

In order to ensure that the terms of the Brookfield Residential 8% convertible preferred shares would be the same in all material respects as the terms of the Brookfield Homes 8% convertible preferred shares, and in accordance with the terms of the Brookfield Homes convertible preferred shares, appropriate adjustments were made in the conversion rate of the Brookfield Residential convertible preferred shares received in the transactions. The adjustments reflected the exchange ratio applicable to the underlying common shares received in the merger of 0.76490053 Brookfield Residential common shares for each share of Brookfield Homes common stock held. As a result, the Brookfield Residential 8% convertible preferred shares are convertible at the option of the shareholder, into common shares, at a conversion rate of 2.731787605 common shares per convertible preferred share, which is equivalent to a conversion price of approximately $9.15 per share, subject to future adjustment. Dividends on the convertible preferred shares will be fully cumulative, without interest, from the date of original issuance of the convertible preferred shares and will be payable semi-annually in arrears, at Brookfield Residential’s election, in cash, shares of common shares or a combination of cash and common shares. The convertible preferred shares are perpetual and will not have a maturity date; however, beginning June 30, 2014, if the 90-day volume weighted average market price of the common shares is greater than $18.30 per share, Brookfield Residential may, at its option, require all preferred shares to be automatically converted into common shares.

Preferred Shares Issuable in Series

The Brookfield Residential board of directors is authorized to issue from time to time, without further shareholder approval, an unlimited number of shares of preferred stock (in addition to the Brookfield Residential 8% convertible preferred shares, series A) in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. Brookfield Residential could issue its preferred shares in ways which may delay, defer or prevent a change in control of Brookfield Residential without further action by Brookfield Residential’s shareholders and may adversely affect the voting and other rights of the holders of Brookfield Residential common shares. The issuance of Brookfield Residential preferred shares with voting and conversion rights may adversely affect the voting power of the holders of Brookfield Residential common shares, including the loss of voting control to others. However, despite this potential use of the preferred shares, the preferred shares are not intended for anti-takeover purposes without shareholder approval. The preferred shares are instead intended to provide future financing flexibility.

	At December 31, 2010 Before	At December 31, 2010 After
	Giving Effect to the Merger	Giving Effect to the Merger
	and Contribution	and Contribution
	(All dollar amounts are in thousands of U.S. Dollars)

Project specific debt and other financings	331,794	1,306,156
Accounts payable and other liabilities	125,342	288,856
Other interests in consolidated subsidiaries	42,461	42,461
Total equity	491,004	927,856
Total Capitalization	990,601	2,565,329
Common Shares (unlimited)	53,808,461	101,299,912

Transfer Agent and Registrar

The transfer agent and registrar for the Brookfield Residential common shares and preferred shares is CIBC Mellon Trust Company.

Stock Exchange Listing

Brookfield Residential common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange. As of March 31, 2011, there were 829 shareholders of record of Brookfield Residential common shares, and there were 3 shareholders of record of Brookfield Residential 8% convertible preferred shares. Brookfield Residential 8% convertible preferred shares are not listed on any stock exchanges.

Summary of Articles of Incorporation and Amended and Restated Bylaws

Articles of Incorporation

The Brookfield Residential articles of incorporation, referred to as the Articles of Incorporation, state, among other things, that Brookfield Residential’s authorized share capital consists of (i) an unlimited number of common shares, without par value; and (ii) an unlimited number of preferred shares, without par value, of which 76,945 shares are designated as Brookfield Residential 8% convertible preferred shares, series A. Brookfield Residential has no present plans to designate or issue any other preferred shares.

In addition, the Articles of Incorporation provide that the Brookfield Residential board of directors must consist of a minimum of three and a maximum of nine members.

Amended and Restated Bylaws

Share Capital

For a description of Brookfield Residential’s common shares, 8% convertible preferred shares and preferred shares issuable in series, please see “Description of Share Capital” above.

Register of Securities

For each class of shares issued by Brookfield Residential, Brookfield Residential may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. The securities register, the register of transfers and the branch register or registers will be kept at the registered office of Brookfield Residential or at such other place inside or outside Ontario designated by the directors. If the registers are kept outside Ontario, Brookfield Residential will make them available for inspection in compliance with the OBCA.

Shareholder Meetings and Resolutions in Writing

Convening Meetings.  The annual meeting of the shareholders will be held at the registered office of Brookfield Residential or at such other place within or outside Ontario as the directors may determine, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting. The directors have the power at any time to call a special meeting of shareholders to be held at such place within or outside Ontario as the directors may determine, at such time as may be determined by the board of directors.

Notice of Meetings.  Notice of the time and place of a meeting of shareholders will be given not less than 21 days and not more than 50 days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to Brookfield Residential’s auditor. Notice of a meeting of shareholders at which special business is to be transacted will state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and will include the text of any special resolution to be submitted to the meeting.

Written Resolutions.  A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by Brookfield Residential’s auditor, in either case, in accordance with the OBCA.

Proceedings and Voting at Shareholder Meetings

Quorum.  Two persons holding at least 10% of the outstanding shares present in person or represented by proxy, and each being entitled to vote thereat, will constitute a quorum for the transaction of business at any meeting of shareholders.

Venue of Meeting.  If the directors call a meeting of shareholders, they may determine that the meeting of shareholders will be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders will be held entirely by means of that communication facility. A meeting of shareholders may also be held at which some, but not all, persons entitled to attend may participate and vote by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting/such a communication facility, if Brookfield Residential makes one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if Brookfield Residential makes one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by Brookfield Residential must enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to Brookfield Residential without it being possible for Brookfield Residential to identify how each shareholder or group of shareholders voted.

Voting.  Subject to the OBCA, at all meetings of shareholders every question will be decided, either on a show of hands (or its functional equivalent) or by ballot, by a majority of the votes cast on the question.

Proxies

Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as the shareholder’s nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternative proxyholder has the same rights as the shareholder who appointed the proxyholder to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternative proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of any show of hands. A proxy will be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is an entity, by an officer or attorney thereof duly authorized and will be valid only at the meeting in respect of which it is given or any adjournment thereof. A proxy will be in such form as may be prescribed from time to time by the directors or in such other form as the chairperson of the meeting may accept and as complies with all applicable laws and regulations.

Board of Directors

Qualification and Appointment.  No person will be qualified to be a director if that person is less than eighteen years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, or has the status of a bankrupt. At least 25% of the directors will be resident Canadians. However, if Brookfield Residential has fewer than four directors, at least one director will be a resident Canadian. At least two directors will not be officers or employees of Brookfield Residential or of any of its affiliates. The directors will be elected at each annual meeting of shareholders of Brookfield Residential and each director will hold office until the close of the first annual meeting following the director’s election; provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office will continue in office until their successors are elected. A quorum of directors may fill a vacancy among the directors, subject to the qualification that the total number of directors appointed in this way may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. A director appointed or elected to fill a vacancy holds office for the unexpired term of the director’s predecessor.

Removal of a Director.  The shareholders may by ordinary resolution at a special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

Action by Directors.  The directors will manage, or supervise the management of, the business and affairs of Brookfield Residential.

Proceedings of the Board of Directors.  Questions arising at any meeting of directors will be decided by a majority of votes. In the event that an equality of votes occurs, the motion addressing the question at issue will be deemed to be defeated, and while the Chairperson may vote as a director, he or she will not have a second or casting vote.

Quorum.  A majority of directors or such greater or lesser number as the directors may from time to time determine will constitute a quorum for the transaction of business at any meeting of directors.

Conflicts of Interest.  A director or officer who is a party to, or who is a director or officer or is acting in a similar capacity of, or has a material interest in, a party to a material contract or material transaction, whether entered into or proposed, with Brookfield Residential will disclose the nature and extent of the director’s or officer’s interest at the time and in the manner provided by the OBCA.

Remuneration and Expenses.  The directors will be paid such remuneration as the directors or a committee thereof may from time to time by resolution determine. The directors will also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors.

Officers

The board of directors may appoint Brookfield Residential’s officers, who may or may not be directors, at any time. The board of directors will determine the period of the officer’s appointment and the terms of his office. Any officer may be removed by the directors at any time. Otherwise, each officer will hold office until the officer’s successor is appointed. An officer will disclose the officer’s interest in any material contract or material transaction, whether entered into or proposed.

Dividends and Other Payments

Subject to the OBCA, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in Brookfield Residential. The directors may fix in advance a date, preceding by not more than 50 days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of Brookfield Residential, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date will be given not less than seven days before such record date in the manner provided by the OBCA. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of Brookfield Residential will be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

Indemnity

Brookfield Residential’s amended and restated bylaws provide that Brookfield Residential will indemnify a director or officer, a former director or officer or a person who acts or acted at Brookfield Residential’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the OBCA. Brookfield Residential may purchase and maintain insurance for the benefit of any person referred to above to the extent permitted by the OBCA.

Host Country Security Holders

As of March 31, 2011, there were approximately 29 record holders of Brookfield Residential common shares in the U.S., and they held approximately 3.5% of the outstanding Brookfield Residential common shares on that date.

Anti-takeover Effects of Provisions of the OBCA and Brookfield Residential’s Constating Documents

The OBCA and Brookfield Residential’s articles of incorporation, articles of amendment and amended and restated bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Brookfield Residential. In addition, provisions of Brookfield Residential’s articles of incorporation, articles of amendment and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by Brookfield Residential’s shareholders. Further, Brookfield Asset Management and its affiliates hold in excess of a majority of Brookfield Residential’s shares and, therefore, will have voting control of Brookfield Residential.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Under the OBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at a shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the OBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 60 days before the anniversary date of the last annual shareholders’ meeting, or at least 60 days before any meeting other than the annual meeting at which the matter is proposed to be raised.

In addition, the OBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

These provisions may preclude shareholders from bringing matters before an annual meeting or a special meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Authorized but Unissued Shares

Authorized by unissued Brookfield Residential common shares and Brookfield Residential preferred shares will be available for future issuance without shareholder approval. However, the preferred shares will not be used for anti-takeover purposes without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and for corporate acquisitions.

Canadian Securities Laws

Brookfield Residential is a reporting issuer in Canada and, therefore, is subject to the securities laws in each province and territory in which it will be reporting. Canadian securities laws require reporting of share purchases and sales by shareholders holding 10% or more of Brookfield Residential’s voting or equity securities, including certain prescribed public disclosure of their intentions for their holdings. Canadian securities laws also govern how any offer to acquire more than 20% of equity or voting securities of a reporting issuer must be conducted.

PLAN OF DISTRIBUTION

Brookfield Office Properties will offer the Brookfield Residential common shares under the terms of the transferable rights that it will distribute to its shareholders other than Brookfield Asset Management. There is no managing or soliciting dealer for the offering and neither Brookfield Office Properties nor Brookfield Residential will pay any kind of fee for the solicitation of the exercise of the rights. For a description of the distribution of the rights, see “Details of the Offering — Issue of Rights.”

Brookfield Office Properties intends to list the rights under the symbols “BPO.RT” and “BPO RT” on the Toronto Stock Exchange and on the New York Stock Exchange, respectively. The listing of the rights on each of the Toronto Stock Exchange and the New York Stock Exchange is subject to the fulfillment of all listing requirements of the Toronto Stock Exchange and New York Stock Exchange, respectively. If the respective listing requirements are fulfilled, Brookfield Office Properties expects that the rights will be listed on the Toronto Stock Exchange and the New York Stock Exchange on [          ], 2011. The rights will cease trading at noon (Toronto time) on the expiry date, in the case of the Toronto Stock Exchange, or at the close of trading (New York City time) on the day immediately preceding the expiry date, in the case of the New York Stock Exchange, unless Brookfield Office Properties terminates or extends the rights distribution.

Brookfield Office Properties will be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit Brookfield Office Properties earns in connection with the sale of Brookfield Residential common shares pursuant to this prospectus may be deemed to be underwriting discounts and commissions under the Securities Act. Brookfield Office Properties will be subject to the prospectus delivery requirements of the Securities Act and will be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Brookfield Office Properties has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, in particular Regulation M.

DETAILS OF THE OFFERING

Overview

Brookfield Office Properties is offering 51,500,000 Brookfield Residential common shares, representing approximately 50.7% of Brookfield Residential’s outstanding shares on a fully-diluted basis, which Brookfield Office Properties received upon completion of the transactions for its contribution of BPO Residential to Brookfield Residential. Brookfield Office Properties will act as an underwriter and distribute to each holder of its common shares on the record date other than Brookfield Asset Management, at no cost, one right to purchase approximately [          ] Brookfield Residential common shares for each Brookfield Office Properties common share it holds. The actual number of Brookfield Residential common shares that will be purchasable on exercise of the rights will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties shares outstanding at 5:00 p.m. on the record date for the rights distribution.

Brookfield Asset Management, which owns 51% of the outstanding shares of Brookfield Office Properties, has entered into a standby commitment agreement with Brookfield Office Properties, under which Brookfield Asset Management has:

•	agreed to purchase from Brookfield Office Properties, under the same purchase terms provided for in the rights, the number Brookfield Residential common shares that it would have been entitled to purchase if Brookfield Office Properties had issued rights pro rata to it; and

•	agreed to purchase, under the same purchase terms provided for in the rights, all of the Brookfield Residential common shares that are not purchased by Brookfield Office Properties rights holders at the expiry time.

In light of its standby commitment with Brookfield Office Properties, Brookfield Asset Management has waived its entitlement to receive rights in the pro rata distribution of rights that Brookfield Office Properties is making to all of its common shareholders.

Purpose of the Rights Distribution

Brookfield Office Properties is disposing of the Brookfield Residential common shares under the rights distribution and Brookfield Asset Management’s standby commitment as the last step in the corporate reorganizations undertaken in the transactions. Brookfield Office Properties participated in the transactions in order to divest its residential and housing business and further its strategic repositioning as a global pure-play office property company.

The distribution of rights gives Brookfield Office Properties’ shareholders the opportunity to retain an ongoing stake in BPO Residential on the same terms as Brookfield Asset Management if they wish to do so.

Issue of Rights

Brookfield Office Properties will distribute to holders of its common shares, other than Brookfield Asset Management, as at 5:00 p.m. (Toronto time) on [          ], 2011, at no cost, rights entitling them to purchase their pro rata portion of the Brookfield Residential common shares that Brookfield Office Properties received in exchange for its contribution of BPO Residential to Brookfield Residential. Brookfield Office Properties common shareholders will receive one right for each Brookfield Office Properties common share they hold.

Each right will entitle a holder thereof that is resident in (i) Canada or the United States, or (ii) provided certain conditions described in this prospectus are met, a jurisdiction outside of Canada and the United States, to purchase approximately [          ] Brookfield Residential common shares at a price of $10.00 per share until 4:00 p.m. (Toronto time) on the expiry date, referred to as the expiry time. The actual number of Brookfield Residential common shares that will be purchasable on exercise of a right will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties shares outstanding at 5:00 p.m. on the record date for the rights distribution. Rights not exercised by the expiry time will be void, of no value and will cease to be exercisable for Brookfield Residential common shares. The purchase price was determined by reference to the value attributed to BPO Residential for purposes of the transactions. See “Purpose of the Rights Distribution.”

The subscription agent, CIBC Mellon Trust Company, will mail a rights certificate evidencing the total number of rights to which a Brookfield Office Properties common shareholder is entitled, together with a copy of this prospectus, to each registered Brookfield Office Properties shareholder with an address of record in Canada or the United States as of [          ], 2011. In order to exercise the rights represented by the rights certificate, the holder of the rights must complete and deliver the rights certificate, together with the purchase price for each Brookfield Residential common share that the holder wishes to purchase, to the subscription agent in accordance with the instructions set out under “General Purchase Information.”

Brookfield Office Properties common shareholders who hold their shares through a securities broker or dealer, bank or trust company or other custodian, or a participant, that participates directly or indirectly in the book-based system administered by CDS Clearing and Depository Services Inc., referred to as CDS, or in the book-based system administered by The Depository Trust Company, referred to as DTC, will not receive physical certificates evidencing their ownership of rights. Instead, on [          ], 2011, Brookfield Office Properties will issue one or more global rights certificates representing the total number of rights to which all such shareholders are entitled pursuant to the terms of the offering in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will deliver the certificate(s) to CDS or DTC, as the case may be. Brookfield Office Properties expects that each Brookfield Office Properties shareholder will receive a confirmation of the number of rights issued to it from its respective participant in accordance with the practices and procedures of that participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for participants holding rights. See “General Purchase Information — Brookfield Office Properties Common Shares Held In Book-Entry Form.”

The rights and the Brookfield Residential common shares underlying the rights are not qualified or registered under the securities laws of any jurisdictions outside of Canada and the United States. Rights certificates will only be sent to Brookfield Office Properties shareholders who reside in Canada and the United States. Brookfield Office Properties shareholders who live outside of Canada and the United States will be sent a copy of this prospectus with a letter advising them that their rights certificates will be issued to and held on their behalf by the subscription agent. Except as set out below, the subscription agent will, prior to the expiry time, attempt to sell such rights on the open market, on a best efforts basis, and the net proceeds thereof, if any, will be forwarded to such holders as described under “— Ineligible Holders.”

Brookfield Office Properties common shareholders who reside outside of Canada and the United States and who have satisfactorily demonstrated to Brookfield Office Properties, in its sole discretion, by the expiry time, that the exercise of the rights and the purchase of the Brookfield Residential common shares underlying the rights: (i) are not prohibited by applicable securities laws; and (ii) do not require Brookfield Office Properties or Brookfield Residential to file any documents, make any application, or pay any amount in any jurisdiction outside of Canada and the United States, will be entitled to direct the subscription agent to exercise their rights on their behalf. Such shareholders will be required to submit by the expiry time payment in full for each Brookfield Residential common share purchased under the offering. See “— Ineligible Holders.”

The rights will be in fully transferable form.

No fractional Brookfield Residential common shares will be sold. Where the exercise of rights would otherwise entitle a purchaser to fractional Brookfield Residential common shares, the purchaser’s entitlement will be reduced to the next lowest whole number of common shares.

A right does not entitle the holder thereof to any rights whatsoever as a securityholder of Brookfield Office Properties or Brookfield Residential other than to purchase Brookfield Residential common shares as described in this prospectus.

The subscription agent will hold the gross proceeds from the offering in trust pursuant to the terms of a rights agency agreement between Brookfield Office Properties and the subscription agent, and the subscription agent will invest such proceeds in its deposit department, the deposit department of an affiliate, or a deposit department of a Canadian chartered bank. The gross proceeds held in trust by the subscription agent, together with any interest earned on such proceeds, less applicable withholding taxes, if any, will be released to Brookfield Office Properties as soon as practicable after the expiry time. At that time, each exercised right will be exchanged for [          ] Brookfield Residential common shares without payment of additional consideration and without any further action on the part of the holder thereof.

Expiry Date and Time

The rights will expire at 4:00 p.m. (Toronto time) on the expiry date, referred as the expiry time. Rights not exercised by the expiry time will be void, of no value and will not be exercisable for Brookfield Residential common shares.

Listing and Trading

The rights will be in fully transferable form. Rights may be bought or sold freely through the usual investment channels, such as brokers and investment dealers.

Brookfield Office Properties intends to list the rights under the symbols “BPO.RT” and “BPO RT” on the Toronto Stock Exchange and on the New York Stock Exchange, respectively. The listing of the rights on each of the Toronto Stock Exchange and the New York Stock Exchange is subject to the fulfillment of all listing requirements of the Toronto Stock Exchange and New York Stock Exchange, respectively. If the listing requirements are fulfilled, the rights will be listed on the Toronto Stock Exchange and the New York Stock Exchange on [          ], 2011. The rights will cease trading at noon (Toronto time) on the expiry date, in the case of the Toronto Stock Exchange, or at the close of trading (New York City time) on the day immediately preceding the expiry date, in the case of the New York Stock Exchange, unless Brookfield Office Properties terminates or extends the rights distribution.

Fees Payable by Purchasers

Brookfield Office Properties will not charge a commission on the distribution of rights to Brookfield Office Properties common shareholders or upon the exercise of the rights. Payment of any service charge, commission or other fee payable (including those of brokers) in connection with the transfer of rights (other than the fees for the services to be performed by the subscription agent will be the responsibility of the holder of the applicable rights. Purchasers of Brookfield Residential common shares must also pay all applicable stamp, issue, registration or other similar taxes or duties contingent upon the sale or delivery of Brookfield Residential common shares to or for the order of a third party.

Ineligible Holders

The rights and the Brookfield Residential common shares underlying the rights are not qualified or registered under the securities laws of any jurisdiction other than Canada and the United States. Except as otherwise described in this prospectus, holders of rights who reside outside of Canada and the United States may not exercise rights, and rights certificates will not be sent to shareholders who reside outside of Canada and the United States. Instead, all such holders will be sent a copy of this prospectus with a letter advising them that their rights certificates will be issued to and held on their behalf by the subscription agent for their benefit. The letter will also set out the conditions required to be met, and procedures that must be followed, in order for the holder to participate in the offering.

Brookfield Office Properties shareholders who reside outside of Canada and the United States and who have satisfactorily demonstrated to Brookfield Office Properties, in its sole discretion, by [          ], 2011, that the exercise of the rights and the purchase of the Brookfield Residential common shares upon the exercise of the rights: (i) are not prohibited by local securities laws; and (ii) do not require Brookfield Office Properties or Brookfield Residential to file any documents, make any application, or pay any amount in any jurisdiction outside of Canada and the United States, will be entitled to direct CIBC Mellon Trust Company to exercise their rights on their behalf. Such shareholders will be required to submit by the expiry time payment in full to the subscription agent for each Brookfield Residential common share purchased.

After [          ], 2011 and until the expiry date, the subscription agent will attempt to sell the rights of Brookfield Office Properties shareholders who reside outside of Canada and the United States (other than those rights that will be exercised by the subscription agent in accordance with the previous paragraph) on the open market on a best efforts basis. The ability of the subscription agent to sell those rights, and the price obtained for those rights, will depend on market conditions. The subscription agent will not be subject to any liability for failure to sell any of these rights at a particular price, or at all. The net proceeds, if any, received by the subscription agent from the sale of such rights will be divided on a pro rata basis among the holders on whose behalf the subscription agent has attempted to sell the rights. The subscription agent will mail checks in an amount equal to the proceeds of such sales (net of reasonable expenses and any amount withheld in respect of Canadian taxes) to such holders at their addresses appearing on its records, provided that the subscription agent will not be required to make any such payment to any such holder in the event that the aggregate amount owing to such holder is less than $10.00. Such amount will be used by Brookfield Office Properties to offset a portion of the remuneration of the subscription agent for its services. There is a risk that the proceeds received from the sale of the rights will not exceed the brokerage commission, if any, incurred by the subscription agent and the charges of the subscription agent in respect of the sale of those rights. In that event, no proceeds will be paid to those holders.

Beneficial holders of Brookfield Office Properties common shares that are registered as being in the name of a person residing outside of Canada or the United States, but who are resident in Canada or the United States and who believe that their rights certificates may have been delivered to the subscription agent, should contact subscription agent by the expiry time to have their rights certificates mailed to them.

Shareholders of record will be presumed to be resident in the place of their address of record.

Brookfield Office Properties common shareholders who reside outside of Canada and the United States should be aware that the acquisition and disposition of rights and Brookfield Residential common shares may have tax consequences in jurisdictions other than Canada and the United States which are not described in this prospectus. Accordingly, such holders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of rights or Brookfield Residential common shares.

Delivery of Brookfield Residential Common Shares

Certificates for Brookfield Residential common shares duly purchased will be delivered by first class mail to the purchaser at the addresses stated in the applicable rights certificate as soon as practicable after the expiry date.

Except as set out under “— Ineligible Holders,” certificates representing Brookfield Residential common shares will not be issued or mailed to an address in any jurisdiction outside of Canada and the United States.

No Fractional Brookfield Residential Common Shares

No fractional Brookfield Residential common shares will be sold. Where the exercise of the rights would otherwise entitle a purchaser to fractional Brookfield Residential common shares, the purchaser’s entitlement will be reduced to the next lowest whole number of shares.

Subscription and Transfer Agent

Brookfield Office Properties has appointed CIBC Mellon Trust Company as its subscription agent to issue rights certificates, to receive payment and completed rights certificates from purchasers, and to perform certain services relating to the exercise and transfer of rights. CIBC Mellon Trust Company will also be appointed the registrar and transfer agent for the Brookfield Residential common shares. Brookfield Office Properties will pay for the services of CIBC Mellon Trust Company related to the offering. Completed rights certificates and payment should be sent to CIBC Mellon Trust Company at:

By Mail:	By Hand or Courier:
CIBC Mellon Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario, Canada M5C 2K4 Attention: Corporate Restructures	CIBC Mellon Trust Company 199 Bay Street Commerce Court West, Securities Level Toronto, Ontario, Canada M5L 1G9 Attention: Corporate Restructures Toni Taccogna

Inquiries

Inquiries relating to the offering should be addressed to CIBC Mellon Trust Company by telephone at 1-800-387-0825 (in North America) or 1-416-643-5500 (outside North America) or to Brookfield Office Properties by telephone at 416-369-2300.

GENERAL PURCHASE INFORMATION

Beneficial Shareholders

Holders of Brookfield Office Properties common shares who hold their shares through a participant will not receive physical certificates evidencing their ownership of rights. Instead, on [          ], 2011, Brookfield Office Properties will issue one or more global rights certificates representing the total number of rights to which all such shareholders are entitled pursuant to the terms of the offering in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will deliver the certificate(s) to CDS or DTC, as the case may be. Brookfield Office Properties expects that each such shareholder will receive a confirmation of the number of rights issued to it from its respective participant in accordance with the practices and procedures of that participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for participants holding rights.

Brookfield Office Properties common shareholders may exercise the rights issued by: (i) delivering to the participant a properly completed form required by the participant to effect the exercise of the rights; and (ii) forwarding to such participant the purchase price of $10.00 for each Brookfield Residential common share that such holder wishes to purchase in accordance with the terms of the offering.

Subject to certain statutory withdrawal and rescission rights available to purchasers resident in Canada, purchasers may not revoke or change the exercise of rights after they send in their rights certificates, relevant purchase forms and payment. See “Purchasers’ Statutory Rights.”

Brookfield Office Properties common shareholders who hold their common stock through a CDS participant or a DTC participant and that wish to exercise rights should contact such CDS participant or DTC participant to determine how rights may be exercised. The entire purchase price for each Brookfield Residential common share purchased must be received by the subscription agent at its Toronto office by the expiry time. Accordingly, purchasers must provide the CDS participant or DTC participant holding their rights with the form that such participant has been instructed to provide and the corresponding payment sufficiently in advance of that time to permit proper exercise of their rights. Participants will have an earlier deadline for receipt of the form and corresponding payment.

Neither Brookfield Office Properties nor the subscription agent will have any liability for: (i) the records maintained by CDS or DTC or by CDS participants or DTC participants relating to the rights or the book-entry accounts maintained by them; (ii) maintaining, supervising or reviewing any records relating to such rights; or (iii) any advice or representations made or given by CDS or DTC or by CDS participants or DTC participants with respect to the rules and regulations of CDS or DTC, respectively, or any action to be taken by CDS or DTC or by CDS participants or DTC participants, as the case may be. The ability of a person having an interest in rights held through a participant to pledge such interest or otherwise take action with respect to such interest (other than through a participant) may be limited due to the lack of a rights certificate. Holders of rights must arrange sales or transfers of rights through their participant.

CDS

Payment for Brookfield Residential common shares must be made by way of wire transfer, check, bank draft or money order payable to the CDS participant, by direct debit from the purchaser’s brokerage account or by electronic funds transfer or other similar payment mechanism.

DTC

Payment for Brookfield Residential common shares may be made by way of wire transfer, check, bank draft or money order payable to the DTC participant, by direct debit from the purchaser’s brokerage account or by electronic funds transfer or other similar payment mechanism. If rights are held on record through DTC, a holder may exercise its rights through the DTC’s “PSOP” function by instructing DTC to charge his or her applicable DTC account for the payment for the Brookfield Residential common shares and deliver such amount to the subscription agent.

Registered Stockholders

By completing the appropriate form on the rights certificate in accordance with the instructions in this prospectus and the rights certificate, a registered holder of rights who resides in Canada or the United States may:

•	Purchase Brookfield Residential common shares pursuant to the exercise of the right. See “— Purchase Brookfield Residential common shares — Form 1.”

•	Sell or transfer rights. See “— Sale and Transfer of Rights — Form 2.”

•	Divide, combine or exchange rights certificates. See “— Divide or Combine Rights Certificates — Form 3.”

A holder of rights who does not reside in Canada or the United States and who wishes to purchase Brookfield Residential common shares must meet the conditions and follow the procedures described under “Details of the Offering — Ineligible Holders.”

Purchasers of Brookfield Residential Common Shares — Form 1

In order to purchase Brookfield Residential common shares pursuant to the offering, the holder of the rights certificate must complete and sign Form 1 on the rights certificate in accordance with the instructions thereon and deliver the completed and signed rights certificate, together with payment in full for the number of Brookfield Residential common shares purchased, in sufficient time to reach the subscription agent at its Toronto office by the expiry time. The completion of Form 1 constitutes a representation that the beneficial holder of the rights certificate resides in Canada or the United States. The method of delivery is at the discretion and risk of the holder of the rights certificate and delivery to the subscription agent will only be effective when actually received by the subscription agent at its Toronto office. Rights certificates and payments received after the expiry time will not be accepted.

One right is required to be exercised to purchase [          ] Brookfield Residential common shares. The actual number of Brookfield Residential common shares that will be purchasable upon exercise of a right will be equal to a fraction, the numerator of which will be 51,500,000 and the denominator of which will be the number of Brookfield Office Properties common shares outstanding at 5:00 p.m. on the record date for the rights distribution. No fractional Brookfield Residential common shares will be sold. A holder of a rights certificate who completes Form 1 so as to exercise some but not all of the rights represented by such rights certificate will be deemed to have elected not to exercise the balance of the rights represented thereby.

Payment for the Brookfield Residential common shares purchased at the price of $10.00 must be made by certified check, bank draft or money order in U.S. funds payable to the order of “CIBC Mellon Trust Company”. See “— Payment.”

If the holder of rights is unsure how to purchase Brookfield Residential common shares, the holder should contact CIBC Mellon Trust Company or Brookfield Office Properties. See “Details of the Offering — Inquiries.”

Sale and Transfer of Rights — Form 2

Holders of rights who do not wish to exercise their rights may sell or transfer their rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. Holders of rights may elect to exercise only a part of their rights and dispose of the remainder of them. In order to transfer rights, a holder of a rights certificate must complete and sign Form 2 on the rights certificate, have the signature guaranteed by a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) and deliver the rights certificate to the applicable purchaser. Members of STAMP are usually members of recognized stock exchanges in Canada or members of the Investment Industry Regulators Organization of Canada. The signature of the purchaser on any one or more of the forms on the rights certificate must correspond exactly with the name of the purchaser shown on Form 2. It is not necessary for the purchaser to obtain a new rights certificate to exercise the right; however, the signature of the purchaser on any one or more of the forms must correspond in every particular with the name of the purchaser shown on Form 2. If Form 2 is properly completed, then Brookfield Office Properties and the subscription agent will treat the purchaser as the absolute owner of the rights represented by the rights certificate for all purposes and will not be affected by any notice to the contrary.

Persons interested in selling or purchasing rights should be aware that only holders who reside in Canada or the United States will be permitted to exercise of rights, and holders who reside outside of Canada and the United States will not be permitted exercise rights unless the person exercising the rights meets the conditions and satisfies the procedures described under “Details of the Offering — Ineligible Holders.”

Divide or Combine Rights Certificates — Form 3

A rights certificate may be divided, exchanged or combined by completing and signing Form 3 on the rights certificate and delivering such rights certificate to the subscription agent at its Toronto office in time for the new rights certificate(s) to be issued and used before the expiry time. Rights certificates representing fractional rights will not be issued. Rights certificates need not be endorsed if the new rights certificate(s) is issued in the same name.

Payment

Payment for Brookfield Residential common shares, at a price of $10.00 per share, must be made by certified check, bank draft or money order in U.S. funds payable to the order of “CIBC Mellon Trust Company” and must accompany the completed rights certificates and relevant transfer forms.

Signatures

When any form on the rights certificate is signed by the original holder, the signature must correspond in every particular with the name of the original holder as it appears on the face of the rights certificate. In the case where Form 2 is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, the rights certificate must be accompanied by evidence of authority satisfactory to CIBC Mellon Trust Company and Brookfield Office Properties.

Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any completed rights certificates, transfer forms and payment will be determined by Brookfield Office Properties in its sole discretion, which determination will be final and binding. Brookfield Office Properties reserves the absolute right to reject any rights certificate that is not in proper form or if the acceptance thereof or the sale of Brookfield Residential common shares could be deemed unlawful. Brookfield Office Properties also reserves the right to waive any defect. Neither Brookfield Office Properties nor the subscription agent will be under any duty to give any notification of any defect or irregularity of such determinations, and Brookfield Office Properties and the subscription agent will not incur any liability for failure to give such notification.

Subject to certain statutory withdrawal and rescission rights available to purchasers resident in Canada, purchasers may not revoke or change the exercise of rights after they send in their rights certificates and payment.

Undeliverable Rights

Rights certificates returned to subscription agent as undeliverable will be held by the subscription agent until the expiry time, after which time the rights represented by the rights certificate will be void, of no value and will cease to be exercisable for Brookfield Residential common shares. The subscription agent will not attempt to sell such undelivered rights and no proceeds of sale will be credited to such holders.

Delivery of Rights by Intermediaries

Rights delivered to brokers, dealers or other intermediaries may not be delivered by those intermediaries to beneficial owners of Brookfield Office Properties common shares who reside in neither Canada nor the United

States. Intermediaries may deliver those rights to the subscription agent for sale by them, as described under “Details of the Offering — Ineligible Holders.” Such intermediaries can only exercise such rights on behalf of the holders of the rights if they can provide the certifications described under “Details of the Offering — Ineligible Holders.” Intermediaries who reside in neither Canada nor the United States will only be entitled to direct the subscription agent to exercise rights to the extent they certify to Brookfield Office Properties that with respect to holders of rights whose Brookfield Office Properties common stock are beneficially held through such intermediaries, the issuance of the Brookfield Residential common shares upon exercise of the rights is not prohibited in their jurisdiction of residence.

STANDBY COMMITMENT

Brookfield Asset Management has agreed to purchase, at the same price per share as under the rights distribution, its pro rata share of Brookfield Residential common shares and any Brookfield Residential common shares that are not purchased by other rights holders. Depending on how many Brookfield Residential common shares are purchased by other Brookfield Office Properties shareholders, Brookfield Asset Management and its affiliates will own between approximately 66% and 91% of the outstanding Brookfield Residential common shares on a fully diluted basis following the completion of the offering. There is no fee payable to Brookfield Asset Management or any of its affiliates for the standby commitment.

As a result of the standby commitment from Brookfield Asset Management, upon completion of the offering, Brookfield Office Properties will realize gross cash proceeds of approximately $515,000,000 from the offering and will cease to be a shareholder of Brookfield Residential.

SELLING SHAREHOLDER

Brookfield Office Properties holds approximately 50.7% of Brookfield Residential’s common shares on a fully-diluted basis, and Brookfield Asset Management and its affiliates other than Brookfield Office Properties hold approximately an additional 40.6% of Brookfield Residential’s shares on a fully diluted basis. Brookfield Office Properties will dispose of all of its Brookfield Residential common shares as a result of this offering (including Brookfield Asset Management’s standby commitment), and Brookfield Office Properties will cease to be a shareholder of Brookfield Residential.

Following completion of the offering, Brookfield Asset Management and its affiliates are expected to hold between 66% and 91% of the outstanding Brookfield Residential common shares on a fully-diluted basis, depending upon how many shares are purchased under the rights. Both immediately before and after the completion of the transactions and the offering, Brookfield Asset Management owned and will own approximately 51% of the outstanding common shares of Brookfield Office Properties.

Brookfield Office Properties’ office addresses in the United States and Canada are:

Brookfield Properties Corporation Three World Financial Center 200 Vesey Street, 11th Floor New York, New York 10281	Brookfield Properties Corporation Brookfield Place, Suite 300 181 Bay Street, P.O. Box 762 Toronto, Ontario M5J 2T3

PURCHASERS’ STATUTORY RIGHTS OF RESCISSION AND WITHDRAWAL

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. Purchasers should refer to any applicable provisions of the securities legislation of their specific province for the particulars of these rights or consult with a legal adviser.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the principal Canadian federal income tax considerations arising in respect of the receipt of rights from Brookfield Office Properties under the offering by holders in their capacity as a Brookfield Office Properties common shareholders and holders who acquire Brookfield Residential common shares pursuant to an exercise of such rights acquired by such holders pursuant to the offering. This summary is applicable to such holders who for purposes of the Income Tax Act (Canada), or the Tax Act, and at all relevant times, hold their Brookfield Office Properties common shares and will hold their rights and Brookfield Residential common shares as capital property and deal at arm’s length with, and are not affiliated with, Brookfield Office Properties, each referred to as a Holder. Generally, the rights and Brookfield Office Properties common shares and Brookfield Residential common shares will be considered to be capital property to a Holder provided the Holder does not use or hold the rights and shares in the course of carrying on a business and has not acquired the rights and shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the provisions of the Tax Act in force on the date hereof and the current administrative policies and practices of the Canada Revenue Agency, or the CRA, published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Proposed Amendments and assumes that all such Proposed Amendments will be enacted in their present form. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies and practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ materially from those described in this summary.

This summary does not apply to a holder of rights that is a “financial institution” for purposes of section 142.2 of the Tax Act, or a Holder to which the “functional currency” reporting rules in subsection 261(4) of the Tax Act apply, nor does it apply to a Holder an interest in which is a tax shelter investment for the purposes of the Tax Act. Such holders should consult their own tax advisors.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. It does not take into account or consider the tax laws of any province or territory or of any jurisdiction outside Canada. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. Holders should consult their own tax advisers regarding the income tax considerations applicable to them having regard to their particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of capital gains or losses realized by a Holder may be affected by fluctuations in Canadian dollar exchange rates.

Shareholders of Brookfield Office Properties Resident in Canada

The following summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada.

Issuance, Exercise and Disposition of Rights

Each Holder will be considered to have received a taxable shareholder benefit equal to the fair market value of the rights at the time of the distribution of the rights. The amount of such benefit will be required to be included in each Holder’s income for the taxation year in which the rights are received.

Management of Brookfield Office Properties is of the opinion that the fair market value of the rights is nominal. In assessing the value of the rights, management of Brookfield Office Properties considered the value of the Brookfield Residential common shares that Brookfield Office Properties acquired upon completion of the transactions and the purchase price of $10 per Brookfield Residential common share pursuant to the rights. However, this determination of fair market value is not binding on the Holders or the CRA.

The cost of any rights received by a Holder will be an amount equal to the amount, if any, of the taxable shareholder benefit included in the income of the Holder. The cost of any rights acquired other than by issuance from Brookfield Office Properties will have a cost equal to the amount paid on such acquisition. The cost of any rights acquired by a Holder will be averaged with the cost to the Holder of all other rights held by that Holder immediately prior to such acquisition for the purposes of determining the adjusted cost base to the Holder of each right so held.

The exercise of a right will not be a disposition of property for the purposes of the Tax Act, such that no gain or loss will be recognized on the exercise of a right. Brookfield Residential common shares acquired pursuant to the exercise of the rights will have a cost equal to the aggregate of the adjusted cost base of the rights so exercised, if any, and the exercise price of the rights. The adjusted cost base of each Brookfield Residential common share held by a Holder (including those acquired on the exercise of rights) will be equal to the average cost of all shares of Brookfield Residential common stock held by such Holder.

Upon the disposition of a right (other than pursuant to the exercise thereof) by a Holder, a capital gain (or a capital loss) will be realized to the extent that the proceeds of disposition so received, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Holder of the right. Upon the expiry of an unexercised right, a Holder will realize a capital loss equal to the adjusted cost base of the right to the Holder.

Brookfield Residential Shareholders

Dividends

A Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the Brookfield Residential common shares. In the case of a Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations. Taxable dividends received from a taxable Canadian corporation which are designated by such corporation as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act. Unless the Tax Act otherwise specifically provides, in the case of a Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will be deductible in computing its taxable income for that taxation year.

Taxable Capital Gains and Losses

A Holder who disposes of or is deemed to have disposed of an Brookfield Residential common shares will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Holder of the Brookfield Residential common shares immediately before the disposition or deemed disposition.

The adjusted cost base to a Holder of Brookfield Residential common shares will be determined by averaging the cost of such Brookfield Residential common shares with the adjusted cost base of all other Brookfield Residential common shares (if any) held by the Holder as capital property at that time.

The amount of any capital loss realized on the disposition or deemed disposition of Brookfield Residential common shares by a Holder that is a corporation will be reduced by the amount of dividends received or deemed to have been received by the Holder on such Brookfield Residential common shares, to the extent and under the circumstances specified in the Tax Act. Similar rules apply where a Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Brookfield Residential common shares or where a partnership or trust, of which a corporation is a member or a beneficiary, is a member of a partnership or a beneficiary of a trust that owns Brookfield Residential common shares. Holders to whom these rules may be relevant should consult their own tax advisors.

A Holder that is a “private corporation” or a “subject corporation,” as defined in the Tax Act, will be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received on the Brookfield Residential common shares to the extent such dividends are deductible in computing the Holder’s taxable income for the year, to the extent and under the circumstances specified in the Tax Act in that regard.

Taxation of Capital Gains and Losses

Under the Tax Act, one-half of any capital gain (or capital loss) realized by a Holder is a taxable capital gain (or an allowable capital loss). A taxable capital gain must be included in the Holder’s income. Subject to and in accordance with the provisions of the Tax Act, allowable capital losses must be deducted from taxable capital gains of the Holder in the taxation year in which such taxable capital gains and allowable capital losses are realized. Any remaining allowable capital losses for a taxation year may ordinarily be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

A Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout the year (as defined in the Tax Act) may be liable to pay an additional refundable tax on any taxable capital gains. Capital gains realized by an individual (other than certain trusts) may give rise to a liability for alternative minimum tax.

Eligibility For Investment

The rights issued in the distribution, if issued on the date hereof, would be qualified investments under the Tax Act and the regulations thereunder for a trust governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan or a tax-free savings account (collectively, the “Plans”) provided that either the rights or the shares of Brookfield Residential common stock are listed on a “designated stock exchange” (which currently includes the Toronto Stock Exchange and the New York Stock Exchange). In addition, provided that the Brookfield Residential common shares are listed on a designated stock exchange, such shares acquired pursuant to an exercise of the rights, if issued on the date hereof, would be qualified investments for the Plans.

The rights or Brookfield Residential common shares will not be a “prohibited investment” for a trust governed by a tax-free savings account on such date provided the holder of the tax-free savings account deals at arm’s length with Brookfield Residential for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in Brookfield Residential or in any person or partnership with which Brookfield Residential does not deal at arm’s length for purposes of the Tax Act. Proposed Amendments provide similar rules with respect to annuitants under the registered retirement savings plans and registered retirement income funds. Holders of tax-free savings accounts and annuitants under registered retirement savings plans and registered retirement income funds are advised to consult their own advisors in this regard.

Shareholders of Brookfield Office Properties Not Resident in Canada

The following portion of this summary is applicable to each Holder who is neither resident nor deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold their Brookfield Office Properties common shares or rights, or their Brookfield Residential common shares, in connection with carrying on business in Canada, or a Non-Resident Holder. This portion of the summary is not applicable to Non-Resident Holders that are insurers carrying on business in Canada. Such Non-Resident Holders should consult their own tax advisors.

Issuance, Exercise, and Disposition of Rights

Each Non-Resident Holder will be considered to have received a taxable dividend in an amount equal to fair market value of the rights at the time of the distribution of the rights. The gross amount of such dividend will be subject to withholding tax under Part XIII of the Tax Act at the rate of 25%, which rate may be reduced by virtue of the provisions of an applicable income tax convention. If a Non-Resident Holder is a U.S. resident entitled to benefits under the Convention Between Canada or the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Canada-U.S. Tax Convention, the gross amount of such dividend generally will be subject to Canadian withholding tax at the rate of 15%.

Management of Brookfield Office Properties is of the opinion that the fair market value of the rights is nominal. In assessing the value of the rights, management of Brookfield Office Properties has considered the value of the Brookfield Residential common shares that Brookfield Office Properties will acquire upon completion of the transactions and the purchase price of $10 per Brookfield Residential common share pursuant to the rights. On the basis of the foregoing, Brookfield Office Properties does not believe that there would be any applicable Canadian withholding tax payable by any Non-Resident Holder. However, this determination of fair market value is not binding on the Non-Resident Holders or the CRA.

The exercise of a right will not be a disposition of property for the purposes of the Tax Act, such that no gain or loss will be recognized on the exercise of a right. Brookfield Residential common shares acquired pursuant to the exercise of the rights will have a cost equal to the aggregate of the adjusted cost base of the rights so exercised, if any, and the exercise price of the rights. The adjusted cost base of each Brookfield Residential common share held by a Non-Resident Holder (including those acquired on the exercise of rights) will be equal to the average cost of all Brookfield Residential common shares held by such Non-Resident Holder.

A Non-Resident Holder will not be taxable in Canada on any capital gain realized on a disposition of the rights (other than pursuant to an exercise thereof) unless such rights are “taxable Canadian property” to the Non-Resident Holder at the time of disposition for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Rights will generally not constitute taxable Canadian property of a Non-Resident Holder at a particular time unless (a) the rights are exercisable for or entitle the Non-Resident Holder to receive 25% or more of any class or series of Brookfield Residential common shares or unless, at any time during the five-year period immediately preceding the particular time, the Non-Resident Holder, together with persons with whom the Non-Resident Holder does not deal at arm’s length, owned not less than 25% of the issued shares of any class or series of Brookfield Residential common shares (b) at any time during the five-year period immediately preceding the particular time, more than 50% of the fair market value of the shares of the Brookfield Residential common stock was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties, and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii).

Brookfield Residential Shareholders

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by Brookfield Residential to a Non-Resident Holder on the Brookfield Residential common shares will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Dispositions

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of the Brookfield Residential common shares, unless the Brookfield Residential common shares are or are deemed to be “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Brookfield Residential common shares will not constitute taxable Canadian property of a Non-Resident Holder at a particular time provided that: (i) Brookfield Residential common shares are listed at that time on a designated stock exchange (which currently includes the Toronto Stock Exchange); (ii) at no time during the 60 month period that ends at that particular time: (a) were 25% or more of the issued shares of any class or series of the capital stock of Brookfield Residential owned by or belonged to any combination of the Non-Resident Holder, and persons with whom the Non-Resident Holder did not deal at arm’s length (for the purpose of the Tax Act), and (b) was more than 50% of the fair market value of the Brookfield Residential common shares derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or civil law rights in any such property (whether or not such property exists), and (iii) the Brookfield Residential common shares is not otherwise deemed under the Tax Act to be taxable Canadian property. Non-Resident Holders for whom the Brookfield Residential common shares are, or may be, taxable Canadian property should consult their own tax advisors.

Non-Resident Holders whose rights constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO
U.S. HOLDERS OF BROOKFIELD OFFICE PROPERTIES COMMON SHARES

The following is a discussion of the material U.S. federal income tax consequences applicable to U.S. Holders of Brookfield Office Properties Common Shares (as defined below) arising from the receipt, expiry, exercise, and disposition of rights to purchase shares of Brookfield Residential common stock. To the extent that this discussion relates to matters of U.S. federal income tax law, and subject to the qualifications, exceptions, assumptions, and limitations contained in the discussion, this discussion constitutes the opinion of Torys LLP, U.S. counsel to Brookfield Office Properties. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to U.S. Holders of Brookfield Office Properties Common Shares as a result of the receipt, expiry, exercise, and disposition of rights. In addition, this discussion does not take into account the individual facts and circumstances of any particular U.S. Holder of Brookfield Office Properties Common Shares that may affect the U.S. federal income tax consequences to such holder, including specific tax consequences under special tax rules or an applicable tax treaty. This discussion does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax or foreign tax consequences to U.S. Holders of Brookfield Office Properties Common Shares arising from the receipt, expiry, exercise, and disposition of rights. Accordingly, this discussion is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder of Brookfield Office Properties Common Shares. In addition, this discussion does not address any tax consequences to Brookfield Office Properties and its affiliates. Each holder of Brookfield Office Properties common stock should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences arising from the receipt, expiry, exercise, and disposition of rights.

This discussion is based on the authorities described below under the heading “— Scope of Tax Summary — Authorities.” No ruling from the Internal Revenue Service, or the IRS, has been requested, or will be obtained, regarding the U.S. federal income tax consequences arising from the receipt, expiry, exercise, and disposition of rights. The following discussion is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this discussion. In addition, because the authorities on which this discussion is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this discussion.

Scope of Tax Summary

Authorities

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Canada-U.S. Tax Convention, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this discussion is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax consequences described in this discussion. This discussion does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders of Brookfield Office Properties Common Shares

As used in this prospectus, a “U.S. Holder of Brookfield Office Properties Common Shares” is a beneficial owner of Brookfield Office Properties common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders Not Addressed

This discussion does not address the U.S. federal income tax consequences applicable to any beneficial owner of Brookfield Office Properties common stock that is not a U.S. Holder of Brookfield Office Properties Common Shares.

Transactions Not Addressed

This discussion does not address the U.S. federal income tax consequences applicable to U.S. Holders of Brookfield Office Properties Common Shares arising from the transactions, nor does it address the tax consequences of the ownership and disposition of Brookfield Residential common stock received pursuant to the transactions. Furthermore, this discussion does not address the U.S. federal income tax consequences of any transaction in which shares of Brookfield Residential common stock are acquired, other than by the exercise of rights distributed pursuant to the offering.

U.S. Holders of Brookfield Office Properties Common Shares Subject to Special U.S. Federal Income Tax Rules Not Addressed

This discussion does not address the U.S. federal income tax consequences arising from the receipt, expiry, exercise, and disposition of rights to U.S. Holders of Brookfield Office Properties Common Shares that are subject to special provisions under the Code, including but not limited to: (i) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (ii) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (iii) broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (iv) persons that have a “functional currency” other than the U.S. dollar; (v) persons that own Brookfield Office Properties common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (vi) persons that acquired Brookfield Office Properties common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (vii) persons that hold Brookfield Office Properties common stock other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (viii) partnerships and other pass-through entities (and investors in such partnerships and entities); (ix) persons that own, directly, indirectly, or by attribution, 10% or more, by voting power, of the outstanding shares of Brookfield Office Properties common stock; and (x) U.S. expatriates or former long-term residents of the United States. Holders of Brookfield Office Properties common stock that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local tax, and foreign tax consequences arising from the receipt, expiry, exercise, and disposition of rights.

Tax Consequences to U.S. Holders of Brookfield Office Properties Common Shares of the Receipt, Expiry, Exercise, and Disposition of Rights

The following discussion is subject to the rules described below under the heading “— Passive Foreign Investment Company Rules.”

Receipt of Rights

A U.S. Holder of Brookfield Office Properties Common Shares that receives a right distributed pursuant to the offering to purchase shares of Brookfield Residential common stock will be required to include the fair market value of such right in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of Brookfield Office Properties as determined for U.S. federal income tax purposes. To the extent that the distribution exceeds the current and accumulated “earnings and profits” of Brookfield Office Properties, such distribution will be treated first as a tax-free return of capital to the extent of such holder’s tax basis in the Brookfield Office Properties common stock and thereafter as gain from the sale or exchange of such Brookfield Office Properties common stock. Dividends received on Brookfield Office Properties common stock are not eligible for the “dividends received deduction.”

Management of Brookfield Office Properties is of the opinion that the fair market value of the rights is nominal. In assessing the value of the rights, management of Brookfield Office Properties has considered the value of the shares of Brookfield Residential common stock that Brookfield Office Properties acquired upon completion of the transactions and the subscription price of $10 per share of Brookfield Residential common stock pursuant to the rights. However, this determination of fair market value is not binding on U.S. Holders of Brookfield Office Properties Common Shares or the IRS.

The amount of a right treated as a dividend and received by a non-corporate U.S. Holder of Brookfield Office Properties Common Shares generally will qualify for preferential tax rates applicable to long-term capital gains, provided that Brookfield Office Properties is not a passive foreign investment company (as defined below) for the taxable year in which the offering occurs or for the preceding taxable year, and certain other requirements are met. The dividend rules are complex, and each U.S. Holder of Brookfield Office Properties Common Shares should consult its own tax advisor regarding the application of such rules.

Sale or Other Disposition of Rights

Upon the sale or other taxable disposition of a right, a U.S. Holder of Brookfield Office Properties Common Shares generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and such holder’s adjusted tax basis in the right (generally, the fair market value of the right on the date of distribution), both as determined in U.S. dollars.

If the consideration received upon the sale or other disposition of a right is not paid in U.S. dollars, then the amount realized will be the U.S. dollar value of the payment received, determined by reference to the spot exchange rate in effect on the date of sale or, if the right sold is traded on an “established securities market” and the holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date.

Any gain or loss recognized by a U.S. Holder of Brookfield Office Properties Common Shares on the sale or other disposition of a right will be short-term capital gain or loss. Such gain or loss generally will be treated as U.S.-source gain or loss. The deductibility of capital losses is subject to limitations.

A holder’s tax basis in any non-U.S. currency received upon the sale of a right will be equal to the U.S. dollar value of such currency determined by reference to the spot exchange rate in effect on the date of receipt. Any gain or loss realized on a subsequent conversion of non-U.S. currency into U.S. dollars generally must be recognized as U.S.-source ordinary income or loss.

Exercise of Rights

The exercise of a right by a U.S. Holder of Brookfield Office Properties Common Shares will not be a taxable transaction for U.S. federal income tax purposes. The initial basis of a U.S. Holder of Brookfield Office Properties Common Shares in the Brookfield Residential common stock acquired upon exercise of the right generally will be equal to the purchase price plus such holder’s basis in the right. Such holder’s holding period for Brookfield Residential common stock acquired upon exercise of the right will begin with and include the date of exercise.

Expiry of Rights

If a right expires without being exercised, sold, or exchanged by a U.S. Holder of Brookfield Office Properties Common Shares, then it will be deemed to have been sold or exchanged on the expiry date. Any loss attributable to failure to exercise the right will be short-term capital loss.

Passive Foreign Investment Company Rules

If Brookfield Office Properties were to constitute a passive foreign investment company as defined in Section 1297 of the Code, or PFIC, for any taxable year during which a U.S. Holder of Brookfield Office Properties Common Shares held Brookfield Office Properties common stock, then certain potentially adverse U.S. federal income tax rules would govern the receipt, expiry, exercise, and disposition of rights.

In general, a non-U.S. corporation is classified as a PFIC for each taxable year during which (i) 75% or more of its gross income is passive income or (ii) 50% or more by value of the average quarterly assets held by the corporation either produce passive income or are held for the production of passive income. For these purposes, “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining whether or not it is classified as a PFIC, a non-U.S. corporation is required to take into account a pro rata share of the income and assets of each corporation at least 25% of the stock of which it owns, directly or indirectly (by value).

Based on current business plans and financial expectations, Brookfield Office Properties does not believe that it will be a PFIC for the taxable year that includes the offering. However, PFIC classification is based on an annual determination that is fundamentally factual in nature and cannot be determined until the close of the taxable year in question. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that Brookfield Office Properties has never been and will not become a PFIC for any taxable year during which a U.S. Holder of Brookfield Office Properties Common Shares holds Brookfield Office Properties common stock.

If Brookfield Office Properties were a PFIC in any taxable year during which a U.S. Holder of Brookfield Office Properties Common Shares held shares of Brookfield Office Properties common stock, then such holder would be subject to special rules with respect to “excess distributions” made by Brookfield Office Properties on the Brookfield Office Properties common stock. For these purposes, an “excess distribution” is defined as the excess of distributions with respect to the Brookfield Office Properties common stock received by a U.S. Holder of Brookfield Office Properties Common Shares in any taxable year over 125% of the average annual distributions such holder has received from Brookfield Office Properties during the shorter of the three preceding taxable years, or such holder’s holding period for the Brookfield Office Properties common stock. An excess distribution could include the distribution of rights. Under the PFIC rules, a U.S. Holder of Brookfield Office Properties Common Shares would be required to allocate any excess distribution ratably over its holding period for the Brookfield Office Properties common stock. Such amounts allocated to the year of excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed as ordinary income at the highest tax rate in effect for each such year, and an interest charge at a rate applicable to underpayments of tax would apply.

While certain U.S. federal income tax elections can sometimes be made to mitigate these adverse tax consequences (including, without limitation, the “QEF Election” and the “Mark-to-Market Election”), such elections are available in limited circumstances and must be made in a timely manner. U.S. Holders of Brookfield Office Properties Common Shares should be aware that, for each taxable year, if any, that Brookfield Office Properties is a PFIC, Brookfield Office Properties can provide no assurance that it will make available to U.S. Holders of Brookfield Office Properties Common Shares the information necessary for such holders to make a QEF Election with respect to Brookfield Office Properties. U.S. Holders of Brookfield Office Properties Common Shares are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the receipt, expiry, exercise, and disposition of rights, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder of Brookfield Office Properties Common Shares that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Brookfield Office Properties common stock will be entitled, provided applicable requirements are satisfied, to a deduction or credit for such Canadian income tax paid. Dividends paid by Brookfield Office Properties will constitute “foreign source” income and generally will be categorized as “passive income” for foreign tax credit purposes. The foreign tax credit rules are complex, and each U.S. Holder of Brookfield Office Properties Common Shares should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on Brookfield Office Properties common stock, or proceeds arising from the sale or other taxable disposition of rights generally will be subject to information reporting and backup withholding tax (currently at a rate of 28%) if a U.S. Holder of Brookfield Office Properties Common Shares (i) fails to furnish such holder’s correct U.S. taxpayer identification number (generally on Form W-9), (ii) furnishes an incorrect U.S. taxpayer identification number, (iii) is notified by the IRS that such holder has previously failed to properly report items subject to backup withholding tax, or (iv) fails to certify, under penalty of perjury, that such holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such holder that it is subject to backup withholding tax. However, U.S. Holders of Brookfield Office Properties Common Shares that are corporations generally are excluded from the backup withholding rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a holder’s U.S. federal income tax liability, if any, or will be refunded, if such holder furnishes the required information to the IRS in a timely manner. Each U.S. Holder of Brookfield Office Properties Common Shares should consult its own tax advisor regarding the information reporting and backup withholding rules.

Recent Legislative Developments

For taxable years beginning after March 18, 2010, recently enacted U.S. tax legislation requires certain U.S. Holders of Brookfield Office Properties Common Shares who are individuals to report to the IRS certain interests owned by such holders in stock, securities, or other interests issued by non-U.S. persons (such as Brookfield Office Properties and Brookfield Residential), if the aggregate value of all such interests exceeds $50,000. U.S. Holders of Brookfield Office Properties Common Shares should consult their own tax advisors regarding the effect, if any, of this legislation on their acquisition, ownership, and disposition of rights.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
FOR U.S. HOLDERS OF BROOKFIELD RESIDENTIAL COMMON SHARES

The following is a summary of the material U.S. federal income tax consequences, under current U.S. law, generally applicable to U.S. Holders of Brookfield Residential common shares (as defined below, “U.S. Holders”) arising from the exercise of the rights issued pursuant to the offering. This summary does not address all potentially relevant U.S. federal income tax matters and it does not address consequences to persons subject to special provisions of U.S. federal income tax law, such as those persons described below as excluded from the definition of a U.S. Holder.

This summary is for general information only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences arising from and relating to the ownership or disposition of the Brookfield Residential common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or foreign tax consequences to U.S. Holders. U.S. Holders should consult their own tax advisor regarding the U.S. federal income, state and local, and foreign tax consequences relating to the ownership and disposition of the Brookfield Residential common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service has been requested, or will be obtained, regarding the U.S. federal income tax consequences relating to the ownership and disposition of Brookfield Residential common shares. This summary is not binding on the IRS, and because the authorities on which this summary is based are subject to various interpretations, the IRS or the U.S. courts could disagree with one or more of the positions discussed in this summary.

Scope of this Summary

Authorities

This summary is based upon the Internal Revenue Code of 1986, as amended, referred to as the Code, U.S. Treasury Regulations (whether final, temporary, or proposed), published IRS rulings, published administrative positions of the IRS, and court decisions that are currently applicable, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time (including, without limitation, United States rates of taxation). This summary does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

CIRCULAR 230 DISCLOSURE

ANY STATEMENT MADE HEREIN REGARDING ANY U.S. FEDERAL TAX ISSUE IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR PURPOSES OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN IS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTION TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

As used in this prospectus, a “U.S. Holder” means a beneficial owner of Brookfield Residential common shares acquired through exercise of the rights issued pursuant to the offering, who is: (a) a citizen, or an individual resident (as defined under United States tax laws), of the United States; (b) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; (c) an estate the income of which is taxable in the United States irrespective of source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) the trust has properly elected to continue to be treated as a United States person.

Non-U.S. Holders

This summary does not address the U.S. federal income tax consequences applicable to any beneficial owner of Brookfield Residential common shares that is not a U.S. Holder.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following:

•	U.S. Holders that are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies;

•	U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•	U.S. Holders that own Brookfield Residential common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•	U.S. Holders that acquired Brookfield Residential common shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•	U.S. Holders that hold Brookfield Residential common shares other than as a capital asset within the meaning of Section 1221 of the Code;

•	U.S. tax expatriates subject to Sections 877 or 877A of the Code; or

•	U.S. Holders that own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding Brookfield Residential common shares.

U.S. Holders that are subject to special provisions under the Code, including the U.S. Holders described above, should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the ownership and disposition of the Brookfield Residential common shares.

This summary is limited to U.S. Holders who own Brookfield Residential common shares directly and not through an intermediary entity, such as a corporation, partnership, limited liability company or a trust.

This summary does not address the U.S. federal income tax consequences applicable to U.S. Holders arising from the transactions, nor does it address the tax consequences of the receipt, expiry, exercise and disposition of rights issued pursuant to the offering. Furthermore, this summary does not address the U.S. federal income tax consequences of any transaction in which Brookfield Residential common shares are acquired, other than by exercise of the rights distributed pursuant to the offering.

Tax Consequences to U.S. Holders of the Ownership and Disposition of the Brookfield Residential common shares

Distributions on Brookfield Residential Common Shares

Subject to the discussion below regarding passive foreign investment companies, referred to as PFICs, the gross amount of any distribution (including non-cash property) paid by Brookfield Residential (including any Canadian taxes withheld therefrom) with respect to the Brookfield Residential common shares generally should be included in the gross income of a U.S. Holder as a dividend to the extent such distribution is paid out of current or accumulated earnings and profits of Brookfield Residential, as determined under United States federal income tax principles at the time the U.S. Holder actually or constructively receives that distribution under such holder’s usual method of accounting for U.S. federal income tax purposes. To the extent that the amount of any distribution exceeds Brookfield Residential’s current and accumulated earnings and profits for a taxable year, the distribution first will be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the common shares and to the extent that such distribution exceeds such holder’s adjusted tax basis in the common shares, will be taxed as a capital gain (see “Capital Gains and Losses, below”). Brookfield Residential does not expect to calculate its earnings and profits under U.S. federal income tax principles and therefore U.S. Holders should expect all distributions to be treated as dividends for these purposes. Dividends received by non-corporate U.S. Holders may be subject to United States federal income tax at lower rates (generally 15%) than other types of ordinary income if received on or before December 31, 2012 if certain conditions are met. These conditions include Brookfield Residential not being classified as a PFIC in the current or in the preceding taxation year, it being a “qualified foreign corporation,” the satisfaction of a holding period requirement, and the U.S. Holders not treating the distribution as “investment income” for purposes of the investment interest deduction rules. In the case of U.S. Holders that are corporations, such dividends generally will not be eligible for the dividends received deduction.

Dispositions of Brookfield Residential Common Shares

Subject to the PFIC discussion below, gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of Brookfield Residential common shares (including, but not limited to, a complete redemption of Brookfield Residential common shares) generally will be subject to United States federal income taxation as a capital gain or loss in an amount equal to the difference between such holder’s adjusted tax basis in the Brookfield Residential common shares and the amount realized on the disposition. (See “Capital Gains and Losses,” below).

Capital Gains and Losses

A capital gain or loss may be recognized with respect to a disposition of the Brookfield Residential common shares (and may be recognized with respect to certain distributions on the Brookfield Residential common shares), as described above. The amount of the capital gain or loss will be equal to the difference between the holder’s adjusted tax basis in the Brookfield Residential common shares and the amount realized on the transaction. Subject to the PFIC rules described below, net capital gains (i.e., capital gains in excess of capital losses) recognized by a non-corporate U.S. Holder (including an individual) on capital assets that have been held for more than one year will generally be subject to a maximum United States federal income tax rate of 15% through 2012. Deductions for capital losses are subject to certain limitations.

U.S. Anti-Deferral Regimes — Controlled Foreign Corporation Rules

Under U.S. federal income tax laws, a controlled foreign corporation, referred to as a CFC, may exist if U.S. Shareholders (as defined under tax law) hold more than 50% of the vote or value of a non-U.S. corporation, and certain other requirements are met. Brookfield Residential is not expected to be, and this summary assumes that Brookfield Residential is not, a CFC. If Brookfield Residential is or becomes a CFC, the U.S. tax consequences summarized herein could be materially and adversely different.

U.S. Anti-Deferral Regimes — Passive Foreign Investment Company Rules

If Brookfield Residential (or certain of its non-U.S. corporate subsidiaries (“Related Entities”)) in any taxable year, after applying certain look-through rules, either (a) derives 75% or more of its gross income from certain types of “passive” income (such as dividends or interest) or (b) the average value of its passive assets (generally assets that produce, or are held for the production of, passive income) for the taxable year is 50% or more of the average value of all of its assets, then the PFIC rules will apply.

If Brookfield Residential is classified as a PFIC in any taxable year during which a U.S. Holder holds the Brookfield Residential common shares, then the holder will be subject to special rules (regardless of whether Brookfield Residential continues to be a PFIC in later years) with respect to (i) any “excess distribution” (generally, distributions received by the U.S. Holder in a taxable year in excess of 125% of the average annual distributions received by the holder in the shorter of the holder’s holding period for Brookfield Residential common shares or the three preceding taxable years), and (ii) any gain realized on the sale or other disposition of the Brookfield Residential common shares. Under these rules, the excess distribution or gain will be allocated ratably over the holding period of the U.S. Holder; the amount so allocated to the current taxable year and any taxable year prior to the first taxable year in which Brookfield Residential was a PFIC will be taxed as ordinary income; and the amount allocated to the other taxable years will be subject to U.S. federal income tax at the highest rate of tax in effect for the taxpayer for that year, plus an interest charge on the amount of tax deemed to be deferred. Additionally, if Brookfield Residential is a PFIC in any taxable year during which a U.S. Holder owns common shares, then the holder must file an annual return on IRS Form 8621 reporting such ownership of common shares.

QEF Election

If a U.S. Holder is considered to have an interest in a PFIC, such holder can sometimes avoid the interest charge described above by making a “qualified electing fund” (“QEF”) election to be taxed currently on its share of the PFIC’s undistributed income. That election must be based on information concerning the PFIC’s earnings provided by the PFIC to investors on an annual basis. Brookfield Residential does not anticipate that it will make that information available to U.S. Holders, and consequently it is expected that U.S. Holders will not be able to make a QEF election in the event Brookfield Residential is a PFIC in any taxable year.

Mark-to-Market Election

Alternatively, U.S. Holders may be able to avoid the interest charge described above by making a “mark-to-market election” with respect to their Brookfield Residential common shares, provided that the common shares are “regularly traded” on an exchange that is a “qualified exchange” within the meaning of the applicable U.S. Treasury Regulations. If a U.S. Holder a mark-to-market election, it will be required to recognize gain or, subject to limitations, loss for each taxable year equal to the positive or negative difference, as the case may be, between the fair market value of the Brookfield Residential common shares at the end of that taxable year and such holder’s adjusted tax basis in the Brookfield Residential common shares at the beginning of that taxable year. Once made, the election cannot be revoked without the consent of the IRS unless the Brookfield Residential common shares cease to be marketable. If Brookfield Residential is a PFIC for any year in which the U.S. Holder of Brookfield Residential common shares owns common shares but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made.

U.S. Holders should consult their own tax advisor with respect to the applicability of the PFIC rules, the QEF election, the mark-to-market election, and the annual reporting requirement with respect to the Brookfield Residential common shares acquired upon the exercise of the rights issued pursuant to the offering.

PFIC Summary

Based on current business plans and financial expectations, Brookfield Residential does not believe that it will be a PFIC for the taxable year that includes the offering. However, the PFIC rules are very complex, fact-specific, and subject to interpretative difficulty. Neither Brookfield Residential nor any related entity can give any assurance as to its status as a PFIC for the current or any future year, and offers no opinion or representation of any kind with respect to the PFIC status of Brookfield Residential or any related entity. U.S. Holders should consult their own tax advisor with respect to the PFIC issue and its applicability to their particular tax situation, including the application of the PFIC rules to the ownership and disposition of Brookfield Residential common shares acquired by exercising the rights issued pursuant to the offering.

Additional Considerations

Foreign Tax Credit

A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the Brookfield Residential common shares may be entitled to either a deduction or a tax credit for such foreign tax paid or withheld, at the option of such holder. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income tax on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer’s income subject to tax. This election is made on a year-by-year basis and generally applies to all foreign taxes paid by (or withheld from) the U.S. Holder of Brookfield Residential common shares during that year.

There are significant and complex limitations which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the holder’s United States income tax liability that the holder’s foreign source income bears to his, her or its worldwide taxable income. This limitation is designed to prevent foreign tax credits from offsetting United States source income. In determining this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process.

In addition, this limitation is calculated separately with respect to specific “baskets” of income. Foreign taxes assigned to a particular class of income generally cannot offset United States tax on income assigned to another class. Unused foreign tax credits can generally be carried back one year and carried forward ten years, subject to certain limitations. U.S. Holders should consult their own tax advisors concerning their ability to utilize foreign tax credits.

Currency Fluctuations

For United States federal income tax purposes, the amount received by a U.S. Holder as payment with respect to a distribution on, or disposition of Brookfield Residential common shares, if paid in Canadian dollars, will be the U.S. dollar value of the payment at the date of the payment, regardless of whether the payment is later converted into U.S. dollars. Any gain or loss realized upon the later conversion of such payment into U.S. dollars by the U.S. Holder must be recognized as ordinary income or loss. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of Canadian dollars.

Backup Withholding and Information Reporting

Backup withholding of U.S. federal income tax, currently at a rate of 28%, may apply to certain payments made to a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number (generally on Form W-9);

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle that holder to a refund, provided that certain required information is timely furnished to the IRS. Each U.S. Holder should consult its own tax advisor regarding the backup withholding tax rules applicable to them, having regard to their particular circumstances.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, in connection with the ownership and disposition of Brookfield Residential common shares generally will be subject to information reporting, subject to certain exemptions. Each U.S. Holder should consult its own tax advisor regarding the information reporting rules, having regard to such holder’s particular circumstances.

Recent U.S. Tax Legislation

Newly enacted legislation requires certain U.S. Holders that are individuals, estates or trusts to pay up to an additional 3.8% tax on, among other things, dividends and capital gains for taxable years beginning after December 31, 2012.

In addition, new legislation in effect for taxable years beginning after March 18, 2010, may require certain U.S. Holders to report their interests in stock or securities issued by a non-U.S. person, if the aggregate value of all such interests exceeds $50,000.

MARKET PRICE AND DIVIDEND INFORMATION

Brookfield Residential common shares are listed and quoted for trading on the Toronto Stock Exchange and the New York Stock Exchange under the symbol “BRP.” Brookfield Office Properties urges you to obtain a current market price for Brookfield Residential common shares before making any determination with respect to the sale or exercise of your rights.

Brookfield Residential cannot predict at this time whether it will pay dividends on its common shares. Whether Brookfield Residential will pay dividends on the its common shares, and the timing and amount of those dividends, will be subject to approval and declaration by the Brookfield Residential board of directors, and will depend on a variety of factors, including the earnings, cash requirements and financial condition of Brookfield Residential and other factors deemed relevant by the Brookfield Residential board of directors.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Brookfield Residential is incorporated as a corporation under the applicable laws of Ontario. In addition, some of Brookfield Residential’s directors and officers reside outside the United States and a significant portion of their assets and the assets of Brookfield Residential are located outside of the United States. As a result, it may be difficult for persons to effect service of process within the United States upon us or to enforce judgments against them or judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States.

Brookfield Residential has been advised by its Ontario counsel that, although there is no statutory enforcement in Ontario of judgments obtained in the United States, the courts of Ontario will without a review of the merits of the action recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final and for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with an Ontario judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of Ontario. It is unclear whether the courts of Ontario will, in an original action in Ontario, recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions may be penal in nature. An Ontario court may stay proceedings if concurrent proceedings are being brought elsewhere.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling Brookfield Residential’s business pursuant to the provisions of its articles of incorporation, articles of amendment and amended and restated bylaws, as well as the terms of the Ontario Business Corporations Act, Brookfield Residential has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

The consolidated financial statements of Brookfield Homes as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The carve-out financial statements of BPO Residential as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Brookfield Residential Properties Inc. (formerly Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.) as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The auditors of Brookfield Residential, Brookfield Homes and BPO Residential are Deloitte & Touche LLP, 181 Bay Street, Suite 1400, Toronto, ON M5J 2V1, Canada.

LEGAL MATTERS

Goodmans LLP will pass on the validity of the Brookfield Residential common shares securities being offered under this prospectus. Torys LLP will pass on the validity of the Brookfield Office Properties rights.

WHERE YOU CAN FIND MORE INFORMATION

Brookfield Residential will file, and its predecessor, Brookfield Homes filed, annual, quarterly and special reports, proxy statements and other information with the SEC as required under the Exchange Act. You may read and copy those filings at the SEC’s public reference room at the following location:

100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information, including those filed by Brookfield Residential and Brookfield Homes. The address of that site is http://www.sec.gov.

Brookfield Residential has filed a registration statement on Form F-4 under the Securities Act with the SEC that registers the shares of Brookfield Residential common shares and Brookfield Residential 8% convertible preferred shares issued to Brookfield Homes’ shareholders in the transactions, and a post-effective amendment on Form F-1 to the Form F-4, which relates to this offering and the rights distribution. The proxy statement/prospectus in the F-4 registration statement constitutes a prospectus of Brookfield Residential in addition to being a proxy statement of Brookfield Homes for the special meeting.

Brookfield Residential files reports, statements and other information with the Ontario Securities Commission and the SEC. Copies of these documents that are filed through the System For Electronic Document Analysis and Retrieval or “SEDAR” of the Canadian Securities Administrators are available at www.sedar.com and documents that are filed with the SEC on EDGAR are available at www.sec.gov. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement.

Brookfield Residential has obtained all information contained in this document relating to Brookfield Homes from Brookfield Homes, and Brookfield Residential has obtained all information contained in this document relating to Brookfield Office Properties and BPO Residential from Brookfield Office Properties.

Neither Brookfield Residential nor Brookfield Office Properties has authorized anyone to give any information or make any representation about the offering or the rights distribution that is different from, or in addition to, the information contained in this prospectus or in any of the materials incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you are cautioned not to rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Deloitte & Touche LLP
Brookfield Place
181 Bay Street
Suite 1400
Toronto ON M5J 2V1
Canada

Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Directors of Brookfield Residential Properties Inc.:

We have audited the consolidated balance sheets of Brookfield Residential Properties Inc. (formerly, Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.) and subsidiary as at December 31, 2010 and 2009, and related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the management of Brookfield Residential Properties Inc. (the “Company”). Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Brookfield Residential Properties Inc. as at December 31, 2010 and 2009, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
April 1, 2011

BROOKFIELD RESIDENTIAL PROPERTIES INC.
(formerly known as Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.)

CONSOLIDATED BALANCE SHEETS

		As at December 31
	Note	2010	2009
		(All dollar amounts are
		in thousands of U.S. dollars)

ASSETS
Housing and land inventory	2	$801,409	$835,263
Investments in unconsolidated entities	3	124,369	92,477
Receivables and other assets	4	24,826	61,744
Restricted cash	5	7,366	7,485
Deferred income taxes	8	32,631	40,112

		$990,601	$1,037,081

LIABILITIES AND EQUITY
Project specific and other financings	6	$331,794	$381,567
Accounts payable and other liabilities	7	125,342	122,190

Total liabilities		457,136	503,757

Other interests in consolidated subsidiaries	10	42,461	47,011

Commitments, contingent liabilities and other	14	—	—
Common stock — unlimited shares authorized, 53,808,461 shares issued and outstanding	11	159,823	151,894
Retained earnings		237,507	234,766
Noncontrolling interest	10	93,674	99,653

Total equity		491,004	486,313

		$990,601	$1,037,081

See accompanying notes to financial statements

BROOKFIELD RESIDENTIAL PROPERTIES INC.
(formerly known as Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

			Years Ended December 31
	Note		2010	2009	2008
			(All dollar amounts are in thousands of U.S. dollars)

Revenue
Housing			$292,095	$339,625	$415,311
Land			46,771	36,355	33,692

			338,866	375,980	449,003
Direct Cost of Sales
Housing			(243,301)	(294,493)	(363,038)
Land			(40,686)	(59,308)	(53,057)
Impairment of housing and land inventory and write-off of option deposits	2		—	(23,963)	(115,124)

			54,879	(1,784)	(82,216)
Selling, general and administrative expense			(55,585)	(52,339)	(69,498)
(Loss) / equity in earnings from unconsolidated entities	3		(192)	1,331	3,302
Impairment of investments in unconsolidated entities	3		—	(12,995)	(37,863)
Other income / (expense)	10, 14	(e)	8,055	13,191	(17,823)

Income / (Loss) Before Income Taxes			7,157	(52,596)	(204,098)
Income tax (expense) / recovery	8		(3,706)	20,134	70,861

Net Income / (Loss)			3,451	(32,462)	(133,237)
Net income / (loss) attributable to noncontrolling interest and other interests in consolidated subsidiaries	10		710	(15,714)	(65,984)

Net Income / (Loss) Attributable to Brookfield Residential Properties Inc.			$2,741	$(16,748)	$(67,253)

Earnings / (Loss) Per Share attributable to Brookfield Residential Properties Inc. common stockholders — Basic and Diluted	12		$0.05	$(0.31)	$(1.25)

See accompanying notes to financial statements

BROOKFIELD RESIDENTIAL PROPERTIES INC.
(formerly known as Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.)

CONSOLIDATED STATEMENTS OF EQUITY

		Years Ended December 31
	Note	2010	2009	2008
		(All dollar amounts are in thousands of U.S. dollars)

Common Stock
Opening balance		$151,894	$(100,486)	$(98,570)
Increase / (reduction) in investment		7,929	252,380	(1,916)

Ending balance		159,823	151,894	(100,486)

Retained Earnings
Opening balance		234,766	251,514	318,767
Net income / (loss) attributable to Brookfield Residential Properties Inc.		2,741	(16,748)	(67,253)
Ending balance		237,507	234,766	251,514

Total Brookfield Residential Properties Inc. stockholders’ equity		$397,330	$386,660	$151,028

Noncontrolling Interest
Opening balance		$99,653	$111,491	$161,201
Net income / (loss) attributable to noncontrolling interest		554	(11,399)	(48,362)
Reduction in investment		(6,804)	(5,305)	(2,487)
Contributions		271	4,866	1,139

Ending balance		$93,674	$99,653	$111,491

Total Equity		$491,004	$486,313	$262,519

See accompanying notes to financial statements

BROOKFIELD RESIDENTIAL PROPERTIES INC.
(formerly known as Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2010	2009	2008
	(All dollar amounts are in thousands of U.S. dollars)

Cash Flows From / (Used in) Operating Activities
Net income / (loss)	$3,451	$(32,462)	$(133,237)
Adjustments to reconcile net income / (loss) to net cash from operating activities:
Distributed / (undistributed) income from unconsolidated entities	204	(1,091)	(1,902)
Deferred income taxes	7,481	19,326	(3,495)
Impairment of housing and land inventory and write-off of option deposits	—	23,963	115,124
Impairment of investments in unconsolidated entities	—	12,995	37,863
Stock option compensation costs	1,105	675	—
Other changes in operating assets and liabilities:
Decrease / (increase) in receivables and other assets	36,918	27,439	(48,677)
Decrease in housing and land inventory	31,915	90,648	132,269
Increase / (decrease) in accounts payable and other liabilities	7,473	(4,303)	(31,539)

Net cash provided by operating activities	88,547	137,190	66,406

Cash Flows From / (Used in) Investing Activities
Investments in unconsolidated entities	(43,087)	(11,222)	(28,344)
Distribution from unconsolidated entities	7,666	9,359	3,046
Restricted cash	119	(7,485)	—
Acquisition of additional interest in unconsolidated entities	—	—	(6,844)

Net cash used in investing activities	(35,302)	(9,348)	(32,142)

Cash Flows From / (Used in) Financing Activities
Net repayments under revolving project specific and other financing	(49,773)	(128,171)	(46,742)
(Distributions to) / contributions from noncontrolling interest and other interests in consolidated subsidiaries	(3,565)	263	3,217
Exercise of stock options	93	66	129

Net cash used in financing activities	(53,245)	(127,842)	(43,396)

Decrease in cash and cash equivalents	—	—	(9,132)
Cash and cash equivalents at beginning of year	—	—	9,132

Cash and cash equivalents at end of year	$—	$—	$—

Supplemental Cash Flow Information
Interest paid	$31,042	$36,484	$57,754
Income taxes recovered	42,766	63,286	22,299
Acquisitions of Unconsolidated Entities’ Assets and Liabilities
Increase in housing and land inventory	—	$14,521	$97,828
Reduction in investment in unconsolidated entities	—	9,604	33,960
Liabilities assumed	—	51	63,868

See accompanying notes to consolidated financial statements

Note 1.	Significant Accounting Policies

(a)	Basis of Presentation

Brookfield Residential Properties Inc. (formerly known as Brookfield BHS Holdings Inc. and 1831174 Ontario Inc.) (the “Company”) was formed on July 30, 2010 under the laws of Ontario.

The Company is a wholly-owned subsidiary of Brookfield Asset Management Inc. (“Brookfield”) The Company was formed in connection with the anticipated merger of the residential land and housing division of Brookfield Properties Corporation (“BPO Residential”) with Brookfield Homes Corporation (“Brookfield Homes”).

On August 11, 2010, Brookfield Asset Management Inc. transferred its investment in Brookfield Homes to the Company in exchange for 53,808,460 of the Company’s common shares (see Note 11). This transfer was deemed to take place between entities under common control and, as a result, has been accounted for as a continuity of interest using the carried amounts of assets and liabilities of both the Company and Brookfield Homes.

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the consolidated accounts of the Company and its subsidiary, Brookfield Homes Corporation.

(b)	Housing and Land Inventory

(i) Revenue recognition:  Revenues from the sale of homes are recognized when title passes to the purchaser upon closing, wherein all proceeds are received or collectability is evident. Land sales are recognized when title passes to the purchaser upon closing, all material conditions of the sales contract have been met and a significant cash down payment or appropriate security is received and collectability is evident.

(ii) Carrying values:  In accordance with the Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant and Equipment” (formerly Statement of Financial Accounting Standards (“SFAS”) 144), housing and land assets the Company owns directly and through unconsolidated entities are reviewed for recoverability on a regular basis and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. To arrive at the estimated fair value of housing and land inventory impaired, the Company estimates the cash flow for the life of each project. Specifically, on a housing project, Brookfield Homes evaluates the margins on homes that have been closed, margins on sales contracts which are in backlog and estimated margins with regard to future home sales over the life of the project. On a land project, Brookfield Homes estimates the timing of future land sales, the estimated revenue per lot, as well as estimated margins with respect to future land sales. For the housing and land inventory, the Company continuously evaluates projects where inventory is turning over more slowly than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, cost estimates and sales rates for short-term projects are consistent with recent sales activity. For longer-term projects, planned sales rates for 2011 and 2012 assume recent sales activity and normalized sales rates beyond 2012. Management identifies potentially impaired housing and land projects based on these quantitative factors as well as qualitative factors obtained from the local market areas. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs using a discounted cash flow methodology which incorporates market participant assumptions.

The Company has also entered into a number of option contracts to acquire land or lots in the future in accordance with specific terms and conditions. The majority of the option contracts require a non-refundable cash deposit based on a percentage of the purchase price of the property. Option contracts are recorded at cost. In determining whether to pursue an option contract, the Company estimates the option primarily based upon the expected cash flows from the optioned property. If the intent is to no longer pursue an option contract, the Company records a charge to earnings of the deposit amounts and any other related pre-acquisition entitlement costs in the period the decision is made.

(iii) Capitalized costs:  Capitalized costs include the costs of acquiring land, development and construction costs, interest, property taxes and overhead related to the development of land and housing. Direct costs are capitalized to individual homes and lots and other costs are allocated to each lot in proportion to the Company’s anticipated revenue.

(c)	Unconsolidated Entities

The Company participates in a number of unconsolidated entities in which it has less than a controlling interest to develop and sell land to the unconsolidated entity members and other third parties. These unconsolidated entities are accounted for using the equity method. The Company recognizes its proportionate share of the earnings from the sale of lots to other third parties. The Company does not recognize earnings from the purchase of lots from its unconsolidated entities and reduces its cost basis of the land purchased accordingly.

(d)	Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(e)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, demand deposits, and all highly liquid short-term investments with original maturity less than 90 days. The carrying value of these investments approximates their fair value.

(f)	Restricted Cash

Restricted cash includes cash held on deposit with a financial institution in the form of collateral, required by terms outlined in the total return swap transaction entered into during the year ended December 31, 2010.

(g)	Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740 “Income Taxes” (formerly SFAS 109). Under ASC Topic 740, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

In accordance with the provisions of ASC Topic 740, the Company assesses, on a quarterly basis, its ability to realize its deferred tax asset. In determining the need for a valuation allowance, the Company considers the following significant factors: an assessment of recent years’ profitability and losses which considers the nature, frequency and severity of current and cumulative losses adjusted to reflect the effects of changes to the capital structure that have resulted in a significant reduction in the amount of interest bearing debt; its forecasts or expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends) and including the effects of reduced interest expense; the financial support of its largest stockholder as evidenced by the revolving credit facilities, the long duration of ten to twenty years or more in all significant operating jurisdictions before the expiry of net operating losses and that a substantial portion of the deferred tax asset is comprised of deductible temporary differences that are not subject to an expiry period until realized under tax law. However, the recognition of deferred tax assets is based upon assumptions about the future including an estimate of future results, and differences between the expected and actual financial performance could require all or a portion of the deferred tax asset to be expensed. The Company will continue to evaluate the need for a valuation allowance in future periods. Based on the more likely than not standard in the guidance and the weight of available evidence, the Company does not believe a valuation allowance against the deferred tax asset at December 31, 2010 is necessary.

ASC Topic 740 clarifies the accounts for uncertainty in income taxes recognized and prescribes a recognition threshold and measurement affiliates for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that a company determine whether it is more-likely-than-not that a position will be sustained upon examination by taxation authorities, based upon the technical merits of the position. A tax position that meets the more-than-likely-not threshold is then measured to determine the amount of the tax benefit to recognize in the financial statements. At December 31, 2010 and 2009, the Company did not have any unrecognized tax benefits / liabilities.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits / liabilities in income tax recovery / expense.

(h)	Stock-Based Compensation

The Company accounts for stock option grants and deferred share unit grants in accordance with ASC Topic 718 “Compensation-Stock Compensation” (formerly SFAS 123(R)). All stock options granted have exercise prices equal to the market value of the stock on the date of the grant. Participants in the option plan can exercise their options to purchase shares at the exercise price. The option to elect to receive cash equal to the difference between the exercise price and the current market price was eliminated in 2009 in conjunction with the modification of the Company’s stock option plan.

Accordingly, the Company records the fair value of these options using a Black-Scholes option pricing model. These options have been recorded in additional paid-in capital in 2010 and 2009 as a result of an amendment to existing stock option awards made under the 2002 stock option plan and the approval and adoption of the 2009 stock option plan. In prior years, these options were recorded in accounts payable and other liabilities. The Company records the deferred share units as a liability as disclosed in accounts payable and other liabilities. See Note 9 “Stock-Based Compensation” for further discussion.

(i)	Other Comprehensive Income

The Company adheres to U.S. GAAP reporting requirements with respect to the presentation and disclosure of other comprehensive income; however, it has been determined by management that no material differences exist between net income and comprehensive income for each of the periods presented.

(j)	Earnings/(Loss) Per Share

Loss per share is computed in accordance with ASC Topic 260 “Earnings Per Share” (formerly FAS 128). Basic and diluted earnings per share is calculated by dividing net loss attributable to Brookfield Residential Properties Inc. by the weighted average number of common shares outstanding for the year.

(k)	Advertising Costs

The Company expenses advertising costs as incurred. For the years ended December 31, 2010, 2009 and 2008, the Company incurred advertising costs of $7.0 million, $7.0 million and $14.0 million, respectively.

(l)	Warranty Costs

Estimated future warranty costs are accrued and charged to cost of sales at the time the revenue associated with the sale of each home is recognized. Factors that affect the Company’s warranty liability include the number of homes sold, historical and anticipated rates of warranty claims, and cost per claim. Costs are accrued based upon historical experience.

(m)	Variable Interest Entities

The Company accounts for its variable interest entities (“VIEs”) in accordance with ASC Topic 810 “Consolidation” (formerly SFAS 167). The decision whether to consolidate a VIE begins with establishing that a VIE exists. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investor lacks one of three characteristics associated with owning a controlling financial interest. Those characteristics are the power to direct the activities of an entity that most significantly impact the entity’s economic performance, the obligation to absorb the expected losses of the entity, and the right to receive the expected residual returns of the entity. The entity that has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE is considered to have a controlling financial interest in a VIE and is required to consolidate such entity. The Company has determined it has a controlling financial interest in certain VIEs which are included in these financial statements as a component of “Housing and land inventory” with the interests of others included in accounts payable and other liabilities. See Notes 2 and 3 for further discussion on the consolidation of land option contracts and unconsolidated entities.

(n)	Derivative Financial Instruments and Hedging Activities

The Company accounts for its derivative and hedging activities in accordance with ASC Topic 815, “Derivatives and Hedging” (formerly SFAS 133 and SFAS 149 and related interpretations). ASC Topic 815 requires the Company to recognize all derivative instruments at their fair values as either assets or liabilities on its balance sheet. The accounting for changes in fair value (i.e. gains or losses) of a derivative instrument depends on whether the Company has designated it, and whether it qualifies, as part of a hedging relationship and on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in a foreign operation. The Company had no fair value hedges or hedges of a net investment in foreign operations as of December 31, 2010 or as of December 31, 2009. For derivative instruments that are designated and qualify as a cash flow hedge (i.e. hedging the exposure to variability in expected future cash flows that are attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (i.e. in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative changes in the present value of future cash flows of the hedged item, if any, is recognized in the realized and unrealized gain (loss) on derivatives in current earnings during the period of change. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in realized and unrealized gain (loss) on derivatives in the current earnings during the period of change. Income and/or expense from interest rate swaps are recognized as an adjustment to interest expense. The Company accounts for income and expense from interest rate swaps over the period to which the payments and/or receipts relate.

(o)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now incorporated in ASC Topic 810 “Consolidation” (formerly SFAS 167) amending the consolidation guidance applicable to variable interest entities and the definition of a variable interest entity, and requiring enhanced disclosures to provide more information about a company’s involvement in a variable interest entity. This guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance was effective for the Company’s fiscal year beginning January 1, 2010. The Company has adopted this guidance in its consolidated financial statements for the year ended December 31, 2010. See Notes 2 and 3 for disclosure regarding its impact on the consolidated financial statements.

In July 2009, the FASB’s ASC became the single, official source of authoritative, non-governmental GAAP in the United States. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the Securities and Exchange Commission (the “SEC”). This guidance is effective for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of this guidance for the year ended December 31, 2010. The Company’s accounting policies were not affected by the conversion to the ASC. However, references to specific accounting standards have been changed to refer to the appropriate section of the ASC.

Note 2.	Housing and Land Inventory

Housing and land inventory includes homes completed and under construction and lots ready for construction, model homes and land under and held for development, which will be used in the Company’s homebuilding operations or sold as building lots to other homebuilders. The following summarizes the components of housing and land inventory:

	December 31
	2010	2009

Housing inventory	$261,611	$359,132
Model homes	18,631	32,542
Land and land under development	521,167	443,589

	$801,409	$835,263

The Company capitalizes interest which is released with cost of sales when housing units and building lots are sold. For the years ended December 31, 2010, 2009 and 2008, interest incurred and capitalized by the Company was $31.0 million, $36.5 million and $57.8 million, respectively. Capitalized interest expensed as direct cost of sales for the same periods was $20.2 million, $24.0 million and $29.1 million, respectively.

No impairment charges were recognized related to the Company’s housing and land inventory during 2010 (2009  — $11.2 million; 2008 — $97.4 million).

In the ordinary course of business, the Company has entered into a number of option contracts to acquire land or lots in the future in accordance with specific terms and conditions and the Company will advance deposits to secure these rights. Effective for the Company’s fiscal year beginning January 1, 2010, the Company is no longer required to follow quantitative guidance determining the primary beneficiary of a VIE, but is required by ASC Topic 810 “Consolidation” to qualitatively assess whether it is the primary beneficiary based on whether it has the power over the significant activities of the VIE and an obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. The Company has evaluated its option contracts in accordance with this revised guidance and determined that, for those entities considered to be VIEs, it is the primary beneficiary of options with an aggregate exercise price of $25.2 million (December 31, 2009 — $25.4 million), which are required to be consolidated. In these cases, the only asset recorded is the Company’s exercise price for the option to purchase included in housing and land inventory, with an increase in accounts payable and other liabilities of $25.2 million (2009 — $25.4 million) for the assumed third-party investment in the VIE.

Housing and land inventory includes non-refundable deposits and other entitlement costs totaling $49.5 million (December 31, 2009 — $42.6 million) in connection with options that are not required to be consolidated in terms of the guidance incorporated in ASC Topic 810 “Consolidation” (formerly FIN 46R). The total exercise price of these options is $151.6 million (December 31, 2009 — $156.9 million) including the non-refundable deposits identified above. The number of lots which the Company has obtained an option to purchase, excluding those already consolidated and those held through unconsolidated entities and their respective dates of expiry and their exercise price follows:

	Number	Total Exercise
Year of Expiry	of Lots	Price

2011	680	$26,910
2012	320	20,187
Thereafter	5,435	104,491

	6,435	$151,588

The Company holds agreements for a further 4,878 acres of longer term land, with an aggregate exercise price of $59.6 million with non-refundable deposits and other entitlement costs of $5.8 million which is included in housing and land inventory that may provide additional lots upon obtaining entitlements. However, given that the Company is in the initial stage of land entitlement, the Company has concluded at this time that the level of uncertainty in entitling these properties does not warrant including them in the above totals.

During the year ended December 31, 2010, the Company did not have any write-offs (2009 — $12.3 million; 2008 — $17.7 million) related to unentitled lot option agreements.

Note 3.	Investments in Unconsolidated Entities

The Company participates in ten unconsolidated entities in which it has less than a controlling interest. Summarized condensed financial information on a combined 100% basis of the unconsolidated entities follows:

	December 31
	2010	2009

Assets
Housing and land inventory	$294,526	$235,864
Other assets	7,976	6,722

	$302,502	$242,586

Liabilities and Equity
Project specific financings	$33,173	$52,175
Accounts payable and other liabilities	22,362	14,082
Equity
The Company interest	124,369	92,477
Others’ interest	122,598	83,852

	$302,502	$242,586

	December 31
	2010	2009	2008

Revenue and Expenses
Revenue	$12,709	$12,663	$21,547
Cost of sales	(15,088)	(13,414)	(15,581)
Other income / (expense)	2,776	(4,081)	(2,548)

Net income / (loss)	$397	$(4,832)	$3,418

The Company’s share of net (loss) / income	$(192)	$1,331	$3,302

Impairment of investments in unconsolidated entities	$—	$(12,995)	$(37,863)

In reporting the Company’s share of net income / (loss), all inter-company profits or losses from unconsolidated entities are eliminated on lots purchased by the Company from the unconsolidated entities. For the year ended December 31, 2010, the difference between the Company’s share of the loss of its investments in unconsolidated entities for the year ended December 31, 2010 and equity in earnings from unconsolidated entities primarily arises from differences in accounting policies followed by unconsolidated entities.

Investments in unconsolidated entities includes $26.4 million of the Company’s share of non-refundable deposits and other entitlement costs in connection with 2,759 lots under option (2009 — $27.0 million in connection with 1,987 lots under option). The Company’s share of the total exercise price of these options is $93.2 million.

During the year ended December 31, 2010, in accordance with ASC Topic 323 “Investments — Equity Method and Joint Ventures” (formerly Accounting Position Bulletin 18) and ASC Topic 360 “Property, Plant and Equipment” (formerly SFAS 144), the Company recognized impairment charges of nil (2009 — $13.0 million; 2008 — $37.9 million).

As described in Note 1(c), unconsolidated entities in which the Company has a noncontrolling interest are accounted for using the equity method. In addition, the Company has performed an evaluation of its existing unconsolidated entity relationships by applying the provisions of ASC Topic 810 “Consolidation” (formerly SFAS 160).

The Company and/or its unconsolidated entity partners have provided varying levels of guarantees of debt in its unconsolidated entities. At December 31, 2010, the Company had completion guarantees of nil (December 31, 2009 — $7.9 million) and limited maintenance guarantees of $13.8 million (December 31, 2009 — $15.3 million) with respect to debt in its unconsolidated entities.

Note 4.	Receivables and Other Assets

The components of receivables and other assets included in the Company’s balance sheet are summarized as follows:

	December 31
	2010	2009

Proceeds and escrow receivable	$4,943	$1,414
Refundable deposits	989	4,815
Notes receivable	2,425	2,425
Prepaid expense	725	2,970
Miscellaneous receivables	9,353	5,261
Swap contract (Note 13(f))	2,238	674
Other assets	865	4,183
Taxes receivable	3,288	40,002

	$24,826	$61,744

Note 5.	Restricted Cash

At December 31, 2010, the Company had restricted cash of $7.4 million (December 31, 2009 — $7.5 million). During the year ended December 31, 2009, the Company entered into a total return swap transaction (see Note 13(f)) which required the Company to maintain cash deposits as collateral equivalent to 1,022,987 shares at $7.31 per common share, the prevailing share price at the date of the transaction. During 2010, the total return swap matured and the Company entered into a new total return swap transaction (see Note 13(f)) which requires the Company to maintain cash deposits as collateral equivalent to 1,022,987 shares at $7.18 per common share, the prevailing share price at the date of the transaction.

Note 6.	Project Specific and Other Financings

Project specific financings of $171.8 million (2009 — $231.6 million) are revolving in nature, bear interest at floating rates with a weighted average rate of 3.8% as at December 31, 2010 (December 31, 2009 — 4.2%) and are secured by housing and land inventory. The weighted average rate was calculated as of the end of each period, based upon the amount of debt outstanding and the related interest rates applicable on that date.

Interest rates charged under project specific financings include LIBOR and prime rate pricing options. The maximum amount of borrowings during the years ended December 31, 2010, 2009 and 2008 was $240.4 million, $433.6 million and $644.6 million, respectively. The average borrowings during 2010, 2009 and 2008 were $ 217.8 million, $348.0 million and $546.9 million, respectively.

Project specific financings mature as follows: 2011 — $134.6 million; 2012 — $35.4 million; and 2013 — $1.8 million.

The Company’s project specific financings require Brookfield Homes Holdings Inc., a wholly-owned subsidiary of the Company, to maintain a tangible net worth of at least $325.0 million, a net debt to capitalization ratio of no greater than 65% and a net debt to tangible net worth of no greater than 2.50 to 1. As of December 31, 2010, the Company was in compliance with all its covenants.

Other financings of $160.0 million (December 31, 2009 — $150.0 million) consist of amounts drawn on two unsecured revolving credit facilities due to subsidiaries of the Company’s parent, Brookfield Asset Management Inc.

The revolving operating facility is in a principal amount not to exceed $100.0 million, matures December 2011 and bears interest at a rate of LIBOR plus 3.5% per annum. At December 31, 2010, this facility was fully drawn. During the years ended December 31, 2010, 2009 and 2008, interest of $3.8 million, $6.1 million and $13.7 million, respectively, was incurred related to this facility.

The revolving acquisition and operating facility was entered into during February 2009, is in a principal amount not to exceed $100.0 million, matures December 2012 and initially bears interest at 12% per annum. This facility is available for the acquisition of housing and land assets and for operations. At December 31, 2010, $60.0 million had been drawn on this facility. During the years ended December 31, 2010 and 2009, interest of $6.4 million and $3.5 million, respectively was incurred related to this facility.

The covenants with respect to these facilities are to maintain a minimum stockholders’ equity of $300.0 million and a consolidated net debt to book capitalization ratio of no greater than 70%. As of December 31, 2010, The Company was in compliance with all of its covenants with respect to these facilities.

Note 7.	Accounts Payable and Other Liabilities

The components of accounts payable and other liabilities included in the Company’s balance sheet are summarized as follows:

	December 31
	2010	2009

Trade payables and cost to complete accruals	$38,881	$37,518
Warranty costs (Note 13(c))	10,529	13,126
Customer deposits	1,987	3,357
Stock-based compensation (Note 9)	8,076	5,878
Loans from other interests in consolidated subsidiaries	14,168	17,118
Accrued and deferred compensation	3,464	3,268
Swap contracts (Note 13(e))	15,206	14,192
Consolidated land option contracts (Note 2)	25,206	25,434
Other	7,825	2,299

	$125,342	$122,190

Note 8.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The differences that give rise to the net deferred tax asset are as follows:

	December 31
	2010	2009

Differences relating to housing and land inventory	$5,468	$23,388
Compensation deductible for tax purposes when paid	3,271	2,641
Differences related to derivative instruments	4,927	5,235
Loss carry-forwards	18,965	8,848

	$32,631	$40,112

The Company has computed the tax provisions for the periods presented based upon accounting income, adjusted for expenses that are not deductible for tax purposes. The expense / (recovery) for income taxes for each of the three years ended December 31, 2010, 2009 and 2008 are as follows:

	December 31
	2010	2009	2008

Current	$(3,775)	$(39,460)	$(67,366)
Deferred	7,481	19,326	(3,495)

Income tax expense / (recovery)	$3,706	$(20,134)	$(70,861)

A reconciliation of the statutory income tax rate and the effective rate follows:

	December 31
	2010	2009	2008

Statutory federal rate	35.0%	35.0%	35.0%
State income tax	3.0%	3.0%	3.0%
Uncertain tax liability reversals	—	2.9%	—
Interest and other penalties	7.7%	—	—
Other	—	1.2%	—

Effective rate	45.7%	42.1%	38.0%

In accordance with the provisions of ASC Topic 740, the Company assesses, at each reporting period, its ability to realize its deferred tax assets. In determining the need for a valuation allowance, the Company considered the following significant factors: an assessment of recent years’ profitability and losses, adjusted to reflect the effects of changes to the Company’s capital structure that have resulted in a significant reduction in the amount of interest-bearing debt; the Company’s expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends) and including the effects of reduced interest expense due to the reduction in the amount of interest-bearing debt; the financial support of the Company’s largest stockholder as evidenced by the credit facilities in place; the long period of 10 to 20 years or more in all significant operating jurisdictions before the expiry of net operating losses, noting further that a substantial portion of the deferred tax asset is composed of deductible temporary differences that are not subject to an expiry period until realized under tax law. The Company’s tax effected loss carry-forwards of $19.0 million expire between the years 2028 and 2030 and based on the more likely than not standard in the guidance and the weight of available evidence, the Company does not believe a valuation allowance against its deferred tax assets is necessary. However, the recognition of deferred tax assets is based upon an estimate of future results and differences between the expected and actual financial performance of the Company could require all or a portion of the deferred tax assets to be expensed. The Company will continue to evaluate the need for a valuation allowance in future reporting periods.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits / obligations in income tax (recovery) / expense. During the year ended December 31, 2010, the Company incurred $0.6 million of tax-related interest and penalties (2009 — nil; 2008 — nil). For the year ended December 31, 2010, the Company did not reverse any uncertain tax liabilities (2009 — $1.4 million; 2008 — nil). The statute of limitations for the Company’s major tax jurisdictions remains open for examination for fiscal years 2006 through 2009.

Note 9.	Stock-Based Compensation

Option Plan

The Company grants options to purchase shares of the Company’s common stock at the market price of the shares on the day the options are granted. The Company’s 2009 stock option plan authorizes a maximum of three million shares for issuance.

The fair value of the Company’s stock option awards is calculated at the grant date using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. The fair value of the Company’s stock option awards is expensed over the vesting period of the stock options. Expected volatility is based on historical volatility of the Company’s common stock. The risk-free rate for periods within the contractual life of the stock option award is based on the yield curve of a zero-coupon U.S. Treasury bond with a maturity equal to the expected term of the stock option award granted. The Company uses historical data to estimate stock option exercises and forfeitures within its valuation model. The expected term of stock option awards granted for some participants is derived from historical exercise experience under the Company’s share-based payment plan and represents the period of time that stock option awards granted are expected to be outstanding. The expected term of stock options granted for the remaining participants is derived by using the simplified method.

The significant weighted average assumptions relating to the valuation of the Company’s stock options granted during the years ended December 31, 2010 and 2009 subject to graded vesting are as follows:

	2010	2009

Dividend yield	0.0%	0.0%
Volatility rate	72%	74%
Risk-free interest rate	3.7%	2.9%
Expected option life (years)	7.5	7.5

The total compensation recognized in income related to the Company’s stock options during the years ended December 31, 2010, 2009 and 2008 was expense of $1.1 million, income of $0.5 million and income of $1.5 million, respectively.

The following table sets out the number of common shares that employees of the Company may acquire under options granted under the Company’s stock option plans:

	December 31, 2010		December 31, 2009		December 31, 2008
		Weighted		Weighted		Weighted
		Average		Average		Average
		Per Common		Per Common		Per Common
		Share Exercise		Share Exercise		Share Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding, beginning of year	2,155,000	$10.21	875,000	$30.57	782,319	$30.11
Granted	579,000	7.79	1,670,000	2.65	210,000	15.90
Exercised	(38,000)	2.46	(25,000)	2.65	(117,319)	1.28
Cancelled	(59,000)	6.16	(365,000)	24.92	—	—

Outstanding, end of year	2,637,000	$9.88	2,155,000	$10.21	875,000	$30.57

Options exercisable, end of year	507,000	$26.39	339,200	$29.35	304,400	$30.39

The weighted average grant date fair value of options granted during 2010 was $5.38 per option compared to $1.74 per option in 2009 and $6.65 per option in 2008. The intrinsic value of options exercised during 2010, 2009 and 2008 was $0.1 million; $0.1 million; and $1.0 million, respectively. Shares were issued out of treasury stock for 38,000 options exercised during the year. At December 31, 2010, the aggregate intrinsic value of options currently exercisable is $0.8 million and the aggregate intrinsic value of options outstanding is $5.0 million. A summary of the status of the Company’s unvested options included in equity as of December 31, 2010 and changes during the year ended December 31, 2010 is as follows:

	December 31, 2010
		Weighted
		Average Fair
	Shares	Value per Share

Unvested options outstanding, December 31, 2009	1,815,800	$1.51
Granted	579,000	5.38
Vested	(206,800)	1.11
Cancelled	(58,000)	3.44

Unvested options outstanding, December 31, 2010	2,130,000	$2.49

At December 31, 2010, there was $3.6 million of unrecognized compensation expense related to unvested options, which is expected to be recognized over a weighted average period of approximately 2.8 years.

The following table summarizes information about stock options held by employees of the Company outstanding at December 31, 2010:

	Options	Weighted
	Outstanding at	Average	Options
	December	Remaining	Exercisable at
Exercise Prices per Share	31, 2010	Contract Life	December 31, 2010

$1.74	38,000	2.2	38,000
$21.94	70,000	3.2	70,000
$36.25	94,000	4.2	94,000
$52.00	90,000	5.2	72,000
$36.41	160,000	6.2	96,000
$15.90	145,000	7.2	58,000
$2.65	1,491,000	8.2	79,000
$7.34	255,000	9.2	—
$8.23	294,000	9.8	—

	2,637,000	7.7	507,000

Deferred Share Unit Plans

The Company has adopted a Deferred Share Unit Plan (“DSUP”) under which certain of its executive officers and directors may, at their option, receive all or a portion of their annual bonus awards or retainers, respectively, in the form of deferred share units. The annual awards are convertible into units based on the closing price of the Company’s shares on the New York Stock Exchange on the date of the award. The portion of the annual bonus award elected by an officer to be received in units may be increased by a factor of up to two times for purposes of calculating the number of units to be allocated under the plan. The deferred share unit plan also permits the Compensation Committee to award deferred share units to the Company’s executives in order to further align the recipients’ interests with those of our stockholders. An executive or director who holds units will receive additional units as dividends are paid on shares of the Company’s common stock, on the same basis as if the dividends were reinvested. The units vest over a five year period and participants are allowed to redeem the units only upon ending their employment with the Company through retirement, resignation, termination or death. The cash value of the units, when redeemed, will be equivalent to the market value of an equivalent number of shares of the Company’s common stock on such date.

In addition, the Company has adopted a Senior Operating Management Deferred Share Unit Plan (“MDSUP”), under which certain senior operating management employees receive a portion of their annual compensation in the form of deferred share units.

The DSUP and the MDSUP provide that no shares of the Company’s common stock will be issued, authorized, reserved, purchased or sold at any time in connection with units allocated and under no circumstances are units considered shares of common stock, or entitle any participant to the exercise of any other rights arising from the ownership of shares of common stock. As of December 31, 2010, the Company had granted 1,213,993 units under the DSUP, of which 872,824 were outstanding at December 31, 2010, and of which 537,430 units are currently vested and 335,394 vest over the next five years. As of December 31, 2010, the Company had granted 73,374 units under the MDSUP, all of which were vested and outstanding at December 31, 2010. The liability of $8.1 million (December 31, 2009 — $5.9 million) which relates to 859,148 units under the DSUP and MDSUP is included in accounts payable and other liabilities. The remaining 87,050 units vest during the years ending December 31, 2011 to 2014. The financial statement impact for the DSUP and MDSUP for year ended December 31, 2010, 2009 and 2008 was expense of $2.3 million, expense of $3.4 million and income of $5.6 million, respectively. Compensation recognized in income will fluctuate based on the year end share price. The following table sets out changes in and the number of deferred share units that executives, directors and senior operating management may redeem under the Company’s DSUP and MDSUP:

December 31, 2010

Outstanding, January 1, 2010	936,109
Granted	23,846
Redeemed	(13,757)
Cancelled	—

Outstanding, December 31, 2010	946,198

Deferred Share Units Vested, December 31, 2010	610,804

Note 10.	Other Interests in Consolidated Subsidiaries and Noncontrolling Interest

Other interests in consolidated subsidiaries includes ownership interests of certain business unit presidents of the Company totaling $42.5 million (December 31, 2009 — $47.0 million). In the event a business unit president (“Minority Member”) of the Company is no longer employed by an affiliate of the Company, the Company has the right to purchase the Minority Member’s interest and the Minority Member has the right to require the Company to purchase their interest. Should such rights be exercised, the purchase price will be based on the then estimated bulk sales value of the business units’ net assets.

The following table reflects the change in the Company’s other interests in consolidated subsidiaries for the years ended December 31, 2010 and 2009:

	December 31
	2010	2009

Other interests in consolidated subsidiaries, beginning of year	$47,011	$49,839
Net loss attributable to other interests in consolidated subsidiaries	(976)	(4,316)
(Distributions to) / contributions from other interests in consolidated subsidiaries	(3,574)	1,488

Other interests in consolidated subsidiaries, end of year	$42,461	$47,011

In accordance with ASC Topic 810 “Consolidation” (formerly SFAS 160), noncontrolling interest has been classified as a component of total equity and the net income / (loss) on the consolidated statements of operations has been adjusted to include the net income / (loss) attributable to noncontrolling interest which for the year ended December 31, 2010 was income of $1.7 million (2009 — loss of $11.4 million) and attributable to other interests in consolidated subsidiaries which for the year ended December 31, 2010 was loss of $1.0 million (2009 — loss of $4.3 million). The Company has recorded $1.1 million of income for the year ended December 31, 2010 relating to the forfeiture of another member’s interest in a consolidated entity, which has been included in other income / (expense).

Noncontrolling interest includes equity in consolidated entities that is owned by other shareholders of $93.7 million (December 31, 2009 — $99.7 million).

Note 11.	Stockholders’ Equity

On August 11, 2010, Brookfield Asset Management Inc. transferred 9,922,495 convertible preferred shares, representing 99% of the issued and outstanding 8% convertible preferred shares of Brookfield Homes and 18,370,978 common shares, representing 62% of the issued and outstanding common shares of Brookfield Homes to the Company in exchange for 53,808,460 of the Company’s common shares. The shares of convertible preferred stock are convertible, at the option of the Company, into shares of Brookfield Homes’ common stock, at a conversion rate of 3.571428571 shares of common stock per share of convertible preferred stock. The shares of convertible preferred stock are perpetual and do not have a maturity date; however, beginning June 30, 2014, if the 90-day volume weighted average market price of Brookfield Homes’ common stock is greater than $14 per share, Brookfield Homes may, at its option, require all preferred stock to be automatically converted into common shares.

Note 12.  Earnings/(Loss) Per Share

Basic and diluted earnings/(loss) per share attributable to Brookfield Residential Properties Inc.’s common stockholders for the years ended December 31, 2010, 2009 and 2008 were calculated as follows:

	Years Ended December 31
	2010	2009	2008

Numerator:
Net income/(loss) attributable to Brookfield Residential Properties Inc.	$2,741	$(16,748)	$(67,253)

Denominator:
Basic and diluted average common shares outstanding	53,808	53,808	53,808

Basic and diluted earnings/(loss) per share	$0.05	$(0.31)	$(1.25)

Note 13.	Commitments, Contingent Liabilities and Other

(a) The Company, in the normal course of its business, has issued performance bonds and letters of credit pursuant to various facilities which at December 31, 2010, amounted to $140.1 million (December 31, 2009 — $120.7 million, 2008 — $148.3 million) and $6.5 million (December 31, 2009 — $8.5 million, 2008 — $11.6 million), respectively. The majority of these commitments have been issued to municipal authorities as part of the obligations of the Company in connection with the land servicing requirements.

(b) The Company is party to various legal actions arising in the ordinary course of business. In addition, the Company is party to a lawsuit that has been filed in Delaware, Chancery Court, alleging breach of fiduciary duties relating to a potential transaction (see Note 16). Management intends to vigorously defend these claims and believes the claims are without merit. An estimate of the possible loss or range of loss cannot be made. Management believes that none of these actions, either individually or in the aggregate, will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

(c) When selling a home, the Company’s subsidiaries provide customers with a limited warranty. The Company estimates the costs that may be incurred under each limited warranty and records a liability in the amount of such costs at the time the revenue associated with the sale of each home is recognized. In addition, the Company has insurance in place where its subsidiaries are subject to the respective warranty statutes in the state where the Company conducts business which range up to ten years for latent construction defects. Factors that affect the Company’s warranty liability include the number of homes sold, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The following table reflects the changes in the Company’s warranty liability for the years ended December 31, 2010 and 2009:

	2010	2009

Balance, at beginning of year	$13,126	$13,123
Payments made during the year	(1,765)	(2,459)
Warranties issued during the year	1,705	2,491
Adjustments relating to pre-existing warranties	(2,537)	(29)

Balance, at end of year	$10,529	$13,126

(d) The Company leases certain facilities under non-cancelable operating leases. Rental expense incurred by the Company amounted to $2.3 million for 2010 (2009 — $2.5 million; 2008 — $3.6 million). At December 31, 2010, future minimum rent payments under these operating leases were as follows:

Lease
Payments

2011	$1,851
2012	$1,762
2013	$1,070
2014	$558
Thereafter	$222

(e) The Company is exposed to financial risk that arises from the fluctuations in interest rates. The interest bearing assets and liabilities of the Company are mainly at floating rates and, accordingly, their fair values approximate cost. The Company would be negatively impacted, on balance, if interest rates were to increase. From time to time, the Company enters into interest rate swap contracts. As at December 31, 2010, the Company had five interest rate swap contracts outstanding which effectively fixed $150.0 million at an average rate of 4.9%. The contracts expire between 2011 and 2017. At December 31, 2010, the fair market value of the contracts was a liability of $15.2 million (2009 — $14.2 million) and was included in accounts payable and other liabilities. Expense of $1.0 million was recognized during the year ended December 31, 2010 (2009 — income of $11.4 million; 2008 — expense of $19.4 million) and was included in other income / (expense). All interest rate swaps are recorded at fair market value and are presented in the consolidated statements of operations because hedge accounting has not been applied. See Note 14 for additional disclosure.

(f) The Company is exposed to financial risk that arises from fluctuations in its common stock price. To hedge against future deferred share unit payments, in August 2009, the Company entered into a total return swap transaction at an average cost of $7.31 per share on 1,022,987 shares, which matured in August 2010. In August 2010, the Company entered into a new total return swap transaction at an average cost of $7.18 per share on 1,022,987 shares, maturing in August 2011. At December 31, 2010, the fair market value of the total return swap was an asset of $2.2 million and was included in accounts receivable and other assets (December 31, 2009 — asset of $0.7 million). Income of $1.4 million was recognized during the year ended December 31, 2010 (2009 — income of $3.9 million; 2008 — expense of $11.3 million) and was included in selling, general and administrative expense. This income for the year ended December 31, 2010 was partially offset by an expense of $2.3 million relating to the Company’s stock-based compensation plans (2009 — expense of $3.9 million; 2008 — income of $7.1 million). The total return swap is recorded at fair market value and is recorded through the consolidated statements of operations because hedge accounting has not been applied. See Note 14 for additional disclosure.

(g) Prior to the second quarter of 2009, the Company offered mortgage brokerage services to its home buying customers in each of its markets. The Company had agreements with various lenders to receive a fee on loans made by the lenders to customers that the Company introduces to the lenders. The Company provided mortgage origination services to its customers in the Washington D.C. Area and did not retain or service the mortgages it originated. The Company customarily sold all of the loans and loan servicing rights that it originated in the secondary market within a month of origination and on a limited recourse basis, generally limited to early payments, defaults, or fraud and misrepresentation. Effective April 1, 2009, the Company no longer originates and sells mortgages.

Note 14.	Fair Value Measurements

ASC Topic 820 “Fair Value Measurements and Disclosures” (formerly SFAS 157) provides a framework for measuring fair value, expands disclosures about fair value measurements and establishes a fair value hierarchy which requires a company to prioritize the use of observable inputs and minimize the use of unobservable inputs in measuring fair value.

The Company’s financial assets are measured at fair value on a recurring basis and are as follows:

Fair Value Measurements
Using Significant
Observable Inputs (Level 2)

Interest rate swap contracts at December 31, 2010	$(15,206)

The fair value measurements for the interest rate swap contracts are determined based on notional amounts, terms to maturity, and the USD LIBOR rates. The LIBOR rates vary depending on the term to maturity and the conditions set out in the underlying swap agreements.

Fair Value Measurements
Using Significant
Unobservable Inputs (Level 3)

Equity swap contract at December 31, 2010	$2,238

The fair value measurement for the equity swap contract is determined based on the notional amount, stock price, the number of underlying shares and the three month USD LIBOR rate. The Company performed a sensitivity analysis of the estimated fair value and the impact to the consolidated financial statements using alternative reasonably likely assumptions on December 31, 2010 and the impact to the consolidated financial statements was nominal.

The fair value measurements for housing and land inventory were determined by comparing the carrying amount of an asset to its expected future cash flows. To arrive at the estimated fair value of housing and land inventory deemed to be impaired during the year ended December 31, 2010, the Company estimated the cash flow for the life of each project. Specifically, project by project, the Company evaluated the margins on home sales that have been closed, margins on sales contracts which are in backlog, estimated margins with regard to future home sales over the life of the projects, as well as estimated margins with respect to future land sales. The Company evaluated and continues to evaluate projects where inventory is turning over more slowly than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, with cost estimates and sales rates for short-term projects consistent with recent sales activity. For longer-term projects, planned sales rates for 2011 and 2012 assume recent sales activity and normalized sales rates beyond 2012. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs.

There are several factors that could lead to changes in the estimate of future cash flows for a given project. The most significant of these include the sales pricing levels actually realized by the project, the sales rate, and the costs incurred to construct the homes. The sales pricing levels are often inter-related with sales rates for a project, as a price reduction usually results in an increase in the sales rate. Further, pricing is heavily influenced by the competitive pressures facing a given community from both new homes and existing homes, including foreclosures.

The Company has reviewed all of its projects for impairment in accordance with the provisions of ASC Topic 360 “Property, Plant and Equipment” (formerly SFAS 144) and ASC Topic 820 “Fair Value Measurements and Disclosures” (formerly SFAS 157). For the year ended December 31, 2010, no impairment charges have been recognized. For the year ended December 31, 2009, housing and land inventory on four projects with a carrying amount of $36.3 million were written down to their fair value of $25.1 million based on Level 3 inputs, resulting in an impairment charge of $11.2 million, which was included in impairment and write-off of option deposits. For the year ended December 31, 2008, housing and land inventory on 14 projects with a carrying amount of $407.5 million was written down to a fair value of $310.1 million based on Level 3 inputs, resulting in an impairment charge of $97.4 million, which was included in impairment and write-off of option deposits. The lots impaired represent all of the lots within a project that is determined to be impaired.

Note 15.	Segment Information

As defined in ASC Topic 280, “Segmented Reporting,” the Company has five operating segments. The Company has four reportable segments: Northern California, Southland / Los Angeles, San Diego / Riverside, and the Washington D.C. Area.

The Company is a land developer and residential homebuilder. The Company is organized and manages its business based on the geographical areas in which it operates. Each of the Company’s segments specialize in lot entitlement and development and the construction of single-family and multi-family homes. The Company evaluates performance and allocates capital based primarily on return on assets together with a number of other risk factors. Earnings performance is measured using segment operating income. The accounting policies of the segments are the same as those referred to in Note 1, “Significant Accounting Policies.”

	Years Ended December 31
	2010	2009	2008

Revenues:
Northern California	$71,570	$102,264	$128,878
Southland / Los Angeles	86,554	79,125	93,828
San Diego / Riverside	81,014	89,502	86,745
Washington D.C. Area	96,208	93,558	135,416
Corporate and Other	3,520	11,531	4,136

Total Revenues	$338,866	$375,980	$449,003

	Years Ended December 31
	2010	2009	2008

Segment Income/ (Loss) before income taxes:
Northern California	$6,299	$(6,475)	$(29,213)
Southland / Los Angeles	8,406	(4,926)	(18,923)
San Diego / Riverside	3,189	(22,339)	(87,571)
Washington D.C. Area	7,920	(11,722)	(33,147)
Corporate and Other	(18,657)	(7,134)	(35,244)

Income / (loss) before Income Taxes	$7,157	$(52,596)	$(204,098)

	December 31
	2010	2009

Housing and Land Assets:(1)
Northern California	$206,994	$201,164
Southland / Los Angeles	127,682	122,504
San Diego / Riverside	313,706	336,458
Washington D.C. Area	234,255	226,768
Corporate and Other	43,141	40,846

Total	$925,778	$927,740

(1)	Consists of housing and land inventory including investments in unconsolidated entities.

The following tables set forth additional financial information relating to the Company’s reportable segments:

	Years Ended December 31
	2010	2009	2008

Equity / (Loss) in Earnings from Unconsolidated Entities:
Northern California	$1,371	$2,382	$—
San Diego / Riverside	(1)	—	1,974
Washington D.C. Area	(604)	(317)	14
Corporate and Other	(958)	(734)	1,314

Total	$(192)	$1,331	$3,302

Impairment of Housing and Land Inventory:
Northern California	$—	$—	$21,172
Southland / Los Angeles	—	2,600	15,695
San Diego / Riverside	—	1,195	42,498
Washington D.C. Area	—	12,900	35,759
Corporate and Other	—	7,268	—

Total	$—	$23,963	$115,124

Impairment of Investments in Unconsolidated Entities:
San Diego / Riverside	$—	$(9,243)	$(37,863)
Washington D.C. Area	—	(3,435)	—
Corporate and Other	—	(317)	—

Total	$—	$(12,995)	$(37,863)

	December 31
	2010	2009

Investments in Unconsolidated Entities:
Northern California	$—	$—
Southland / Los Angeles	64,833	48,050
San Diego / Riverside	2,050	2,694
Washington D.C. Area	46,579	34,971
Corporate and Other	10,907	6,762

Total	$124,369	$92,477

All revenues from external customers originate in the United States and all the Company’s assets are in the United States. There were no customers that contributed 10% or more of the Company’s total revenues during the years ended December 31, 2010, 2009 and 2008.

Note 16.	Transaction

On October 4, 2010, Brookfield Properties Corporation (“Brookfield Properties”), Brookfield Homes Corporation and the Company entered into a definitive agreement to combine Brookfield Homes and the North American residential land and housing division of Brookfield Properties into the Company. The transaction was subject to regulatory approval in the United States and Canada, the approval of the holders of a majority of the outstanding Brookfield Homes common stock and other customary closing conditions. The transaction was completed on March 31, 2011.

BROOKFIELD HOMES CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

Deloitte & Touche LLP
Brookfield Place
181 Bay Street
Suite 1400
Toronto ON M5J 2V1
Canada

Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Board of Directors and Stockholders of Brookfield Homes Corporation

We have audited the accompanying consolidated balance sheets of Brookfield Homes Corporation and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Brookfield Homes Corporation and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 17, 2011 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
February 17, 2011

BROOKFIELD HOMES CORPORATION
CONSOLIDATED BALANCE SHEETS

		As at December 31
	Note	2010	2009
	(All dollar amounts are in thousands of U.S. dollars)

Assets
Housing and land inventory	2	$801,409	$835,263
Investments in unconsolidated entities	3	124,369	92,477
Receivables and other assets	4	24,826	61,744
Restricted cash	5	7,366	7,485
Deferred income taxes	8	32,631	40,112

		$990,601	$1,037,081

Liabilities and Equity
Project specific and other financings	6	$331,794	$381,567
Accounts payable and other liabilities	7	135,264	122,190

Total liabilities		467,058	503,757

Other interests in consolidated subsidiaries	10	42,461	47,011

Commitments, contingent liabilities and other	13	—	—
Preferred stock — 10,000,000 shares authorized, 9,995,739 shares issued (December 31, 2009 — 10,000,000 shares authorized, 10,000,000 shares issued)	11	249,582	249,688
Common stock — 200,000,000 shares authorized, 32,088,997 shares issued (December 31, 2009 — 32,073,781 shares issued)	11	321	321
Additional paid-in capital	11	143,317	142,106
Treasury stock, at cost — 2,420,089 shares (December 31, 2009 — 3,671,482 shares)	11	(110,807)	(166,113)
Retained earnings		192,213	252,994
Noncontrolling interest	10	6,456	7,317

Total equity		481,082	486,313

		$990,601	$1,037,081

See accompanying notes to financial statements

BROOKFIELD HOMES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

			Years Ended December 31
	Note		2010	2009	2008
	(All dollar amounts are in thousands of U.S. dollars, except per share amounts)

Revenue
Housing			$292,095	$339,625	$415,311
Land			46,771	36,355	33,692

			338,866	375,980	449,003
Direct Cost of Sales
Housing			(243,301)	(294,493)	(363,038)
Land			(40,686)	(59,308)	(53,057)
Impairment of housing and land inventory and write-off of option deposits	2		—	(23,963)	(115,124)

			54,879	(1,784)	(82,216)
Selling, general and administrative expense			(55,585)	(52,339)	(69,498)
(Loss) / equity in earnings from unconsolidated entities	3		(192)	1,331	3,302
Impairment of investments in unconsolidated entities	3		—	(12,995)	(37,863)
Other income / (expense)	10, 13(e	)	8,055	13,191	(17,823)

Income / (Loss) Before Income Taxes			7,157	(52,596)	(204,098)
Income tax (expense) / recovery	8		(3,706)	20,134	70,861

Net Income / (Loss)			3,451	(32,462)	(133,237)
Net loss attributable to noncontrolling interest and other interests in consolidated subsidiaries	10		(976)	(4,753)	(17,622)

Net Income / (Loss) Attributable to Brookfield Homes Corporation			$4,427	$(27,709)	$(115,615)

Loss Per Share attributable to Brookfield Homes Corporation Common Stockholders
Basic	12		$(0.54)	$(1.54)	$(4.33)
Diluted	12		$(0.54)	$(1.54)	$(4.33)
Weighted Average Common Shares Outstanding (in thousands)
Basic	12		29,087	26,838	26,688
Diluted	12		29,087	26,838	26,688

See accompanying notes to financial statements

BROOKFIELD HOMES CORPORATION
CONSOLIDATED STATEMENTS OF EQUITY

		Years Ended December 31
	Note	2010	2009	2008
	(All dollar amounts are in thousands of U.S. dollars)

Preferred Stock
Opening balance		$249,688	$—	$—
Preferred stock issuance, net of issuance costs of $312	11	—	249,688	—
Conversion of preferred stock		(106)	—	—

Ending balance		249,582	249,688	—

Common Stock		321	321	321

Additional Paid-in Capital
Opening balance		142,106	141,286	145,101
Adjustment to stock-based compensation plan		—	145	—
Stock option compensation costs	11	1,105	675	—
Stock option compensation exercises	11	—	—	(3,815)
Conversion of preferred stock		106	—	—

Ending balance		143,317	142,106	141,286

Treasury Stock
Opening balance		(166,113)	(238,957)	(243,701)
Stock option exercises	11	93	66	4,744
Preferred stock dividends	11	55,213	72,778	—

Ending balance		(110,807)	(166,113)	(238,957)

Retained Earnings
Opening balance		252,994	356,981	477,929
Net income / (loss) attributable to Brookfield Homes Corporation		4,427	(27,709)	(115,615)
Common stock dividends	11	—	—	(5,333)
Preferred stock dividends	11	(19,995)	(13,500)	—
Treasury stock issued	11	(45,213)	(62,778)	—

Ending balance		192,213	252,994	356,981

Total Brookfield Homes Corporation stockholders’ equity		$474,626	$478,996	$259,631

Noncontrolling Interest
Opening balance		$7,317	$2,888	$1,749
Net loss attributable to noncontrolling interest	10	(1,132)	(437)	—
Contributions		271	4,866	1,139

Ending balance		$6,456	$7,317	$2,888

Total Equity		$481,082	$486,313	$262,519

See accompanying notes to financial statements

BROOKFIELD HOMES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2010	2009	2008
	(All dollar amounts are in thousands of U.S. dollars)

Cash Flows From / (Used in) Operating Activities
Net income / (loss)	$3,451	$(32,462)	$(133,237)
Adjustments to reconcile net income / (loss) to net cash from operating activities:
Distributed / (undistributed) income from unconsolidated entities	204	(1,091)	(1,902)
Deferred income taxes	7,481	19,326	(3,495)
Impairment of housing and land inventory and write-off of option deposits	—	23,963	115,124
Impairment of investments in unconsolidated entities	—	12,995	37,863
Stock option compensation costs	1,105	675	—
Other changes in operating assets and liabilities:
Decrease / (increase) in receivables and other assets	36,918	27,439	(48,677)
Decrease in housing and land inventory	31,915	90,648	132,269
Increase / (decrease) in accounts payable and other liabilities	7,473	(4,303)	(31,539)

Net cash provided by operating activities	88,547	137,190	66,406

Cash Flows From / (Used in) Investing Activities
Investments in unconsolidated entities	(43,087)	(11,222)	(28,344)
Distribution from unconsolidated entities	7,666	9,359	3,046
Restricted cash	119	(7,485)	—
Acquisition of additional interest in unconsolidated entities	—	—	(6,844)

Net cash used in investing activities	(35,302)	(9,348)	(32,142)

Cash Flows From / (Used in) Financing Activities
Net repayments under revolving project specific and other financing	(49,773)	(376,233)	(46,742)
Distributions to noncontrolling interest and other interests in consolidated subsidiaries	(5,356)	(1,122)	(580)
Contributions from noncontrolling interest and other interests in consolidated subsidiaries	1,864	3,259	9,130
Exercise of stock options	93	66	129
Preferred stock issuance	—	250,000	—
Preferred stock issuance costs	—	(312)	—
Preferred stock dividends	(73)	(3,500)	—
Common stock dividends paid in cash	—	—	(5,333)

Net cash used in financing activities	(53,245)	(127,842)	(43,396)

Decrease in cash and cash equivalents	—	—	(9,132)
Cash and cash equivalents at beginning of year	—	—	9,132

Cash and cash equivalents at end of year	$—	$—	$—

Supplemental Cash Flow Information
Interest paid	$31,042	$36,484	$57,754
Income taxes recovered	42,766	63,286	22,299
Acquisitions of Unconsolidated Entities’ Assets and Liabilities
Increase in housing and land inventory	—	$14,521	$97,828
Reduction in investment in unconsolidated entities	—	9,604	33,960
Liabilities assumed	—	51	63,868

See accompanying notes to consolidated financial statements

Note 1.	Significant Accounting Policies

(a)	Basis of Presentation

Brookfield Homes Corporation (the “Company” or “Brookfield Homes”) was incorporated on August 28, 2002 in Delaware and thereafter acquired all the California and Washington D.C. area land development and homebuilding operations of Brookfield Properties Corporation. The Company began trading on the New York Stock Exchange on January 7, 2003, under the symbol “BHS.”

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the consolidated accounts of Brookfield Homes and its subsidiaries and investments in unconsolidated entities and variable interest entities in which the Company is the primary beneficiary.

(b)	Housing and Land Inventory

(i) Revenue recognition:  Revenues from the sale of homes are recognized when title passes to the purchaser upon closing, wherein all proceeds are received or collectability is evident. Land sales are recognized when title passes to the purchaser upon closing, all material conditions of the sales contract have been met and a significant cash down payment or appropriate security is received and collectability is evident.

(ii) Carrying values:  In accordance with the Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant and Equipment” (formerly Statement of Financial Accounting Standards (“SFAS”) 144), housing and land assets the Company owns directly and through unconsolidated entities are reviewed for recoverability on a regular basis and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. To arrive at the estimated fair value of housing and land inventory impaired, the Company estimates the cash flow for the life of each project. Specifically, on a housing project, the Company evaluates the margins on homes that have been closed, margins on sales contracts which are in backlog and estimated margins with regard to future home sales over the life of the project. On a land project, the Company estimates the timing of future land sales, the estimated revenue per lot, as well as estimated margins with respect to future land sales. For the housing and land inventory, the Company continuously evaluates projects where inventory is turning over more slowly than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, cost estimates and sales rates for short-term projects are consistent with recent sales activity. For longer-term projects, planned sales rates for 2011 and 2012 assume recent sales activity and normalized sales rates beyond 2012. Management identifies potentially impaired housing and land projects based on these quantitative factors as well as qualitative factors obtained from the local market areas. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs using a discounted cash flow methodology which incorporates market participant assumptions.

The Company has also entered into a number of option contracts to acquire land or lots in the future in accordance with specific terms and conditions. The majority of the option contracts require a non-refundable cash deposit based on a percentage of the purchase price of the property. Option contracts are recorded at cost. In determining whether to pursue an option contract, the Company estimates the option primarily based upon the expected cash flows from the optioned property. If the intent is to no longer pursue an option contract, the Company records a charge to earnings of the deposit amounts and any other related pre-acquisition entitlement costs in the period the decision is made.

(iii) Capitalized costs:  Capitalized costs include the costs of acquiring land, development and construction costs, interest, property taxes and overhead related to the development of land and housing. Direct costs are capitalized to individual homes and lots and other costs are allocated to each lot in proportion to the Company’s anticipated revenue.

(c)	Unconsolidated Entities

The Company participates in a number of unconsolidated entities in which it has less than a controlling interest to develop and sell land to the unconsolidated entity members and other third parties. These unconsolidated entities are accounted for using the equity method. The Company recognizes its proportionate share of the earnings from the sale of lots to other third parties. The Company does not recognize earnings from the purchase of lots from its unconsolidated entities and reduces its cost basis of the land purchased accordingly.

(d)	Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(e)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, demand deposits, and all highly liquid short-term investments with original maturity less than 90 days. The carrying value of these investments approximates their fair value.

(f)	Restricted Cash

Restricted cash includes cash held on deposit with a financial institution in the form of collateral, required by terms outlined in the total return swap transaction entered into during the year ended December 31, 2010.

(g)	Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740 “Income Taxes” (formerly SFAS 109). Under ASC Topic 740, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

In accordance with the provisions of ASC Topic 740, the Company assesses, on a quarterly basis, its ability to realize its deferred tax asset. In determining the need for a valuation allowance, the Company considers the following significant factors: an assessment of recent years’ profitability and losses which considers the nature, frequency and severity of current and cumulative losses adjusted to reflect the effects of changes to the capital structure that have resulted in a significant reduction in the amount of interest bearing debt; its forecasts or expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends) and including the effects of reduced interest expense; the financial support of its largest stockholder as evidenced by the revolving credit facilities, the long duration of ten to twenty years or more in all significant operating jurisdictions before the expiry of net operating losses and that a substantial portion of the deferred tax asset is comprised of deductible temporary differences that are not subject to an expiry period until realized under tax law. However, the recognition of deferred tax assets is based upon assumptions about the future including an estimate of future results, and differences between the expected and actual financial performance could require all or a portion of the deferred tax asset to be expensed. The Company will continue to evaluate the need for a valuation allowance in future periods. Based on the more likely than not standard in the guidance and the weight of available evidence, the Company does not believe a valuation allowance against the deferred tax asset at December 31, 2010 is necessary.

ASC Topic 740 clarifies the accounts for uncertainty in income taxes recognized and prescribes a recognition threshold and measurement affiliates for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that a company determine whether it is more-likely-than-not that a position will be sustained upon examination by taxation authorities, based upon the technical merits of the position.

A tax position that meets the more-than-likely-not threshold is then measured to determine the amount of the tax benefit to recognize in the financial statements. At December 31, 2010 and 2009, the Company did not have any unrecognized tax benefits / liabilities.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits / liabilities in income tax recovery / expense.

(h)	Stock-Based Compensation

The Company accounts for stock option grants and deferred share unit grants in accordance with ASC Topic 718 “Compensation-Stock Compensation” (formerly SFAS 123(c)). All stock options granted have exercise prices equal to the market value of the stock on the date of the grant. Participants in the option plan can exercise their options to purchase shares at the exercise price. The option to elect to receive cash equal to the difference between the exercise price and the current market price was eliminated in 2009 in conjunction with the modification of the Company’s stock option plan.

Accordingly, the Company records the fair value of these options using a Black-Scholes option pricing model. These options have been recorded in additional paid-in capital in 2010 and 2009 as a result of an amendment to existing stock option awards made under the 2002 stock option plan and the approval and adoption of the 2009 stock option plan. In prior years, these options were recorded in accounts payable and other liabilities. The Company records the deferred share units as a liability as disclosed in accounts payable and other liabilities. See Note 9 “Stock-Based Compensation” for further discussion.

(i)	Other Comprehensive Income

The Company adheres to U.S. GAAP reporting requirements with respect to the presentation and disclosure of other comprehensive income; however, it has been determined by management that no material differences exist between net income and comprehensive income for each of the periods presented.

(j)	Loss Per Share

Loss per share is computed in accordance with ASC Topic 260 “Earnings Per Share” (formerly SFAS 128). Basic earnings per share is calculated by dividing net loss attributable to Brookfield Homes Corporation less preferred share dividends by the weighted average number of common shares outstanding for the year. Diluted earnings per share is calculated by dividing net income less preferred share dividends by the average number of common shares outstanding including all dilutive potentially issuable shares under various stock option plans.

(k)	Advertising Costs

The Company expenses advertising costs as incurred.  For the years ended December 31, 2010, 2009 and 2008, the Company incurred advertising costs of $7.0 million, $7.0 million and $14.0 million, respectively.

(l)	Warranty Costs

Estimated future warranty costs are accrued and charged to cost of sales at the time the revenue associated with the sale of each home is recognized. Factors that affect the Company’s warranty liability include the number of homes sold, historical and anticipated rates of warranty claims, and cost per claim. Costs are accrued based upon historical experience.

(m)	Variable Interest Entities

The Company accounts for its variable interest entities (“VIEs”) in accordance with ASC Topic 810 “Consolidation” (formerly SFAS 167). The decision whether to consolidate a VIE begins with establishing that a VIE exists. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investor lacks one of three characteristics associated with owning a controlling financial interest. Those characteristics are the power to direct the activities of an entity that most significantly impact the entity’s economic performance, the obligation to absorb the expected losses of the entity, and the right to receive the expected residual returns of the entity. The entity that has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE is considered to have a controlling financial interest in a VIE and is required to consolidate such entity. The Company has determined it has a controlling financial interest in certain VIEs which are included in these financial statements as a component of “Housing and land inventory” with the interests of others included in accounts payable and other liabilities. See Notes 2 and 3 for further discussion on the consolidation of land option contracts and unconsolidated entities.

(n)	Derivative Financial Instruments and Hedging Activities

The Company accounts for its derivative and hedging activities in accordance with ASC Topic 815, “Derivatives and Hedging” (formerly SFAS 133 and SFAS 149 and related interpretations). ASC Topic 815 requires the Company to recognize all derivative instruments at their fair values as either assets or liabilities on its balance sheet. The accounting for changes in fair value (i.e. gains or losses) of a derivative instrument depends on whether the Company has designated it, and whether it qualifies, as part of a hedging relationship and on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, a cash flow hedge or a hedge of a net investment in a foreign operation. The Company had no fair value hedges or hedges of a net investment in foreign operations as of December 31, 2010 or as of December 31, 2009. For derivative instruments that are designated and qualify as a cash flow hedge (i.e. hedging the exposure to variability in expected future cash flows that are attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (i.e. in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative changes in the present value of future cash flows of the hedged item, if any, is recognized in the realized and unrealized gain (loss) on derivatives in current earnings during the period of change. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in realized and unrealized gain (loss) on derivatives in the current earnings during the period of change. Income and/or expense from interest rate swaps are recognized as an adjustment to interest expense. The Company accounts for income and expense from interest rate swaps over the period to which the payments and/or receipts relate.

(o)	Recent Accounting Pronouncements

In June 2009, the FASB issued guidance now incorporated in ASC Topic 810 “Consolidation” (formerly SFAS 167) amending the consolidation guidance applicable to variable interest entities and the definition of a variable interest entity, and requiring enhanced disclosures to provide more information about a company’s involvement in a variable interest entity. This guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance was effective for the Company’s fiscal year beginning January 1, 2010. The Company has adopted this guidance in its consolidated financial statements for the year ended December 31, 2010. See Notes 2 and 3 for disclosure regarding its impact on the consolidated financial statements.

In July 2009, the FASB’s ASC became the single, official source of authoritative, non-governmental GAAP in the United States. The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the Securities and Exchange Commission (the “SEC”). This guidance is effective for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of this guidance for the year ended December 31, 2010. The Company’s accounting policies were not affected by the conversion to the ASC. However, references to specific accounting standards have been changed to refer to the appropriate section of the ASC.

(p)	Reclassification

Certain prior period amounts in the consolidated balance sheet have been reclassified to conform with the December 31, 2010 presentation. Specifically, consolidated land inventory not owned, which had previously been shown as a separate line, is now shown as a component of housing and land inventory. Other revolving financings, which had previously been shown as a separate line, is now shown as a component of project specific and other financings. These reclassifications had no impact on the Company’s results from operations.

Note 2.	Housing and Land Inventory

Housing and land inventory includes homes completed and under construction and lots ready for construction, model homes and land under and held for development, which will be used in the Company’s homebuilding operations or sold as building lots to other homebuilders. The following summarizes the components of housing and land inventory:

	December 31
	2010	2009

Housing inventory	$261,611	$359,132
Model homes	18,631	32,542
Land and land under development	521,167	443,589

	$801,409	$835,263

The Company capitalizes interest which is released with cost of sales when housing units and building lots are sold. For the years ended December 31, 2010, 2009 and 2008, interest incurred and capitalized by the Company was $31.0 million, $36.5 million and $57.8 million, respectively. Capitalized interest expensed as direct cost of sales for the same periods was $20.2 million, $24.0 million and $29.1 million, respectively.

No impairment charges were recognized related to the Company’s housing and land inventory during 2010 (2009 — $11.2 million; 2008 — $97.4 million).

In the ordinary course of business, the Company has entered into a number of option contracts to acquire land or lots in the future in accordance with specific terms and conditions and the Company will advance deposits to secure these rights. Effective for the Company’s fiscal year beginning January 1, 2010, the Company is no longer required to follow quantitative guidance determining the primary beneficiary of a VIE, but is required by ASC Topic 810 “Consolidation” to qualitatively assess whether it is the primary beneficiary based on whether it has the power over the significant activities of the VIE and an obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. The Company has evaluated its option contracts in accordance with this revised guidance and determined that, for those entities considered to be VIEs, it is the primary beneficiary of options with an aggregate exercise price of $25.2 million (December 31, 2009 — $25.4 million), which are required to be consolidated. In these cases, the only asset recorded is the Company’s exercise price for the option to purchase included in housing and land inventory, with an increase in accounts payable and other liabilities of $25.2 million (2009 — $25.4 million) for the assumed third-party investment in the VIE.

Housing and land inventory includes non-refundable deposits and other entitlement costs totaling $49.5 million (December 31, 2009 — $42.6 million) in connection with options that are not required to be consolidated in terms of the guidance incorporated in ASC Topic 810 “Consolidation” (formerly FIN 46R). The total exercise price of these options is $151.6 million (December 31, 2009 — $156.9 million) including the non-refundable deposits identified above. The number of lots which the Company has obtained an option to purchase, excluding those already consolidated and those held through unconsolidated entities and their respective dates of expiry and their exercise price follows:

	Number	Total Exercise
Year of Expiry	of Lots	Price

2011	680	$26,910
2012	320	20,187
Thereafter	5,435	104,491

	6,435	$151,588

The Company holds agreements for a further 4,878 acres of longer term land, with an aggregate exercise price of $59.6 million with non-refundable deposits and other entitlement costs of $5.8 million which is included in housing and land inventory that may provide additional lots upon obtaining entitlements. However, given that the Company is in the initial stage of land entitlement, the Company has concluded at this time that the level of uncertainty in entitling these properties does not warrant including them in the above totals.

During the year ended December 31, 2010, the Company did not have any write-offs (2009 — $12.3 million; 2008 — $17.7 million) related to unentitled lot option agreements.

Note 3.	Investments in Unconsolidated Entities

The Company participates in ten unconsolidated entities in which it has less than a controlling interest. Summarized condensed financial information on a combined 100% basis of the unconsolidated entities follows:

	December 31
	2010	2009

Assets
Housing and land inventory	$294,526	$235,864
Other assets	7,976	6,722

	$302,502	$242,586

Liabilities and Equity
Project specific financings	$33,173	$52,175
Accounts payable and other liabilities	22,362	14,082
Equity
Brookfield Homes interest	124,369	92,477
Others’ interest	122,598	83,852

	$302,502	$242,586

	December 31
	2010	2009	2008

Revenue and Expenses
Revenue	$12,709	$12,663	$21,547
Cost of sales	(15,088)	(13,414)	(15,581)
Other income / (expense)	2,776	(4,081)	(2,548)

Net income / (loss)	$397	$(4,832)	$3,418

Brookfield Homes’ share of net (loss) / income	$(192)	$1,331	$3,302

Impairment of investments in unconsolidated entities	$—	$(12,995)	$(37,863)

In reporting the Company’s share of net income / (loss), all inter-company profits or losses from unconsolidated entities are eliminated on lots purchased by the Company from the unconsolidated entities. For the year ended December 31, 2010, the difference between the Company’s share of the loss of its investments in unconsolidated entities for the year ended December 31, 2010 and equity in earnings from unconsolidated entities primarily arises from differences in accounting policies followed by unconsolidated entities.

Investments in unconsolidated entities includes $26.4 million of the Company’s share of non-refundable deposits and other entitlement costs in connection with 2,759 lots under option (2009 — $27.0 million in connection with 1,987 lots under option). The Company’s share of the total exercise price of these options is $93.2 million.

During the year ended December 31, 2010, in accordance with ASC Topic 323 “Investments — Equity Method and Joint Ventures” (formerly Accounting Position Bulletin 18) and ASC Topic 360 “Property, Plant and Equipment” (formerly SFAS 144), the Company recognized impairment charges of nil (2009 — $13.0 million; 2008 — $37.9 million).

As described in Note 1(c), unconsolidated entities in which the Company has a noncontrolling interest are accounted for using the equity method. In addition, the Company has performed an evaluation of its existing unconsolidated entity relationships by applying the provisions of ASC Topic 810 “Consolidation” (formerly SFAS 160).

The Company and/or its unconsolidated entity partners have provided varying levels of guarantees of debt in its unconsolidated entities. At December 31, 2010, the Company had completion guarantees of nil (December 31, 2009 — $7.9 million) and limited maintenance guarantees of $13.8 million (December 31, 2009 — $15.3 million) with respect to debt in its unconsolidated entities.

Note 4.	Receivables and Other Assets

The components of receivables and other assets included in the Company’s balance sheet are summarized as follows:

	December 31
	2010	2009

Proceeds and escrow receivable	$4,943	$1,414
Refundable deposits	989	4,815
Notes receivable	2,425	2,425
Prepaid expense	725	2,970
Miscellaneous receivables	9,353	5,261
Swap contract (Note 13 (f))	2,238	674
Other assets	865	4,183
Taxes receivable	3,288	40,002

	$24,826	$61,744

Note 5.	Restricted Cash

At December 31, 2010, the Company had restricted cash of $7.4 million (December 31, 2009 — $7.5 million). During the year ended December 31, 2009, the Company entered into a total return swap transaction (see Note 13(f)) which required the Company to maintain cash deposits as collateral equivalent to 1,022,987 shares at $7.31 per common share, the prevailing share price at the date of the transaction. During 2010, the total return swap matured and the Company entered into a new total return swap transaction (see Note 13 (f)) which requires the Company to maintain cash deposits as collateral equivalent to 1,022,987 shares at $7.18 per common share, the prevailing share price at the date of the transaction.

Note 6.	Project Specific and Other Financings

Project specific financings of $171.8 million (2009 — $231.6 million) are revolving in nature, bear interest at floating rates with a weighted average rate of 3.8% as at December 31, 2010 (December 31, 2009 — 4.2%) and are secured by housing and land inventory. The weighted average rate was calculated as of the end of each period, based upon the amount of debt outstanding and the related interest rates applicable on that date.

Interest rates charged under project specific financings include LIBOR and prime rate pricing options. The maximum amount of borrowings during the years ended December 31, 2010, 2009 and 2008 was $240.4 million, $433.6 million and $644.6 million, respectively. The average borrowings during 2010, 2009 and 2008 were $217.8 million, $348.0 million and $546.9 million, respectively.

Project specific financings mature as follows: 2011 — $134.6 million; 2012 — $35.4 million; and 2013 — $1.8 million.

The Company’s project specific financings require Brookfield Homes Holdings Inc., a wholly-owned subsidiary of the Company, to maintain a tangible net worth of at least $325.0 million, a net debt to capitalization ratio of no greater than 65% and a net debt to tangible net worth of no greater than 2.50 to 1. As of December 31, 2010, the Company was in compliance with all its covenants.

Other financings of $160.0 million (December 31, 2009 — $150.0 million) consist of amounts drawn on two unsecured revolving credit facilities due to subsidiaries of the Company’s largest stockholder, Brookfield Asset Management Inc.

The revolving operating facility is in a principal amount not to exceed $100.0 million, matures December 2011 and bears interest at a rate of LIBOR plus 3.5% per annum. At December 31, 2010, this facility was fully drawn. During the years ended December 31, 2010, 2009 and 2008, interest of $3.8 million, $6.1 million and $13.7 million, respectively, was incurred related to this facility.

The revolving acquisition and operating facility was entered into during February 2009, is in a principal amount not to exceed $100.0 million, matures December 2012 and initially bears interest at 12% per annum. This facility is available for the acquisition of housing and land assets and for operations. At December 31, 2010, $60.0 million had been drawn on this facility. During the years ended December 31, 2010 and 2009, interest of $6.4 million and $3.5 million, respectively was incurred related to this facility.

The covenants with respect to these facilities are to maintain a minimum stockholders’ equity of $300.0 million and a consolidated net debt to book capitalization ratio of no greater than 70%. As of December 31, 2010, the Company was in compliance with all of its covenants with respect to these facilities.

Note 7.	Accounts Payable and Other Liabilities

The components of accounts payable and other liabilities included in the Company’s balance sheet are summarized as follows:

	December 31
	2010	2009

Trade payables and cost to complete accruals	$38,881	$37,518
Warranty costs (Note 13 (c))	10,529	13,126
Customer deposits	1,987	3,357
Stock-based compensation (Note 9)	8,076	5,878
Loans from other interests in consolidated subsidiaries	14,168	17,118
Accrued and deferred compensation	3,464	3,268
Swap contracts (Note 13 (e))	15,206	14,192
Consolidated land option contracts (Note 2)	25,206	25,434
Dividends payable	9,922	—
Other	7,825	2,299

	$135,264	$122,190

Note 8.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The differences that give rise to the net deferred tax asset are as follows:

	December 31
	2010	2009

Differences relating to housing and land inventory	$5,468	$23,388
Compensation deductible for tax purposes when paid	3,271	2,641
Differences related to derivative instruments	4,927	5,235
Loss carry-forwards	18,965	8,848

	$32,631	$40,112

The Company has computed the tax provisions for the periods presented based upon accounting income, adjusted for expenses that are not deductible for tax purposes. The expense / (recovery) for income taxes for each of the three years ended December 31, 2010, 2009 and 2008 are as follows:

	December 31
	2010	2009	2008

Current	$(3,775)	$(39,460)	$(67,366)
Deferred	7,481	19,326	(3,495)

Income tax expense / (recovery)	$3,706	$(20,134)	$(70,861)

A reconciliation of the statutory income tax rate and the effective rate follows:

	December 31
	2010	2009	2008

Statutory federal rate	35.0%	35.0%	35.0%
State income tax	3.0%	3.0%	3.0%
Uncertain tax liability reversals	—	2.9%	—
Interest and other penalties	7.7%	—	—
Other	—	1.2%	—

Effective rate	45.7%	42.1%	38.0%

In accordance with the provisions of ASC Topic 740, the Company assesses, at each reporting period, its ability to realize its deferred tax assets. In determining the need for a valuation allowance, the Company considered the following significant factors: an assessment of recent years’ profitability and losses, adjusted to reflect the effects of changes to the Company’s capital structure that have resulted in a significant reduction in the amount of interest-bearing debt; the Company’s expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends) and including the effects of reduced interest expense due to the reduction in the amount of interest-bearing debt; the financial support of the Company’s largest stockholder as evidenced by the credit facilities in place; the long period of 10 to 20 years or more in all significant operating jurisdictions before the expiry of net operating losses, noting further that a substantial portion of the deferred tax asset is composed of deductible temporary differences that are not subject to an expiry period until realized under tax law. The Company’s tax effected loss carry-forwards of $19.0 million expire between the years 2028 and 2030 based on the more likely than not standard in the guidance and the weight of available evidence, the Company does not believe a valuation allowance against its deferred tax assets is necessary. However, the recognition of deferred tax assets is based upon an estimate of future results and differences between the expected and actual financial performance of the Company could require all or a portion of the deferred tax assets to be expensed. The Company will continue to evaluate the need for a valuation allowance in future reporting periods.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits / obligations in income tax (recovery) / expense. During the year ended December 31, 2010, the Company incurred $0.6 million of tax-related interest and penalties (2009 — nil; 2008 — nil). For the year ended December 31, 2010, the Company did not reverse any uncertain tax liabilities (2009 — $1.4 million; 2008 — nil). The statute of limitations for the Company’s major tax jurisdictions remains open for examination for fiscal years 2006 through 2009.

Note 9.	Stock-Based Compensation

Option Plan

Brookfield Homes grants options to purchase shares of the Company’s common stock at the market price of the shares on the day the options are granted. The Company’s 2009 stock option plan authorizes a maximum of three million shares for issuance.

The fair value of the Company’s stock option awards is calculated at the grant date using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. The fair value of the Company’s stock option awards is expensed over the vesting period of the stock options. Expected volatility is based on historical volatility of the Company’s common stock. The risk-free rate for periods within the contractual life of the stock option award is based on the yield curve of a zero-coupon U.S. Treasury bond with a maturity equal to the expected term of the stock option award granted. The Company uses historical data to estimate stock option exercises and forfeitures within its valuation model. The expected term of stock option awards granted for some participants is derived from historical exercise experience under the Company’s share-based payment plan and represents the period of time that stock option awards granted are expected to be outstanding. The expected term of stock options granted for the remaining participants is derived by using the simplified method.

The significant weighted average assumptions relating to the valuation of the Company’s stock options granted during the years ended December 31, 2010 and 2009 subject to graded vesting are as follows:

	2010	2009

Dividend yield	0.0%	0.0%
Volatility rate	72%	74%
Risk-free interest rate	3.7%	2.9%
Expected option life (years)	7.5	7.5

The total compensation recognized in income related to the Company’s stock options during the years ended December 31, 2010, 2009 and 2008 was expense of $1.1 million, income of $0.5 million and income of $1.5 million, respectively.

The following table sets out the number of common shares that employees of the Company may acquire under options granted under the Company’s stock option plans:

	December 31, 2010		December 31, 2009		December 31, 2008
		Weighted		Weighted		Weighted
		Average		Average		Average
		per Common		per Common		per Common
		Share Exercise		Share Exercise		Share Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding, beginning of year	2,155,000	$10.21	875,000	$30.57	782,319	$30.11
Granted	579,000	7.79	1,670,000	2.65	210,000	$15.90
Exercised	(38,000)	2.46	(25,000)	2.65	(117,319)	$1.28
Cancelled	(59,000)	6.16	(365,000)	24.92	—	—

Outstanding, end of year	2,637,000	9.88	2,155,000	10.21	875,000	$30.57

Options exercisable, end of year	507,000	$26.39	339,200	$29.35	304,400	$30.39

The weighted average grant date fair value of options granted during 2010 was $5.38 per option compared to $1.74 per option in 2009 and $6.65 per option in 2008. The intrinsic value of options exercised during 2010, 2009 and 2008 was $0.1 million; $0.1 million; and $1.0 million, respectively. Shares were issued out of treasury stock for 38,000 options exercised during the year. At December 31, 2010, the aggregate intrinsic value of options currently exercisable is $0.8 million and the aggregate intrinsic value of options outstanding is $5.0 million. A summary of the status of the Company’s unvested options included in equity as of December 31, 2010 and changes during the year ended December 31, 2010 is as follows:

	December 31, 2010
		Weighted
		Average Fair
	Shares	Value per Share

Unvested options outstanding, December 31, 2009	1,815,800	1.51
Granted	579,000	5.38
Vested	(206,800)	1.11
Cancelled	(58,000)	3.44

Unvested options outstanding, December 31, 2010	2,130,000	2.49

At December 31, 2010, there was $3.6 million of unrecognized compensation expense related to unvested options, which is expected to be recognized over a weighted average period of approximately 2.8 years.

The following table summarizes information about stock options held by employees of the Company outstanding at December 31, 2010:

		Weighted
	Options	Average	Options
	Outstanding at	Remaining	Exercisable at
Exercise Prices per Share	December 31, 2010	Contract Life	December 31, 2010

$1.74	38,000	2.2	38,000
$21.94	70,000	3.2	70,000
$36.25	94,000	4.2	94,000
$52.00	90,000	5.2	72,000
$36.41	160,000	6.2	96,000
$15.90	145,000	7.2	58,000
$2.65	1,491,000	8.2	79,000
$7.34	255,000	9.2	—
$8.23	294,000	9.8	—

	2,637,000	7.7	507,000

Deferred Share Unit Plans

The Company has adopted a Deferred Share Unit Plan (“DSUP”) under which certain of its executive officers and directors may, at their option, receive all or a portion of their annual bonus awards or retainers, respectively, in the form of deferred share units. The annual awards are convertible into units based on the closing price of the Company’s shares on the New York Stock Exchange on the date of the award. The portion of the annual bonus award elected by an officer to be received in units may be increased by a factor of up to two times for purposes of calculating the number of units to be allocated under the plan. The deferred share unit plan also permits the Compensation Committee to award deferred share units to the Company’s executives in order to further align the recipients’ interests with those of our stockholders. An executive or director who holds units will receive additional units as dividends are paid on shares of the Company’s common stock, on the same basis as if the dividends were reinvested. The units vest over a five year period and participants are allowed to redeem the units only upon ending their employment with the Company through retirement, resignation, termination or death. The cash value of the units, when redeemed, will be equivalent to the market value of an equivalent number of shares of the Company’s common stock on such date.

In addition, the Company has adopted a Senior Operating Management Deferred Share Unit Plan (“MDSUP”), under which certain senior operating management employees receive a portion of their annual compensation in the form of deferred share units.

The DSUP and the MDSUP provide that no shares of the Company’s common stock will be issued, authorized, reserved, purchased or sold at any time in connection with units allocated and under no circumstances are units considered shares of common stock, or entitle any participant to the exercise of any other rights arising from the ownership of shares of common stock. As of December 31, 2010, the Company had granted 1,213,993 units under the DSUP, of which 872,824 were outstanding at December 31, 2010, and of which 537,430 units are currently vested and 335,394 vest over the next five years. As of December 31, 2010, the Company had granted 73,374 units under the MDSUP, all of which were vested and outstanding at December 31, 2010. The liability of $8.1 million (December 31, 2009 — $5.9 million) which relates to 859,148 units under the DSUP and MDSUP is included in accounts payable and other liabilities. The remaining 87,050 units vest during the years ending December 31, 2011 to 2014. The financial statement impact for the DSUP and MDSUP for year ended December 31, 2010, 2009 and 2008 was expense of $2.3 million, expense of $3.4 million and income of $5.6 million, respectively. Compensation recognized in income will fluctuate based on the year end share price. The following table sets out changes in and the number of deferred share units that executives, directors and senior operating management may redeem under the Company’s DSUP and MDSUP:

December 31, 2010

Outstanding, January 1, 2010	936,109
Granted	23,846
Redeemed	(13,757)
Cancelled	—

Outstanding, December 31, 2010	946,198

Deferred Share Units Vested, December 31, 2010	610,804

Note 10.	Other Interests in Consolidated Subsidiaries and Noncontrolling Interest

Other interests in consolidated subsidiaries includes ownership interests of certain business unit presidents of the Company totaling $42.5 million (December 31, 2009 — $47.0 million). In the event a business unit president (“Minority Member”) of the Company is no longer employed by an affiliate of the Company, the Company has the right to purchase the Minority Member’s interest and the Minority Member has the right to require the Company to purchase their interest. Should such rights be exercised, the purchase price will be based on the then estimated bulk sales value of the business units’ net assets.

The following table reflects the change in the Company’s other interests in consolidated subsidiaries for the years ended December 31, 2010 and 2009:

	December 31
	2010	2009

Other interests in consolidated subsidiaries, beginning of year	$47,011	$49,839
Net loss attributable to other interests in consolidated subsidiaries	(976)	(4,316)
(Distributions to) / contributions from other interests in consolidated subsidiaries	(3,574)	1,488

Other interests in consolidated subsidiaries, end of year	$42,461	$47,011

In accordance with ASC Topic 810 “Consolidation” (formerly SFAS 160), noncontrolling interest has been classified as a component of total equity and the net loss on the consolidated statements of operations has been adjusted to include the net income / (loss) attributable to noncontrolling interest which for the year ended December 31, 2010 was income of $0.3 million (2009 — loss of $0.4 million) and other interests in consolidated subsidiaries which for the year ended December 31, 2010 was loss of $1.2 million (2009 — loss of $4.3 million).

The Company has recorded $1.1 million of income for the year ended December 31, 2010 relating to the forfeiture of another member’s interest in a consolidated entity, which has been included in other income / (expense).

Noncontrolling interest includes third-party investments in unconsolidated entities of $6.5 million (December 31, 2009 — $7.3 million).

Note 11.	Stockholders’ Equity

(a) Preferred Stock — The Company granted rights to its common stockholders of record on April 3, 2009 to subscribe for 10,000,000 shares of 8% convertible preferred stock, par value $0.01 per share at a subscription price of $25 per share. On April 27, 2009, the stockholders of the Company fully subscribed for the 10.0 million shares of convertible preferred stock. The shares of convertible preferred stock are convertible, at the option of the stockholder, into shares of common stock, at a conversion rate of 3.571428571 shares of common stock per share of convertible preferred stock, which is equivalent to a conversion price of $7.00 per share, subject to future adjustment. Dividends on the convertible preferred stock are fully cumulative, without interest, from the date of original issuance of the convertible preferred stock and will be payable semi-annually in arrears, at the Company’s election, in cash, shares of common stock or a combination of cash and common stock. There were no preferred stock dividends in arrears for the period ended December, 31, 2010. The convertible preferred stock is perpetual and does not have a maturity date; however, beginning June 30, 2014, if the 90-day volume weighted average market price of the common stock is greater than $14 per share, the Company may, at its option, require all preferred stock to be automatically converted into common shares.

(b) Common Stock — During the year ended December 31, 2009, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 65,000,000 shares to 200,000,000 shares.

(c) Treasury Stock — The Company’s Board of Directors approved a share repurchase program that allows the Company to repurchase in aggregate up to $144.0 million of the Company’s outstanding common shares, of which the remaining amount approved for repurchases at December 31, 2010 was $48.8 million. During the years ended December 31, 2010, 2009 and 2008, the Company did not repurchase any shares. During the year ended December 31, 2010, 1,213,393 treasury shares were issued pursuant to a stock dividend paid to the preferred stockholders. This issuance of treasury stock was accounted for on an average cost basis. The difference between the amount of the $10.0 million dividend and the average cost of the treasury shares of $55.2 million issued has been charged to retained earnings.

(d) Dividends — During the year, the Company’s Board of Directors paid a stock dividend of 1,213,393 common shares utilizing treasury stock, to the preferred stockholders on June 30, 2010 and a cash dividend of $1.00 per preferred share on December 31, 2010. At December 31, 2010, $9.9 million was included in accounts payable and other liabilities relating to the cash dividend. No dividends were paid during the year ended December 31, 2010 relating to the common shares outstanding.

(e) Exercise of Stock Options — During the year ended December 31, 2010, certain employees exercised options to purchase a total of 38,000 shares of the Company’s common stock at an average price of $2.46 per share. During the year ended December 31, 2009, an employee exercised options to purchase a total of 25,000 shares of the common stock at an average price of $2.65 per share.

Note 12.	Loss Per Share

Basic and diluted loss per share attributable to Brookfield Homes Corporations’ common stockholders for the years ended December 31, 2010, 2009 and 2008 were calculated as follows:

	Years Ended December 31
	2010	2009	2008

Numerator:
Net income / (loss) attributable to Brookfield Homes Corporation	$4,427	$(27,709)	$(115,615)
Less: Preferred stock dividends	(19,995)	(13,500)	—

Net loss attributable to common stockholders	$(15,568)	$(41,209)	$(115,615)

Denominator:
Basic average common shares outstanding	29,087	26,838	26,688
Dilutive effect of stock options assumed to be exercised	—	—	—
Dilutive effect of preferred stock assumed to be converted	—	—	—

Diluted average shares outstanding	29,087	26,838	26,688

Basic loss per share	$(0.54)	$(1.54)	$(4.33)

Diluted loss per share	$(0.54)	$(1.54)	$(4.33)

At December 31, 2010, options to purchase 2.6 million common shares were outstanding and anti-dilutive and were excluded from the computation of diluted earnings per share ( 2009 — 2.2 million; 2008 — 0.9 million). For the year ended December 31, 2010 and 2009, approximately 10.0 million preferred shares convertible into 35.7 million common shares were outstanding and anti-dilutive and were excluded from the computation of diluted earnings per share.

Note 13.	Commitments, Contingent Liabilities and Other

(a) The Company, in the normal course of its business, has issued performance bonds and letters of credit pursuant to various facilities which at December 31, 2010, amounted to $140.1 million (December 31, 2009 — $120.7 million, 2008 — $148.3 million) and $6.5 million (December 31, 2009 — $8.5 million, 2008 — $11.6 million), respectively. The majority of these commitments have been issued to municipal authorities as part of the obligations of the Company in connection with the land servicing requirements.

(b) The Company is party to various legal actions arising in the ordinary course of business. In addition, the Company is party to a lawsuit that has been filed in Delaware, Chancery Court, alleging breach of fiduciary duties relating to a potential transaction (see Note 16). Management intends to vigorously defend these claims and believes the claims are without merit. An estimate of the possible loss or range of loss cannot be made. Management believes that none of these actions, either individually or in the aggregate, will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

(c) When selling a home, the Company’s subsidiaries provide customers with a limited warranty. The Company estimates the costs that may be incurred under each limited warranty and records a liability in the amount of such costs at the time the revenue associated with the sale of each home is recognized. In addition, the Company has insurance in place where its subsidiaries are subject to the respective warranty statutes in the state where the Company conducts business which range up to ten years for latent construction defects. Factors that affect the Company’s warranty liability include the number of homes sold, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The following table reflects the changes in the Company’s warranty liability for the years ended December 31, 2010 and 2009:

	2010	2009

Balance, at beginning of year	$13,126	$13,123
Payments made during the year	(1,765)	(2,459)
Warranties issued during the year	1,705	2,491
Adjustments relating to pre-existing warranties	(2,537)	(29)

Balance, at end of year	$10,529	$13,126

(d) The Company leases certain facilities under non-cancelable operating leases. Rental expense incurred by the Company amounted to $2.3 million for 2010 (2009 — $2.5 million; 2008 — $3.6 million). At December 31, 2010, future minimum rent payments under these operating leases were as follows:

Lease
Payments

2011	$1,851
2012	$1,762
2013	$1,070
2014	$558
Thereafter	$222

(e) The Company is exposed to financial risk that arises from the fluctuations in interest rates. The interest bearing assets and liabilities of the Company are mainly at floating rates and, accordingly, their fair values approximate cost. The Company would be negatively impacted, on balance, if interest rates were to increase. From time to time, the Company enters into interest rate swap contracts. As at December 31, 2010, the Company had five interest rate swap contracts outstanding which effectively fixed $150.0 million at an average rate of 4.9%. The contracts expire between 2011 and 2017. At December 31, 2010, the fair market value of the contracts was a liability of $15.2 million (2009 — $14.2 million) and was included in accounts payable and other liabilities. Expense of $1.0 million was recognized during the year ended December 31, 2010 (2009 — income of $11.4 million; 2008 — expense of $19.4 million) and was included in other income / (expense). All interest rate swaps are recorded at fair market value and are presented in the consolidated statements of operations because hedge accounting has not been applied. See Note 14 for additional disclosure.

(f) The Company is exposed to financial risk that arises from fluctuations in its common stock price. To hedge against future deferred share unit payments, in August 2009, the Company entered into a total return swap transaction at an average cost of $7.31 per share on 1,022,987 shares, which matured in August 2010. In August 2010, the Company entered into a new total return swap transaction at an average cost of $7.18 per share on 1,022,987 shares, maturing in August 2011. At December 31, 2010, the fair market value of the total return swap was an asset of $2.2 million and was included in accounts receivable and other assets (December 31, 2009 — asset of $0.7 million). Income of $1.4 million was recognized during the year ended December 31, 2010 (2009 — income of $3.9 million; 2008 — expense of $11.3 million) and was included in selling, general and administrative expense. This income for the year ended December 31, 2010 was partially offset by an expense of $2.3 million relating to the Company’s stock-based compensation plans (2009 — expense of $3.9 million; 2008 — income of $7.1 million). The total return swap is recorded at fair market value and is recorded through the consolidated statements of operations because hedge accounting has not been applied. See Note 14 for additional disclosure.

(g) Prior to the second quarter of 2009, the Company offered mortgage brokerage services to its home buying customers in each of its markets. The Company had agreements with various lenders to receive a fee on loans made by the lenders to customers that the Company introduces to the lenders. The Company provided mortgage origination services to its customers in the Washington D.C. Area and did not retain or service the mortgages it originated. The Company customarily sold all of the loans and loan servicing rights that it originated in the secondary market within a month of origination and on a limited recourse basis, generally limited to early payments, defaults, or fraud and misrepresentation. Effective April 1, 2009, the Company no longer originates and sells mortgages.

Note 14.	Fair Value Measurements

ASC Topic 820 “Fair Value Measurements and Disclosures” (formerly SFAS 157) provides a framework for measuring fair value, expands disclosures about fair value measurements and establishes a fair value hierarchy which requires a company to prioritize the use of observable inputs and minimize the use of unobservable inputs in measuring fair value.

The Company’s financial assets are measured at fair value on a recurring basis and are as follows:

Fair Value Measurements
Using Significant
Observable Inputs
(Level 2)

Interest rate swap contracts at December 31, 2010	$(15,206)

The fair value measurements for the interest rate swap contracts are determined based on notional amounts, terms to maturity, and the USD LIBOR rates. The LIBOR rates vary depending on the term to maturity and the conditions set out in the underlying swap agreements.

Fair Value Measurements
Using Significant
Unobservable Inputs
(Level 3)

Equity swap contract at December 31, 2010	$2,238

The fair value measurement for the equity swap contract is determined based on the notional amount, stock price, the number of underlying shares and the three month USD LIBOR rate. The Company performed a sensitivity analysis of the estimated fair value and the impact to the consolidated financial statements using alternative reasonably likely assumptions on December 31, 2010 and the impact to the consolidated financial statements was nominal.

The fair value measurements for housing and land inventory were determined by comparing the carrying amount of an asset to its expected future cash flows. To arrive at the estimated fair value of housing and land inventory deemed to be impaired during the year ended December 31, 2010, the Company estimated the cash flow for the life of each project. Specifically, project by project, the Company evaluated the margins on home sales that have been closed, margins on sales contracts which are in backlog, estimated margins with regard to future home sales over the life of the projects, as well as estimated margins with respect to future land sales. The Company evaluated and continues to evaluate projects where inventory is turning over more slowly than expected or whose average sales price and margins are declining and are expected to continue to decline. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current home selling prices, with cost estimates and sales rates for short-term projects consistent with recent sales activity. For longer-term projects, planned sales rates for 2011 and 2012 assume recent sales activity and normalized sales rates beyond 2012. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written down to fair value less estimated selling costs.

There are several factors that could lead to changes in the estimate of future cash flows for a given project. The most significant of these include the sales pricing levels actually realized by the project, the sales rate, and the costs incurred to construct the homes. The sales pricing levels are often inter-related with sales rates for a project, as a price reduction usually results in an increase in the sales rate. Further, pricing is heavily influenced by the competitive pressures facing a given community from both new homes and existing homes, including foreclosures.

The Company has reviewed all of its projects for impairment in accordance with the provisions of ASC Topic 360 “Property, Plant and Equipment” (formerly SFAS 144) and ASC Topic 820 “Fair Value Measurements and Disclosures” (formerly SFAS 157). For the year ended December 31, 2010, no impairment charges have been recognized. For the year ended December 31, 2009, housing and land inventory on four projects with a carrying amount of $36.3 million were written down to their fair value of $25.1 million based on Level 3 inputs, resulting in an impairment charge of $11.2 million, which was included in impairment and write-off of option deposits. For the year ended December 31, 2008, housing and land inventory on 14 projects with a carrying amount of $407.5 million was written down to a fair value of $310.1 million based on Level 3 inputs, resulting in an impairment charge of $97.4 million, which was included in impairment and write-off of option deposits. The lots impaired represent all of the lots within a project that is determined to be impaired.

Note 15.	Segment Information

As defined in ASC Topic 280, “Segmented Reporting,” the Company has five operating segments. The Company has four reportable segments: Northern California, Southland / Los Angeles, San Diego / Riverside, and the Washington D.C. Area.

The Company is a land developer and residential homebuilder. The Company is organized and manages its business based on the geographical areas in which it operates. Each of the Company’s segments specialize in lot entitlement and development and the construction of single-family and multi-family homes. The Company evaluates performance and allocates capital based primarily on return on assets together with a number of other risk factors. Earnings performance is measured using segment operating income. The accounting policies of the segments are the same as those referred to in Note 1, “Significant Accounting Policies.”

	Years Ended December 31
	2010	2009	2008

Revenues:
Northern California	$71,570	$102,264	$128,878
Southland / Los Angeles	86,554	79,125	93,828
San Diego / Riverside	81,014	89,502	86,745
Washington D.C. Area	96,208	93,558	135,416
Corporate and Other	3,520	11,531	4,136

Total Revenues	$338,866	$375,980	$449,003

	Years Ended December 31
	2010	2009	2008

Segment Income/ (Loss) before income taxes:
Northern California	$6,299	$(6,475)	$(29,213)
Southland / Los Angeles	8,406	(4,926)	(18,923)
San Diego / Riverside	3,189	(22,339)	(87,571)
Washington D.C. Area	7,920	(11,722)	(33,147)
Corporate and Other	(18,657)	(7,134)	(35,244)

Income / (loss) before Income Taxes	$7,157	$(52,596)	$(204,098)

	December 31
	2010	2009

Housing and Land Assets:(1)
Northern California	$206,994	$201,164
Southland / Los Angeles	127,682	122,504
San Diego / Riverside	313,706	336,458
Washington D.C. Area	234,255	226,768
Corporate and Other	43,141	40,846

Total	$925,778	$927,740

(2)	Consists of housing and land inventory including investments in unconsolidated entities.

The following tables set forth additional financial information relating to the Company’s reportable segments:

	Years Ended December 31
	2010	2009	2008

Equity / (Loss) in Earnings from Unconsolidated Entities:
Northern California	$1,371	$2,382	$—
San Diego / Riverside	(1)	—	1,974
Washington D.C. Area	(604)	(317)	14
Corporate and Other	(958)	(734)	1,314

Total	$(192)	$1,331	$3,302

Impairment of Housing and Land Inventory:
Northern California	$—	$—	$21,172
Southland / Los Angeles	—	2,600	15,695
San Diego / Riverside	—	1,195	42,498
Washington D.C. Area	—	12,900	35,759
Corporate and Other	—	7,268	—

Total	$—	$23,963	$115,124

Impairment of Investments in Unconsolidated Entities:
San Diego / Riverside	$—	$(9,243)	$(37,863)
Washington D.C. Area	—	(3,435)	—
Corporate and Other	—	(317)	—

Total	$—	$(12,995)	$(37,863)

	December 31
	2010	2009

Investments in Unconsolidated Entities:
Northern California	$—	$—
Southland / Los Angeles	64,833	48,050
San Diego / Riverside	2,050	2,694
Washington D.C. Area	46,579	34,971
Corporate and Other	10,907	6,762

Total	$124,369	$92,477

All revenues from external customers originate in the United States and all the Company’s assets are in the United States. There were no customers that contributed 10% or more of the Company’s total revenues during the years ended December 31, 2010, 2009 and 2008.

Note 16.	Potential Transaction

On October 4, 2010, Brookfield Properties Corporation, Brookfield Homes Corporation and Brookfield Residential Properties Inc. (“Brookfield Residential”), a wholly-owned subsidiary of Brookfield Asset Management Inc., entered into a definitive agreement to combine Brookfield Homes and the North American residential land and housing division of Brookfield Properties into Brookfield Residential. Completion of the transaction is subject to regulatory approval in the United States and Canada, the approval of the holders of a majority of the outstanding Brookfield Homes common stock and other customary closing conditions. Brookfield beneficially owns, through Brookfield Residential, sufficient shares to approve the transaction and has agreed to vote in favor of the transaction at the Brookfield Homes stockholders meeting scheduled for March 25, 2011.

BPO RESIDENTIAL
FINANCIAL STATEMENTS
December 31, 2010

Deloitte & Touche LLP
Brookfield Place
181 Bay Street
Suite 1400
Toronto ON M5J 2V1
Canada

Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca

Report of Independent Registered Chartered Accountants

To the Directors of Brookfield Properties Corporation:

We have audited the carve-out balance sheets of BPO Residential as at December 31, 2010 and 2009, and the carve-out statements of income and comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2010. These carve-out financial statements are the responsibility of the management of Brookfield Properties Corporation (the “Company”). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such carve-out financial statements present fairly, in all material respects, the financial position of BPO Residential as at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants

Toronto, Canada
February 28, 2011

BPO RESIDENTIAL

BALANCE SHEETS

		December 31,
	Note	2010	2009
	(All dollar amounts are denominated in thousands of U.S. dollars)

ASSETS
Land and Housing Inventory	2	$1,392,538	$1,379,406
Investments in Unconsolidated Entities	3	12,834	556
Receivables	4	139,425	132,396
Other Assets	5	34,721	25,287
Deferred Income Taxes	6	42,594	52,870
Due from Affiliates	9	19,000	19,061
Cash		4,345	8,015
Restricted Cash	1	—	1,014

		$1,645,457	$1,618,605

LIABILITIES
Secured Debt	7	$67,819	$87,211
Bank Indebtedness	8	421,686	89,930
Due to Affiliates	9	204,040	425,096
Accounts Payable and Other Liabilities	10	153,192	205,641

		846,737	807,878

Commitments, Contingent Liabilities and Other	12
EQUITY IN NET ASSETS		798,720	810,727

		$1,645,457	$1,618,605

See accompanying notes to the financial statements

BPO RESIDENTIAL

STATEMENTS OF INCOME

		Years Ended December 31,
	Note	2010	2009	2008
	(All dollar amounts are denominated in thousands of U.S. dollars)

REVENUE
Land		$308,051	$227,187	$354,729
Housing		307,257	150,937	222,997
Interest and Other		17,056	5,862	10,696

		632,364	383,986	588,422

DIRECT COST OF SALES
Cost of Sales — Land		160,481	118,274	142,686
Cost of Sales — Housing		251,617	131,387	180,012
Impairment of Land Inventory	2	—	17,075	3,300

		412,098	266,736	325,998

EXPENSES
Selling, General and Administrative		34,817	27,031	36,632
Depreciation		3,107	2,604	2,261

		37,924	29,635	38,893

Equity in (Loss) Earnings of Unconsolidated Entity	3	(69)	1,309	1,229

INCOME BEFORE INCOME TAXES		182,273	88,924	224,760
Income Tax Expense	6	54,709	22,593	62,752

NET INCOME		127,564	66,331	162,008
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	11	488	818	303

NET INCOME ATTRIBUTABLE TO PARENT COMPANY		$128,052	$67,149	$162,311

See accompanying notes to the financial statements

BPO RESIDENTIAL

STATEMENTS OF EQUITY

		Years Ended December 31,
	Note	2010	2009	2008
	(All dollar amounts are denominated in thousands of U.S. dollars)

EQUITY
Opening Balance		$769,337	$928,357	$683,578
Net Income Attributable to Parent Company		128,052	67,149	162,311
(Distributions) Contributions of Capital	6	(166,480)	(226,169)	82,468

Ending Balance		730,909	769,337	928,357
ACCUMULATED OTHER COMPREHENSIVE INCOME
Opening Balance		32,602	(80,567)	83,441
Other Comprehensive Income (Loss)		35,209	113,169	(164,008)

Ending Balance		67,811	32,602	(80,567)

NON-CONTROLLING INTEREST	11	—	8,788	9,606

TOTAL EQUITY IN NET ASSETS		$798,720	$810,727	$857,397

See accompanying notes to the financial statements

STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2010	2009	2008

Net Income Attributable to Parent Company	$128,052	$67,149	$162,311
Other Comprehensive Income (Loss)
Foreign Currency Translation	35,209	113,169	(164,008)

Total Other Comprehensive Income (Loss)	35,209	113,169	(164,008)

Comprehensive Income (Loss)	$163,261	$180,318	$(1,697)

See accompanying notes to the financial statements

BPO RESIDENTIAL

STATEMENTS OF CASHFLOWS

	Years Ended December 31,
	2010	2009	2008
	(All dollar amounts are denominated in thousands of U.S. dollars)

Net Income	$127,564	$66,331	$162,008
Depreciation	3,107	2,604	2,261
Cost of Sales greater (less) than Development
Costs Incurred	22,303	35,496	(104,888)
Land Acquisitions	(4,159)	(10,800)	(37,882)
Land Deposits and Investigation Costs	(14,167)	(10,464)	(13,306)
Decrease (Increase) in Deferred Income Taxes	8,152	(21,977)	10,923
Impairment of Land Inventory	—	17,075	3,300
(Increase) Decrease in Receivables	(5,595)	945	(36,334)
(Decrease) Increase in Accounts Payable	(8,011)	38,106	15,219
Other	(195)	474	425

NET CASH PROVIDED BY OPERATING ACTIVITIES	128,999	117,790	1,726

Increase (Decrease) in Bank Indebtedness	316,992	(264,197)	34,980
Secured Debt Arranged	39,784	42,310	73,701
Secured Debt Repaid	(58,065)	(68,251)	(93,780)
(Decrease) Increase in Due to/from Affiliates	(111,207)	187,458	(27,014)
(Distributions) Contributions of Equity	(319,720)	(4,080)	6,536

NET CASH USED IN FINANCING ACTIVITIES	(132,216)	(106,760)	(5,577)

Decrease in Restricted Cash	1,036	32	2,135
Contributions from Unconsolidated Entity	485	1,491	2,485
Capital Expenditures	(2,299)	(6,855)	(5,351)

NET CASH USED IN INVESTING ACTIVITIES	(778)	(5,332)	(731)

NET (DECREASE) INCREASE IN CASH	(3,995)	5,698	(4,582)

Cash, Beginning of Year	8,015	2,330	7,549
Foreign Exchange on Cash	325	(13)	(637)

CASH, END OF YEAR	$4,345	$8,015	$2,330

Cash Interest Paid	$31,453	$27,075	$41,059
Cash Taxes Paid	76	276	253

See accompanying notes to the financial statements

Note 1 —	Significant Accounting Policies

a)	Basis of Presentation

These financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), represent a carve out of the Residential Development Operations (collectively, the “Company”, “Residential Operations” or the “Operations”) from the consolidated financial statements of Brookfield Properties Corporation (“BPO”). These statements reflect the assets, liabilities, results of operations and cash flows relating to BPO’s residential development subsidiaries, in addition to certain assets, liabilities, results of operations and cash flows of BPO related to the Residential Operations, including capitalized interest incurred on behalf of the Residential Operations. The residential development subsidiaries include Brookfield Homes Holdings Ltd., Brookfield Homes (Ontario) Limited (“BHOL”), Carma Developers LP and Carma Ltd. (collectively, the “Canadian Operations”) and Carma Inc. (the “U.S. Operations”).

As the Residential Operations are an unincorporated combined entity, these financial statements represent the equity in the net assets of the Operations rather than the shareholders’ equity. In addition, while the Operations are not a taxable legal entity, current and deferred income taxes have been provided in these financial statements as if they were.

Due to the inherent limitations of carving out the assets, liabilities, results of operations and cash flows from larger entities, these financial statements may not necessarily reflect the Residential Operations financial position, results of operations and cash flows for future periods, nor do they reflect the financial position, results of operations and cash flows that would have been realized had the Residential Operations been a stand-alone entity during the periods presented.

b)	Use of Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

c)	Land and Housing Inventory

Land and housing inventory is recorded at the lower of its cost and estimated recoverable amount. Capitalized costs include land and land acquisition costs, development costs, housing construction in progress, interest, property taxes, and general and administrative costs directly attributable to the development of inventory. Costs are allocated to the saleable acreage of each project or subdivision based on the front footage of the units or in proportion to the relative anticipated revenue of the units, as applicable.

Recoverability of inventory assets is made at a specific point in time, given current relevant market information, and is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. This estimate is subjective and involves uncertainties and judgment. When a specific property’s estimated undiscounted cash flows are determined to be less than the carrying value, the property is considered to be impaired and is written down to the discounted present value. Carrying charges, including interest, are not capitalized to inactive projects.

A provision has been accrued for costs yet to be incurred within a subdivision where sales have taken place. The provision is based on the sold lots’ pro rata share of costs to be incurred for specified areas within each subdivision phase.

d)	Revenue Recognition

i) Land Sales:  Revenues are recognized when title is passed to the purchaser upon closing, all material conditions of the sales contract have been met, a significant cash down payment or appropriate security is received and collection of remaining proceeds is reasonably assured.

ii) Housing Sales:  Revenues are recognized when funds have been transferred or are held in trust, possession of the completed housing unit has taken place and all risks and rewards of ownership, including title transfer, have passed to the homeowner.

iii) Commercial Property Sales:  Revenues are recognized when the purchase and sale agreement have been duly executed and delivered, funds have been collected or are held in trust and all risks and rewards of ownership, including title, have transferred to the buyer.

e)	Restricted Cash

Restricted cash includes funds held in trust by legal representatives due to the timing of land title processing and therefore the timing of transfer of mortgage proceeds.

f)	Reporting Currency and Foreign Currency Translation

The financial statements are presented in U.S. dollars, the functional currency of BPO. The assets, liabilities and operations of the Canadian Residential Operations, which have the Canadian dollar as their functional currency, are translated using the current rate method. Gains or losses on translation of the Canadian Residential Operations are deferred and included in other comprehensive income as foreign currency translation gains or losses.

g)	Income Taxes

Income taxes are accounted for in accordance with Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes” (formerly Statement of Financial Accounting Standards (“SFAS”) 109). Under ASC Topic 740, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

In accordance with the provisions of ASC Topic 740, the Company assesses, on a quarterly basis, its ability to realize its deferred tax assets. In determining the need for a valuation allowance, the Operations consider the following significant factors: an assessment of recent years’ profitability and losses; its expectation of profits based on margins and volumes expected to be realized (which are based on current pricing and volume trends); the period of ten years or more in all significant operating jurisdictions before the expiry of non-capital losses from the U.S. Operations; and that a substantial portion of the deferred tax asset is composed of deductible temporary differences that are not subject to an expiry period until realized under tax law. However, the recognition of deferred tax assets is based upon an estimate of future results and differences between the expected and actual financial performance which could require all or a portion of the deferred tax assets to be derecognized. The Operations will continue to evaluate the need for a valuation allowance in future periods. Based on the more likely than not standard in the guidance and the weight of available evidence, the Operations do not believe a valuation allowance against the deferred tax asset at December 31, 2010 or December 31, 2009 is necessary.

ASC Topic 740 requires that a company determine whether it is more-likely-than-not that a position will be sustained upon examination by taxation authorities, based upon the technical merits of the position. A tax position that meets the more-than-likely-not threshold is then measured to determine the amount of the tax benefit to recognize in the financial statements. At December 31, 2010 and December 31, 2009, the Operations did not have any unrecognized tax benefits or liabilities.

h)	Investments in Unconsolidated Entities

Entities where the Company exercises significant influence and has less than a controlling interest are accounted for using the equity method.

i)	Variable Interest Entities

The Company accounts for variable interest entities (“VIEs”) in accordance with ASC Topic 810 “Consolidation” (formerly FIN 46(R)). The decision whether to consolidate a VIE begins with establishing that a VIE exists. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investor lacks one of three characteristics associated with owning a controlling financial interest. Those characteristics are the direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity, and the right to receive the expected residual returns. The entity with the majority of the expected losses or expected residual returns of the VIE or both is considered to be the primary beneficiary of the entity and is required to consolidate such entity.

j)	Capital Assets

Capital assets are recorded at cost less accumulated amortization. The Company provides for amortization using the straight line method. Leasehold improvements are amortized over the term of the lease and equipment is amortized over three to five years.

k)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now incorporated in ASC Topic 810 “Consolidation” (formerly SFAS 167) amending the consolidation guidance applicable to variable interest entities and the definition of a variable interest entity, and requiring enhanced disclosures to provide more information about a company’s involvement in a variable interest entity. This guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This guidance is effective for the fiscal year beginning January 1, 2010. This pronouncement does not have a material impact to the financial statements.

Note 2 —	Land and Housing Inventory

Land and housing inventory includes homes completed and under construction, lots ready for construction, land under development and land held for development, which will be sold as building lots to other homebuilders or used in the Company’s homebuilding operations. The following summarizes the components of inventory:

	December 31,
	2010	2009

Housing Units	$86,208	$102,004
Land Held and Land Under Development	1,306,330	1,277,402

	$1,392,538	$1,379,406

The Company capitalizes interest to active projects which is expensed as housing units and building lots are sold. Interest incurred and capitalized during the years ended December 31, 2010, 2009 and 2008 on account of land and housing inventory was $30.6 million, $26.4 million and $40.8 million, respectively. Capitalized interest charged as a cost of sales for the same periods was $29.4 million, $23.8 million and $21.5 million, respectively.

No impairments have been recorded for the year ended December 31, 2010 (2009 — $17.1 million and 2008 — $3.3 million of impairment recognized in the U.S. Operations relating to land inventory).

Note 3 —	Investments in Unconsolidated Entities

The Residential Operations participate in a venture in which it has a 50% interest.

Summarized condensed financial information of the unconsolidated entity is as follows:

	December 31,
	2010	2009

Assets	$33	$1,537
Liabilities	9	426

	Years Ended December 31,
	2010	2009	2008

Revenue	$2	$3,941	$4,180
Expenses	140	1,322	1,723

Net (Loss) Income from Operations	$(138)	$2,619	$2,457

Operations’ Share of Net (Loss) Income	$(69)	$1,309	$1,229

As at December 31, 2009, all land and housing assets of the joint venture had been sold and no future operating cash flows are anticipated.

Also, during the year, the Company purchased a 50% non-controlling interest in a partnership through the transfer of land and a nominal cash amount. This non-monetary transaction was recorded at book value.

Summarized condensed non-consolidated financial information of the unconsolidated entity is as follows:

December 31,
2010

Assets	$25,644
Liabilities	—
Net Income	—

All transactions are conducted at the exchange amount which is the amount agreed to by the parties.

Note 4 —	Receivables

The components of receivables included in the balance sheets are summarized as follows:

	December 31,
	2010	2009

Development Recovery Receivables	$83,404	$82,236
Real Estate Receivables	35,369	39,755
Sundry and Miscellaneous Receivables	20,652	10,405

	$139,425	$132,396

The Company has entered into development and cost sharing agreements for the recovery of development expenditures with certain Metro Districts and developers whereby the Company has undertaken to put in place the infrastructure costs for certain communities. These receivables will be collected over the development life of the community and bear interest rates ranging from U.S. prime plus 1% to 6%. The fair value of these receivables is determined by discounting contractual principal and interest payments, where required, at estimated current market interest rates for the instrument. Current market interest rates are determined with reference to current benchmark rates for a similar term and current credit spreads for instruments with similar terms and risk. The carrying value of these real estate receivables approximates fair value due to the floating interest rates being charged on the majority of the balance.

Real estate receivables include vendor take back (“VTB”) mortgages receivable. The collection terms range from one to three years and bear interest at different amounts including Canadian prime to prime plus 1% and fixed interest rates between 7% and 8%. For the year ended December 31, 2010, and 2009, the VTB’s receivable totaled CAD$33.8 million (USD$33.9 million) and CAD$38.1 million (USD$38.2 million), respectively.

As at December 31, 2010 and December 31, 2009, allowances for doubtful accounts included in the totals above of $5.2 million and $3.4 million, respectively, have been recorded.

Note 5 —	Other Assets

The components of other assets included in the balance sheets are summarized as follows:

	December 31,
	2010	2009

Capital Assets	$13,762	$14,771
Prepaid Expenses	1,238	2,018
Non-refundable Earnest Funds and Investigation Fees	19,721	8,498

	$34,721	$25,287

Included in capital assets is accumulated amortization of $7.4 million as at December 31, 2010 ($9.8 million — December 31, 2009).

Note 6 —	Deferred Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and tax loss carryforwards. The differences that give rise to the net deferred tax asset are as follows:

	December 31,
	2010	2009

Non-capital Loss Carry-forwards	$26,352	$17,663
Differences Relating to Inventory	10,863	20,733
Compensation Deductible for Tax Purposes when Paid	5,416	16,597
Other Temporary Differences	(37)	(2,123)

	$42,594	$52,870

The non-capital loss carry-forwards expire over the next sixteen to twenty years.

The Company has computed income tax expense for the periods presented based upon accounting income, adjusted for expenses that are not deductible for tax purposes. The expenses (recoveries) are as follows:

	Years Ended December 31,
	2010	2009	2008

Current	$46,557	$44,570	$51,829
Deferred	8,152	(21,977)	10,923

	$54,709	$22,593	$62,752

The Company’s current tax expense of $34.5 million (2009 — $17.2 million and 2008 — $49.7 million) for Carma Developers LP has been recorded as deemed contributions of capital as the partners are ultimately responsible for the filing and payment of taxes in relation to the operations of the Limited Partnership.

A reconciliation of the statutory income tax rate and the effective rate are as follows:

	Years Ended December 31,
	2010	2009	2008

Statutory Rate	28%	29%	30%
US Loss Rate Difference	(1)%	(5)%	(1)%
Other Adjustments	3%	1%	1%

Effective Rate	30%	25%	30%

The Company recognizes interest and penalties accrued related to unrecognized tax benefits or liabilities in income tax recoveries. For the periods reported, the Company has not incurred any tax-related interest or penalties.

Note 7 —	Secured Debt

	December 31,
	2010	2009

Canadian Operations	$19,505	$19,921
U.S. Operations	48,314	67,290

	$67,819	$87,211

Canadian Operations — For the Canadian Operations, the secured debt is repayable in Canadian dollars of $19.5 million as at December 31, 2010 (December 31, 2009 — $21.0 million). This debt relates mainly to vendor take back (“VTB”) mortgages for raw land purchases. The interest rate on secured debt related to land held for future development ranges from 3.25% to 6% and the debt is secured by the related lands

In the current and prior years, the Canadian Operations have not been subject to financial covenants pertaining to secured debt.

U.S. Operations — For the U.S. Operations, the majority of secured debt has floating interest rates ranging from the lower of U.S. prime less 0.5% to LIBOR plus 3.25%, with some facilities having a floor of 4.45%. These debts are secured by the lands to which these borrowings relate and a portion of the floating rate debt is secured by BPO. The remainder of the secured debt bears a fixed interest rate ranging from 5.5% to 6% and is secured by lands and water rights to which the borrowings relate.

These credit facilities contain a minimum net worth requirement of $80 million and a debt to equity covenant of not greater than 1.25:1. In both the current and prior year, the Company has been in compliance with both financial covenants.

Consolidated Operations:

Debt repayments are due as follows:

Year

2011	$45,799
2012	18,317
2013	2,361
2014	—
2015 and thereafter	1,342

$67,819

Note 8 —	Bank Indebtedness

The Canadian Operations has four credit facilities, three of which relate to Carma Developers LP and one which relates to Brookfield Homes (Ontario) Ltd. These facilities in the amount of $421.0 million (USD$421.7 million) are repayable in Canadian dollars as at December 31, 2010 (December 31, 2009 — $94.6 million (USD$89.9 million)). These facilities allow the Operations to borrow up to approximately CAD $517 million (USD $518 million) (December 31, 2009 — CAD $463 million (USD $440 million)). The credit facilities bear interest between Canadian prime plus 0.5% and prime plus 1.65% for any outstanding operating indebtedness and are repayable on demand. The bank indebtedness is secured by fixed and floating charges over the land and housing inventory assets of the Canadian Operations, and a general charge over all of the Company’s assets.

The facilities relating to Carma Developers LP contain a minimum net worth requirement of CAD $250 million (USD $250 million) and a debt to equity covenant of not greater than 1.75:1 that the Limited Partnership is subject to. The facility relating to Brookfield Homes (Ontario) Ltd. contains three covenants: debt to tangible net worth ratio must be lower than 3.5:1, net worth must exceed CAD $50 million (USD $50 million) and a minimum interest coverage ratio of not less than 3:1. In both the current and prior years, the Company has been in compliance with all such financial covenants.

Note 9 —	Related Party Transactions

In the ordinary course of business, the Company enters into certain transactions with related parties which include the other operations within BPO. The amounts shown relate to receivables and payables from BPO and other companies consolidated by BPO not considered part of the Residential Operations.

Amounts due to affiliates are unsecured and are due on demand and bear interest at prime (Canadian or U.S. prime depending on the entity) to prime plus 0.5%. Net interest paid on these facilities was $13.2 million for the year ended December 31, 2010 ($10.9 million — December 31, 2009 and $17.8 million — December 31, 2008).

The amount due from affiliate is an unsecured note and is due on demand. The note bears interest at U.S. prime plus 0.5% payable quarterly. Interest earned during the year amounted to $0.7 million ($0.7 million — December 31, 2009 and $1.1 million — December 31, 2008).

Note 10 —	Accounts Payable and Other Liabilities

The components of accounts payable and other liabilities included in the balance sheets are summarized as follows:

	December 31,
	2010	2009

Trade Payables and Accrued Liabilities	$66,142	$94,924
Lot and Damage Deposits	45,572	61,257
Development Costs Payable	39,325	48,028
Home Warranty Costs Payable	1,637	766
Miscellaneous	516	666

	$153,192	$205,641

Estimated future warranty costs are accrued and charged to cost of sales at the time the revenue associated with the sale of each home is recognized. Costs are accrued based on historical and anticipated warranty claims, the number of homes sold, and the cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount as necessary.

The following table reflects the changes in the Company’s warranty liability for the years ended December 31, 2010 and December 31, 2009:

	December 31,
	2010	2009

Balance, Beginning of Year	$766	$962
Payments Made During the Year	(1,699)	(1,417)
Warranties Issued During the Year	2,078	1,001
Adjustments for Pre-Existing Warranties	492	220

Balance, End of Year	$1,637	$766

Note 11 —	Variable Interest Entity — UCAR Joint Venture

For the year ended December 31, 2009, the Company’s investment in the UCAR Joint Venture met the definition of a VIE and the Operations were the primary beneficiary of the VIE. As a result, the assets, liabilities and results of operations have been consolidated into the annual financial statements with the corresponding non-controlling interest presented.

On March 9, 2010, the Operations acquired the 50% non-controlling interest in the UCAR Joint Venture for a nominal dollar amount. The excess of the non-controlling interest acquired over the consideration was recorded as a deemed contribution to equity.

Assets and liabilities of the VIE for year noted are as follows:

December 31,
2009

Assets:
Investment in Land Held for Sale	$57,644
Other Assets	1,189

58,833

Liabilities:
Accounts Payable and Other Liabilities	1,280
Secured Loan	4,891
Loan Payable to Carma, Inc.	36,686

42,857
Equity	15,976

$58,833

Non-Controlling Interest:

	Years Ended December 31,
	2010	2009

Balance, Beginning of Year	$8,788	$9,606
Investment in Non-Controlling Interest	—	—
Net Loss Attributable to Non-Controlling Interest	(488)	(818)
Non-Controlling Interest Acquired	(8,300)	—

Balance, End of Year	$—	$8,788

Note 12 —	Commitments, Contingent Liabilities and Other

Operating Obligations

The Operations have committed to future minimum payments for lease and other obligations as follows:

Year

2011	$4,165
2012	3,987
2013	3,889
2014	3,619
2015 and thereafter	12,062

$27,722

Land Purchase Obligations

As at December 31, 2010, $10.5 million (December 31, 2009 — $76 thousand) of the amount held in Other Assets related to land purchase obligations. The total amount owing on these obligations is $56.4 million (December 31, 2009 — $550 thousand) payable in 2011.

Note 13 —	Guarantees

The Operations have financial and construction guarantees as follows:

	December 31,
	2010	2009

Financial Guarantees for Bonds	$19,229	$26,260
Construction Guarantees	69,058	57,663

	$88,287	$83,923

Financial Guarantees for Bonds

The Operations have provided financial guarantees which, as at December 31, 2010, amounted to $19.2 million (December 31, 2009 — $26.3 million) which have not been recognized in the financial statements. These guarantees arose from the issuance of tax-exempt municipal bonds for infrastructure construction in the Company’s U.S. Operations. The terms of the guarantees span the life of the projects, which range from three to ten years. The value of the guarantees is reduced as completion milestones are achieved on the projects and is terminated on or before community build out. Payment of the guarantees is triggered in the event that the debt payments to the bondholders are not fulfilled. The Operations have not been required to make any payments under these municipal bonds.

Construction Guarantees

In the ordinary course of business, the Operations have provided guarantees in the form of letters of credit and performance bonds. As at December 31, 2010, these guarantees amounted to $69.1 million (December 31, 2009 — $57.7 million), which have not been recognized in the financial statements. However, the proportionate development costs that relate to lots that have been sold are accrued to “Accounts Payable and Other Liabilities”. Such guarantees are required by the municipalities in which the Operations operate before construction permission is granted.

The scope of these guarantees covers specific construction obligations of individual projects as they are developed, and the terms of these guarantees span the life of the projects, which range from three to ten years. The values of the guarantees are reduced as completion milestones are achieved on the projects.

These guarantees are terminated only when the municipality has issued conditions to release a Final Acceptance Certificate or similar document to the Operations, which verifies that the entity has fulfilled all its contractual obligations. Payment of the guarantees is triggered in the event expired letters of credit or performance bonds are not renewed and the contractual obligations have not been fulfilled. The Operations have not been required to make any payments under these construction guarantees.

Note 14 —	Fair Value Measurements

ASC Topic 820 “Fair Value Measurements and Disclosures” (previously SFAS 157) provides a framework for measuring fair value, expands disclosures about fair value measurements and establishes a fair value hierarchy which requires a company to prioritize the use of observable inputs and minimize the use of unobservable inputs in measuring fair value.

Financial Assets

Other than cash, the Company does not have any financial assets measured at fair value. The Operations’ receivables have been measured at amortized cost. For receivables, the carrying value approximates fair value due to the floating interest rates being charged or due to the short-term nature of the assets.

Financial Liabilities

The Operations’ financial liabilities, which include secured debt, bank indebtedness, due to affiliates and accounts payable and other liabilities have been measured at amortized cost.

The fair value of the secured debt is determined by discounting contractual principal and interest payments at estimated current market interest rates for the instrument when floating interest rates are not charged. Current market interest rates are determined with reference to current benchmark rates for a similar term and current credit spreads for debt with similar terms and risk. As at December 31, 2010, book value exceeded fair value of secured debt by $0.1 million (December 31, 2009 — fair value of debt exceeded book value by $0.1 million). The lands to which these borrowings relate generally secure these principal amounts.

The carrying value of bank indebtedness approximates fair value due to its floating rate nature and the carrying value of accounts payable and other liabilities approximates fair value due to their short-term nature.

Non-Financial Assets

The Operations’ non-financial assets measured at fair value on a nonrecurring basis are those land and housing inventory assets for which the Operations have recorded an impairment. During the year ended December 31, 2010, no impairments have been recorded relating to land and housing inventory. Certain land inventory impairments were taken in fiscal 2009 (refer to Note 2). The table below sets forth the information regarding the Company’s fair value measurement method and values used to determine fair value for land inventory impaired in 2009.

The estimated fair value of land deemed to be impaired by reportable segment as at December 31, 2009 is as follows:

			Fair Value
			Measurement Using
			Significant
	Pre-Impairment		Unobservable Inputs
	Amount	Total Impairment	(Level 3)

United States	$341,240	$17,075	$324,165

	$341,240	$17,075	$324,165

The fair value measurements for land inventory were determined by comparing the carrying amount of an asset to its expected future cash flows. To arrive at the estimated fair value of land inventory deemed to be impaired during the year-ended December 31, 2009, the Company estimated the cash flow for the life of each project. Specifically, project by project, the Company evaluated the margins on future land sales. These projections take into account the specific business plans for each project and management’s best estimate of the most probable set of economic conditions anticipated to prevail in the market area. Such projections generally assume current land selling prices and margins for the short-term and normalized margins for the long-term. If the future undiscounted cash flows are less than the carrying amount, the asset is considered to be impaired and is then written-down to fair value. Refer to Note 2 for additional details with respect to impairments.

There are several factors that could lead to changes in the estimate of future cash flows of a given project. The most significant of these include sales price levels actually realized by the project, lot sales activity and the costs incurred to service lots.

Note 15 —	Segment Information

The Operations are organized and manage their business based on the geographical areas in which they operate. As defined in ASC Topic 280, “Segmented Reporting” the Company has three operating segments — Alberta, Ontario and the United States.

Each of the Operations’ segments specializes in lot entitlement and development and/or the construction of single-family and multi-family homes. The Company evaluates performance and allocates capital based primarily on return on assets together with a number of other risk and strategic factors. Earnings performance is measured using segment operating income. The accounting policies of the segments are the same as those described in Note 1, “Significant Accounting Policies.”

Revenue:

	Years Ended December 31,
	2010	2009	2008

Land and Housing:
Alberta	$519,430	$298,697	$444,014
Ontario	79,886	73,857	121,800
United States	15,992	5,570	11,912
Interest and Other:
Alberta	11,353	4,280	6,491
Ontario	5,137	—	—
United States	566	1,582	4,205

	$632,364	$383,986	$588,422

Direct Cost of Sales:

	Years Ended December 31,
	2010	2009	2008

Alberta	$315,423	$194,835	$213,424
Ontario	69,650	41,889	87,566
United States	27,025	30,012	25,008

	$412,098	$266,736	$325,998

Gross Margin (Loss) (excludes interest and other revenue):

	Years Ended December 31,
	2010	2009	2008

Alberta	$204,007	$103,862	$230,590
Ontario	10,236	31,968	34,234
United States	(11,033)	(24,442)	(13,096)

	$203,210	$111,388	$251,728

Land and Housing Inventory:

	December 31,
	2010	2009

Alberta	$942,224	$944,005
Ontario	112,687	105,854
United States	337,627	329,547

	$1,392,538	$1,379,406

The following tables set forth additional financial information relating to the Company’s reportable segments:

Impairment of Land Inventory:

	Years Ended December 31,
	2010	2009	2008

Alberta	$—	$—	$—
Ontario	—	—	—
United States	—	17,075	3,300

	$—	$17,075	$3,300

Investment in Unconsolidated Entities:

	December 31,
	2010	2009

Alberta	$12,834	$556
Ontario	—	—
United States	—	—

	$12,834	$556

Note 16 —	Subsequent Events

In accordance with ASC Topic 855, the Company has evaluated subsequent events and transactions up to and including February 28, 2011 and, where necessary, has made the appropriate disclosure.

Dealer Prospectus Delivery Obligation

Until [          ], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.
Section 136 of the Business Corporations Act (Ontario), as amended, provides, in part, as follows:
(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.
  Advance of costs
(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).
  Limitation
(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.
  Same
(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.
  Derivative actions
(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).
  Right to indemnity
(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,
(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
(b) fulfils the conditions set out in subsections (3) and (4).

  Insurance
(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,
(a) in the individual’s capacity as a director or officer of the corporation; or
(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.
  Application to court
(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.
  Idem
(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.
  Protection of Directors, Officers and Others
     Section 5.1 of the Registrant’s Bylaw No. 1 provides the following in accordance with the Business Corporations Act (Ontario) (the “Act”).
     “The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Act.” Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Brookfield Residential Properties Inc. pursuant to the foregoing provisions, Brookfield Residential Properties Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities.
     None.

Item 8.	Exhibits and Financial Statement Schedules.

Exhibits
Number	Document Description
2.1	Merger and Contribution Agreement(1)

3.1	Articles of Incorporation of Brookfield Residential Properties Inc.(1)

3.2	Articles of Amendment of Brookfield Residential Properties Inc., effective August 4, 2010(1)

3.3	Articles of Amendment of Brookfield Residential Properties Inc., effective September 29, 2010(1)

3.4	Articles of Amendment of Brookfield Residential Properties Inc., effective October 8, 2010(1)

3.5	Amended and Restated Bylaws of Brookfield Residential Properties Inc.(1)

4.1	Form of Common Share Certificate(2)

4.2	Form of Senior Note(1)

4.3	Form of Junior Subordinated Note(1)

4.4	Form of Rights Certificate(2)

4.5	Form of Subscription and Rights Agency Agreement between Brookfield Properties Corporation and CIBC Mellon Trust Company(2)

5.1	Form of Opinion of Goodmans LLP regarding legality of the securities being registered(2)

8.1	Form of Opinion of Hodgson Russ LLP regarding United States federal income tax considerations (2)

8.2	Form of Opinion of Goodmans LLP regarding Canadian federal tax considerations(2)

Exhibits
Number	Document Description
8.3	Form of Opinion of Torys LLP regarding United States tax considerations(2)

8.4	Form of Opinion of Torys LLP regarding Canadian tax considerations(2)

23.1	Consent of Goodmans LLP (included in Exhibit 5.1) (2)

23.2	Consent of Hodgson Russ LLP (included in Exhibit 8.1) (2)

23.3	Consent of Goodmans LLP (included in Exhibit 8.2) (2)

23.4	Consent of Torys LLP (included in Exhibit 8.3) (2)

23.5	Consent of Torys LLP (included in Exhibit 8.4) (2)

23.6	Consent of Deloitte & Touche LLP(2)

23.7	Consent of Deloitte & Touche LLP(2)

23.8	Consent of Deloitte & Touche LLP(2)

24.1	Powers of Attorney(1)

99.10	Master Agreement, dated October 4, 2010, between Brookfield Asset Management Inc. and Brookfield Properties Corporation(1)

99.11	Standby Agreement, dated March 31, 2011, between Brookfield Asset Management Inc. and Brookfield Office Properties. (2)

(1)	Previously filed.

(2)	Filed herewith.

Item 9.	Undertakings.
     The undersigned registrant hereby undertakes:
     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
     (4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed or throughout a continuous offering.
     (5) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (7) That, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and terms of any subsequent reoffering thereof. If any public offering by the underwriters is made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Brookfield Residential Properties Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, and the City of Toronto, Province of Ontario, on April 5, 2011.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Alan Norris Alan Norris
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Craig J. Laurie Craig J. Laurie
Chief Financial Officer (Principal Accounting and Financial Officer)
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities on April 5, 2011.

Signature	Title

/s/ Alan Norris	President and Chief Executive Officer, Director
Alan Norris

/s/ Craig J. Laurie	Executive Vice President, Chief Financial Officer
Craig J. Laurie

/s/ Ian G. Cockwell	Executive Vice Chairman, Director
Ian G. Cockwell

/s/ Bruce T. Lehman	Director
Bruce T. Lehman

/s/ Patricia M. Newson	Director
Patricia M. Newson

/s/ Timothy R. Price	Director
Timothy R. Price

/s/ David M. Sherman	Director
David M. Sherman

/s/ Robert L. Stelzl	Director
Robert L. Stelzl

/s/ Michael D. Young	Director
Michael D. Young